UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ELIEM THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION DATED MAY 17, 2024

Eliem Therapeutics, Inc.

PMB #117

2801 Centerville Road, 1st Floor

Wilmington, DE 19808-1609

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on    , 2024

Dear Stockholders of Eliem Therapeutics, Inc.,

You are cordially invited to attend the 2024 annual meeting of stockholders (the “Meeting”) of Eliem Therapeutics, Inc. (“Eliem”), which will be held on    ,    , 2024 at   , Eastern Time. The Meeting will be held by a virtual-only format, solely by means of remote communication at www.proxydocs.com/ELYM.

On April 10, 2024, Eliem entered into an Agreement and Plan of Merger and Reorganization (as it may be amended from time to time, the “Acquisition Agreement”), with Tenet Medicines, Inc. (“Tenet”), a privately held development-stage biotechnology company focused on advancing TNT119, an anti-CD19 antibody designed for a broad range of autoimmune disorders, including systemic lupus erythematosus, immune thrombocytopenia and membranous nephropathy. The Acquisition Agreement provides for the acquisition of Tenet by Eliem through the merger of a wholly owned subsidiary of Eliem into Tenet, with Tenet surviving as a wholly owned subsidiary of Eliem (the “Acquisition”).

The aggregate consideration payable by Eliem to the former equityholders of Tenet in the Acquisition will be a number of shares of Eliem common stock (the “Aggregate Consideration”) (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Eliem common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement (as defined below)), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem). The Acquisition and the Acquisition Agreement are more fully described in the accompanying proxy statement.

In connection with the Acquisition, on April 10, 2024, Eliem entered into a securities purchase agreement (as it may be amended from time to time, the “Securities Purchase Agreement”) with several accredited institutional investors (the “PIPE Investors”) pursuant to which Eliem agreed to issue and sell to the PIPE Investors in a private placement (the “Private Placement”) an aggregate of 31,238,282 shares of Eliem common stock, at a price per share of $3.84. Eliem expects to receive aggregate gross proceeds from the Private Placement of approximately $120.0 million, before deducting estimated offering expenses payable by Eliem. The Private Placement is expected to close immediately following the closing of the Acquisition, subject to the satisfaction of specified customary closing conditions, including approval from the stockholders of Eliem of the Share Issuance Proposal (as defined below), and contingent upon, among other things, the closing of the Acquisition. The Private Placement and the Securities Purchase Agreement are more fully described in the accompanying proxy statement.

At the Meeting, you will be asked to consider and vote upon the following proposals:

(1)

To approve, for purposes of Nasdaq Listing Rule 5635 and the satisfaction of the related condition contained in the Acquisition Agreement, the issuance of shares of Eliem common stock pursuant to the terms of the Acquisition Agreement and the Securities Purchase Agreement (the “Share Issuance Proposal”);

(2)

To adjourn the Meeting from time to time to solicit additional proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or if otherwise determined by the chairperson of the Meeting to be necessary or appropriate;

(3)	To elect each of Andrew Levin, M.D., Ph.D., and Liam Ratcliffe, M.D., Ph.D., to the Eliem Board of Directors to hold office until the 2027 annual meeting of stockholders;

(4)

To ratify the selection by the audit committee of the Eliem Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Eliem for its fiscal year ending December 31, 2024; and

(5)	To transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting by or at the direction of the Eliem Board of Directors.

Eliem will transact no other business at the Meeting, except such business as may properly be brought before the Meeting or any adjournments or postponements thereof by or at the direction of the Eliem Board of Directors in accordance with Eliem’s bylaws.

Please refer to the attached proxy statement for further information about the proposals. Eliem is seeking approval to issue shares of Eliem common stock in connection with the Acquisition equal to the Aggregate Consideration, as described above, and 31,238,282 shares of Eliem common stock in the Private Placement. Because Eliem is seeking your approval to issue its shares of common stock in the Acquisition and the Private Placement, the accompanying proxy statement includes certain material information regarding Eliem, Tenet, the Acquisition, the Acquisition Agreement, the Private Placement and the Securities Purchase Agreement.

As described in the accompanying proxy statement, RA Capital Management, L.P. and certain of its affiliated funds (“RA Capital Management”) entered into a support agreement with Eliem and Tenet to vote all of their respective shares of Eliem common stock in favor of the Share Issuance Proposal and against any alternative acquisition proposals, subject to the terms and conditions set forth therein. However, as described in the accompanying proxy statement, the Share Issuance Proposal is conditioned upon the affirmative vote of a majority of the aggregate voting power of the outstanding shares of Eliem common stock excluding, among other shares, shares beneficially owned by RA Capital Management. Accordingly, your vote on the Share Issuance Proposal is very important.

Stockholders will not be able to attend the Meeting in person and will be able to attend the Meeting only via the webcast. Eliem believes that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. Eliem has designed the format of the Meeting to provide stockholders substantially the same rights and opportunities to participate as they would have at an in-person meeting.

The Eliem Board of Directors has fixed the close of business on    , 2024 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Meeting and at any adjournment of that meeting. Stockholders of record at the close of business on the record date can attend the Meeting online, including to vote their shares and ask questions, by accessing www.proxydocs.com/ELYM. To participate in the Meeting, stockholders will need to enter the 16-digit control number included on their proxy card or in the voting instructions that accompanied their voting materials.

The rules and procedures applicable to the Meeting, together with a list of stockholders of record for inspection for any purpose germane to the Meeting, will be available for the stockholders of record from investorrelations@eliemtx.com during regular business hours for a period of ten days ending on the day before the Meeting.

On or about    , 2024, Eliem is mailing to its stockholders a paper copy of the proxy materials, including a proxy card. The proxy card contains instructions on how to cast your vote via the Internet or by telephone.

Your vote is very important. Whether or not you plan to attend the Meeting online, please vote your shares by proxy as promptly as possible to ensure your representation and the presence of a quorum at the Meeting. You may vote electronically at the Meeting, by telephone, online, or by completing and returning the enclosed proxy card. Eliem recommends you vote by proxy even if you plan to participate in the virtual meeting. You can always change your vote by voting electronically at the virtual meeting.

Eliem is excited about the opportunities that the Acquisition and the Private Placement bring to its stockholders, and thanks you for your consideration and continued support.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew Levin, M.D., Ph.D.
Executive Chairman of the Board of Directors

Wilmington, Delaware
, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON  , 2024:

This proxy statement and the accompanying proxy card are available for viewing, printing and downloading at: www.proxydocs.com/ELYM. These documents are also available to any stockholder who wishes to receive a paper copy free of charge by calling (877) 354-3689 or emailing investorrelations@eliemtx.com. This proxy statement is also available on the Securities and Exchange Commission’s website at http://www.sec.gov.

Eliem Therapeutics, Inc.

Proxy Statement

Page No.
INFORMATION CONCERNING SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS ABOUT THE MEETING, THE ACQUISITION, THE PRIVATE PLACEMENT AND THE PROPOSALS	2
MARKET PRICE AND DIVIDEND INFORMATION	12
RISK FACTORS	13
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	50
THE MEETING OF ELIEM STOCKHOLDERS	52
THE ACQUISITION	57
THE ACQUISITION AGREEMENT	83
AGREEMENTS RELATED TO THE ACQUISITION AND THE PRIVATE PLACEMENT	95
MATTERS BEING SUBMITTED TO A VOTE OF ELIEM STOCKHOLDERS	99
PROPOSAL NO. 1: APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635 AND THE CONDITIONS OF THE ACQUISITION AGREEMENT, OF THE ISSUANCE OF SHARES OF ELIEM’S COMMON STOCK PURSUANT TO THE TERMS OF THE ACQUISITION AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT	99
PROPOSAL NO. 2: APPROVAL OF POSSIBLE ADJOURNMENT OF THE MEETING	102
PROPOSAL NO. 3: ELECTION OF DIRECTORS	103
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS	105
PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	106
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	108
ELIEM’S BUSINESS	109
ELIEM’S PROPERTY	109
TENET’S BUSINESS	110
ELIEM’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	129
TENET’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	130
MANAGEMENT FOLLOWING THE ACQUISITION	143
EXECUTIVE COMPENSATION OF ELIEM	152
PRINCIPAL STOCKHOLDERS OF ELIEM	160
PRINCIPAL STOCKHOLDERS OF POST-CLOSING ELIEM	163
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	166
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	169
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	175
HOUSEHOLDING	180
STOCKHOLDER PROPOSALS	181
INFORMATION INCORPORATED BY REFERENCE	182
COMMUNICATIONS WITH THE ELIEM BOARD	183
WHERE YOU CAN FIND MORE INFORMATION	183
OTHER MATTERS	183
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ELIEM	184
INDEX TO FINANCIAL STATEMENTS OF TENET	F-1

i

ANNEX A – AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

ANNEX B – OPINION OF LEERINK PARTNERS LLC

ANNEX C – FORM OF SAFE CANCELLATION AGREEMENT

ANNEX D – FORM OF ELIEM SUPPORT AGREEMENT

ANNEX E – FORM OF TENET JOINDER AND SUPPORT AGREEMENT

ANNEX F – FORM OF LOCK-UP AGREEMENT

ANNEX G – SECURITIES PURCHASE AGREEMENT

ANNEX H – REGISTRATION RIGHTS AGREEMENT

ii

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION DATED MAY 17, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the 2024 annual meeting of stockholders (the “Meeting”) of Eliem Therapeutics, Inc. (the “Company” or “Eliem”) to be held on    ,    , 2024 at    , Eastern Time.

Eliem’s Board of Directors (the “Eliem Board”) has furnished this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by the Eliem Board for the Meeting, and any adjournment or postponement of the Meeting.

This proxy statement, together with the enclosed form of proxy card, is first being mailed to Eliem stockholders on or about     , 2024.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of the Eliem Board with respect to each of the matters set forth in the proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON    , 2024:

This proxy statement and the accompanying proxy card are available at: www.proxydocs.com/ELYM.

In this proxy statement, the terms “we,” “us,” “our,” “the Company” or “Eliem” refer to Eliem Therapeutics, Inc. unless the context indicates otherwise. In this proxy statement, the term “Tenet” refers to Tenet Medicines, Inc., unless the context indicates otherwise. The surviving corporation following the Acquisition (as defined below) is referred to herein as “Post-Closing Eliem.”

Eliem has supplied all information contained in this proxy statement relating to Eliem, and Tenet has supplied all information contained in this proxy statement relating to Tenet. Eliem and Tenet have both contributed to the information related to the Acquisition contained in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING, THE ACQUISITION, THE PRIVATE PLACEMENT AND THE PROPOSALS

The following are some questions that you, as a holder of Eliem common stock, may have regarding the Meeting, the Acquisition, the Private Placement (as defined below) and the Proposals (as defined below) and brief answers to such questions. Eliem urges you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all of the information that may be important to you as a stockholder of Eliem with respect to the Proposals.

Why am I receiving this proxy statement?

You are receiving this proxy statement because you have been identified as a holder of Eliem common stock as of the close of business on     , 2024 (the “Record Date”), and you are entitled to notice of, and to vote at, the Meeting. This proxy statement contains important information about the Meeting, the Acquisition, the Acquisition Agreement, the Private Placement, the Securities Purchase Agreement and the other business to be considered by Eliem stockholders at the Meeting, and you should read it carefully and in its entirety.

What proposals are the stockholders being asked to consider at the Meeting?

At the Meeting, you will be asked to vote upon:

(1)

To approve, for purposes of Nasdaq Listing Rule 5635 and the satisfaction of the related condition contained in the Acquisition Agreement, the issuance of shares of Eliem common stock pursuant to the terms of the Acquisition Agreement and the Securities Purchase Agreement (the “Share Issuance Proposal” or “Proposal No. 1”);

(2)

To adjourn the Meeting from time to time to solicit additional proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or if otherwise determined by the chairperson of the Meeting to be necessary or appropriate (the “Adjournment Proposal” or “Proposal No. 2”);

(3)

To elect each of Andrew Levin, M.D., Ph.D., and Liam Ratcliffe, M.D., Ph.D., to the Eliem Board to hold office until the 2027 annual meeting of stockholders (the “Election Proposal” or “Proposal No. 3”);

(4)

To ratify the selection by the audit committee of the Eliem Board of PricewaterhouseCoopers LLP as independent registered public accounting firm of Eliem for its fiscal year ending December 31, 2024 (the “Ratification Proposal” or “Proposal No. 4” and, collectively with the Share Issuance Proposal, Adjournment Proposal and Election Proposal, the “Proposals”); and

(5)	To transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting by or at the direction of the Eliem Board.

The Eliem Board is not aware of any other business to be conducted at the Meeting.

When and where will the Meeting take place?

The Meeting will be held on    , 2024 at    , Eastern Time. The Meeting will be held via the Internet at a webcast at www.proxydocs.com/ELYM. As always, Eliem encourages you to vote your shares prior to the Meeting regardless of whether you intend to attend virtually via the webcast.

Where can we get technical assistance if we are having trouble accessing the Meeting or during the Meeting?

If you have difficulty accessing the Meeting or during the Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

What is the Acquisition?

On April 10, 2024, Eliem entered into an Agreement and Plan of Merger and Reorganization (as it may be amended from time to time, the “Acquisition Agreement”) with Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Eliem (“Transitory Subsidiary”), Tenet Medicines, Inc. (“Tenet”), a privately held development-stage biotechnology company, and, solely in his capacity as equityholder representative, Stephen Thomas (the “Company Equityholder Representative”), a copy of which is attached as Annex A. The Acquisition Agreement contains the terms and conditions of the proposed acquisition by Eliem of Tenet. The Acquisition Agreement provides for the acquisition of Tenet by Eliem through the merger of Transitory Subsidiary into Tenet, with Tenet surviving as a wholly owned subsidiary of Eliem (the “Acquisition”).

The aggregate consideration payable to the former equityholders of Tenet by Eliem in the Acquisition will be a number of shares of Eliem common stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Eliem common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem) (the “Aggregate Consideration”). For more information about the Acquisition, please see the sections titled “The Acquisition” beginning on page 57 of this proxy statement.

Why is Eliem proposing to acquire Tenet pursuant to the Acquisition Agreement?

Eliem believes that the acquisition of Tenet provides an opportunity to strengthen Eliem’s pipeline of development assets and, together with the Private Placement, strengthen its capital resources, positioning it to become a leading immunology and inflammation company focused on developing novel treatments for a broad range of autoimmune diseases. Following the Acquisition, Post-Closing Eliem plans to focus primarily on advancing TNT119, an anti-CD19 antibody, designed for a broad range of autoimmune diseases, including systemic lupus erythematosus, immune thrombocytopenia and membranous nephropathy. For a discussion of Eliem’s reasons for the Acquisition, please see the section titled “The Acquisition—Eliem’s Reasons for the Acquisition and the Private Placement” beginning on page 66 of this proxy statement.

What is the Private Placement?

On April 10, 2024, concurrently with the execution of the Acquisition Agreement, Eliem entered into the securities purchase agreement (as it may be amended from time to time, the “Securities Purchase Agreement”) with several accredited institutional investors (the “PIPE Investors”), pursuant to which Eliem agreed to issue and sell to such PIPE Investors in a private placement an aggregate of 31,238,282 shares of Eliem common stock, at a price of $3.84 per share (the “Private Placement”). Eliem expects to receive aggregate gross proceeds from the Private Placement of approximately $120.0 million, before deducting estimated offering expenses payable by Eliem.

The Private Placement is expected to close immediately following the closing of the Acquisition, subject to the satisfaction of specified customary closing conditions, including approval from the stockholders of Eliem of the Share Issuance Proposal (as defined below), and contingent upon, among other things, the closing of the Acquisition. For more detail on the Securities Purchase Agreement and the Private Placement, see the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Securities Purchase Agreement” beginning on page 96 of this proxy statement.

What is the Registration Rights Agreement?

On April 10, 2024, in connection with the entry into the Securities Purchase Agreement, Eliem entered into a registration rights agreement (as it may be amended from time to time, the “Registration Rights Agreement”)

with the PIPE Investors in the Private Placement, pursuant to which Eliem agreed to register for resale the shares of Eliem common stock to be issued in the Private Placement. On or prior to the closing of the Acquisition, each Tenet equityholder entitled to receive shares of Eliem common stock in the Acquisition may elect to become party to the Registration Rights Agreement, in which case Eliem will also register for resale the shares of Eliem common stock to be issued in the Acquisition. Under the Registration Rights Agreement, Eliem has agreed to file a registration statement covering the resale of the shares of Eliem common stock to be issued in the Private Placement and in the Acquisition within 45 days following the closing of the Private Placement. Post-Closing Eliem has agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to keep such registration statement effective until the date the shares of Eliem common stock covered by such registration statement have been sold or cease to be registrable securities under the Registration Rights Agreement. For more detail on the Registration Rights Agreement, see the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Registration Rights Agreement” beginning on page 98 of this proxy statement.

What will happen to Eliem if, for any reason, the Acquisition is not consummated?

If, for any reason, the Acquisition is not consummated, Eliem will not complete the share issuance pursuant to the Acquisition Agreement and, as a result, the Private Placement, which is conditioned on the closing of the Acquisition, will also not be consummated. Under certain specified circumstances, Eliem may be obligated to pay Tenet a termination fee of $1,000,000 and reimburse certain expenses of Tenet up to a maximum of $500,000, as more fully described in the section titled “The Acquisition Agreement—Termination and Termination Fees.”

Why am I being asked to consider other proposals unrelated to the Acquisition?

The timing of a special meeting to consider the Share Issuance Proposal required for the completion of the Acquisition would have occurred around the time Eliem would regularly hold its annual meeting of stockholders. Eliem determined to combine the two meetings in an effort to significantly reduce proxy statement printing and other meeting costs and administrative burdens and to reduce the burden on Eliem stockholders who would otherwise receive two sets of proxy materials around the same time to consider and vote on two separate sets of stockholder proposals. The approval of the Election Proposal and the Ratification Proposal is not a condition to the closing of the Acquisition and the Private Placement.

What are the recommendations of the Board?

After consideration and consultation with management and its financial and legal advisors, and after recommendation by the Special Committee composed entirely of disinterested directors of the Eliem Board (the “Special Committee”), the Eliem Board unanimously recommends that the stockholders vote (1) “FOR” the Share Issuance Proposal, (2) “FOR” the Adjournment Proposal, (3) “FOR” the two nominees in the Election Proposal and (4) “FOR” the Ratification Proposal. For more information on the Special Committee’s and the Eliem Board’s recommendations to Eliem stockholders regarding the Proposals to be voted on at the Meeting, see the section titled “The Meeting of Eliem Stockholders” beginning on page 52 of this proxy statement.

What proposal will be voted on at the Meeting the approval of which is a condition to the closing of the Acquisition and the Private Placement?

As a condition to the closing of the Acquisition and the Private Placement, Proposal No. 1, which is the Share Issuance Proposal, must be approved by the affirmative vote of (i) a majority in voting power of the votes cast by holders of the outstanding shares of Eliem common stock entitled to vote in accordance with the Delaware General Corporation Law (“DGCL”) (the vote contemplated by this clause (i), the “Baseline Vote”) and (ii) a majority of the aggregate voting power of the outstanding shares of Eliem common stock entitled to vote thereon other than any outstanding shares of Eliem common stock beneficially owned, directly or indirectly, by

(1) Tenet, (2) any stockholder of Tenet, including RA Capital Management, L.P. (together with certain of its affiliated funds, “RA Capital Management”), (3) any individual that Eliem has determined to be an “officer” of Eliem within the meaning of Rule 16a-1(f) of the Exchange Act, (4) any PIPE Investor, (5) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any individual listed in the foregoing clauses (1)-(4), and (6) any “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any person listed in the foregoing clauses (1)-(5) (holders of Eliem common stock other than the persons listed in this clause (ii), the “Disinterested Stockholders” and, the vote contemplated by this clause (ii), the “Disinterested Stockholder Approval” and, collectively with the Baseline Vote, the “Required Eliem Stockholder Vote”).

Concurrently with the execution of the Acquisition Agreement, RA Capital Management entered into a support agreement with Eliem and Tenet to vote all of its shares of Eliem common stock (a) in favor of the Share Issuance Proposal and (b) against any alternative acquisition proposals. Such vote will not have any impact on the Disinterested Stockholder Approval.

In addition to the requirement of obtaining the Required Eliem Stockholder Vote, the closing of the Acquisition is subject to the satisfaction or waiver of each of the other closing conditions set forth in the Acquisition Agreement, and the closing of the Private Placement is subject to the closing of the Acquisition and the satisfaction or waiver of each of the other closing conditions set forth in the Securities Purchase Agreement. For a complete description of the closing conditions under the Acquisition Agreement, we urge you to read the section titled “The Acquisition Agreement—Conditions to the Completion of the Acquisition” beginning on page 90 of this proxy statement. For a complete description of the closing conditions under the Securities Purchase Agreement, we urge you to read the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Securities Purchase Agreement” beginning on page 96 of this proxy statement.

What risks should I consider in deciding whether to vote in favor of the Share Issuance Proposal?

You should carefully review the section titled “Risk Factors” beginning on page 13 of this proxy statement, which sets forth certain risks and uncertainties related to the Acquisition and the Private Placement, risks and uncertainties to which Post-Closing Eliem’s business will be subject, and risks and uncertainties to which each of Eliem and Tenet, as independent companies, are subject.

Who will be the directors of Post-Closing Eliem following the Acquisition?

Assuming that both of the director nominees referenced in the section titled, “Matters Being Submitted to a Vote of Eliem Stockholders—Proposal No. 3: Election of Directors” beginning on page 103 of this proxy statement are elected by the Eliem stockholders at the Meeting, the Eliem Board will be composed, as of immediately prior to the closing of the Acquisition, of the following directors: Andrew Levin, M.D., Ph.D., Judith Dunn, Ph.D., Liam Ratcliffe, M.D., Ph.D., Adam Rosenberg and Simon Tate. In the event that the two director nominees are elected at the Meeting but the Acquisition is not completed, the Eliem Board will continue as described in the immediately preceding sentence, including that both Dr. Levin and Dr. Ratcliffe will continue in office until the 2027 annual meeting of stockholders.

In the event that the Acquisition is completed and the two director nominees are elected at the Meeting, the Post-Closing Eliem board of directors (the “Post-Closing Eliem Board”) will be composed of seven board members consisting of the following:

•	the five existing members of the Eliem Board;

•	Stephen Thomas, Ph.D., the expected interim Chief Executive Officer of Post-Closing Eliem; and

•	one director to be designated by Tenet prior to the closing of the Acquisition.

Who will be the executive officers of Post-Closing Eliem following the Acquisition?

Immediately following the closing of the Acquisition, the executive management team of Post-Closing Eliem is expected to be composed of the following:

Name	Position
Stephen Thomas, Ph.D.	Interim Chief Executive Officer

Andrew Levin, M.D., Ph.D.	Executive Chairman of the Board of Directors

Valerie Morisset, Ph.D.	Executive Vice President, Research and Development and Chief Scientific Officer

When do you expect the Acquisition to be consummated?

Eliem currently anticipates that the Acquisition will close in the middle of 2024, soon after the Meeting to be held on    , 2024, but Eliem cannot predict the exact timing. For more information about the conditions to the consummation of the Acquisition, please see the section titled “The Acquisition Agreement—Conditions to the Completion of the Acquisition” beginning on page 90 of this proxy statement.

What are the material U.S. federal income tax consequences of the Acquisition to Eliem and its stockholders?

Eliem will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the Acquisition. In addition, because the stockholders of Eliem immediately prior to the consummation of the Acquisition will not sell, exchange or dispose of any shares of Eliem common stock in the Acquisition, such stockholders will not recognize any gain or loss upon consummation of the Acquisition.

Am I entitled to dissenters’ or appraisal rights?

No, Eliem stockholders are not entitled to dissenters’ or appraisal rights in connection with the Acquisition. Tenet stockholders are entitled to dissenters’ rights in connection with the Acquisition. For more information about dissenters’ rights, please see the section titled “The Acquisition—Appraisal Rights and Dissenters’ Rights” beginning on page 82 of this proxy statement.

Have Tenet stockholders adopted the Acquisition Agreement?

Yes, Tenet stockholders have adopted the Acquisition Agreement and approved the Acquisition via a written consent delivered by Tenet stockholders. For more information on the matters approved by Tenet stockholders in connection with the Acquisition please see the sections titled “The Acquisition Agreement—Conditions to the Completion of the Acquisition” beginning on page 90 of this proxy statement and “The Acquisition Agreement—Meeting of Eliem Stockholders and Written Consent of Tenet Stockholders” beginning on page 89 of this proxy statement.

Who can vote at the Meeting?

Stockholders of record who owned shares of Eliem common stock on the Record Date may attend and vote at the Meeting. There were    shares of Eliem common stock outstanding on the Record Date. All shares of Eliem common stock have one vote per share and vote together as a single class.

What is the proxy card?

The proxy card enables you to appoint Liam Ratcliffe, M.D., Ph.D., and Simon Tate, individually, as your proxies at the Meeting. By completing and returning or submitting the proxy card as described herein or therein, you are authorizing these individuals to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting online, Eliem recommends completing and returning or submitting your proxy card before the Meeting date in the event your plans change. If no instructions are specified on your proxy card, the shares represented by the proxies will be voted in accordance with the recommendation of the Eliem Board with respect to each of the matters set forth in the proxy card. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Eliem stockholders hold their shares through a bank, broker or other nominee, rather than holding share certificates in their own name. As summarized below, there are some distinctions between voting shares held of record and voting those owned beneficially.

•

Stockholders of Record. If you are a stockholder of record and do not vote over the Internet, by phone or by mailing your proxy card, your shares will not be voted unless you attend the Meeting and vote your shares electronically at the Meeting.

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Beneficial Owners of Shares Held in Street Name. If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” If your shares of Eliem common stock are held in “street name”, you should provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker or other nominee to provide your instruction on how to vote at the Meeting.

How do I virtually attend the Meeting?

Eliem will host the Meeting live online via webcast. You may attend the Meeting live online by visiting www.proxydocs.com/ELYM. The live audio webcast will start at    , Eastern time on   ,     , 2024. Online access to the audio webcast will open 15 minutes prior to the start of the Meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual meeting, you will need the 16-digit control number, which is included on your proxy card if you are a stockholder of record, or is included with your voting instruction card or voting instructions received from your broker, bank or other nominee if you hold your shares in “street name”.

You are entitled to participate in the Meeting only if you were a stockholder as of the close of business on the Record Date.

Beginning 15 minutes prior to, and during, the Meeting, Eliem will have support available to assist with any technical difficulties that you may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the Meeting, please call the support team at the numbers listed on the web portal at the time of the Meeting.

How do I submit a question at the Meeting?

You will be able to submit your questions prior to and during the Meeting by visiting www.proxydocs.com/ELYM.

What is the quorum required for the Meeting?

The representation online or by proxy of holders of a majority of the voting power of the shares of Eliem common stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. For purposes of determining the presence of a quorum, abstentions (meaning, for purposes of this proxy statement, an Eliem stockholder who attends the Meeting in person via the Internet and does not vote or returns a proxy with “abstain” instructions) and broker non-votes will be counted as present at the Meeting. Shares present virtually during the Meeting will be considered shares of common stock represented online at the Meeting.

Assuming that a quorum is present, what vote is required to approve each Proposal to be voted upon at the Meeting?

The Share Issuance Proposal requires that Eliem obtain both the Baseline Vote and the Disinterested Stockholder Approval.

•	The Baseline Vote requires the affirmative vote of a majority in voting power of the votes cast by holders of the outstanding shares of Eliem common stock entitled to vote in accordance with the DGCL.

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The Disinterested Stockholder Approval requires the affirmative vote of a majority of the aggregate voting power of the outstanding shares of Eliem common stock entitled to vote thereon other than any outstanding shares of Eliem common stock beneficially owned, directly or indirectly, by (1) Tenet, (2) any stockholder of Tenet, including RA Capital Management, (3) any individual that Eliem has determined to be an “officer” of Eliem within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (4) any PIPE Investor, (5) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any individual listed in the foregoing clauses (1)-(4), and (6) any “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any person listed in the foregoing clauses (1)-(5).

The Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person via the Internet or represented by proxy at the Meeting and entitled to vote thereon.

The Ratification Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person via the Internet or represented by proxy at the Meeting and voting affirmatively or negatively on such matter.

For the Election Proposal, the election of each director nominee requires the plurality of votes of the shares present in person via the Internet or represented by proxy at the Meeting and entitled to vote generally on the election of directors.

Who will count the vote?

Representatives of Mediant Communications, Inc. will tabulate the votes and act as inspectors of election.

May I see a list of stockholders entitled to vote as of the record date?

A complete list of stockholders of record will be available for the stockholders of record from investorrelations@eliemtx.com during regular business hours for a period of ten days ending on the day before the Meeting.

How do I vote?

Stockholders of Record

If you are a stockholder of record of Eliem on the Record Date, you may vote in person via the Internet during the Meeting by visiting www.proxydocs.com/ELYM. You will need to enter the 16-digit control number included on your proxy card. Even if you plan to attend the Meeting online, Eliem urges you to vote your shares by proxy in advance of the Meeting so that if you should become unable to attend the Meeting in person via the

Internet your shares will be voted as directed by you. You may submit your proxy before the Meeting in one of the following ways:

1.	Internet. To submit your proxy by Internet, visit the website shown on your proxy card.

2.	Telephone. To submit your proxy by telephone, please call 1-866-506-2806 using a touch-tone phone and follow the recorded instructions.

3.	Mail. Simply complete, sign and date the enclosed proxy card and return it before the Meeting in the envelope provided.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m., Eastern Time, on    , 2024. If the Meeting is adjourned or postponed, these deadlines may be extended.

Beneficial Owners of Shares Held in Street Name

If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your bank, broker or other nominee to provide your instruction on how to vote at the Meeting.

What are the effects of not voting, withholding or abstaining?

If you are a stockholder of record and do not vote by virtue of not being present virtually or by proxy at the Meeting, your shares will not be counted for purposes of determining the existence of a quorum. Assuming a quorum is present, this will have no effect on the Baseline Vote, the Adjournment Proposal, the Election Proposal or the Ratification Proposal. If you are a Disinterested Stockholder, this will have the effect of a vote “AGAINST” the Disinterested Stockholder Approval.

Abstentions (meaning an Eliem stockholder who attends the Meeting in person via the Internet and does not vote or returns a proxy with “abstain” instructions) will be counted for the purpose of determining the existence of a quorum. Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal and, if you are a Disinterested Stockholder, “AGAINST” the Disinterested Stockholder Approval. Assuming a quorum is present, abstentions will have no effect on the Baseline Vote or Ratification Proposal.

With respect to the Election Proposal, you may either vote “FOR” each nominee to the Eliem Board or you may “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to such director. Assuming a quorum is present and at least one share votes in favor of the election of such director, this will have no effect on the outcome of the Election Proposal.

What are the effects of broker non-votes?

Banks, brokers or other nominees are not permitted to vote on “non-routine” matters without instruction from the beneficial owner. Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter because it is a “non-routine” matter and instructions are not given. The Share Issuance Proposal, the Adjournment Proposal and the Election Proposal are “non-routine” matters.

The Ratification Proposal is a “routine” matter and brokers, banks or other securities intermediaries may therefore vote on that proposal even if you do not instruct your bank, broker or other nominee how to vote with respect to the Ratification Proposal. Because of this, even if you do not instruct your bank, broker or other nominee how to vote on any matter at the Meeting, assuming your bank, broker or other nominee votes on the Ratification Proposal, the shares of Eliem common stock you beneficially own will be counted as present for purposes of determining a quorum.

If you hold your shares in “street name” and do not instruct your bank, broker or other nominee how to vote with respect to the Share Issuance Proposal, the Adjournment Proposal or the Election Proposal, your bank, broker or other nominee may not vote with respect to such proposal and those votes will be counted as broker non-votes. Such broker non-votes will have no impact on the Baseline Vote, the Adjournment Proposal or the Election Proposal. If you are a Disinterested Stockholder, such broker non-votes will have the effect of a vote “AGAINST” the Disinterested Stockholder Approval, regardless of whether a quorum is present.

What does it mean if I received more than one proxy card?

If your shares are registered differently or in more than one account, you will receive more than one proxy card. To make certain that all of your shares are voted, please vote each proxy card either by Internet, telephone or mail before the Meeting or in person via the Internet during the Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote “FOR” the Proposals.

What if I change my mind after I return my proxy?

Stockholders of Record

If you are a stockholder of record of Eliem and you have not executed a support agreement, you can revoke your proxy vote at any time before the final vote at the Meeting in any one of the following ways:

•	You may submit another properly completed proxy card with a later date or submit a new vote by telephone or through the Internet.

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You may send a timely written notice that you are revoking your proxy to Eliem’s Executive Chairman at Eliem’s corporate mailing address located at PMB #117, 2801 Centerville Road 1st Floor Wilmington, DE 19808-1609.

•	You may attend the Meeting and vote online at the Meeting. Simply attending the Meeting will not, by itself, revoke your proxy.

Beneficial Owners of Shares Held in Street Name

Please note, however, that if your shares are held of record by a bank, broker or other nominee, you must instruct your bank, broker or other nominee that you wish to revoke or resubmit your vote by following the procedures on the voting card provided to you by the bank, broker or other nominee.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in Eliem’s 2025 annual meeting proxy materials, your proposal must be submitted in writing by     , 2025, to Eliem’s Executive Chairman at PMB #117, 2801 Centerville Road 1st Floor, Wilmington, DE 19808-1609, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, provided, however, that if the date of Eliem’s 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Meeting, then the deadline is a reasonable amount of time prior to the date Eliem begins to print and mail the proxy statement for the 2025 annual meeting of stockholders.

If you wish to submit a proposal (including a director nomination) at the 2025 annual meeting of stockholders that is not to be included in the 2025 annual meeting proxy materials, Eliem’s bylaws establish that the proposal must be received by Eliem’s Executive Chairman not later than the close of business on    , 2025 nor

earlier than the close of business on    , 2025; provided, however, that if the date of Eliem’s 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Meeting, then the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

In addition to satisfying the advance notice provisions in Eliem’s bylaws, stockholders who intend to solicit proxies in support of director nominees other than Eliem’s nominees must also comply with the additional requirements of Rule 14a-19(b). In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Eliem’s nominees must provide notice that sets forth the information required by Rule 14-a-19 under the Exchange Act no later than    , 2025. If the date of the 2025 annual meeting of stockholders changes by more than 30 days from the anniversary of the Meeting, such notice must instead be provided by the later of 60 days prior to the date of the 2025 annual meeting of stockholders or the 10th day following public announcement by Eliem of the date of the 2025 annual meeting of stockholders.

You are also advised to review Eliem’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who will bear the costs of the proxy solicitation?

Eliem will bear the costs of soliciting proxies. In addition to solicitations by mail, Eliem’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Will a representative of PricewaterhouseCoopers LLP be present at the Meeting?

A representative of PricewaterhouseCoopers LLP, Eliem’s independent registered public accounting firm, is expected to be present at the Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from Eliem stockholders.

Who can help answer my questions?

If you are a holder of Eliem common stock as of the Record Date and would like additional copies, without charge, of this proxy statement or if you have questions about the Proposals, the Acquisition or the Private Placement, including the procedures for voting your shares, you should contact:

Eliem Therapeutics, Inc.

PMB #117

2801 Centerville Road 1st Floor

Wilmington, DE 19808-1609

Attn: Emily Pimblett

Email: investorrelations@eliemtx.com

When will the voting results of the Meeting be announced?

Eliem plans to announce preliminary voting results at the Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Meeting.

MARKET PRICE AND DIVIDEND INFORMATION

Eliem common stock is currently listed on the Nasdaq Global Market under the symbol “ELYM.” Tenet is a private company, and the shares of Tenet are not publicly traded. Upon the closing of the Acquisition, Eliem’s common stock will continue to be listed under the symbol “ELYM.”

Eliem Common Stock

The closing price of Eliem common stock on April 10, 2024, the trading day immediately prior to the public announcement of the Acquisition on April 11, 2024, as reported on the Nasdaq Global Market, was $2.67 per share. The closing price of Eliem’s common stock on May 15, 2024, as reported on the Nasdaq Global Market, was $7.99 per share.

Because the market price of Eliem common stock is subject to fluctuation, the market value of the shares of Eliem common stock that Tenet stockholders will be entitled to receive in the Acquisition may increase or decrease.

As of    , 2024, the Record Date for the Meeting, Eliem had approximately   holders of record of Eliem common stock. This number does not include beneficial owners whose shares were held in street name. The actual number of holders of Eliem common stock is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Tenet Common Stock

As of     , 2024, the Record Date for the Meeting, Tenet had approximately    holders of record of Tenet common stock.

Dividends

Eliem has never declared or paid any cash dividends on Eliem’s capital stock and does not anticipate paying cash dividends on Eliem common stock for the foreseeable future. Eliem currently intends to retain all of its available funds and future earnings, if any, to support its operations and finance the growth and development of its business. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Acquisition (in which Tenet will become a wholly owned subsidiary of Eliem) will be at the discretion of the Post-Closing Eliem Board and will depend upon a number of factors, including Post-Closing Eliem’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

Tenet has never declared or paid any cash dividends on shares of Tenet’s capital stock. Pursuant to the Acquisition Agreement, Tenet cannot, without the written consent of Eliem, declare or pay dividends on Tenet’s capital stock during the period prior to the closing of the Acquisition. If the Acquisition is not consummated, Tenet does not anticipate paying cash dividends on the Tenet’s capital stock for the foreseeable future, and any future determination to pay cash dividends will be at the discretion of Tenet’s then-current board of directors and will depend upon a number of factors, including Tenet’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

RISK FACTORS

Post-Closing Eliem will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of Eliem common stock. You should also read and consider the other information included or incorporated by reference in this proxy statement. Please see the section titled “Where You Can Find More Information.”

Summary of Risk Factors

Risks Related to the Acquisition and the Private Placement

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Failure to complete the Acquisition could adversely impact Eliem, including resulting in Eliem paying a termination fee to Tenet and a decline in the price of Eliem common stock and an adverse impact on the future business and operations of Eliem.

•	If the conditions to the Acquisition are not satisfied or waived, the Acquisition may not be consummated and the Private Placement will likely not close.

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Some Eliem and Tenet directors, executive officers and principal stockholders, including RA Capital Management, have interests in the Acquisition that are different from yours and that may influence them to support or approve the Acquisition without regard to your interests.

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Eliem stockholders may not realize a benefit from the Acquisition and the Private Placement commensurate with the ownership dilution they will experience in connection with the Acquisition and the Private Placement.

•	If the Acquisition and the Private Placement are not completed, the price of Eliem common stock may decline or fluctuate significantly.

•	The number of shares of Eliem common stock that Eliem will issue to former Tenet stockholders in the Acquisition is based on a formula and is uncertain.

Risks Related to Tenet

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Tenet is highly dependent on the success of TNT119. If Tenet is unable to successfully complete clinical development of, obtain regulatory approval for, or commercialize, TNT119, or if Tenet experiences delays in doing so, it will be materially harmed.

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Tenet will need significant additional capital to proceed with development and commercialization of TNT119. Tenet may not be able to access sufficient capital on acceptable terms, if at all, and, as a result, it may be required to delay, scale back or discontinue development of TNT119.

•	There may be substantial delays in future clinical trials of TNT119 or TNT119 may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

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Preliminary, initial, or interim results from clinical trials that Tenet announces, presents, or publishes from time to time may change as more data and information become available (or are updated based upon audit, validation and verification procedures of the data/information commonly performed for clinical trials) that could result in material changes in the final trial results.

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Tenet has a limited operating history and no history of commercializing products, which may make it difficult for an investor to evaluate the success of its business to date and to assess its future viability.

•	Tenet’s success depends on its ability to protect its intellectual property and TNT119.

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Tenet relies heavily on certain in-licensed patents and other intellectual property rights in connection with its development of TNT119 and may be required to acquire or license additional patents or other intellectual property rights to continue to develop and commercialize TNT119.

•	Tenet’s losses from operations and financial conditions raise substantial doubt about its ability to continue as a going concern.

Risks Related to Post-Closing Eliem

•	Post-Closing Eliem will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.

•	The market price of Post-Closing Eliem common stock may be volatile, and the market price of the common stock may drop following the Acquisition.

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After completion of the Acquisition, Post-Closing Eliem’s executive officers, directors and principal stockholders, including RA Capital Management, will have the ability to control or significantly influence all matters submitted to Post-Closing Eliem stockholders for approval.

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Post-Closing Eliem will have broad discretion in the use of the cash and cash equivalents of Post-Closing Eliem and the proceeds from the Private Placement, and Post-Closing Eliem may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Risks Related to the Acquisition and the Private Placement

Failure to complete the Acquisition could adversely impact Eliem, including resulting in Eliem paying a termination fee to Tenet and a decline in the price of Eliem common stock and an adverse impact on the future business and operations of Eliem.

If the Acquisition is not completed, Eliem is subject to the following risks, among others:

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if the Acquisition Agreement is terminated under specified circumstances, Eliem will be required to pay Tenet a termination fee of $1,000,000 and reimburse Tenet’s transaction-related expenses up to a maximum of $500,000;

•	the price of Eliem common stock may decline and could fluctuate significantly; and

•	Eliem may be required to pay certain costs related to the Acquisition, such as legal and accounting fees, whether or not the Acquisition is consummated.

If the Acquisition Agreement is terminated and the Eliem Board determines to seek another strategic or financial transaction, there can be no assurance that Eliem will be able to identify and/or consummate such a transaction that would yield greater benefits than the benefits to be provided under the Acquisition Agreement.

If the conditions to the Acquisition are not satisfied or waived, the Acquisition may not be consummated.

The closing of the Acquisition is subject to a number of conditions as set forth in the Acquisition Agreement that must be satisfied or waived, including, among others, the approval of the Share Issuance Proposal by Eliem stockholders at the Meeting and the other conditions described in the section titled “The Acquisition Agreement—Conditions to the Completion of the Acquisition” beginning on page 90 of this proxy statement.

There can be no assurance as to whether or when the conditions to the closing of the Acquisition will be satisfied or waived or as to whether or when the Acquisition will be consummated. If the conditions are not satisfied or waived, the Acquisition may not be consummated or the closing of the Acquisition may be delayed, and Eliem and Tenet each may lose some or all of the intended benefits of the Acquisition.

If the Acquisition is not consummated, the Private Placement will likely not close.

In connection with the Acquisition, on April 10, 2024, Eliem entered into the Securities Purchase Agreement with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase 31,238,282 shares of Eliem common stock upon the closing of the Private Placement, which is expected to occur immediately following the closing of the Acquisition. The expected gross proceeds from the Private Placement are approximately $120.0 million, before deducting estimated offering expenses. The closing of the Private Placement is subject to a number of conditions as set forth in the Securities Purchase Agreement that must be satisfied or waived, including, among others, the approval of the Share Issuance Proposal at the Meeting by Eliem stockholders, the closing of the Acquisition and the other conditions described in the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Securities Purchase Agreement” beginning on page 96 of this proxy statement. In the event of any such failure to meet the conditions precedent, if the PIPE Investors in the Private Placement do not waive Eliem’s requirement to satisfy such conditions (to the extent applicable), then the Private Placement will not close.

The Acquisition may be completed even though a material adverse effect may result from the announcement of the Acquisition, industry-wide changes or other causes.

In general, neither Eliem nor Tenet is obligated to complete the Acquisition if there is a “material adverse effect” affecting the other party between April 10, 2024, the date of the Acquisition Agreement, and the closing of the Acquisition. However, certain types of changes are excluded from the concept of a “material adverse effect.” Such exclusions include, but are not limited to, changes in general business or economic conditions affecting the industry in which Eliem and/or Tenet, as applicable, operates, changes in the generally accepted accounting principles in the United States (“GAAP”), change in, or compliance with or action taken for the purpose of complying with any laws, rules, regulations of general applicability or GAAP or interpretations thereof, natural disasters, pandemics and related or associated epidemics, acts of war, outbreak or escalation of hostilities or acts of terrorism, changes in financial, banking, securities markets, or general economic, regulatory, legislative or political conditions, changes resulting from the announcement or pendency of the Acquisition, and failures to meet internal expectations or projections of results of operations. Therefore, if any of these events were to occur impacting Eliem or Tenet, the other party would still be obliged to consummate the closing of the Acquisition. If any such adverse changes occur and Eliem and Tenet consummate the Acquisition, the price of Eliem common stock following the closing of the Acquisition may suffer. This in turn may reduce the value of the Acquisition to the stockholders of Eliem, Tenet or both.

Some Eliem and Tenet directors, executive officers and principal stockholders, including RA Capital Management, have interests in the Acquisition that are different from yours and that may influence them to support or approve the Acquisition without regard to your interests.

Directors, executive officers and principal stockholders, such as RA Capital Management, of Eliem and Tenet have interests in the Acquisition that are different from, or in addition to, the interests of Eliem stockholders generally. These interests with respect to Eliem’s directors and executive officers may include, among others, that Eliem’s directors and certain of Eliem’s executive officers are expected to continue to serve as directors and executive officers, respectively, of Post-Closing Eliem after the closing of the Acquisition; that certain of Tenet’s current executive officers are expected to enter into employment agreements with Eliem on or prior to the closing of the Acquisition; and that Eliem’s directors and executive officers are entitled to certain indemnification and liability insurance coverage pursuant to the terms of the Acquisition Agreement. These interests with respect to Tenet’s directors and executive officers may include, among others, transaction bonus payments, discretionary annual performance bonuses and the payment of base salaries or consulting compensation, as applicable. Additionally, certain directors of Eliem and Tenet and/or their respective affiliated funds will receive additional shares of Eliem common stock in the Acquisition, and RA Capital Management, which is affiliated with a director of Eliem, has agreed to participate in the Private Placement. Certain of Tenet’s executive officers are expected to serve as interim employees of Post-Closing Eliem after the closing of the Acquisition, including that

William Bonificio, Chief Business Officer of Tenet, is expected to serve as interim Chief Business Officer of Post-Closing Eliem and Stephen Thomas, Chief Executive Officer of Tenet, is expected to serve as interim Chief Executive Officer of Post-Closing Eliem and on the Post-Closing Eliem Board as of, and contingent upon, the closing of the Acquisition.

The Eliem Board and Tenet’s board of directors (the “Tenet Board”), including the Eliem Special Committee, were aware of and considered those interests, among other matters, in reaching their respective decisions to approve and adopt the Acquisition Agreement, approve the Acquisition and the Private Placement, and recommend the approval of the Acquisition Agreement and related matters to Eliem and Tenet stockholders. These interests, among other factors, may have influenced the directors and executive officers of Eliem and Tenet to support or approve the Acquisition.

For more information regarding the interests of Eliem’s and Tenet’s directors and executive officers in the Acquisition, please see the sections titled “The Acquisition—Interests of Eliem’s Directors and Executive Officers in the Acquisition” beginning on page 68 and “The Acquisition—Interests of Tenet’s Directors, Executive Officers and Certain Other Persons in the Acquisition” beginning on page 70 of this proxy statement.

The number of shares of Eliem common stock that Eliem will issue to former Tenet equityholders in the Acquisition is based on a formula and is uncertain.

Pursuant to the Acquisition Agreement, the Aggregate Consideration payable by Eliem to the former equityholders of Tenet in the Acquisition will be a number of shares of Eliem common stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Eliem common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem).

Because the Aggregate Consideration depends on a formula determined at the closing of the Acquisition, which is based on the number of shares of Eliem’s common stock then outstanding, Eliem stockholders will not know or be able to determine at the time of the Meeting the exact number of shares of Eliem common stock that Tenet stockholders will receive as the Aggregate Consideration or the market value of such shares.

The market price of Eliem common stock fluctuated prior to and after the date of the announcement of the Acquisition Agreement and has and will continue to fluctuate from the date of this proxy statement to the date of the Meeting, and through the date the Acquisition is completed. It is impossible to accurately predict the market price of Eliem common stock and, therefore, impossible to accurately predict the value of the shares of Eliem common stock that Eliem will issue to former Tenet stockholders in the Acquisition. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in Eliem’s business, results of operations, financial condition and prospects, market assessments of the likelihood that the Acquisition will be completed, interest rates and other factors generally affecting the price of Eliem’s common stock and the timing of the Acquisition. Many of these factors are beyond the control of Eliem.

Eliem stockholders may not realize a benefit from the Acquisition and the Private Placement commensurate with the ownership dilution they will experience in connection with the Acquisition and the Private Placement.

If Post-Closing Eliem is unable to realize the full strategic and financial benefits currently anticipated from the Acquisition and the Private Placement, Eliem stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent Post-Closing Eliem is able to realize only part of the benefits currently anticipated from the Acquisition and the Private Placement.

The obligations and liabilities of Tenet, some of which may be unanticipated or unknown, may be greater than Eliem has anticipated, which may diminish the value of Tenet to Eliem.

Tenet’s obligations and liabilities, some of which may not have been disclosed to Eliem or may not be reflected or reserved for in Tenet’s financial statements, may be greater than Eliem has anticipated. The obligations and liabilities of Tenet could have a material adverse effect on Tenet’s business or Tenet’s value to Eliem or on Eliem’s business, results of operations or financial condition. Eliem is not entitled to indemnification by Tenet under the Acquisition Agreement with respect to obligations or liabilities of Tenet, whether known or unknown. In the event that Eliem is responsible for liabilities substantially in excess of any amounts recovered through any applicable insurance or alternative remedies that might be available to Eliem, Eliem could suffer severe consequences that materially and adversely affect Eliem’s business, results of operations, or financial conditions.

If the Acquisition and the Private Placement are not completed, the price of Eliem’s common stock may decline or fluctuate significantly.

Market prices for securities of pharmaceutical, biotechnology and other life science companies have historically been particularly volatile. The market price of Eliem common stock will likely be volatile based on whether stockholders and other investors believe that Eliem can complete the Acquisition and the Private Placement or otherwise raise additional capital to support Eliem’s operations if the Acquisition is not consummated and another strategic or financial transaction cannot be identified, negotiated and consummated in a timely manner, if at all. In addition, Eliem common stock may remain subject to such fluctuations even if the Acquisition and the Private Placement are completed.

The volatility of the market price of Eliem common stock may be exacerbated by low trading volume or other factors. Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Eliem common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies.

The market price of Eliem common stock following the Acquisition may decline as a result of the Acquisition.

•	The market price of Eliem common stock may decline as a result of the Acquisition for a number of reasons, including if:

•	investors react negatively to the prospects of Post-Closing Eliem’s business and prospects following the closing of the Acquisition;

•	the effect of the Acquisition on Post-Closing Eliem’s business and prospects following the closing of the Acquisition is not consistent with the expectations of financial or industry analysts; or

•	Post-Closing Eliem does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by stockholders or financial or industry analysts.

During the pendency of the Acquisition, Eliem and Tenet may not be able to enter into a strategic transaction with another party on more favorable terms because of restrictions in the Acquisition Agreement, which could adversely affect their respective business prospects.

Covenants in the Acquisition Agreement impede the ability of Eliem and Tenet to make acquisitions during the pendency of the Acquisition, subject to specified exceptions. As a result, if the Acquisition is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Acquisition Agreement is in effect, each party is generally prohibited from soliciting, initiating or knowingly encouraging, inducing or facilitating the communication, making, submitting or announcing any acquisition proposal or acquisition inquiry or taking any action that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry, subject to specified exceptions. Any such transactions could be favorable to such party’s stockholders, but the parties may be unable to pursue them. For more information, see the section titled “The Acquisition Agreement—Non-Solicitation” beginning on page 87 of this proxy statement.

Certain provisions of the Acquisition Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the transactions contemplated by the Acquisition Agreement.

The terms of the Acquisition Agreement prohibit each of Eliem and Tenet from soliciting competing proposals or cooperating with persons making unsolicited acquisition proposals, except, in the case of Eliem, in limited circumstances as described in further detail in the section titled “The Acquisition Agreement—Non-Solicitation” beginning on page 87 of this proxy statement. In addition, if the Acquisition Agreement is terminated under specified circumstances, Eliem would be required to pay Tenet a termination fee of $1,000,000 and reimburse Tenet’s transaction-related expenses up to a maximum of $500,000. These payments may discourage third parties from submitting competing proposals to Eliem or its stockholders and may cause the Eliem Board to be less inclined to recommend a competing proposal.

Because the lack of a public market for Tenet common stock makes it difficult to evaluate the fair market value of Tenet’s common stock, the value of Eliem common stock to be issued to Tenet stockholders in connection with the Acquisition may be more or less than the fair market value of Tenet common stock.

The outstanding common stock of Tenet is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of Tenet common stock. Because the percentage of Eliem’s equity to be issued to Tenet stockholders in the Acquisition was determined based on negotiations between the parties, it is possible that the value of Eliem common stock to be issued to Tenet stockholders in connection with the Acquisition will be more or less than the fair market value of Tenet common stock.

Eliem and Tenet may become involved in securities litigation or stockholder derivative litigation in connection with the Acquisition, the Private Placement and the other transactions contemplated by the Acquisition Agreement, and this could divert the attention of Eliem’s and Tenet’s management and harm Post-Closing Eliem’s business.

Securities litigation or stockholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of an acquisition or a business combination transaction. Eliem and Tenet may become involved in this type of litigation in connection with the Acquisition, the Private Placement and the other transactions contemplated by the Acquisition Agreement, and Post-Closing Eliem may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of Eliem, Tenet and Post-Closing Eliem.

Risks Related to Eliem

For risks related to the business of Eliem, please refer to the section titled “Item 1A. Risk Factors” set forth in Eliem’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024 (the “2023 Annual Report”), and the section titled “Item 1A. Risk Factors” set forth in Eliem’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Q1 Quarterly Report”), as filed with the SEC on May 15, 2024, which sections are incorporated by reference herein.

Risks Related to Tenet

Risks Related to Tenet’s Development of TNT119

There may be substantial delays in future clinical trials of TNT119 or TNT119 may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Before obtaining marketing approval from regulatory authorities for the sale of TNT119, Tenet must conduct extensive clinical trials to demonstrate the safety and efficacy of TNT119 for its intended indications. Clinical testing is expensive, time-consuming and uncertain as to outcome. Tenet cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing. Events that may prevent successful or timely completion of clinical development include:

•

delays in reaching a consensus with regulatory authorities on trial design, including the investigational new drug application (“IND”) submission for TNT119 for systemic lupus erythematosus (“SLE”) and the potential for a delay in initiation of the related Phase 2 study of TNT119 for SLE;

•	delays in enrolling patients in clinical trials;

•	delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites;

•	delays in opening clinical trial sites or obtaining required institutional review board (“IRB”) or independent ethics committee approval at each clinical trial site;

•

delays in recruiting suitable subjects to participate in Tenet’s clinical trials, including because such trials have restrictive eligibility criteria or may be controlled trials and patients are not guaranteed to receive TNT119, or as a result of alternative therapies or competing trials;

•	failure by Tenet, any CROs it engages or any other third parties to adhere to clinical trial requirements;

•	failure to perform in accordance with good clinical practices (“GCPs”), or applicable regulatory guidelines in other countries;

•	delays in the testing, validation, manufacturing and delivery of TNT119 to the clinical sites, including delays by third parties with whom Tenet has contracted to perform certain of those functions;

•	delays in subjects completing participation in a trial or returning for post-treatment follow-up;

•	clinical trial sites or subjects dropping out of a trial;

•	selection of clinical endpoints that require prolonged periods of clinical observation or analysis of the resulting data;

•

imposition of a clinical hold by regulatory authorities as a result of a serious adverse event, or after an inspection of Tenet’s clinical trial operations, trial sites or manufacturing facilities or otherwise;

•	occurrence of serious adverse events in trials of the same class of agents conducted by other sponsors;

•

delays as a result of public health crises, or from the outbreak of another pandemic or contagious disease or other global instability could delay the initiation or rate of completion of any clinical trial; or

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols.

In addition, the U.S. Food and Drug Administration’s (“FDA”) and other regulatory authorities’ policies with respect to clinical trials may change and additional government regulations may be enacted. If Tenet is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies governing clinical trials, its development plans may be impacted. Tenet’s product development costs will increase if it experiences delays in testing or marketing approvals. In addition, if Tenet makes manufacturing or other changes to TNT119, Tenet may need to conduct additional studies to bridge such new formulation of TNT119 to earlier versions. Tenet does not know whether any of its clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Tenet may also determine to change the design or protocol of one or more of its clinical trials, which could result in delays. Significant clinical trial delays with respect to TNT119 could also shorten any periods during which Tenet may have the exclusive right to commercialize TNT119 or allow its competitors to bring products to market before Tenet does and impairs its ability to successfully commercialize TNT119.

Tenet may find it difficult to enroll and/or retain patients in its future clinical trials, which could delay or prevent Tenet from proceeding with clinical trials and its clinical development activities.

Tenet may not be able to initiate or continue its planned clinical trials on a timely basis or at all if it is unable to recruit and enroll a sufficient number of eligible patients to participate in these trials through completion of such trials as required by the FDA or other comparable foreign regulatory authorities. Patient enrollment is a significant factor in the timing of clinical trials. Tenet’s ability to enroll eligible patients may be limited or may result in slower enrollment than it anticipates. There may be limited patient pools from which to draw for clinical studies. Patient enrollment for Tenet’s current or any future clinical trials may be affected by other factors, including:

•	the patient eligibility criteria defined in the protocol;

•	the size of the patient population required for analysis of the trial’s primary endpoints;

•	the proximity of patients to trial sites;

•	the design of the trial;

•	the availability and efficacy of approved drugs for the disease under investigation;

•	perceived risks and benefits of the product candidate under study;

•	Tenet’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

•

competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages and risks of the product candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications that Tenet is investigating;

•	Tenet’s ability to obtain and maintain patient consents;

•	patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment;

•	proximity and availability of clinical trial sites for prospective patients; and

•	the risk that patients enrolled in clinical trials will drop out of the clinical trials before completion.

In addition, Tenet’s clinical trials may compete with other clinical trials for product candidates that are in the same therapeutic areas as TNT119, and this competition would reduce the number and types of patients available to Tenet because some patients who might have opted to enroll in Tenet’s clinical trials may instead opt to enroll in a clinical trial being conducted by one of its competitors. Since the number of qualified clinical investigators is limited, Tenet expects to conduct some of its clinical trials at the same clinical trial sites that some of its competitors use, which will reduce the number of patients who are available for Tenet’s clinical trials in such clinical trial site.

Tenet’s inability to enroll a sufficient number of patients for its clinical trials would result in significant delays or might require it to abandon one or more clinical trials altogether. Delays in patient enrollment may result in increased costs, affect the timing or outcome of the planned clinical trials, product candidate development and approval process and jeopardize Tenet’s ability to seek and obtain the regulatory approval required to commence product sales and generate revenue, which could prevent completion of these trials, adversely affect Tenet’s ability to advance the development of TNT119, cause the value of its company to decline and limit its ability to obtain additional financing if needed. Furthermore, even if Tenet is able to enroll a sufficient number of patients for its clinical trials, it may have difficulty maintaining participation in its clinical trials through the treatment and any follow-up periods.

Tenet is also required to register certain clinical trials and post the results of completed clinical trials on a government-sponsored database, such as www.ClinicalTrials.gov in the United States, within certain time frames. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Preliminary, initial, or interim results from clinical trials that Tenet announces, presents, or publishes from time to time may change as more data and information become available (or are updated based upon audit, validation and verification procedures of the data/information commonly performed for clinical trials) that could result in material changes in the final trial results.

From time to time, Tenet may announce, present or publish preliminary, initial, or interim data or other information from its clinical trials, such as the preliminary data from the Phase 1b clinical trial of TNT119 for the treatment of membranous nephropathy (“MN”). Any such data and other results from Tenet’s clinical trials may materially change as more patient data and information become available. Such data and information may also undergo significant change following subsequent auditing, validation and/or verification procedures that are commonly conducted in clinical trials. Thus, any preliminary, initial, or interim data or other information may not be predictive of final results from the clinical trial and should be viewed with caution until the final data are available. Tenet may also arrive at different conclusions, or other determinations that may qualify such results, once it has received and fully evaluated the additional data. Differences between preliminary, initial or interim results and final results could lead to significantly different interpretations or conclusions of the trial outcomes.

Further, others, including regulatory authorities and collaboration or regional partners, may not accept or agree with Tenet’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of TNT119, the approvability or commercialization of TNT119, and Tenet, in general. In addition, the information Tenet chooses to publicly disclose regarding a particular clinical trial is based on what is typically extensive information, and investors may not agree with what Tenet determines is material or otherwise appropriate information to publicly disclose.

If the preliminary, initial or interim data that Tenet reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, Tenet’s ability to obtain approval for, and commercialize TNT119 may be harmed, which could significantly harm Tenet’s reputation, business, results of operations, financial condition and prospects.

TNT119 may cause adverse events and/or undesirable side effects or have other properties that could delay or prevent its regulatory approval, limit its commercial potential or result in significant negative consequences following any potential marketing approval.

Certain adverse events and undesirable side effects caused by TNT119 could cause Tenet or regulatory authorities to interrupt, delay or pause clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authorities. If undesirable side effects do occur in Tenet’s clinical trials, they could cause delay or even discontinuance of further development of TNT119, which would impair Tenet’s ability to generate revenues and would have a material adverse effect on its business, results of operations, financial condition and cash flows and future prospects.

As a result of undesirable side effects or further safety issues that Tenet may experience in its clinical trials in the future, it may not receive approval to market TNT119, which could prevent it from ever generating revenues or achieving profitability. Results of trials could reveal an unacceptably high severity and prevalence of side effects.

In such an event, clinical trials could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order Tenet to cease further development of, or deny approval of, TNT119 for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences may have a material adverse effect on Tenet’s business, results of operations, financial condition and cash flows and future prospects.

Additionally, even if TNT119 receives marketing approval, if Tenet or others later identify undesirable side effects caused by TNT119, a number of potentially significant negative consequences could result, including:

•	Tenet may suspend or be forced to suspend marketing of TNT119;

•	regulatory authorities may suspend, vary or withdraw their approvals of TNT119;

•	Tenet may be obliged to conduct a product recall or product withdrawal;

•	regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of TNT119;

•	the FDA or other regulatory bodies may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about TNT119;

•

the FDA may require the establishment or modification of a Risk Evaluation and Mitigation Strategy (“REMS”) or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of TNT119 and impose burdensome implementation requirements on Tenet;

•	Tenet may be required to change the way TNT119 is administered or conduct additional post-marketing clinical trials;

•	Tenet could be sued and held liable for harm caused to subjects or patients;

•	Tenet could be required to pay fines and face other administrative, civil and criminal penalties;

•	Tenet may be subject to litigation or product liability claims; and

•	Tenet’s reputation may suffer.

Any of these events could prevent Tenet from achieving or maintaining market acceptance of the particular product candidate, if approved.

Tenet faces significant competition in an environment of rapid technological change, and there is a possibility that its competitors may achieve regulatory approval before it or develop therapies that are safer, less expensive or more advanced or effective than Tenet, which may harm its financial condition and its ability to successfully market or commercialize TNT119.

The development and commercialization of new drug products is highly competitive. Moreover, the immunology and inflammation field is characterized by rapidly changing technologies, significant competition, and a strong emphasis on intellectual property. Tenet will face competition with respect to TNT119 from major pharmaceutical companies, specialty pharmaceutical companies, and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for development, manufacturing, and commercialization.

There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which Tenet is developing TNT119. Some of these competitive products and therapies are based on scientific approaches that are the same as or similar to Tenet’s approach, and others are based on entirely different approaches.

Companies developing biologics and other modalities include Roche Holding AG (currently markets Rituxan (rituximab), which is used for a broad number of autoimmune diseases), Amgen (UPLINZA (inebilizumab) for the treatment of neuromyelitis optica spectrum disorder) and Ocrevus (ocrelizumab for the treatment of multiple sclerosis), each of which target CD20 on B cells), and others who have biologics aimed at other targets relevant to autoimmune diseases, including, for example, AbbVie, Johnson & Johnson, Bristol Myers Squibb and Novartis.

If Tenet successfully develops and commercializes TNT119, it will compete with existing therapies and new therapies that may become available in the future that are approved to treat the same diseases for which Tenet may obtain approval for TNT119. This may include other types of therapies, such as small molecule, chimeric antigen receptor T cells (“CAR-T”), antibody, and/or protein therapies.

Many of Tenet’s current or potential competitors, either alone or with their collaboration partners, may have significantly greater financial resources and expertise than it does in research and development, manufacturing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products. Mergers and acquisitions in the pharmaceutical, biotechnology, and gene therapy industries may result in even more resources being concentrated among a smaller number of Tenet’s competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with Tenet in recruiting and retaining qualified scientific and management consultants and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, Tenet’s programs. Tenet’s commercial opportunity could be reduced or eliminated if its competitors develop and commercialize product candidates that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than TNT119 or that would render TNT119 obsolete or non-competitive. Tenet’s competitors also may obtain FDA or other regulatory approval for their product candidates more rapidly than Tenet may obtain approval for TNT119, which could result in its competitors establishing a strong market position before Tenet is able to enter the market. Additionally, technologies developed by Tenet’s competitors may render TNT119 uneconomical or obsolete, and Tenet may not be successful in marketing TNT119 against competitors.

In addition, as a result of the expiration or successful challenge of Tenet’s patent rights, Tenet could face more litigation with respect to the validity and/or scope of patents relating to its competitors’ products. The availability of Tenet’s competitors’ products could limit the demand, and the price Tenet is able to charge, for TNT119.

Tenet’s estimates of market opportunity and forecasts of market growth for TNT119 may prove to be inaccurate, and even if the markets in which Tenet compete achieve the forecasted growth, its business may not grow at similar rates, or at all.

Tenet’s market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. Tenet currently focuses its research and product development on TNT119 for the treatment of MN, immune thrombocytopenia (“ITP”) and SLE. Tenet’s understanding of the patient populations with these diseases is based on estimates in published literature. These estimates, and Tenet’s estimates and forecasts relating to size and expected growth based on these estimates, may prove to be incorrect and new studies may reduce the estimated incidence or prevalence of these diseases. The number of patients in the United States and elsewhere may turn out to be lower than expected, patients may not be otherwise amenable to treatment with TNT119 or patients may become increasingly difficult to identify and access. Even if the patient populations meet Tenet’s size estimates and growth forecasts, its business may not grow at similar rates, or at all. Tenet’s growth is subject to many factors, including its success in implementing its business strategy, which is subject to many risks and uncertainties.

Tenet’s revenue will be dependent, in part, upon the size of the markets in the territories for which Tenet gains regulatory approval, the accepted price for TNT119, the ability to obtain coverage and reimbursement, the ability to gain market share and whether Tenet owns the commercial rights for that territory. If the number of its addressable patients is not as significant as Tenet estimates, the indication approved by regulatory authorities is narrower than Tenet expects or the treatment population is narrowed by competition, physician choice or treatment guidelines, Tenet may not generate significant revenue from sales of TNT119, even if approved.

Further, there are several factors that could contribute to making the actual number of patients who receive TNT119 less than the potentially addressable market. These include the lack of widespread availability of, and limited reimbursement for, new therapies in many underdeveloped markets.

Tenet has no experience in sales, marketing and distribution and may have to enter into agreements with third parties to perform these functions, which could prevent it from successfully commercializing TNT119.

Tenet currently has no sales, marketing or distribution capabilities. To commercialize TNT119, Tenet must either develop its own sales, marketing and distribution capabilities or make arrangements with third parties to perform these services for it. If Tenet decides to market or distribute TNT119 on its own, it will have to commit significant resources to developing a marketing and sales force and supporting distribution capabilities. If Tenet decides to enter into arrangements with third parties for performance of these services, it may find that they are not available on terms acceptable to it, or at all. If Tenet is not able to establish and maintain successful arrangements with third parties or build its own sales and marketing infrastructure, it may not be able to commercialize TNT119, which would adversely affect its business, results of operations, financial condition and cash flows and prospects.

Tenet expects to expand its clinical development, manufacturing and regulatory capabilities and potentially implement sales, marketing and distribution capabilities, and as a result, it may encounter difficulties in managing its growth, which could disrupt its operations.

As of the date of this proxy statement, Tenet had no full-time employees. Tenet’s research and development and professional services functions, including the services of Tenet’s executive officers, are currently performed pursuant to a services agreement with Sera Services, Inc. (“Sera Services”). For more information about Tenet’s relationship with Sera Services, see the section titled “Certain Relationships and Related Party Transactions–Certain Relationships of Tenet–Relationship with Sera Services, Inc.” beginning on page 168 of this proxy statement. As Tenet’s development progresses, it expects to experience significant growth in the number of its employees and consultants and the scope of its operations, particularly in the areas of clinical product development, regulatory affairs and, if TNT119 receives marketing approval, sales, marketing and distribution. To manage Tenet’s anticipated future growth, it must continue to implement and improve its managerial, operational and financial systems, expand its facilities and continue to recruit and train additional qualified personnel. There is intense competition for qualified personnel in the technical fields in which Tenet operates and Tenet may not be able to attract and retain qualified personnel necessary for the successful development and future commercialization, if any, of TNT119.

Due to Tenet’s limited financial resources and the limited experience of its management team in managing a company with such anticipated growth, Tenet may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel. Tenet’s choice to focus on multiple therapeutic areas may negatively affect its ability to develop adequately the specialized capability and expertise necessary for operations. The expansion of Tenet’s operations may lead to significant costs and may divert its management and business development resources. Any inability to manage growth could delay the execution of Tenet’s business plans or disrupt its operations.

Risks Related to Regulatory Matters

Tenet has received orphan drug designation for TNT119 for the treatment of MN, but it may be unable to realize the benefits associated with orphan drug designation, including market exclusivity.

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, defined as a disease or condition with a patient population of fewer than 200,000 in the

United States, or a patient population greater than 200,000 in the United States when there is no reasonable expectation that the cost of developing and making available the drug or biologic in the United States will be recovered from sales in the United States for that drug or biologic. In order to obtain orphan drug designation, the request must be made before submitting a biologics license application (“BLA”). In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and user-fee waivers. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval of that particular product for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including a BLA, to market the same biologic (meaning, a product with the same principal molecular structural features) for the same indication for seven years, except in limited circumstances such as a showing of clinical superiority to the product with orphan drug exclusivity or if FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. As a result, even if TNT119 receives orphan exclusivity, the FDA can still approve other biologics that do not have the same principal molecular structural features for use in treating the same indication or disease or the same biologic for a different indication or disease during the exclusivity period. Furthermore, the FDA can waive orphan exclusivity if Tenet is unable to manufacture sufficient supply of TNT119 or if a subsequent applicant demonstrates clinical superiority over TNT119.

The FDA granted orphan drug designation to TNT119 for the treatment of MN. Tenet may seek orphan drug designation for TNT119 in other specific orphan indications in which there is a medically plausible basis for the use of TNT119 but may never receive such designations. In addition, even with orphan drug designation, exclusive marketing rights in the United States may be limited if Tenet seeks approval for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if Tenet is unable to assure sufficient quantities of TNT119 to meet the needs of patients with the rare disease or condition, or if a subsequent applicant demonstrates clinical superiority over TNT119, if approved.

Tenet plans to conduct clinical trials at sites outside the United States. The FDA may not accept data from trials conducted in such locations, and the conduct of trials outside the United States could subject Tenet to additional delays and expense.

Tenet plans to conduct one or more clinical trials with one or more trial sites that are located outside the United States. The acceptance by the FDA or other regulatory authorities of trial data from clinical trials conducted outside their jurisdiction may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical trials are intended to serve as the sole basis for marketing approval in the U.S., the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; (ii) the trials were performed by clinical investigators of recognized competence and pursuant to GCP regulations; and (iii) the data may be considered valid without the need for an on-site inspection by the FDA, or if the FDA considers such inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means.

In addition, even where the foreign trial data are not intended to serve as the sole basis for approval, the FDA will not accept the data as support for an application for marketing approval unless the trial is well-designed and well-conducted in accordance with GCP requirements and the FDA is able to validate the data from the trial through an onsite inspection if deemed necessary. Many foreign regulatory authorities have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any comparable foreign regulatory authority will accept data from trials conducted outside of the U.S. or the applicable jurisdiction. If the

FDA or any comparable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which could be costly and time-consuming, and which may result in current or future product candidates that Tenet may develop not receiving approval for commercialization in the applicable jurisdiction.

Conducting clinical trials outside the U.S. will also expose Tenet to additional risks, including risks associated with:

•	additional foreign regulatory requirements;

•	foreign exchange fluctuations;

•	compliance with foreign manufacturing, customs, shipment and storage requirements;

•	cultural differences in medical practice and clinical research;

•	diminished protection of intellectual property in some countries; and

•	interruptions or delays in Tenet’s trials resulting from geopolitical events, such as war or terrorism.

Tenet’s failure to obtain regulatory approval in foreign jurisdictions would prevent Tenet from marketing TNT119 or any potential future product candidates outside the U.S.

If Tenet succeeds in developing TNT119, it intends to market TNT119 in foreign jurisdictions in addition to the U.S. In order to market and sell products in other jurisdictions, Tenet must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the U.S. generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the U.S., Tenet must secure product pricing and reimbursement approvals before regulatory authorities will approve the product for sale in that country. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for Tenet and could delay or prevent the introduction of TNT119 in certain countries. Further, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries and regulatory approval in one country does not ensure approval in any other country, while a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory approval process in others. If Tenet fails to obtain approval of TNT119 or any potential future product candidates by regulatory authorities in another country, Tenet will be unable to commercialize its products in that country, and the commercial prospects of that product candidate and Tenet business prospects could decline. In addition, failure to obtain regulatory approval in one country or region could adversely affect future regulatory approvals in other countries.

Risks Related to Tenet’s Dependence on Third Parties

Tenet relies on third parties to conduct its clinical trials and development activities and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

Tenet relies on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, and Tenet expects to rely on third parties to help conduct its Phase 2 clinical trials of TNT119 for the treatment of SLE and ITP. Any of these third parties may terminate their engagements with Tenet at any time under certain criteria. If Tenet needs to enter into alternative arrangements, it may delay its product development activities for TNT119.

Tenet’s reliance on these third parties to conduct its future clinical trials will reduce its control over these activities but will not relieve Tenet of its responsibilities. For example, Tenet will remain responsible for ensuring that each of its clinical trials is conducted in accordance with the general investigational plan and protocols for the clinical trial. Moreover, the FDA and other regulatory authorities require Tenet to comply with

GCPs for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity, and confidentiality of trial participants are protected. Moreover, Tenet’s business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Although Tenet may design potential clinical trials for TNT119, CROs will conduct some or all of the clinical trials. As a result, many important aspects of its development program for TNT119, including its conduct and timing, will be outside of Tenet’s direct control. Tenet’s reliance on third parties to conduct future clinical trials for TNT119 will also result in less direct control over the management of data developed through such clinical trials than would be the case if Tenet was relying entirely upon its own staff. Communicating with third parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities.

Third parties may:

•	have staffing difficulties;

•	fail to comply with contractual obligations;

•	experience regulatory compliance issues;

•	undergo changes in priorities or become financially distressed; or

•	form relationships with other entities, some of which may be Tenet’s competitors.

These factors may materially and adversely affect the willingness or ability of third parties to conduct future clinical trials for Tenet and may subject Tenet to unexpected cost increases that are beyond Tenet’s control. If CROs and other third parties that Tenet contracts with do not perform future clinical trials in a satisfactory manner, breach their obligations to Tenet or fail to comply with regulatory requirements, the development, regulatory approval and commercialization of TNT119 may be delayed, Tenet may not be able to obtain regulatory approval and commercialize TNT119. If Tenet is unable to rely on clinical data collected by its CROs and other third parties, Tenet could be required to repeat, extend the duration of, or increase the size of its clinical trials and this could significantly delay commercialization and require greater expenditures, which could have a material adverse effect on its business, result of operations, financial condition and cash flows, and future prospects.

Tenet also expects to rely on third parties to store and distribute drug supplies for its clinical trials. Any performance failure on the part of its distributors could delay any potential clinical development or marketing approval of TNT119 or commercialization, producing additional losses and depriving Tenet of potential product revenue.

Tenet contracts with third parties for the manufacture of materials and expects to continue to do so for its clinical trials and for commercialization of TNT119. This reliance on third parties increases the risk that Tenet will not have sufficient quantities of such materials or that such supply will not be available to Tenet at an acceptable cost or timelines, which could delay, prevent, or impair its development or commercialization efforts.

Tenet does not have any manufacturing facilities. Tenet currently relies and expects to continue to rely on third party manufacturers for the manufacture of TNT119 for nonclinical and clinical testing and for commercial supply of TNT119, if approved.

Tenet may be unable to establish any agreements with third-party manufacturers or to do so on acceptable terms for one or more of its material needs. Even if Tenet is able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

•

the possible failure of the third party to manufacture TNT119 according to Tenet’s schedule, or at all, including if the third party gives greater priority to the supply of other products over TNT119 or otherwise do not satisfactorily perform according to the terms of the agreements between Tenet and them;

•	the possible breach of the manufacturing agreement by the third party;

•	the possible misappropriation of Tenet’s proprietary information, including Tenet’s trade secrets and know-how;

•	the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for Tenet; and

•	reliance on the third party for regulatory compliance, quality assurance, safety, and pharmacovigilance and related reporting.

Although Tenet plans to design the clinical trials for TNT119, Tenet anticipates that third parties will conduct all of its clinical trials. As a result, many important aspects of Tenet’s clinical development will be outside of its direct control. Tenet’s reliance on third parties to conduct clinical trials will also result in less direct control over the management of data developed through clinical trials than would be the case if it were relying entirely upon its own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may have staffing difficulties, fail to comply with contractual obligations, experience regulatory compliance issues, and form relationships with other entities, some of which may be Tenet’s competitors. These factors may materially adversely affect the willingness or ability of third parties to conduct Tenet’s clinical trials and may subject it to unexpected cost increases that are beyond its control.

Any performance failure on the part of Tenet’s existing or future manufacturers could delay any potential clinical development or marketing approval. Tenet does not currently have arrangements in place for redundant supply for bulk drug substances. If any one of its current contract manufacturers cannot perform as agreed, Tenet may be required to replace that manufacturer, or Tenet may be forced to manufacture the materials itself, for which it may not have the capabilities or resources, or enter into an agreement with a different third-party manufacturer, which Tenet may not be able to do on reasonable terms, if at all. In either scenario, Tenet’s clinical trials supply could be delayed significantly as it establishes alternative supply sources. In some cases, the technical skills required to manufacture TNT119 may be unique or proprietary to the original third-party manufacturer and Tenet may have difficulty, or there may be contractual restrictions prohibiting Tenet from, transferring such skills to a back-up or alternate supplier, or Tenet may be unable to transfer such skills at all. In addition, if Tenet is required to change third-party manufacturers for any reason, Tenet will be required to verify that the new third-party manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations. Tenet will also need to verify, such as through a manufacturing comparability study, that any new manufacturing process will produce TNT119 according to the specifications previously submitted to the FDA or another regulatory authority. The delays associated with the verification of a new third-party manufacturer could negatively affect its ability to develop or commercialize TNT119 in a timely manner or within budget. Furthermore, a third-party manufacturer may possess technology related to the manufacture of TNT119 that such third-party manufacturer owns independently. This would increase Tenet’s reliance on such third-party manufacturer or require Tenet to obtain a license from such third-party manufacturer in order to have another third-party manufacturer manufacture TNT119. In addition, changes in manufacturers often involve changes in manufacturing procedures and processes, which could require that Tenet conduct bridging studies between its prior clinical supply used in its clinical trials and that of any new manufacturer. Tenet may be unsuccessful in demonstrating the comparability of clinical supplies which could require the conduct of additional clinical trials.

Tenet’s current and anticipated future dependence upon others for the manufacture of TNT119 may adversely affect its future expenses and its ability to commercialize TNT119, if it receives marketing approval, on a timely and competitive basis.

Tenet plans to rely on third parties to conduct certain clinical trials for TNT119. If these third parties do not successfully comply with regulatory requirements, Tenet’s development program may be delayed or subject to increased costs and Tenet may not be able to obtain regulatory approval for, or commercialize, TNT119, which would have an adverse effect on Tenet’s business and prospects.

Tenet has relied upon and plans to continue to rely upon third parties, including independent investigators, medical institutions, CROs, and strategic partners, to help conduct certain of Tenet’s clinical trials, including its upcoming Phase 2 clinical trials of TNT119 for the treatment of SLE and ITP. Tenet expects to rely on these parties for execution of its clinical trials, and only control certain aspects of their activities. Nevertheless, Tenet is responsible for ensuring that each of its clinical trials are conducted in accordance with the applicable protocol, legal and regulatory requirements, and scientific standards, and its reliance on these third parties will not relieve Tenet of its regulatory responsibilities. For any violations of laws and regulations during the conduct of its clinical trials, Tenet could be subject to untitled and warning letters or enforcement action that may include civil penalties up to and including criminal prosecution.

Tenet, and any third parties that Tenet contracts with, is required to comply with regulations and requirements, including good laboratory practices (“GLP”), GCP, for conducting, monitoring, recording, and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate and that the patients in the trials are adequately informed of the potential risks of participating in clinical trials and their rights are protected. These regulations are enforced by the FDA, the European Medicines Agency, and comparable foreign regulatory authorities for any drugs in clinical development. The FDA and other foreign regulatory authorities enforce GLP and GCP requirements through periodic inspections of laboratories conducting GLP studies, clinical trial sponsors, principal investigators, and trial sites. If Tenet or the third parties Tenet contracts with fail to comply with applicable GLP and GCP requirements, the data generated in Tenet’s clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require Tenet to perform additional clinical trials before approving its marketing applications. Despite oversight of Tenet’s vendors and clinical trial sites, regulatory authorities may still find issues of compliancy with applicable GLP or GCP regulations. In addition, Tenet’s clinical trials must be conducted with product candidates produced under good manufacturing practice (“cGMP”) regulations or similar regulatory requirements outside the United States. Tenet’s failure, or the failure of its third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on Tenet, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocations, seizures or recalls of product candidates, operating restrictions, and criminal prosecutions, any of which could significantly and adversely affect supplies of Tenet’s products and harm its business, results of operations, financial condition and prospects. Any products that Tenet may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of suppliers or manufacturers that operate under cGMP regulations and that might be capable of manufacturing for Tenet.

If Tenet’s CROs fail to comply with regulatory requirements, the development, regulatory approval, and commercialization of TNT119 may be delayed, Tenet may not be able to obtain regulatory approval and commercialize TNT119, or Tenet’s development program may be materially and irreversibly harmed. Additionally, if any of Tenet’s relationships with these third party CRO’s terminate, it may not be able to enter into arrangements with alternative CROs on commercially reasonable terms, or at all.

In addition, principal investigators for Tenet’s clinical trials may serve as scientific advisors or consultants to Tenet from time to time and receive compensation in connection with such services. Under certain circumstances, Tenet may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authorities may conclude that a financial relationship between Tenet and a principal investigator has created a conflict of interest or otherwise affected interpretation of the clinical trial. The FDA or comparable foreign regulatory authorities may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of Tenet’s marketing applications by the FDA or comparable foreign regulatory authorities and may ultimately prevent Tenet from commercializing TNT119.

If Tenet or any contract manufacturers and suppliers it engages fail to comply with environmental, health, and safety laws and regulations, Tenet could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business.

Tenet and any contract manufacturers and suppliers it engages are subject to numerous federal, state, and local environmental, health, and safety laws, regulations, and permitting requirements, including those governing laboratory procedures; the generation, handling, use, storage, treatment, and disposal of hazardous and regulated materials and wastes; the emission and discharge of hazardous materials into the ground, air, and water; and workplace health and safety. Under certain environmental laws, Tenet could be held responsible for costs relating to any contamination at third-party facilities. Tenet also could incur significant costs associated with civil or criminal fines and penalties.

Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair its research and product development efforts. Tenet does not carry specific biological or hazardous waste insurance coverage, and its property, casualty, and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, Tenet could be held liable for damages or be penalized with fines in an amount exceeding its resources, and its clinical trials or regulatory approvals could be suspended, which could have a material adverse effect on its business, results of operations, financial condition, and prospects.

In addition, Tenet may incur substantial costs in order to comply with current or future environmental, health, and safety laws, regulations, and permitting requirements. These current or future laws, regulations, and permitting requirements may impair its development, or production efforts. Failure to comply with these laws, regulations, and permitting requirements also may result in substantial fines, penalties, or other sanctions or business disruption, which could have a material adverse effect on its business, results of operations, financial condition, and prospects.

Any third-party contract manufacturers and suppliers Tenet engages will also be subject to these and other environmental, health, and safety laws and regulations. Liabilities they incur pursuant to these laws and regulations could result in significant costs or an interruption in operations, which could have a material adverse effect on Tenet’s business, results of operations, financial condition, and prospects.

Tenet may not have access to the raw materials and other components necessary for the manufacturing of TNT119.

Tenet is dependent on third parties for the supply of various materials that are necessary to produce TNT119 for its clinical trials and does not have any supply agreements currently in place. Even when Tenet has supply agreements, it is possible that the supply may be reduced or interrupted at any time. In such case, Tenet may not be able to find other suppliers of acceptable materials in appropriate quantities at an acceptable cost. If Tenet loses key suppliers or the supply of materials is diminished or discontinued, it may not be able to continue to develop, manufacture and market TNT119 in a timely and competitive manner. In addition, these materials are subject to stringent manufacturing processes and rigorous testing. Delays in the completion and validation of facilities and manufacturing processes of these materials could adversely affect Tenet’s ability to complete trials and commercialize Tenet’s products in a cost-effective and timely manner. If Tenet encounters difficulties in the supply of these materials or other necessary products, or if it is not able to maintain its supply agreements or establish new supply agreements in the future or incur increased production costs as a result of any of the foregoing, Tenet’s product development and business prospects could be significantly compromised.

Tenet relies heavily on certain in-licensed patents and other intellectual property rights in connection with its development of TNT119 and may be required to acquire or license additional patents or other intellectual property rights to continue to develop and commercialize TNT119.

Tenet relies heavily on patents, know-how and other intellectual property licensed from others. Tenet is party to a license agreement with Cancer Research Technology Limited (“CRH”), under which it is granted rights to intellectual property that are important to its business. Additionally, Tenet may need to acquire or license intellectual property rights from additional third parties in order to continue to develop or commercialize TNT119. Any future license agreements where Tenet in-licenses intellectual property may impose on it various development, regulatory and/or commercial diligence obligations, payment of milestones and/or royalties and other obligations. If Tenet fails to comply with any of the obligations under such license agreements, including payment terms and diligence terms, the licensors may have the right to terminate its agreements, in which case Tenet may lose important intellectual property rights and it may not be able to develop, manufacture, market or sell TNT119 or may face other penalties under such agreements or be subject to litigation for breach of these agreements. In addition, such a termination could result in the licensor reacquiring the intellectual property rights and subsequently enabling a competitor to access the technology. Any such occurrence could materially adversely affect the value of TNT119. Termination of license agreements or reduction or elimination of Tenet’s rights under them may result in Tenet having to negotiate a new or reinstated agreement, which may not be available on equally favorable terms, or at all, which may mean Tenet is unable to develop or commercialize TNT119. For instance, these licenses may not provide exclusive rights to use the subject intellectual property and technology in all relevant fields of use and in all territories in which Tenet may wish to develop or commercialize Tenet’s technology and TNT119 in the future, such as provisions under the license agreement with CRH prohibiting Tenet from developing TNT119 for oncology indications. In that event, Tenet may be required to expend significant time and resources to redesign its technology or the methods for manufacturing or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis.

Further, the agreements under which Tenet currently licenses, and may license in the future, intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. Accordingly, material disputes may arise between Tenet and its licensor, regarding intellectual property subject to such license agreement, including those relating to:

•	the scope of rights, if any, granted under the license agreement and other interpretation-related issues;

•	the scope and practice of any rights reserved by its licensors;

•	whether its licensor had the right to grant the license agreement;

•	whether third parties are entitled to compensation or equitable relief, such as an injunction, for Tenet’s use of the intellectual property without their authorization;

•	its right to sublicense patent and other rights to third parties under collaborative development relationships;

•	whether Tenet is complying with its obligations with respect to the use of the licensed technology in relation to Tenet’s development and commercialization of TNT119;

•	its involvement in the prosecution of the licensed patents and its licensors’ overall patent enforcement strategy;

•

the allocation of ownership of inventions and know-how resulting from the creation or use of intellectual property by Tenet’s licensors and by Tenet and its partners, including jointly developed intellectual property; and

•	the amounts of royalties, milestones or other payments due under the license agreement.

The resolution of any contract interpretation disagreement that may arise could narrow what Tenet believes to be the scope of its rights to the relevant intellectual property or technology, increase what it believes to be its financial or other obligations under the relevant agreement, or decrease the financial or other benefits it might otherwise receive under the relevant agreement. If material disputes over intellectual property that Tenet has licensed prevent or impair its ability to maintain licensing arrangements on acceptable terms or are insufficient to provide it the necessary rights to use the intellectual property, it may be unable to successfully develop and commercialize TNT119. If Tenet or any such licensors fail to adequately protect the relevant in-licensed intellectual property, Tenet’s ability to commercialize TNT119 could suffer. Any material disputes with licensors or any termination of the licenses on which Tenet depends could have a material adverse effect on its business, results of operations, financial condition and prospects.

Tent relies on third parties from whom Tenet licenses proprietary technology to file and prosecute patent applications and maintain patents and otherwise protect the intellectual property it licenses from them. For example, under the license agreement with CRH, CRH is responsible for prosecuting and maintaining intellectual property protection for TNT119 in consultation with Tenet. Tenet has limited control over these activities or any other intellectual property that may be related to Tenet’s in-licensed intellectual property. For example, Tenet cannot be certain that such activities by CRH or other licensors will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. Tenet has limited control over the manner in which CRH or Tenet’s other licensors may initiate an infringement proceeding against a third-party infringer of the intellectual property rights, or defend certain of the intellectual property that may be licensed to Tenet. It is possible that CRH or Tenet’s other licensors infringement proceeding or defense activities may be less vigorous than if Tenet conducts them itself.

Risks Related to Tenet’s Intellectual Property

Tenet’s success depends on its ability to protect its intellectual property for TNT119.

Tenet’s commercial success depends in part on its ability to obtain and maintain patent protection and trade secret protection for TNT119, its proprietary technologies and their uses, its ability to operate without infringing the proprietary rights of others, and its and its licensors’ ability to successfully defend its patents, including those that it has in-licensed, against third-party challenges. If Tenet or its licensors are unable to protect its intellectual property rights or if its intellectual property rights are inadequate for its technology or TNT119, its competitive position could be harmed.

Tenet and its licensors generally seek to protect its proprietary position by filing patent applications in the United States and outside of the United States related to TNT119, its proprietary technologies and their uses that are important to its business. Tenet’s or its licensors’ patent applications, including those that Tenet has in-licensed, cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that Tenet’s or its licensors’ patent applications will result in patents being issued or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents, if issued, will be infringed or will not be designed around, invalidated or rendered unenforceable by third parties. Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for Tenet’s proprietary rights is uncertain. Only limited protection may be available and may not adequately protect Tenet’s rights or permit Tenet to gain or keep any competitive advantage. These uncertainties and/or limitations in Tenet’s and its licensors’ ability to properly protect the intellectual property rights relating to TNT119 could have a material adverse effect on its results of operations and financial condition.

Although Tenet licenses issued patents in the United States and ex-U.S. countries, it cannot be certain that the claims in its other U.S. pending patent applications, corresponding international patent applications and patent applications in certain ex-U.S. countries will be considered patentable by the United States Patent and Trademark Office (“USPTO”) courts in the United States or by the patent offices and courts in ex-U.S. countries, nor can it be certain that the claims in its issued patents will not be found invalid or unenforceable if challenged.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that Tenet or its licensors or any of its potential future collaborators will be successful in TNT119 by obtaining and defending patents. These risks and uncertainties include the following:

•

the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	patent applications may not result in any patents being issued;

•	patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

•

Tenet’s competitors, many of whom have substantially greater resources than Tenet or its licensors do and many of whom have made significant investments in competing technologies, may seek, may have filed patent applications, or may have already obtained patents that will limit, interfere with or block its ability to make, use and sell TNT119;

•

there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

•

countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing ex-U.S. competitors a better opportunity to create, develop and market competing products.

The patent prosecution process is also expensive and time-consuming, and Tenet or its licensors may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that Tenet or its licensors may not identify patentable aspects of its research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, Tenet does not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, directed to technology that it licenses, including those from its licensors. Tenet also may require the cooperation of its licensors in order to enforce the licensed patent rights, and such cooperation may not be provided. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of Tenet’s business. Tenet cannot be certain that patent prosecution and maintenance activities by its licensors have been or will be conducted in compliance with applicable laws and regulations, which may affect the validity and enforceability of such patents or any patents that may issue from such applications. If they fail to do so, this could cause Tenet to lose rights in any applicable intellectual property that it in-licenses, and as a result its ability to develop and commercialize TNT119 may be adversely affected and it may be unable to prevent competitors from making, using and selling competing products.

In addition, although Tenet enters into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of its research and development output, such as outside scientific collaborators, CROs, contract manufacturing organizations, consultants, advisors, licensors, and other third parties, any of these parties may breach such agreements and publicly disclose such output before a patent application is filed, thereby jeopardizing its ability to seek patent protection.

If Tenet fails to comply with its obligations in the agreements under which it licenses intellectual property rights from its licensors or otherwise experiences disruptions to its business relationships with its licensors, it could lose license rights that are important to its business.

Tenet is a party to a number of license agreements under which it is granted rights to intellectual property that are important to its business and it may enter into additional license agreements in the future.

Tenet’s existing license agreements impose on it, and Tenet expects that any future license agreements where Tenet in-licenses intellectual property will impose on it, various development, regulatory and/or commercial diligence obligations, payment of milestones and/or royalties and other obligations. If Tenet fails to comply with its obligations under these agreements, or it is subject to bankruptcy-related proceedings, the licensors may have the right to terminate the licenses, in which event it would not be able to market products covered by the licenses.

Tenet obtained its right to a number of existing license agreements pursuant to its asset purchase agreement with Acelyrin, Inc. (“Acelyrin”) which imposes on Tenet various development, regulatory and/or commercial diligence obligations, payment of milestones and/or royalties and other obligations. If Tenet fails to comply with its obligations under the asset purchase agreement, Acelyrin may have the right to re-purchase the obtained asset, including Tenet’s rights to the licenses subject to the asset purchase agreement, in which event Tenet may not be able to market or develop TNT119.

Tenet may need to obtain licenses from third parties to advance its research or commercialize TNT119, and it cannot provide any assurances that third-party patents do not exist that might be enforced against TNT119 in the absence of such a license. Tenet may fail to obtain any of these licenses on commercially reasonable terms, if at all. Even if Tenet is able to obtain a license, it may be non-exclusive, thereby giving its competitors access to the same technologies licensed to it. In that event, Tenet may be required to expend significant time and resources to develop or license replacement technology. If Tenet is unable to do so, it may be unable to develop or commercialize TNT119, which could materially harm its business and the third parties owning such intellectual property rights could seek either an injunction prohibiting its sales, or, with respect to its sales, an obligation on its part to pay royalties and/or other forms of compensation. Licensing of intellectual property is of critical importance to Tenet’s business and involves complex legal, business and scientific issues. Disputes may arise between Tenet and its licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which Tenet’s technology and processes infringe intellectual property of the licensor that is not subject to the licensing agreement;

•	Tenet’s right to sublicense patents and other rights to third parties;

•

Tenet’s diligence obligations with respect to the use of the licensed technology in relation to its development and commercialization of TNT119, and what activities satisfy those diligence obligations;

•	Tenet’s right to transfer or assign the license; and

•

the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Tenet’s licensors and its affiliates and sublicensees and by Tenet and its partners and sublicensees.

If disputes over intellectual property that Tenet has licensed prevent or impair Tenet’s ability to maintain its current licensing arrangements on acceptable terms, it may not be able to successfully develop and commercialize TNT119, which would have a material adverse effect on its business.

If the scope of any patent protection Tenet’s licensors obtain is not sufficiently broad, or if its licensors lose any of the patent protection it licenses, its ability to prevent its competitors from commercializing similar or identical product candidates to TNT119 would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the existence, issuance, scope, validity, enforceability and commercial value of Tenet’s patent rights are highly uncertain. Tenet’s or its licensors’ pending and future patent applications may not result in patents being issued that protect TNT119 or that effectively prevent others from commercializing competitive product candidates.

Moreover, the scope of claims in a patent application can be significantly reduced before any claims in a patent issue, and claim scope can be reinterpreted after issuance. Even if patent applications Tenet licenses currently or in the future issue as patents, they may not issue in a form that will provide it with any meaningful protection, prevent competitors or other third parties from competing with it, or otherwise provide it with any competitive advantage. Any patents that Tenet licenses may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, Tenet does not know whether TNT119 will be protectable or remain protected by valid and enforceable patents. Tenet’s competitors or other third parties may be able to circumvent its patents by developing similar or alternative technologies or products in a non-infringing manner, which could materially adversely affect its business, results of operations, financial condition and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and Tenet’s or its licensors’ patents, including those that Tenet has in-licensed, may not cover TNT119 or may be challenged in the courts or patent offices in the United States and abroad. Tenet and its licensors may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review (“PGR”), and inter partes review (“IPR”), or other similar proceedings in the USPTO or ex-U.S. patent offices challenging its patent rights. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to validity of Tenet’s or its licensors’ patents, for example, it cannot be certain that there is no invalidating prior art, of which it or its licensors and the patent examiner were unaware during prosecution. There is no assurance that all potentially relevant prior art relating to Tenet’s or its licensors’ patents and patent applications or those of its licensors has been found. There is also no assurance that there is not prior art of which Tenet or its licensors were or are aware of, but which it does not believe affects the validity or enforceability of a claim in its patents and patent applications or those of its licensors, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, Tenet’s patent rights or in-licensed patent right, and could allow third parties to commercialize TNT119 and compete directly with Tenet, without payment to it. Such loss of in-licensed patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable could limit Tenet’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of TNT119. Such proceedings also may result in substantial cost and require significant time from Tenet’s scientists and management, even if the eventual outcome is favorable to it. In addition, if the breadth or strength of protection provided by Tenet’s or its licensors’ patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with Tenet to license, develop or commercialize TNT119.

The patent protection and patent prosecution for TNT119 may be dependent on its licensors and third parties.

Tenet or its licensors may fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, Tenet may miss potential opportunities to strengthen its patent position. It is possible that defects as to form in the preparation or filing of Tenet’s or its licensors’ patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, claim scope, or requests for patent term adjustments. If Tenet or its licensors, whether current or future, fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If Tenet’s licensors are not fully cooperative or disagree with Tenet as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form, preparation, prosecution, or enforcement of Tenet’s or its licensors’ patents or patent applications, such patents may be invalid and/or unenforceable, and such applications may never result in valid, enforceable patents. Any of these outcomes could impair Tenet’s ability to prevent competition from third parties, which may have an adverse impact on its business.

As a licensee, Tenet relies on third parties to file and prosecute patent applications and maintain patents and otherwise protect the licensed intellectual property under some of its license agreements. Tenet has not had and does not have primary control over these activities for certain of its in-licensed patents or patent applications and other intellectual property rights. Tenet cannot be certain that such activities by third parties have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents or other intellectual property rights. Pursuant to the terms of the license agreements with some of Tenet’s licensors, the licensors may have the right to control enforcement of Tenet’s licensed patents or defense of any claims asserting the invalidity of these patents and even if Tenet is permitted to pursue such enforcement or defense, it will require the cooperation of its licensors. Tenet cannot be certain that its licensors will allocate sufficient resources or prioritize their or Tenet’s enforcement of such patents or defense of such claims to protect its interests in the licensed patents. Even if Tenet is not a party to these legal actions, an adverse outcome could harm its business because it might prevent Tenet from continuing to license intellectual property that it may need to operate its business. If any of Tenet’s licensors or any of Tenet’s future licensors or future collaborators fails to appropriately prosecute and maintain patent protection for patents covering TNT119, its ability to develop and commercialize TNT119 may be adversely affected and it may not be able to prevent competitors from making, using and selling competing products.

In addition, even where Tenet has the right to control patent prosecution of patents and patent applications it has acquired or licensed from third parties, it may still be adversely affected or prejudiced by actions or inactions of its licensors and their counsel that took place prior to it assuming control over patent prosecution.

Tenet’s technology acquired or licensed from various third parties, including its licensors, may be subject to retained rights. Tenet’s licensors often retain certain rights under their agreements with it, including the right to use the underlying technology for use in fields other than the fields licensed to it or for use in noncommercial academic and research use, to publish general scientific findings from research related to the technology, and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether Tenet’s licensors limit their use of the technology to these uses, and Tenet could incur substantial expenses to enforce its rights to its licensed technology in the event of misuse by the licensor.

If Tenet is limited in its ability to utilize acquired or licensed technologies, or if it loses its rights to critical licensed technology, it may be unable to successfully develop and commercialize TNT119, which could prevent or delay new product introductions. Tenet’s business strategy depends on the successful development of licensed and acquired technologies into commercial products. Therefore, any limitations on its ability to utilize these technologies may impair its ability to develop and commercialize TNT119.

Intellectual property rights do not necessarily address all potential threats to Tenet’s competitive advantage.

The degree of future protection afforded by Tenet’s intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect Tenet’s business or permit it to maintain its competitive advantage. For example:

•	others may be able to develop products that are similar to TNT119 but that are not covered by the claims of the patents that Tenet owns or licenses;

•	Tenet or its licensors might not have been the first to make the inventions covered by the issued patents or patent application that Tenet owns or licenses;

•	Tenet or its licensors might not have been the first to file patent applications covering certain of its inventions;

•	others may independently develop similar or alternative technologies or duplicate any of Tenet’s technologies without infringing its intellectual property rights;

•	it is possible that Tenet’s licensors’ pending patent applications will not lead to issued patents;

•	issued patents that Tenet owns or licenses may be held invalid or unenforceable, as a result of legal challenges by its competitors;

•

Tenet’s competitors might conduct research and development activities in countries where it does not have patent rights and then use the information learned from such activities to develop competitive products for sale in its major commercial markets;

•	Tenet may not develop additional proprietary technologies that are patentable; and

•	the patents of others may have an adverse effect on Tenet’s business.

•	Should any of these events occur, it could significantly harm Tenet’s business, results of operations, financial condition and prospects.

Tenet’s commercial success depends significantly on its ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that Tenet infringes their proprietary rights may result in liability for damages or prevent or delay its development and commercialization efforts.

Tenet’s commercial success depends in part on avoiding infringement of the patents and other proprietary rights of third parties. However, Tenet’s development and commercialization activities may be subject to claims that it infringes or otherwise violates patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or other proprietary rights that could limit Tenet’s ability to make, use, sell, offer for sale, or import TNT119 or impair its competitive position. There is a substantial amount of litigation and administrative proceedings, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent invalidity and infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO, ex-U.S. patent offices and/or in a court of law. Numerous third-party U.S. and ex-U.S. issued patents and pending patent applications exist in the fields in which Tenet is developing TNT119. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of TNT119.

As the biopharmaceutical industry expands and more patents are issued, the risk increases that TNT119 may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published Tenet may be unaware of third-party patents that may be infringed by the development or commercialization of TNT119, and it cannot be certain that it was the first to file a patent application related to TNT119. Moreover, because patent applications can take many years to issue, there may currently be pending patent applications that may later result in issued patents that TNT119 may infringe. In addition, identification of third-party patent rights that may be relevant to Tenet’s technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. In addition, third parties may obtain patents in the future and claim that use of Tenet’s technologies infringes these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:

•	result in costly litigation that may cause negative publicity;

•	divert the time and attention of Tenet’s technical personnel and management;

•	cause development delays;

•	prevent Tenet from commercializing TNT119 until the asserted patent expires or is held finally invalid or unenforceable or not infringed in a court of law;

•	require Tenet to develop non-infringing technology, which may not be possible or may not be done on a cost-effective basis;

•	subject Tenet to significant liability to third parties; or

•

require Tenet to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in its competitors gaining access to the same technology.

Third parties may hold proprietary rights that could prevent TNT119 from being developed or commercialized. Any patent-related legal action against Tenet claiming damages and seeking to enjoin activities relating to TNT119 or its processes could subject it to potential liability for damages, including treble damages if Tenet was determined to have willfully infringed, and require Tenet to obtain a license to develop, manufacture or commercialize TNT119. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management resources from Tenet’s business. Tenet cannot predict whether it would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if Tenet or its future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in its competitors gaining access to the same intellectual property. In addition, Tenet cannot be certain that it could redesign TNT119 or its processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent Tenet from developing and commercializing TNT119, which could harm its business, results of operations, financial condition and prospects.

Parties making claims against Tenet may be able to sustain the costs of complex patent litigation more effectively than Tenet can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of Tenet’s confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation or administrative proceeding could have a material adverse effect on Tenet’s ability to raise additional funds or otherwise have a material adverse effect on its business, results of operations, financial condition and prospects.

Tenet may be involved in lawsuits or other proceedings to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming and unsuccessful. Further, Tenet’s or its licensors’ issued patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe Tenet’s intellectual property rights or those of its licensors. To prevent infringement or unauthorized use, Tenet and/or its licensors may be required to file infringement claims, which can be expensive and time-consuming. Further, Tenet’s licensors may need to file infringement claims, but they may elect not file such claims. In addition, in a patent infringement proceeding, a court may decide that a patent Tenet owns or licenses is not valid, is unenforceable and/or is not infringed. If Tenet or any of its licensors or potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at TNT119, the defendant could assert that Tenet’s patent is invalid and/or unenforceable in whole or in part. In patent litigation, defendant allegations of invalidity and/or unenforceability of asserted patents are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty or written description, obviousness or non-enablement. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO or made a misleading statement during prosecution.

If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, Tenet would lose at least part, and perhaps all, of the patent protection on TNT119. In addition, if the breadth or strength of protection provided by Tenet’s or its licensors’ patents and patent applications is threatened, it could dissuade companies from collaborating with Tenet to license, develop or commercialize TNT119. Such a loss of patent protection would have a material adverse impact on Tenet’s business.

Even if resolved in Tenet’s favor, litigation or other proceedings relating to Tenet’s intellectual property rights may cause it to incur significant expenses and could distract its technical and management personnel from their normal responsibilities. Such litigation or proceedings could substantially increase Tenet’s operating losses and reduce the resources available for development activities or any future sales, marketing, distribution or other commercialization activities. Tenet may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of Tenet’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Tenet can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise Tenet’s ability to compete in the marketplace.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to Tenet’s intellectual property rights, there is a risk that some of Tenet’s confidential information could be compromised by disclosure during this type of litigation or other proceedings.

Changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing Tenet’s ability to protect its intellectual property for TNT119.

Tenet’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves a high degree of technological and legal complexity. Therefore, obtaining and enforcing biopharmaceutical patents is costly, time-consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of Tenet’s intellectual property rights and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Tenet cannot predict the breadth of claims that may be allowed or enforced in its patents or in third-party patents. In addition, Congress or other ex-U.S. legislative bodies may pass patent reform legislation that is unfavorable to Tenet.

For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to Tenet’s or its licensors’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO, or similar authorities in ex-U.S. jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken Tenet’s or its licensors’ ability to obtain new patents or to enforce Tenet’s existing patents and patents it might obtain in the future.

In September 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted and also affect patent litigation. In particular, under the Leahy-Smith Act, the United States transitioned in March 2013 to a “first inventor to file” system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013 but before Tenet could therefore be awarded a patent covering an invention of Tenet even if Tenet had made the invention before it was made by such third party. This requires Tenet to be cognizant going forward of the time from invention to filing of a patent application. Furthermore, Tenet’s ability to obtain and maintain valid and enforceable patents depends on whether the differences between its technology and the prior art allow its technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Tenet cannot be certain that it was the first to either (i) file any patent application related to TNT119 or (ii) invent any of the inventions claimed in its patents or patent applications.

The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications are prosecuted and also affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including PGR proceedings, IPR proceedings, and derivation proceedings. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, Tenet’s patent rights, which could adversely affect its competitive position.

Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate Tenet’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Tenet’s or its licensors’ patent applications and the enforcement or defense of Tenet’s or its licensors’ issued patents, all of which could have a material adverse effect on Tenet’s business, results of operations, financial condition and prospects.

Tenet or its licensors may be subject to claims challenging the inventorship or ownership of Tenet’s or its licensors’ patents and other intellectual property.

Tenet or its licensors may be subject to claims that third parties have an ownership interest in Tenet’s or its licensors’ patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If Tenet or its licensors fail in defending any such claims, in addition to paying monetary damages, Tenet may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on Tenet’s business. Even if Tenet or its licensors are successful in defending against such claims, litigation could result in substantial costs and distraction to management.

Patent terms may be inadequate to protect Tenet’s competitive position on TNT119 for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the term of a patent, and the protection it affords, is limited. Even if patents directed to TNT119 are obtained, once the patent term has expired, Tenet may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of product candidates, patents directed to TNT119 might expire before or shortly after such candidates are commercialized. Tenet intends, or understands that its licensors intend, to pursue additional patent protection covering, when possible, compositions, methods of use, methods of manufacture, and dosing and formulations of TNT119. The issued patents, or patents that may be issued from the pending patent applications that Tenet exclusively in-licenses from CRH are expected to expire in 2026, excluding any patent term adjustment that might be available following the grant of the patent and any patent term extensions that might be available following the grant of marketing authorizations. As a result, Tenet’s patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to TNT119.

If Tenet or its licensors do not obtain patent term extension(s) for TNT119, Tenet’s business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of TNT119, one or more of its U.S. patents may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Amendments”). The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA-approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain ex-U.S. countries upon regulatory approval of TNT119. However, Tenet or its licensors may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than Tenet requests. If Tenet or its licensors are unable to obtain patent term extension or restoration or the term of any such extension is less than Tenet requests, Tenet’s competitors may obtain approval of competing products following its patent expiration, and its revenue could be reduced, possibly materially. Further, if this occurs, Tenet’s competitors may take advantage of Tenet’s investment in development and trials by referencing Tenet’s clinical and preclinical data and launch their product earlier than might otherwise be the case.

Tenet may not be able to protect its intellectual property rights throughout the world.

Although Tenet has issued patents and pending patent applications in the United States and certain other countries, filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and its intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some ex-U.S. countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Tenet may not be able to prevent third parties from practicing its inventions in all countries outside the United States or from selling or importing products made using its inventions in and into the United States or other jurisdictions. Competitors may use Tenet’s technologies in jurisdictions where it has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Tenet or its licensors have patent protection but enforcement is not as strong as that in the United States. These products may compete with TNT119, and Tenet’s or its licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in ex-U.S. jurisdictions. The legal systems of many ex-U.S. countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for Tenet to stop the infringement of its or its licensors’ patents or marketing of competing products in violation of its proprietary rights. Proceedings to enforce Tenet’s patent rights in ex-U.S. jurisdictions could result in substantial costs and divert Tenet’s efforts and attention from other aspects of its business, could put Tenet’s or its licensors’ patents at risk of being invalidated or interpreted narrowly and Tenet’s or its licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims against Tenet. Tenet or its licensors may not prevail in any lawsuits that Tenet or its licensors initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Tenet’s or its licensors’ efforts to enforce Tenet’s intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Tenet develops or licenses.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Tenet or its licensors are forced to grant a license to third parties with respect to any patents relevant to Tenet’s business, its competitive position may be impaired, and its business, results of operations, financial condition and prospects may be adversely affected.

Obtaining and maintaining Tenet’s patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and Tenet’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and patent applications will be due to the USPTO and various ex-U.S. patent offices at various points over the lifetime of Tenet’s or its licensors’ patents and patent applications. Tenet has systems in place to remind it to pay these fees, and it relies on third parties to pay these fees when due. Additionally, the USPTO and various ex-U.S. patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. Tenet employs reputable law firms and other professionals to help it comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on Tenet’s business.

If Tenet is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

In addition, Tenet relies on the protection of its trade secrets, including unpatented know-how, technology and other proprietary information to maintain its competitive position. Although Tenet has taken steps to protect its trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with consultants, licensors and advisors, it cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose its proprietary information, including its trade secrets, and it may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, third parties may still obtain this information or may come upon this or similar information independently, and Tenet would have no right to prevent them from using such information to compete with Tenet. If any of these events occurs or if Tenet otherwise loses protection for its trade secrets, the value of this information may be greatly reduced and its competitive position would be harmed. If Tenet or its licensors do not apply for patent protection prior to such publication or if Tenet cannot otherwise maintain the confidentiality of its proprietary technology and other confidential information, then its ability to obtain patent protection or to protect its trade secret information may be jeopardized.

As is common in the biopharmaceutical industry, Tenet engages the services of consultants to assist it in the development of TNT119. Many of these consultants were previously employed at, or may have previously provided or may be currently providing consulting services to, other biopharmaceutical companies including Tenet’s competitors or potential competitors. Tenet may become subject to claims that it or its consultants inadvertently or otherwise used or disclosed trade secrets or other information proprietary to its consultants’ former employers or their former or current clients. Litigation may be necessary to defend against these claims. If Tenet fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel, which could adversely affect its business. Even if Tenet is successful in defending against these claims, litigation could result in substantial costs and be a distraction to its management team.

Risks Related to Tenet’s Financial Condition and Need for Additional Capital

Tenet has incurred net losses since inception and Tenet anticipates that it will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.

Since inception, Tenet has incurred net losses. Tenet’s net loss was approximately $9.0 million and $0.6 million for the three months ended March 31, 2024 and the year ended December 31, 2023, respectively. As of March 31, 2024 and December 31, 2023, Tenet had an accumulated deficit of $9.5 million and $0.6 million, respectively. To date, Tenet has devoted substantially all of its efforts to organizing its company, business planning, raising capital, acquiring intellectual property related to TNT119 and developing TNT119. Tenet expects that it could be several years, if ever, before it has a commercialized product. Tenet expects to continue to incur significant expenses and increasing operating losses for the foreseeable future.

To become and remain profitable, Tenet must develop and eventually commercialize TNT119. This will require Tenet to be successful in a range of challenging activities, and Tenet’s expenses will increase substantially as it prepares to initiate planned and future clinical trials of TNT119, prepares for and potentially obtains marketing approval for TNT119, develops and validates commercial-scale manufacturing processes, manufactures, markets and sells TNT119 and satisfies any post-marketing requirements. Moreover, the manufacturing process requires materials which may fluctuate in cost or be limited or unavailable to Tenet, as well as relationships with contract development and manufacturing organizations to facilitate the manufacturing process. Tenet may never succeed in any or all of these activities and, even if it does, Tenet may never generate revenue that is significant or large enough to achieve profitability.

Conducting clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and Tenet may never generate the necessary data or results required to submit a BLA or obtain marketing approval and achieve product sales. In addition, TNT119, if approved, may not achieve commercial success. Tenet’s product revenue, if any, will be derived from or based on sales of TNT119 that may not be commercially available for many years, if at all.

Tenet’s business is highly dependent on the success of TNT119. If Tenet is unable to successfully complete clinical development of, obtain regulatory approval for, or commercialize, TNT119, or if Tenet experiences delays in doing so, its business will be materially harmed.

Tenet’s future success and ability to generate revenue from TNT119, which Tenet does not expect will occur for several years, if ever, is dependent on Tenet’s ability to successfully develop, obtain regulatory approval for and commercialize TNT119. If TNT119 encounters undesirable safety signals, insufficient efficacy results, development delays, regulatory issues or other problems, Tenet’s development plans and business would be significantly harmed.

Tenet will need significant additional capital to proceed with development and commercialization of TNT119 and to conduct its other operations. Tenet may not be able to access sufficient capital on acceptable terms, if at all, and, as a result, it may be required to delay, scale back or discontinue development of TNT119 or other operations.

To date, Tenet has funded its operations primarily with proceeds from the issuance of simple agreements for future equity. Tenet expects its expenses to increase in connection with its ongoing activities, particularly as Tenet initiates Phase 2 clinical trials of TNT119. In addition, if Tenet successfully completes development through Phase 3 and obtains regulatory approval for TNT119, Tenet expects to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. Tenet may also need to raise additional funds sooner if Tenet chooses to pursue additional indications. Accordingly, Tenet will need to obtain substantial additional funding in connection with its continuing operations. If Tenet is unable to raise capital when needed or on attractive terms, Tenet could be forced to delay, scale back or discontinue development of TNT119 or its other operations.

Tenet’s future capital requirements for TNT119 will depend on and could increase significantly as a result of many factors, including:

•

the progress, timing and completion clinical trials for TNT119, as well as the associated costs, including any unforeseen costs Tenet may incur as a result of clinical trial delays due to disease outbreaks, epidemics and pandemics or other causes;

•	the initiation, enrollment and completion of clinical trials that exhibit satisfactory safety, tolerability and efficacy profiles;

•

the timing and amount of milestone and royalty payments Tenet is required to make under its license agreement with CRH, its asset purchase agreement with Acelyrin and other licensing or collaboration agreements, as applicable;

•	the need for additional or expanded clinical trials beyond those that Tenet plans to conduct with respect to TNT119;

•	the costs involved in growing the organization to the size needed to allow for the development and potential commercialization of TNT119;

•	the costs involved in filing patent applications, maintaining and enforcing patents or defending against infringement or other claims raised by third parties;

•	the maintenance of Tenet’s existing license and collaboration agreements and the entry into new license and collaboration agreements;

•	the time and costs involved in obtaining regulatory approval for TNT119 and any delays Tenet may encounter as a result of evolving regulatory requirements or adverse results with respect to TNT119;

•	the effect of competing technological and market developments;

•	the cost and timing of completion of commercial-scale outsourced manufacturing activities;

•	the cost of establishing sales, marketing and distribution capabilities for TNT119 if Tenet receives regulatory approval in regions where Tenet chooses to commercialize TNT119 on its own;

•	the amount of revenues, if any, Tenet may derive from future sales of TNT119, if approved; and

•	market acceptance of TNT119, if approved.

Tenet does not have any committed external source of funds or other support for its development efforts, and Tenet cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available on commercially acceptable terms when needed, Tenet may be forced to delay, scale back or discontinue development of TNT119 or other operations.

Tenet’s losses from operations and financial conditions raise substantial doubt about its ability to continue as a going concern.

Tenet’s losses from operations and its financial condition raise substantial doubt about its ability to continue as a going concern. In Tenet’s financial statements for the year ended December 31, 2023 and the three months ended March 31, 2024, Tenet concluded that its losses from operations and need for additional financing to fund future operations raise substantial doubt about Tenet’s ability to continue as a going concern. Similarly, Tenet’s independent registered public accounting firm included an explanatory paragraph in its report on Tenet’s financial statements for the year ended December 31, 2023, with respect to this uncertainty. Tenet’s ability to continue as a going concern will require it to obtain additional funding. If Tenet is unable to obtain sufficient funding, its business, results of operations, financial condition and prospects will be materially and adversely affected, and Tenet may be unable to continue as a going concern. If Tenet is unable to raise capital when needed or on acceptable terms, it would be forced to delay, limit, reduce or terminate its product development or future commercialization efforts for TNT119, or may be forced to reduce or terminate its operations. If Tenet is unable to continue as a going concern, Tenet may have to liquidate its assets and may receive less than the value at which those assets are carried on its audited financial statements, and it is likely that investors will lose all or part of their investment.

Tenet has a very limited operating history and no history of commercializing products, which may make it difficult for an investor to evaluate the success of its business to date and to assess its future viability.

Tenet is a clinical-stage biotechnology company with a very limited operating history and a single product candidate in development. Tenet was formed and commenced operations in November 2023. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. Tenet’s limited operations to date have been largely focused on organizing its company, business planning, raising capital, acquiring intellectual property rights to TNT119 and developing TNT119. To date, Tenet has not yet demonstrated its ability to successfully complete any clinical trials, obtain regulatory approvals, manufacture a product on a commercial scale or arrange for a third-party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization, and it may not be successful in doing so in the future. Consequently, any predictions about Tenet’s future success or viability may not be as accurate as they could be if Tenet had a longer operating history or a history of successfully developing and commercializing products.

In addition, as a business with a limited operating history, Tenet may encounter unforeseen expenses, technical or regulatory challenges, unanticipated delays in development timelines or other known and unknown factors. Tenet will eventually need to transition from a development-stage company to a company capable of supporting late-stage clinical development and, if TNT119 is approved, commercial activities. Tenet may not be successful in such a transition.

Risks Related to Post-Closing Eliem

Post-Closing Eliem will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.

Eliem expects that Post-Closing Eliem will have approximately $210.0 million in cash and cash equivalents at the closing of the Acquisition and the Private Placement, which Eliem expects will be sufficient to fund Post-Closing Eliem’s planned operations into 2027 and to enable the potential attainment of key clinical and development milestones for TNT119. Following such period of time (or during that period of time, if Post-Closing Eliem depletes it capital resources sooner than expected), Post-Closing Eliem will require additional funds to continue the development and potential commercialization of TNT119 and any other product candidates it develops. Post-Closing Eliem’s future capital requirements will depend upon a number of factors, including: the number and timing of future product candidates in the pipeline; progress with and results from preclinical testing and clinical trials; the ability to manufacture adequate supply of its product candidates to complete preclinical studies and clinical trials; the costs involved in preparing, filing, acquiring, prosecuting, maintaining and enforcing patent and other intellectual property claims; and the time and costs involved in obtaining regulatory approvals and favorable reimbursement or formulary acceptance.

Raising additional capital may be costly or difficult to obtain and could significantly dilute stockholders’ ownership interests or inhibit Post-Closing Eliem’s ability to achieve its business objectives. It is also possible that the terms of any new equity securities may have preferences over Post-Closing Eliem common stock. Any debt financing Post-Closing Eliem enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of Post-Closing Eliem’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if Post-Closing Eliem raises additional funds through licensing arrangements, it may be necessary to grant licenses on terms that are not favorable to Post-Closing Eliem. Even if Post-Closing Eliem were to obtain sufficient funding, there can be no assurance that it will be available on terms acceptable to Post-Closing Eliem or its stockholders.

The market price of Post-Closing Eliem common stock may be volatile, and the market price of the common stock may drop following the Acquisition.

The market price of Post-Closing Eliem common stock following the Acquisition could be subject to significant fluctuations and may drop following the Acquisition. Some of the factors that may cause the market price of Post-Closing Eliem common stock to fluctuate include:

•

results of clinical trials and preclinical studies of Post-Closing Eliem’s product candidates, including TNT119, or those of Post-Closing Eliem’s competitors or Post-Closing Eliem’s existing or future collaborators;

•	failure of any of Post-Closing Eliem’s product candidates, if approved, to achieve commercial success;

•	the level of expenses related to any of Post-Closing Eliem’s product candidates, its development programs and any future commercialization efforts;

•	failure to meet or exceed financial and development projections Post-Closing Eliem may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	if Post-Closing Eliem does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated, or at all, by financial or industry analysts;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by Post-Closing Eliem or its competitors;

•	actions taken by regulatory agencies with respect to Post-Closing Eliem’s product candidates, preclinical studies, clinical trials, manufacturing process or sales and marketing terms;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and the combined company’s ability to obtain patent protection for its technologies;

•	additions or departures of key personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about Post-Closing Eliem’s business, or if they issue adverse or misleading opinions regarding its business and stock;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions or market conditions in the pharmaceutical and biotechnology sectors;

•	sales of securities by Post-Closing Eliem or its securityholders in the future;

•	if Post-Closing Eliem fails to raise an adequate amount of capital to fund its operations and continued development of its product candidates;

•	trading volume of Post-Closing Eliem common stock;

•	announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to anti-CD19 antibody product candidates, including with respect to other products in such markets;

•	the introduction of technological innovations or new therapies that compete with the product candidates and services of Post-Closing Eliem;

•	Post-Closing Eliem’s ability to maintain its listing on the Nasdaq Global Market; and

•	period-to-period fluctuations in Post-Closing Eliem’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Post-Closing Eliem common stock. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect Post-Closing Eliem’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if Post-Closing Eliem experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with Post-Closing Eliem’s strategic direction or seek changes in the composition of the Post-Closing Eliem Board could have an adverse effect on its operating results and financial condition.

Following the Acquisition, Post-Closing Eliem may be unable to successfully integrate the businesses of Eliem and Tenet and realize the anticipated benefits of the Acquisition.

The Acquisition involves the combination of two companies which currently operate as independent companies. Following the Acquisition, Post-Closing Eliem will focus on developing TNT119 for a broad range of autoimmune diseases, including SLE, ITP and MN. Post-Closing Eliem will be required to devote significant management attention and resources to integrating its business practices and operations. Post-Closing Eliem may fail to realize some or all of the anticipated benefits of the Acquisition, including if the integration process takes longer than expected or is more costly than expected. Potential difficulties Post-Closing Eliem may encounter in the integration process include the following:

•

the inability to successfully combine the businesses of Eliem and Tenet in a manner that permits Post-Closing Eliem to achieve the anticipated benefits from the Acquisition, which would result in the anticipated benefits of the Acquisition not being realized partly or wholly in the time frame currently anticipated or at all;

•	creation of uniform standards, controls, procedures, policies and information systems; and

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Acquisition.

In addition, Eliem and Tenet have operated and, until the completion of the Acquisition, will continue to operate, independently. It is possible that the integration process also could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect the combined company’s ability to maintain its relationships with third parties or the ability to achieve the anticipated benefits of the Acquisition, or could otherwise adversely affect the business and financial results of Post-Closing Eliem.

Post-Closing Eliem may never commercialize a product candidate or generate revenue.

Neither Eliem nor Tenet have commercialized a product or generated revenue from the sale of any products. Post-Closing Eliem is expected to incur significant net losses for the foreseeable future and may never achieve or maintain profitability. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a time-consuming, expensive and uncertain process that takes years to complete. Post-Closing Eliem may never generate the necessary data or results required to obtain marketing approval for any product candidates or generate revenue from the sale of any products for which Post-Closing Eliem may obtain marketing approval. Eliem and Tenet cannot predict when, or if, Post-Closing Eliem will obtain regulatory approval to TNT119 or other future product candidates.

The unaudited pro forma condensed combined financial data for Eliem and Tenet included in this proxy statement are preliminary, and Post-Closing Eliem’s actual financial position and operations after the Acquisition may differ materially from the unaudited pro forma condensed combined financial data included in this proxy statement.

The unaudited pro forma condensed combined financial data for Eliem and Tenet included in this proxy statement are presented for illustrative purposes only and are not necessarily indicative of Post-Closing Eliem’s actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the periods presented. Post-Closing Eliem’s actual results and financial position after the Acquisition and the Private Placement may differ materially and adversely from the unaudited pro forma condensed combined financial data included in this proxy statement. The unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of Eliem and Tenet and adjustments and assumptions have been made regarding Post-Closing Eliem after giving effect to the Acquisition and the Private Placement. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed combined financial statements do not reflect all costs that are expected to be incurred by Post-Closing Eliem in connection with the Acquisition and the Private Placement or that have been incurred since the date of such unaudited pro forma condensed combined financial statements. The assumptions used in preparing the unaudited pro forma condensed combined financial data may not prove to be accurate, and other factors may affect Post-Closing Eliem’s financial condition following the Acquisition and the Private Placement. For more information see the section titled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 169 of this proxy statement.

Eliem and Tenet do not anticipate that Post-Closing Eliem will pay any cash dividends in the foreseeable future.

The current expectation is that Post-Closing Eliem will retain its future earnings, if any, to finance the growth and development of Post-Closing Eliem’s business as opposed to paying dividends. As a result, capital appreciation, if any, of the common stock of Post-Closing Eliem will be your sole source of gain, if any, for the foreseeable future.

Post-Closing Eliem may be exposed to increased litigation, including stockholder litigation, which could have an adverse effect on Post-Closing Eliem’s business and operations.

Post-Closing Eliem may be exposed to increased litigation from stockholders, suppliers and other third parties due to the combination of Eliem’s and Tenet’s businesses following the Acquisition. Such litigation may have an adverse impact on Post-Closing Eliem’s business and results of operations or may cause disruptions to Post-Closing Eliem’s operations. In addition, in the past, stockholders have initiated class action lawsuits against biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against Post-Closing Eliem, could cause Post-Closing Eliem to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on Post-Closing Eliem’s business, results of operations and financial condition.

Future sales of shares by existing stockholders could cause Post-Closing Eliem’s stock price to decline.

If existing securityholders of Eliem and Tenet sell, or indicate an intention to sell, substantial amounts of Post-Closing Eliem common stock in the public market after legal restrictions on resale discussed in this proxy statement lapse, the trading price of the common stock of Post-Closing Eliem could decline. Based on shares of common stock outstanding as of May 10, 2024, and after giving effect the shares of common stock to be issued in the Private Placement and the shares of common stock expected to be issued upon completion of the Acquisition, Post-Closing Eliem is expected to have outstanding a total of approximately 65,916,502 shares of common stock immediately following the completion of the Acquisition and the Private Placement. Post-Closing Eliem has agreed to file a registration statement covering the resale of the shares issued in the Acquisition and the Private Placement within 45 days of the closing of the Private Placement. Post-Closing Eliem has agreed to keep such registration statement effective until the date the shares covered by such registration statement have been sold or can be resold without restriction under Rule 144 of the Securities Act. If outstanding shares of common stock are sold, the trading price of Post-Closing Eliem common stock could decline.

After completion of the Acquisition and the Private Placement, Post-Closing Eliem’s executive officers, directors and principal stockholders, including RA Capital Management, will have the ability to control or significantly influence all matters submitted to Post-Closing Eliem stockholders for approval.

Upon the completion of the Acquisition and the Private Placement, it is anticipated that Post-Closing Eliem’s executive officers, directors and principal stockholders, including RA Capital Management, will, in the aggregate, beneficially own approximately 70.4% of Post-Closing Eliem’s outstanding shares of common stock, including 47.6% of Post-Closing Eliem’s outstanding common stock beneficially owned by RA Capital Management and its affiliates as of May 10, 2024. As a result, if these stockholders were to choose to act together (or, in the case of RA Capital Management, alone), they would be able to control or significantly influence all matters submitted to Post-Closing Eliem stockholders for approval, as well as Post-Closing Eliem’s management and affairs. For example, these persons, if they choose to act together (or, in the case of RA Capital Management, alone), would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of Post-Closing Eliem’s assets. This concentration of voting power could delay or prevent an acquisition of Post-Closing Eliem on terms that other stockholders may desire.

Post-Closing Eliem will have broad discretion in the use of the cash and cash equivalents of Post-Closing Eliem and the proceeds from the Private Placement, and Post-Closing Eliem may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Post-Closing Eliem will have broad discretion over the use of the cash and cash equivalents of Post-Closing Eliem and the proceeds from the Private Placement. You may not agree with Post-Closing Eliem’s decisions, and its use of the proceeds may not yield any return on your investment. Post-Closing Eliem’s failure to apply these resources effectively could compromise its ability to pursue its growth strategy and Post-Closing Eliem might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence its decisions on how to use Post-Closing Eliem’s cash resources.

If Post-Closing Eliem fails to attract and retain management and other key personnel, it may be unable to continue to successfully develop or commercialize its product candidates or otherwise implement its business plan.

Post-Closing Eliem’s ability to compete in the highly competitive pharmaceuticals industry depends on its ability to attract and retain highly qualified managerial, scientific, medical, legal, sales and marketing and other personnel. Post-Closing Eliem will be highly dependent on recruiting and retaining its management and scientific personnel. The loss of the services of any of these individuals could impede, delay or prevent the successful development of Post-Closing Eliem’s product candidates, completion of its planned clinical trials, commercialization of its product candidates or in-licensing or acquisition of new assets and could negatively impact its ability to implement successfully its business plan. If Post-Closing Eliem loses the services of any of these individuals, it might not be able to find suitable replacements on a timely basis or at all, and its business could be harmed as a result. Post-Closing Eliem might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference into this proxy statement, contain forward-looking statements relating to Eliem, Tenet, the Acquisition, the Private Placement and the other proposed transactions contemplated thereby.

These forward-looking statements include, without limitation, statements regarding: future expectations, plans and prospects for Eliem, Tenet and Post-Closing Eliem following the anticipated consummation of the Acquisition; the anticipated benefits of the Acquisition; the anticipated timing of the closing the Acquisition and the Private Placement, the strategy, the anticipated milestones and key inflection points of Post-Closing Eliem; the anticipated use of proceeds of the Private Placement, the expected cash and cash equivalents of Post-Closing Eliem at closing of the Acquisition and the Private Placement and the anticipated cash runway of Post-Closing Eliem; the expected ownership, management team and Post-Closing Eliem Board; Tenet’s TNT119 product candidate, including expectations regarding TNT119’s therapeutic benefits, clinical potential and clinical development, and anticipated timelines for initiating clinical trials of TNT119, including initiating Phase 2 clinical trials for the treatment of systemic lupus erythematosus and immune thrombocytopenia in the second half of 2024. In addition, any statements that refer to projections, forecasts or other characterizations of future developments or circumstances, including any underlying assumptions, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “working,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations and beliefs concerning future events and their potential effects. There can be no assurance that future developments affecting Eliem, Tenet or the proposed transactions will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Eliem’s or Tenet’s control) or other assumptions that could cause actual results or performance to differ materially and adversely from those set forth in, expressed or implied by, such forward-looking statements. Post-Closing Eliem may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: completion of the Acquisition and the Private Placement in a timely manner or on the anticipated terms or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Acquisition and the Private Placement, including with respect to the approval of the Share Issuance Proposal by Eliem stockholders at the Meeting; risks related to Eliem’s and Tenet’s ability to estimate their respective operating expenses and expenses associated with the Acquisition and the Private Placement; uncertainties regarding the impact any delay in the closing would have on the anticipated cash and cash equivalents of Post-Closing Eliem upon closing and other events and unanticipated spending and costs that could reduce Post-Closing Eliem’s cash and cash equivalents; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Acquisition Agreement or the Private Placement; the effect of the announcement or pendency of the Acquisition on Eliem’s or Tenet’s business relationships, operating results and business generally; the ability of Post-Closing Eliem to timely and successfully achieve or recognize the anticipated benefits of the Acquisition; the outcome of any legal proceedings that may be instituted against Eliem or Tenet following any announcement of the Acquisition and related transactions; costs related to the Acquisition, including unexpected costs, charges or expenses resulting from the Acquisition; changes in applicable laws or regulation; the possibility that Eliem or Tenet may be adversely affected by other legislative, regulatory, political, economic, business and/or competitive factors and developments; competitive responses to the Acquisition and the Private Placement; Post-Closing Eliem’s ability to advance TNT119 and/or Post-Closing Eliem’s other product candidates on the timelines expected or at all and to obtain and maintain necessary approvals from the FDA and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring board; replicating in clinical trials positive results found in early-stage clinical trials of TNT119; competing successfully with other companies that are seeking to develop treatments for systemic lupus erythematosus, immune thrombocytopenia, membranous nephropathy and other autoimmune driven inflammatory diseases; maintaining or protecting intellectual property rights related to TNT119 and/or its other product candidates; managing expenses; raising the substantial additional capital needed, on the timeline necessary, to continue development of TNT119 and other product candidates Post-Closing Eliem may develop; achieving Eliem’s other business objectives. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that Eliem considers immaterial or which are unknown. It is not possible to predict or identify all such risks. The forward-looking statements only speak as of the date they are made, and Eliem does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For a discussion of the factors that may cause Eliem, Tenet or Post-Closing Eliem’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risks associated with the ability of Eliem and Tenet to complete the Acquisition and the Private Placement and the effects of the Acquisition on the business of Eliem, Tenet and Post-Closing Eliem, please see the section titled “Risk Factors” beginning on page 13 of this proxy statement. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Eliem. Please see the section titled “Where You Can Find More Information” beginning on page 183 of this proxy statement. There can be no assurance that the Acquisition and the Private Placement will be completed, or if completed, that such transactions will be completed within the anticipated time period or that the expected benefits of the Acquisition and the Private Placement will be realized.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of Eliem, Tenet or Post-Closing Eliem could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement are current only as of the date on which the statements were made. Eliem and Tenet do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law.

THE MEETING OF ELIEM STOCKHOLDERS

Date, Time and Place

The Meeting will be held on    , 2024, commencing at    , Eastern Time, unless postponed or adjourned to a later date. The Meeting will be held virtually through a live webcast at www.proxydocs.com/ELYM. Eliem is sending this proxy statement to its stockholders in connection with the solicitation of proxies by the Eliem Board for use at the Meeting and any adjournments or postponements of the Meeting. This proxy statement is first being furnished to Eliem stockholders on or about    , 2024.

Purposes of the Meeting

The purposes of the Meeting are:

1.

To approve, for purposes of Nasdaq Listing Rule 5635 and the satisfaction of the related condition contained in the Acquisition Agreement, the issuance of shares of Eliem common stock pursuant to the terms of the Acquisition Agreement and the Securities Purchase Agreement (the “Share Issuance Proposal” or “Proposal No. 1”);

2.

To adjourn the Meeting from time to time to solicit additional proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or if otherwise determined by the chairperson of the Meeting to be necessary or appropriate (the “Adjournment Proposal” or “Proposal No. 2”);

3.

To elect each of Andrew Levin, M.D., Ph.D., and Liam Ratcliffe, M.D., Ph.D., to the Eliem Board to hold office until the 2027 annual meeting of stockholders (the “Election Proposal” or “Proposal No. 3”);

4.

To ratify the selection by the audit committee of the Eliem Board of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Eliem for its fiscal year ending December 31, 2024 (the “Ratification Proposal” or “Proposal No. 4” and, collectively with the Share Issuance Proposal, Adjournment Proposal and Election Proposal, the “Proposals”); and

5.	To transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting by or at the direction of the Eliem Board.

Proposal No. 1 is a condition to the completion of the Acquisition. The issuance of shares of Eliem common stock pursuant to the terms of the Acquisition Agreement and the Securities Purchase Agreement will not take place unless approved by the Required Eliem Stockholder Vote (including the Baseline Vote and the Disinterested Stockholder Approval) and the Acquisition is consummated. Therefore, the Acquisition cannot be consummated without the approval of Proposal No. 1.

At this time, the Eliem Board is unaware of any matters, other than the Proposals set forth above, that may properly come before the Meeting.

Recommendation of the Eliem Board

•

The Eliem Board and Special Committee has determined and believes that the issuance of shares of Eliem common stock pursuant to the terms of the Acquisition Agreement and Securities Purchase Agreement is fair to, in the best interests of, and advisable to, Eliem and its stockholders and has approved such issuance. The Eliem Board and Special Committee each unanimously recommend that Eliem stockholders vote “FOR” Proposal No. 1 to approve the issuance of shares of Eliem common stock pursuant to the Acquisition Agreement and Securities Purchase Agreement.

•	The Eliem Board and Special Committee has determined and believes that adjourning the Meeting, from time to time to solicit additional proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or if otherwise determined by the chairperson of the Meeting to be necessary or appropriate is fair to, in the best interests of, and advisable to, Eliem and its stockholders and has approved and adopted the proposal. The Eliem Board and Special Committee each unanimously recommend that Eliem stockholders vote “FOR” Proposal No. 2 to adjourn the Meeting from time to time to solicit additional proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

•

The Eliem Board unanimously recommends that Eliem stockholders vote “FOR” Proposal No. 3 to elect each of Andrew Levin, M.D., Ph.D., and Liam Ratcliffe M.D., Ph.D., to the Eliem Board to hold office until the 2027 annual meeting of stockholders.

•	The Eliem Board unanimously recommends that Eliem stockholders vote “FOR” Proposal No. 4 to ratify PricewaterhouseCoopers LLP as Eliem’s independent registered public accounting firm.

Record Date and Voting Power

Only holders of record of Eliem common stock at the close of business on    , 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were    holders of record of Eliem common stock and there were    shares of Eliem common stock issued and outstanding. Each share of Eliem common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval.

Voting of Proxies

The proxy accompanying this proxy statement is solicited on behalf of the Eliem Board for use at the Meeting.

The procedures for voting are as follows:

Stockholders of Record

If you are a stockholder of record of Eliem on the Record Date, you may vote in person via the Internet during the Meeting by visiting www.proxydocs.com/ELYM. You will need to enter the 16-digit control number included on your proxy card.

You may submit your proxy before the Meeting in one of the following ways:

1.	Internet. To submit your proxy by Internet, visit the website shown on your proxy card.

2.	Telephone. To submit your proxy by telephone, please call 1-866-506-2806 using a touch-tone phone and follow the recorded instructions.

3.	Mail. Simply complete, sign and date the enclosed proxy card and return it before the Meeting in the envelope provided.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m., Eastern Time, on    , 2024, and mailed proxy cards must be received by     , 2024 in order to be counted at the Meeting. If the Meeting is adjourned or postponed, these deadlines may be extended.

Eliem provides Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

All properly executed proxies that are not revoked will be voted at the Meeting and at any adjournments or postponements of the Meeting in accordance with the instructions contained in the proxy. If a holder of Eliem common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” all of the proposals in accordance with the recommendation of the Eliem Board.

Beneficial Owners of Shares Held in Street Name

If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your bank, broker or other nominee to provide your instruction on how to vote at the Meeting.

Banks, brokers or other nominees are not permitted to vote on “non-routine” matters without instruction from the beneficial owner. Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter because it is a “non-routine” matter and instructions are not given. The Share Issuance Proposal, the Adjournment Proposal and the Election Proposal are “non-routine” matters. The Ratification Proposal is a “routine” matter and brokers, banks or other securities intermediaries may therefore vote on that proposal even if you do not instruct your bank, broker or other nominee how to vote with respect to the Ratification Proposal. Because of this, even if you do not instruct your bank, broker or other nominee how to vote on any matter at the Meeting, assuming your bank, broker or other nominee votes on the Ratification Proposal, the shares of Eliem common stock you beneficially own will be counted as present for purposes of determining a quorum.

If you hold your shares in “street name” and do not instruct your bank, broker or other nominee how to vote with respect to the Share Issuance Proposal, the Adjournment Proposal or the Election Proposal, your bank, broker or other nominee may not vote with respect to such proposal and those votes will be counted as broker non-votes. Such broker non-votes will have no impact on the Baseline Vote, the Adjournment Proposal or the Election Proposal. If you are a Disinterested Stockholder, such broker non-votes will have the effect of a vote “AGAINST” the Disinterested Stockholder Approval, regardless of whether a quorum is present.

Revocation of Proxies

Stockholders of Record

If you are a stockholder of record of Eliem and you have not executed a support agreement, you can revoke your vote at any time before the final vote at the Meeting in any one of the following ways:

•	You may submit another properly completed proxy card with a later date or submit a new vote by telephone or through the Internet.

•

You may send a timely written notice that you are revoking your proxy to Eliem’s Executive Chairman at its corporate mailing address located at PMB #117, 2801 Centerville Road 1st Floor, Wilmington, DE 19808-1609.

•	You may attend the Meeting and vote online at the Meeting. Simply attending the Meeting will not, by itself, revoke your proxy.

Beneficial Owners of Shares Held in Street Name

Please note, however, that if your shares are held of record by a bank, broker, or other nominee, you must instruct your banker, broker or other nominee that you wish to revoke or resubmit your vote by following the procedures on the voting card provided to you by the bank, broker or other nominee.

Quorum

The representation online or by proxy of holders of a majority of the voting power of the shares of Eliem common stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. For purposes of determining the presence of a quorum, abstentions (meaning, for purposes of this proxy statement, an Eliem stockholder who attends the Meeting in person via the Internet and does not vote or returns a proxy with “abstain” instructions) will be counted as present at the Meeting. Shares present virtually during the Meeting will be considered shares of common stock represented online at the meeting.

Vote Required

Approval of Proposal No. 1 requires that Eliem obtain both the Baseline Vote and the Disinterested Stockholder Approval:

i.	The Baseline Vote requires the affirmative vote of a majority in voting power of the votes cast by holders of the outstanding shares of Eliem common stock entitled to vote in accordance with the DGCL.

ii.

The Disinterested Stockholder Approval requires the affirmative vote of a majority of the aggregate voting power of the outstanding shares of Eliem common stock entitled to vote thereon other than any outstanding shares of Eliem common stock beneficially owned, directly or indirectly, by (1) Tenet, (2) any stockholder of Tenet, including RA Capital Management, (3) any individual that Eliem has determined to be an “officer” of Eliem within the meaning of Rule 16a-1(f) of the Exchange Act, (4) any PIPE Investor, (5) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any individual listed in the foregoing clauses (1)-(4), and (6) any “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any person listed in the foregoing clauses (1)-(5).

Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person via the Internet or represented by proxy at the Meeting and entitled to vote thereon.

For Proposal No. 3, the election of each director nominee requires the plurality of votes of the shares present in person via the Internet or represented by proxy at the Meeting and entitled to vote generally on the election of directors.

Approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person via the Internet or represented by proxy at the Meeting and voting affirmatively or negatively on such matter.

Proposal No. 1 is a condition to the completion of the Acquisition. Therefore, the Acquisition cannot be consummated without the approval of Proposal No. 1. The issuance of shares of Eliem common stock pursuant to the terms of the Acquisition Agreement and the Securities Purchase Agreement, or Proposal No. 1, will not take place unless approved by the requisite Eliem stockholders and the Acquisition is consummated.

Votes will be counted by the inspector of election appointed for the meeting, who will separately count (i) with respect to all Proposals other than Proposal No. 3, “FOR” and “AGAINST” votes, abstentions and broker non-votes and (ii) with respect to the election of each director in Proposal No. 3 “FOR” votes, “WITHHOLDS” and broker non-votes.

If you are a stockholder of record and you do not vote by virtue of not being present virtually or by proxy at the Meeting, your shares will not be counted for purposes of determining the existence of a quorum. This will have no effect on the Adjournment Proposal. Assuming a quorum is present, this will have no effect on the Baseline Vote, the Election Proposal or the Ratification Proposal. If you are a Disinterested Stockholder, this will have the effect of a vote “AGAINST” the Disinterested Stockholder Approval.

Abstentions (meaning an Eliem stockholder attends the Meeting in person via the Internet and does not vote or returns a proxy with “abstain” instructions) will be counted for the purpose of determining the existence of a quorum. Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal and, if you are a Disinterested Stockholder, “AGAINST” the Disinterested Stockholder Approval. Assuming a quorum is present, abstentions will have no effect on the Baseline Vote or Ratification Proposal.

With respect to the Election Proposal, you may either vote “FOR” the nominee to the Board of Directors or you may “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to such director. Assuming a quorum is present and at least one share votes in favor of the election of such director, this will have no effect on the outcome of the Election Proposal.

Other Matters

As of the date of this proxy statement, the Eliem Board does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

THE ACQUISITION

This section and the section titled “The Acquisition Agreement” beginning on page 83 of this proxy statement describe the material aspects of the Acquisition, including the Acquisition Agreement. While Eliem believes that this description covers the material terms of the Acquisition and the Acquisition Agreement, which is attached as Annex A to this proxy statement, and the other documents to which Eliem has referred to or incorporated by reference herein. For a more detailed description of where you can find those documents, please see the section titled “Where You Can Find More Information” beginning on page 183 of this proxy statement.

Background of the Acquisition

In an effort to enhance stockholder value, the Eliem Board and Eliem management regularly review and discuss Eliem’s near and long-term operating and strategic priorities. Among other things, these reviews and discussions focus on the opportunities and risks associated with Eliem’s development programs, financial condition and potential long-term strategic options.

In the fall of 2022, the Eliem Board and management performed a review of Eliem’s development pipeline, following its announcement in August 2022 of the discontinuation of further development of ETX-810, after ETX-810 did not achieve statistically significant separation from placebo on the primary endpoint of its Phase 2a clinical trial in lumbosacral radicular pain.

In connection with such review, on October 4, 2022, Eliem engaged Leerink Partners LLC (“Leerink Partners”) as exclusive financial adviser to assist with the Eliem Board’s evaluation of a range of strategic alternatives, including potential acquisitions, mergers, in-licenses of assets or other strategic transactions. The Eliem Board authorized the engagement of Leerink Partners based on Leerink Partners’ qualifications, reputation, experience and expertise in the biopharmaceutical industry, its knowledge of and involvement in recent transactions in the biopharmaceutical industry and its familiarity with Eliem and its business, as well as Leerink Partners’ familiarity with Eliem given that it had acted as an underwriter on Eliem’s initial public offering.

On October 6, 2022, the Eliem Board established a transaction committee (the “Transaction Committee”), composed of Dr. Andrew Levin, Dr. Liam Ratcliffe, and Simon Tate, to oversee Eliem’s review of its existing program and pipeline and the Eliem Board’s evaluation, with the assistance of Leerink Partners, of potential strategic alternatives.

From October 6, 2022 through January 8, 2023, the Transaction Committee oversaw the evaluation and engagement in exploratory discussions with a number of potential counterparties, including evaluating 40 potential counterparties for various forms of strategic transactions. During this time, the Eliem Board had discussed and agreed upon the proposed criteria that would be used to evaluate any potential strategic counterparty, consisting of: the inherent attractiveness of the counterparty’s technology and development pipeline, including likelihood of applicable regulatory and marketing authorization and success, potential value inflection milestones in the relative near term, including within the anticipated cash runway period following the closing of a transaction; quality of management, board and investor base, including an ability to attract additional investment in connection with a strategic transaction; competitive differentiation; ability to fund operations following closing; and proposed relative valuations and pro forma ownership splits of the combined company’s equity (the “Criteria”). At the direction of the Transaction Committee, Leerink Partners, on behalf of Eliem, engaged in preliminary discussions with eleven of these potential counterparties, selected based on the Criteria. Eight of those potential counterparties submitted non-binding indications of interest, and the Transaction Committee directed Eliem management and Leerink Partners to engage in exploratory discussions with two of such potential counterparties, selected based on a combination of the Criteria and the attractiveness of such parties’ proposals. However, following such exploratory discussions and continued evaluation of Eliem’s existing pipeline, the Eliem Board, at a meeting held on January 8, 2023, determined not to pursue any strategic transaction with any counterparty and instead determined to focus Eliem’s efforts on development of ETX-155 and its preclinical Kv7 program for epilepsy.

On February 7, 2023, the Eliem Board determined to re-prioritize Eliem’s pipeline to focus on its Kv7 program, including ETX-123, and to pause all further development of ETX-155. In connection with such change in priorities, the Eliem Board approved a reorganization plan to conserve financial resources and better align Eliem’s workforce with its business needs. Eliem at this time also announced the departure of certain members of management, and the appointment of Dr. Andrew Levin, Chairman of the Eliem Board, as Executive Chairman of Eliem. Eliem publicly announced this reorganization plan on February 9, 2023.

On June 20, 2023, the Eliem Board held a meeting by videoconference, at which representatives of Eliem management were present. During the meeting, representatives of Eliem management reviewed with the Eliem Board the status of Eliem’s Kv7 program, including ETX-123. The Eliem Board and representatives of Eliem management discussed potentially pausing further development of its Kv7 program and reinitiating its process with Leerink Partners (under the October 2022 engagement letter, which remained in effect) to again explore and evaluate potential strategic alternatives. The Eliem Board directed the Transaction Committee and representatives of Eliem management to engage with Leerink Partners to discuss and begin outreach to potential counterparties, to be identified based on the Criteria, regarding a potential strategic transaction, as well as to finalize communications related to the Eliem Board’s determinations.

Between June 20, 2023 and July 21, 2023, members of the Transaction Committee and representatives of Eliem management and Leerink Partners identified and evaluated potential counterparties, and, pursuant to the Eliem Board’s prior direction, initiated outreach to such potential counterparties.

On July 19, 2023, the Eliem Board held a meeting by videoconference, at which representatives of Eliem management and Leerink Partners were present. During the meeting, the Eliem Board reviewed Eliem’s business results, strategy and outlook, including the status of ETX-123 and its Kv7 program. Following discussion, the Eliem Board determined to pause further development of its Kv7 program. Further, at the meeting, representatives of Leerink Partners reviewed potential strategic alternatives for Eliem, including reviewing with the Eliem Board potential counterparties to a strategic transaction, which represented parties identified by representatives of Eliem management and Leerink Partners that had previously been identified in the prior outreach as potentially meeting the Criteria identified by the Eliem Board. Representatives of Eliem management and Leerink Partners and members of the Eliem Board also discussed the competitive landscape in which Eliem operated, as well as current conditions in the capital markets and the economic environment more generally. Following discussion, the Eliem Board authorized and directed representatives of Eliem management and Leerink Partners to continue to, based on the previously identified Criteria, contact potential strategic counterparties to gauge their interest in a strategic transaction with Eliem.

On July 20, 2023, Eliem publicly announced that it had determined to halt further development of its Kv7 program and would conduct a comprehensive exploration of strategic alternatives focused on enhancing stockholder value, including potential acquisitions of other assets and product candidates and further evaluation of its existing development pipeline and assets. At the same time, Eliem publicly announced that it had retained Leerink Partners to act as its strategic adviser in that process.

During June and July of 2023, at the direction of the Eliem Board, the Transaction Committee and representatives of Eliem management and Leerink Partners evaluated a list of 115 potential counterparties, and, based on the Criteria, determined to contact 16 such potential counterparties, which included private companies who would be candidates to engage in a merger with Eliem.

From July 2023 through October 2023, members of the Transaction Committee and representatives of Eliem management and Leerink Partners engaged in exploratory discussions with 13 potential counterparties, six of which submitted non-binding proposals, and five of which made management presentations to Eliem. Each such potential counterparty proposed a merger transaction, and the valuations ascribed to Eliem in the proposed stock-for-stock merger transactions ranged from $85.0 million to $116.0 million, in each case with pre-closing Eliem equityholders owning a minority of the combined company. None of the non-disclosure agreements Eliem executed with any of these potential counterparties, or any other counterparty with whom Eliem engaged from October 2022 through January 2024, included any “don’t ask / don’t waive” provisions or standstills.

While the Transaction Committee determined to prioritize three of the six potential counterparties that submitted non-binding proposals to engage in exploratory discussions during this time, none of the discussions progressed to the exchange of definitive documentation, and each of the three engaged in exploratory discussions ultimately withdrew their respective proposals and terminated discussions with Eliem, in each case citing a preference for alternatives to a transaction with Eliem, including focusing on operating as stand-alone companies and raising capital independently.

From November 2023 to January 2024, the Eliem Board directed Leerink Partners to contact two potential counterparties that had previously expressed an interest in a strategic transaction with Eliem to determine if either would be interested in resuming discussions in respect of a potential transaction. One of these potential counterparties made a management presentation to representatives of Eliem and Leerink Partners in January 2024. Each of these two potential counterparties declined to resume discussions by the beginning of February 2024.

As a result, by the beginning of February 2024, Eliem was not in active discussions with any potential counterparty regarding any potential strategic transaction, as all such discussions had been terminated by the potential counterparties.

On February 2, 2024, Dr. Levin, acting on behalf of RA Capital Management, introduced Tenet, a privately held company majority owned and controlled by RA Capital Management and its affiliates, to Leerink Partners, as a potential counterparty for a strategic transaction for consideration by the Eliem Board. As noted further below, Dr. Levin is a partner and managing director at RA Capital Management, affiliates of which owned approximately 47.5% of the outstanding shares of Eliem. At the direction of Eliem, Leerink Partners arranged for the execution of a non-disclosure agreement between Eliem and Tenet on February 2, 2024. The non-disclosure agreement did not include any “don’t ask / don’t waive” provisions or standstill.

Between February 2, 2024 and February 19, 2024, representatives of Eliem management and Leerink Partners engaged in business and research and development due diligence of Tenet. During this period, representatives of Eliem management and Leerink Partners, Tenet management and Dr. Levin, acting on behalf of RA Capital Management, discussed various aspects of a potential acquisition of Tenet by Eliem, including potential transaction structures and timelines, as well as the view of Tenet management and RA Capital Management that a concurrent financing of the combined company would be a condition to support for a transaction. In the course of these discussions, Dr. Levin, on behalf of RA Capital Management, informed representatives of Eliem management and Leerink Partners that Tenet and RA Capital Management were likely to support a transaction which valued the combined company at $130.0 million, with $100.0 million ascribed to Eliem and $30.0 million ascribed to Tenet. The proposed valuation of Tenet was, according to Tenet and RA Capital Management, based on Tenet’s stage of development, assets, prospects, valuations of similarly- situated companies, as well as the valuations certain potential investors had indicated they would support in a private financing of Tenet. Tenet management and Dr. Levin, on behalf of RA Capital Management, also stated that it was Tenet’s and RA Capital Management’s expectation that the potential investors in a Tenet private financing, including RA Capital Management, would likely be supportive of investing in a financing of a combined Tenet and Eliem. Representatives of Eliem management and Leerink Partners stated they would discuss these terms with the Eliem Board, and further noted that the Eliem Board intended to create a special committee of independent, disinterested directors to oversee the process related to any potential transaction with Tenet.

On February 8, 2024, management of Tenet presented to the Eliem Board and representatives of Eliem management and Leerink Partners regarding Tenet’s pipeline, history, product candidates and business strategy.

On February 19, 2024, the members of the Eliem Board, other than Dr. Levin who had recused himself from Eliem deliberations regarding a potential transaction with Tenet, held a meeting by teleconference, at which representatives of Eliem management, Leerink Partners and Wilmer Cutler Pickering Hale and Dorr LLP, recently retained counsel for Eliem (“WilmerHale”), were present. The Eliem Board selected WilmerHale given its expertise and experience with similar transactions to the proposed transaction with Tenet, as well as its knowledge of the industry in which Eliem and Tenet operate. The members of the Eliem Board in attendance and representatives of Eliem management and Leerink Partners reviewed the status of Eliem’s strategic discussions and process to date, including with respect to initial discussions with, and due diligence with respect to, Tenet. Representatives of WilmerHale reviewed with the Eliem Board its fiduciary duties, including when potential conflicts are present. In particular, the Eliem Board observed that Dr. Andrew Levin, the Chairman of the Eliem Board and Executive Chairman of Eliem, is a partner and managing director at RA Capital Management, affiliates of which owned approximately 47.5% of the outstanding shares of Eliem, and, further, that affiliates of RA Capital Management owned a controlling majority of Tenet. At the meeting, the Eliem Board discussed the establishment of a special committee composed solely of independent and disinterested directors, to oversee and direct Eliem’s evaluation of strategic alternatives, including any potential transaction with Tenet and/or financing in which RA Capital Management or its affiliates participated. The members of the Eliem Board identified Dr. Liam Ratcliffe, Simon Tate and Dr. Judith Dunn as independent, disinterested directors who could serve on such a special committee. Finally, representatives of Leerink Partners reviewed with the Eliem Board the indicative, oral terms that had been raised by Dr. Levin and representatives of Tenet, namely proposed relative valuations of $100.0 million for Eliem and $30.0 million for Tenet, reflecting an implied exchange ratio of approximately 76.9% for pre-closing Eliem equityholders and 23.1% for pre-closing Tenet equityholders. Representatives of Eliem management and Leerink Partners reviewed with the Eliem Board Tenet’s assets, operations and business, including the status of its development program, and, following discussion, the Eliem Board directed representatives of Eliem management and Leerink Partners to seek improvement in the proposed terms with Tenet, including improvement in the relative valuations, and to negotiate for a limit of $70.0 million on the amount of any concurrent financing to be conducted in connection with the proposed acquisition.

Later on February 19, 2024, representatives of Leerink Partners met by teleconference with Dr. Levin, who provided perspective on behalf of RA Capital Management. During the meeting, representatives of Leerink Partners informed Dr. Levin of the Eliem Board’s determinations regarding the need to increase the valuation ascribed to Eliem as well as regarding the appropriate size of any concurrent financing. In the discussion, Dr. Levin indicated that a concurrent financing was, in the view of RA Capital Management, critical to successful execution of any transaction. Further, Dr. Levin expressed tentative support, on behalf of RA Capital Management, for revised valuations of $110.0 million ascribed to Eliem and $20.0 million ascribed to Tenet, but noted that investors in the concurrent financing, including RA Capital Management, were, he believed, unlikely to support an aggregate valuation of the combined company of more than $130.0 million. Dr. Levin also re-iterated the view of RA Capital Management that a substantial concurrent financing was a necessary condition to a transaction, and suggested to Leerink Partners that, when formed, the committee of independent, disinterested directors of the Eliem Board send a term sheet reflecting its proposal as soon as practicable.

On February 21, 2024, the full Eliem Board established, by written consent, a special committee, composed solely of independent, disinterested directors: Dr. Liam Ratcliffe, Dr. Judith Dunn, and Simon Tate, with Dr. Ratcliffe appointed chair (the “Special Committee”). The Eliem Board delegated authority to the Special Committee to, among other things: review, evaluate and negotiate the terms and conditions, and determine the advisability, of a potential strategic transaction, including any potential transaction with Tenet; establish, approve, monitor and direct the process and procedure related to the review, evaluation and negotiation of a potential transaction and any alternatives thereto, including to determine not to proceed with any such process, procedures or transaction; respond to any communications, inquiries or proposals regarding any potential transaction; make or accept, reject, negotiate or seek to modify the price, structure, form, terms and conditions of a potential transaction; retain advisors; and recommend to the full Eliem Board what action, if any, should be taken by the Elien Board and Eliem with respect to any potential strategic transaction. Further, the Eliem Board resolved not to approve a potential transaction, or recommend a potential transaction to Eliem stockholders, without the prior favorable recommendation of the Special Committee, and directed representatives of Eliem management, Leerink Partners and WilmerHale to evaluate structures for the transaction, including conditioning the transaction on a non-waivable condition that the transactions must be approved by holders of a majority of outstanding shares of Eliem common stock, other than RA Capital Management and its affiliates.

On February 22, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management, Leerink Partners and WilmerHale were present. Representatives of WilmerHale reviewed with the Special Committee its fiduciary duties, as well as its rights and powers as delegated by the full Eliem Board. Representatives of Eliem management and Leerink Partners reviewed with the Special Committee the status of discussions and Eliem’s strategic review process to date, including the potential counterparties contacted, the proposals previously received, and the fact that, other than Tenet, each party with whom Eliem had engaged in discussions had withdrawn all prior proposals and unilaterally terminated discussions with Eliem. Further, Leerink Partners confirmed to the Special Committee that it had recontacted the potential counterparties that had previously submitted proposals to Eliem, and each of them had reconfirmed they were not interested in resuming discussions regarding a potential strategic transaction, as such potential counterparties remained focused on other alternatives. Representatives of Eliem management and Leerink Partners then reviewed with the Special Committee the terms of a proposed non-binding term sheet to be sent by Eliem to Tenet. The draft term sheet reflected the proposed acquisition of Tenet by Eliem, with the aggregate consideration being a number of newly issued shares of Eliem common stock determined based on relative valuations which valued Tenet at $20.0 million and Eliem at $110.0 million, reflecting an anticipated pro forma ownership split of approximately 84.6% for pre-closing equityholders of Eliem and 15.4% for pre-closing equityholders of Tenet. The term sheet did not contemplate any adjustments to such implied exchange ratio, other than to account for the number of outstanding shares of Eliem as of the closing. The term sheet also contemplated a concurrent private placement of not more than $70.0 million into the combined company as of immediately after the closing. The term sheet also proposed that the post-closing board of directors of the combined company would consist of six directors, with five being the existing directors of Eliem and one director to be designated by Tenet. Representatives of Eliem management and Leerink Partners reviewed these terms with the Special Committee, including that the valuation of Eliem ascribed in the transaction reflected a significant premium to Eliem’s existing trading price and was at the highest end of the range of valuations any other party had ascribed to Eliem in prior discussions, while the potential transaction, as it represented an acquisition and not a merger and pre-closing Eliem stockholders would continue to own a substantial majority of the combined company, preserved flexibility to evaluate and potentially engage in additional strategic transactions in the future. Following discussion, the Special Committee directed Leerink Partners to distribute the term sheet to Tenet. Following the meeting, Leerink Partners distributed the non-binding term sheet to Tenet.

On February 23, 2024, representatives of Cooley LLP (“Cooley”), counsel to Tenet, sent to WilmerHale a revised draft of the non-binding term sheet. The term sheet accepted the proposed relative valuations of $110.0 million for Eliem and $20.0 million for Tenet, but proposed, among other things, an increase in the size of the concurrent financing to $100.0 million, and that the board of directors of the combined company would be composed of four current directors of Eliem, one director designated by Tenet (to be filled by Dr. Stephen Thomas, Tenet chief executive officer), one director designated by an investor in the concurrent financing, and one seat left vacant to be filled by the permanent chief executive officer of the combined company. The term sheet also proposed that Dr. Thomas would serve as interim chief executive officer of the combined company and other members of Tenet management would serve similar interim roles with the combined company.

On February 27, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management, Leerink Partners and WilmerHale were present. During the meeting, representatives of Leerink Partners and representatives of Eliem management discussed with the Special Committee the terms of the revised non-binding term sheet from Tenet, including the relative valuations of the companies, Tenet’s pipeline, the fact that an acquisition of Tenet would preserve flexibility for Eliem to continue to add to its pipeline or engage in future strategic transactions, and the additional capital represented by the proposed concurrent private financing. The Special Committee also discussed with representatives of Eliem management and Leerink Partners the Tenet management team, their knowledge of Tenet’s assets, and the potential, through the transaction, to engage a knowledgeable interim management team while preserving flexibility to identify and hire a permanent chief executive officer. Representatives of Eliem management and Leerink Partners also reviewed with the Special Committee the due diligence findings to date regarding Tenet. Representatives of WilmerHale then reviewed with the Special Committee its fiduciary duties and certain legal considerations with respect to a potential transaction with Tenet, including as a result of RA Capital Management’s ownership positions in each of Tenet and Eliem and Dr. Levin’s roles with Eliem and RA Capital Management. The Special Committee determined that the approval of the Eliem Board of any transaction with Tenet must be conditioned on approval by a committee of the Eliem Board composed entirely of independent, disinterested directors, and a non-waivable condition requiring approval of Eliem stockholders holding at least a majority of all issued and outstanding shares of Eliem common stock not held by RA Capital Management or its affiliates. The Special Committee directed representatives of Leerink Partners, Eliem management, and WilmerHale to continue engaging with Tenet, including regarding the structure of, and conditions to, the transaction, the composition of the post-closing board and management, the proposed concurrent financing and the proposed aggregate amount of gross proceeds, and other aspects of the term sheet.

Later on February 27, 2024, Tenet communicated to representatives of Leerink Partners and Eliem management that it had delivered a notice to Acelyrin, the counterparty to its asset purchase agreement pursuant to which it obtained its license rights to TNT119, its lead asset, regarding the potential transaction with Eliem, including that the proposed transaction would not constitute a “right of first negotiation” transaction under such asset purchase agreement, though Tenet stated it would nonetheless comply with the required waiting period under that agreement.

On February 29, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management, Leerink Partners and WilmerHale were present. During the meeting, representatives of Leerink Partners and Eliem management reviewed with the Special Committee the status of discussions with Tenet, including that Tenet had delivered a notice to Acelyrin under its asset purchase agreement and was complying with the required waiting period under that agreement, noting the impact of this notice on the timeline to potentially signing and announcing a transaction. Representatives of Eliem management reviewed with the Special Committee the due diligence findings to date regarding Tenet, including with respect to clinical, regulatory and licensing matters.

Later on February 29, 2024, the Special Committee and representatives of Eliem management and Leerink Partners held a meeting by videoconference with Tenet management to conduct additional due diligence on Tenet. During this meeting, Tenet management answered questions submitted by the Special Committee and members of Eliem management, focusing on business, strategic, financial, scientific, and clinical diligence as well as with respect to Tenet management’s initial financial projections for Tenet. Following this meeting, Tenet management shared its financial projections for Tenet.

On March 5, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management, Leerink Partners and WilmerHale were present. During the meeting, representatives of Eliem management reviewed with the Special Committee the results of several due diligence calls held with representatives of Tenet, as well as updates regarding other due diligence findings. Representatives of Leerink Partners and representatives of Eliem management further discussed the terms of any revised non-binding term sheet from Eliem, including that the per share price in any concurrent financing would be determined based on the implied combined company valuation set forth in the term sheet, which implied a significant premium to the trading price of Eliem’s common stock.

On March 11, 2024, Acelyrin confirmed to Tenet that it agreed that a proposed transaction between Eliem and Tenet would not constitute a “right of first negotiation” transaction.

On March 13, 2024, WilmerHale sent to Cooley a draft non-binding term sheet reflecting the terms authorized by the Special Committee on March 5, 2024, which provided for, among other things: (1) the proposed implied exchange ratio for the transaction valuing Eliem at $110.0 million as of the closing, while Tenet would be valued at $20.0 million (and, as a result, (i) the pre-closing equityholders of Tenet would own 15.4% of the equity of the combined company on a fully diluted basis and (ii) the pre-closing equityholders of Eliem would own 84.6% of the equity of the combined company on a fully diluted basis (calculated via the treasury stock method); (2) in connection with the closing of the proposed transaction, a concurrent private placement of common stock of Eliem would be effected at or as of immediately after the closing, in an aggregate amount to be mutually determined by the parties; (3) the post-closing board of directors of Eliem would consist of seven directors, the composition of which would satisfy applicable U.S. Securities and Exchange Commission (“SEC”) and Nasdaq listing requirements, and that the specific composition of the board of directors would be determined by the parties during negotiation of a definitive agreement; and (4) conditions to approval of the transaction by the Eliem Board would include approval by a special committee of independent and disinterested directors of Eliem, and a non-waivable condition requiring approval of the stockholders holding at least a majority of all the issued and outstanding shares of Eliem common stock not held by the RA Capital Management or its affiliates.

On March 14, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management, Leerink Partners and WilmerHale were present. During the meeting, representatives of Eliem management updated the Special Committee that Acelyrin had confirmed to Tenet that the proposed transaction with Eliem would not constitute a “right of first negotiation” transaction, and further that WilmerHale had sent to Tenet’s counsel a revised non-binding term sheet reflecting the terms previously authorized by the Special Committee. Representatives of Eliem management then further reviewed the status of due diligence with respect to Tenet. Representatives of Leerink Partners then confirmed to the Special Committee that Leerink Partners had not identified any conflicts of interest on the part of Leerink Partners with respect to either Tenet or RA Capital Management. Following discussion, the Special Committee determined that Leerink Partners was appropriately independent with respect to the proposed transaction with Tenet, and that it was not necessary to retain a second financial advisor to deliver a fairness opinion or otherwise act as financial advisor for the Special Committee and Eliem Board. Lastly, representatives of Eliem management advised the Special Committee that Tenet and its counsel had indicated that Tenet would be sending a non-binding term sheet to Eliem later that day, which Tenet had indicated would reflect substantial agreement with the term sheet previously sent by Eliem, and representatives of WilmerHale advised the Special Committee that internal counsel at RA Capital Management had indicated that RA Capital Management expected to file an amendment to RA Capital Management’s Schedule 13D filing in connection with the delivery of such non-binding term sheet. Following discussion, the Special Committee directed representatives of Eliem management, Leerink Partners and WilmerHale to, assuming the revised term sheet from Tenet reflected alignment between the parties, to prepare definitive documentation for the transaction and to work with representatives of Tenet to begin outreach to potential investors for the concurrent financing, including that the price per share in any concurrent financing would be based on the proposed combined company valuation of $130.0 million set forth in the term sheet, which implied a significant premium to the trading price of Eliem’s common stock.

Later on March 14, 2024, Cooley sent to WilmerHale a draft non-binding term sheet, which was substantially consistent with the non-binding term sheet sent by Eliem to Tenet on March 13, 2024, and which noted that the composition of the post-closing board of directors would be determined by the parties during the negotiation of the definitive documentation.

On March 15, 2024, representatives of Tenet, Cooley and WilmerHale initiated outreach to potential investors for the concurrent financing.

On March 18, 2024, RA Capital Management publicly filed an amendment to its Schedule 13D, which summarized the material terms of the non-binding term sheet sent by Tenet on March 14, 2024 (but which referred to Tenet by a codename, “Tango”) and included the term sheet as an exhibit. Later on March 18, 2024, Eliem filed a Current Report on Form 8-K which acknowledged the receipt of the non-binding term sheet from Tenet (also identified by the codename Tango), and further stating that there was no assurance any transaction with Tango or any other party would be consummated, and that any transaction with Tango would be subject to various conditions, including but not limited to, (i) the satisfactory completion of due diligence by both parties, (ii) the negotiation and execution of a definitive agreement and the satisfaction of the conditions negotiated therein, (iii) the approval and recommendation of any such transaction by the Special Committee, and (iv) a non-waivable condition requiring approval of the stockholders of Eliem holding a majority of the voting power of the outstanding shares of Eliem not held by RA Capital Management or its affiliates.

During the period from March 14, 2024 to April 10, 2024 representatives of Eliem and representatives of Tenet completed confirmatory due diligence and representatives of WilmerHale and Cooley negotiated the terms of the Acquisition Agreement drafted by WilmerHale, including with respect to the calculation of the aggregate consideration, the representations and warranties and operating covenants of each party, the amount of the termination fees and expense reimbursement, non-solicitation provisions, the indemnification provisions, and the terms of the forms of support agreement, lock-up agreements and other ancillary agreements to the transactions. Also during this period, representatives of Eliem and Tenet engaged in discussions with potential investors for the concurrent private placement, including with respect to finalizing the securities purchase agreement and other relevant transaction documents.

On March 21, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management, Leerink Partners and WilmerHale were present. During the meeting, representatives of Eliem management, Leerink Partners and WilmerHale reviewed with the Special Committee the terms of the proposed non-binding term sheet from Tenet. Following discussion, and on the basis of the term sheet, the Special Committee directed representatives of Eliem management, WilmerHale, and Leerink Partners to negotiate definitive documents for the proposed transaction. Representatives of Eliem management also reviewed with the Special Committee the status of discussions regarding the Private Placement, including that, based on initial feedback, demand for the concurrent financing was likely to exceed $100.0 million, as well as initial indications of allocations among potential investors. Representatives of Eliem management and the Special Committee further discussed the process for evaluating Dr. Thomas, as proposed interim chief executive officer for Eliem, and the other interim members of management. The Special Committee directed representatives of Eliem management to arrange meetings between Mr. Thomas and members of the Special Committee and Eliem’s nominating and corporate governance committee.

On March 24, 2024, representatives of Eliem management, Leerink Partners and Tenet management met by videoconference to review and discuss Tenet’s financial projections, including regarding the underlying assumptions and potential adjustments to such assumptions. Representatives of Eliem management, Leerink Partners and Tenet management met again on March 28, 2024 to discuss follow-up items from the March 24, 2024 meeting.

On March 29, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management, Leerink Partners and WilmerHale were present. During the meeting, representatives of Eliem management and WilmerHale reviewed with the Special Committee updates regarding the status of discussions and negotiations, including with respect to the proposed concurrent financing and the proposed investor allocations among investors. Representatives of Eliem management and WilmerHale further reviewed with the Special Committee the anticipated timeline for the transaction. Representatives of Eliem management then reviewed with the Special Committee proposals from Tenet regarding the post-closing compensation for the interim chief executive officer and other interim members of management, and further noted that representatives of Eliem management was seeking input from Eliem’s compensation consultant regarding such proposals.

On April 1, 2024, representatives of Eliem management and Leerink Partners held a meeting by videoconference with Tenet management to discuss adjustments to Tenet’s financial projections, as initially prepared by Tenet management and as adjusted by representatives of Eliem management. From April 1, 2024 through April 5, 2024, representatives of Eliem management, with the assistance of Leerink Partners, reviewed and adjusted the financial projections provided by Tenet, and representatives of Eliem management circulated its adjusted Tenet financial projections to the Special Committee.

On April 5, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management, Leerink Partners and WilmerHale were present. During the meeting, representatives of Eliem management, Leerink Partners and WilmerHale reviewed with the Special Committee the status of due diligence, discussions and negotiations regarding the draft Acquisition Agreement and regarding the Private Placement. In particular, representatives of Eliem management reviewed with the Special Committee the investor demand for the Private Placement, including that the demand would likely support aggregate gross proceeds of $120.0 million, and that investors had agreed that the per share price in the Private Placement would be determined based on an indicative $130.0 million valuation for the combined company, which implied a significant premium to the trading price of Eliem’s common stock. Further, representatives of Eliem management reviewed with the Special Committee proposed investor allocations for the Private Placement, noting that, following discussions, RA Capital Management would be investing an amount in the Private Placement which would result in its post-closing ownership percentage of Eliem to be approximately 48.5%, which would be substantially unchanged from its ownership percentage of Eliem prior to the closing. The Special Committee and representatives of Eliem management and Leerink Partners reviewed the Financial Projections, which had originally been prepared by Tenet and were adjusted by representatives of Eliem management, which, following discussion and further input from the Special Committee, the Eliem Special Committee believed were reasonable for transactions in the biotechnology industry, including in light of, among other things, the applicable projections period, the expected timelines to regulatory approval, the anticipated period of patent term exclusivity for the product candidates if approved, and the other assumptions underlying such Financial Projections. Further, representatives of Eliem management reviewed with the Special Committee information from Eliem’s compensation consultant regarding the requested salaries and compensation packages for Mr. Thomas and the other proposed interim members of management, determining they were above market for similarly situated persons. The Special Committee directed representatives of Eliem management to continue to engage with Eliem’s compensation consultant regarding the compensation proposals from Tenet, and to provide such feedback to Tenet management. Lastly, members of the Special Committee reviewed feedback from the one-on-one interviews of Mr. Thomas, and, following discussion, determined that Mr. Thomas was qualified to act as interim chief executive officer of Eliem following the closing given his knowledge and expertise with respect to the acquired assets and his effectiveness in the fundraising process for the Private Placement.

Later on April 5, 2024, representatives of Leerink Partners, on behalf of representatives of Eliem management and the Special Committee, circulated to the Special Committee the final version of the Financial Projections, reflecting the input and feedback from the Special Committee and representatives of Eliem management.

On April 9, 2024, the Special Committee held a meeting by videoconference in which representatives of Eliem management and representatives of Leerink Partners and WilmerHale were present. During the meeting, representatives of Eliem management, Leerink Partners and WilmerHale reviewed with the Special Committee the status of negotiations to date, including with respect to the definitive documentation for the transactions and the final allocations for the Private Placement. Among other things, representatives of Eliem management reviewed with the Special Committee the revised proposal from Tenet personnel regarding their respective post-closing compensation, including with respect to equity awards, noting that the revised proposal was within the ranges recommended by Eliem’s compensation consultant. Following discussion, the Special Committee directed representatives of Eliem management, Leerink Partners and WilmerHale to finalize the documentation for the Acquisition, Private Placement and related matters.

On April 10, 2024, the Special Committee and the Eliem Board held a joint meeting at which representatives of Eliem management, Leerink Partners, and representatives of WilmerHale were present. During the meeting, the representatives of WilmerHale reviewed the fiduciary duties of the Eliem Board and Special Committee in connection with the proposed transaction with Tenet, and the terms of the Acquisition Agreement, forms of support agreement and form of lock-up agreement, as well as the terms of the securities purchase agreement and registration rights agreement with respect to the Private Placement. Representatives of Leerink Partners then reviewed Leerink Partners’ financial analysis with respect to the proposed financial terms of the Acquisition. At the request of the Special Committee and the Eliem Board, Leerink Partners then rendered to the Special Committee and Eliem Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 10, 2024, that, as of such date and based upon and subject to the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Aggregate Consideration proposed to be paid by Eliem pursuant to the terms of the Acquisition Agreement was fair, from a financial point of view, to Eliem. The Special Committee and the Eliem Board then discussed various considerations with respect to the proposed transaction, as summarized under “Eliem’s Reasons for the Acquisition and the Private Placement” in this proxy statement. The Acquisition Agreement, securities purchase agreement with respect to the Private Placement, and the other agreements contemplated thereby were each in final form as presented to the Special Committee and Eliem Board for approval. Following discussion and the presentations, the members of the Special Committee unanimously recommended to the Eliem Board that the Eliem Board approve the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement, including the Private Placement. Thereafter, the Eliem Board unanimously approved the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement and authorized Eliem management to execute the Acquisition Agreement on behalf of Eliem.

Subsequently on April 10, 2024, Eliem and Tenet executed the Acquisition Agreement and the parties executed the support agreements, lock-up agreements, as well as the securities purchase agreement with respect to the Private Placement. On April 11, 2024 in advance of the opening for trading on Nasdaq, Eliem and Tenet issued a joint press release announcing the execution of the Acquisition Agreement and the securities purchase agreement for the Private Placement, and Eliem filed a Current Report on Form 8-K with the SEC announcing the execution of the Acquisition Agreement and the securities purchase agreement for the Private Placement.

Eliem’s Reasons for the Acquisition and the Private Placement

During the course of its evaluation of the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement, each of the Eliem Board and the Special Committee held numerous meetings, consulted with Eliem’s senior management and legal counsel, and reviewed and assessed a significant amount of information. In reaching its decision to approve the Acquisition Agreement and the other transactions contemplated by the Acquisition Agreement, including the Private Placement, the Special Committee, in connection with its determination and recommendation to the Eliem Board, and the Eliem Board, following such recommendation by the Special Committee, considered a number of factors that it viewed as supporting its decision to approve the Acquisition Agreement and the other transactions contemplated by the Acquisition Agreement, including the Private Placement, including:

•

the Acquisition can strengthen Eliem’s pipeline of development assets, including by the addition of Tenet’s TNT119, an anti-CD19 antibody, designed for a broad range of autoimmune diseases, including SLE, ITP and MN;

•

the financial condition and prospects of Eliem and the risks associated with continuing to operate Eliem on a stand-alone basis, particularly in light of Eliem’s July 2023 decision to halt further development of its Kv7 program;

•	the implied valuation of Eliem in the Acquisition and the Private Placement represented a significant premium to the market price of Eliem’s common stock;

•	the Special Committee, the Eliem Board and Eliem management undertook a comprehensive and thorough process of reviewing and analyzing potential strategic transactions as well as sources of

•

the Special Committee’s and, following the Special Committee’s recommendation, the Eliem Board’s belief, after a thorough review of strategic and capital raising alternatives and discussions with Eliem’s senior management and financial and legal advisors, that the Acquisition, together with the Private Placement, is more favorable to Eliem stockholders than other reasonably available alternative strategic and capital raising transactions, and further that Post-Closing Eliem may continue to evaluate other strategic and capital raising transactions following consummation of the Acquisition and the Private Placement;

•

the transactions provide access to capital to identify additional future opportunities that would, in the view of the Special Committee and the Eliem Board, be the most reasonably likely to create the most value for Eliem stockholders;

•

the Special Committee’s and, following the Special Committee’s recommendation, the Eliem Board’s belief that, as a result of arm’s length negotiations with Tenet, the terms of the Acquisition Agreement, including of the amount of the Aggregate Consideration, represents the most favorable terms to Eliem in the aggregate to which Tenet was willing to agree;

•

the Special Committee’s and the Eliem Board’s consideration of the expected cash balance of Post-Closing Eliem following the closing of the Acquisition and the Private Placement, and that as a result of such capital, Post-Closing Eliem would possess sufficient cash resources following the closing of the Acquisition to fund development of Post-Closing Eliem’s product candidates through upcoming value inflection points;

•

the market and commercial opportunity presented by Tenet’s TNT119 product candidate, including the Financial Projections (as defined below) prepared by Eliem management, which projections the Special Committee and the Eliem Board believed were reasonable given the underlying assumptions as further described under “The Acquisition—Certain Unaudited Financial Projections”;

•

the Special Committee’s and the Eliem Board’s view that Post-Closing Eliem will be led by an experienced board of directors and an interim management team with a deep understanding of Post-Closing Eliem’s product candidates, and that Post-Closing Eliem would be well positioned to identify and hire experienced permanent management;

•

the fact that the Eliem Board determined to follow, and did follow, a strategic review process whereby Eliem would only proceed with a transaction with Tenet or the Private Placement if the transactions were approved by the Special Committee (with the assistance of legal and financial advisors) and the consummation of such transactions were subject to a non-waivable condition requiring approval of at least a majority of the shares of Eliem common stock owned by stockholders other than RA Capital or its affiliates;

•	the current financial market conditions and historical market prices, volatility and trading information with respect to Eliem common stock; and

•

the opinion of Leerink Partners, rendered orally to the Special Committee and to the Eliem Board on April 10, 2024 (and subsequently confirmed by delivery of a written opinion dated April 10, 2024) that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Aggregate Consideration proposed to be paid by Eliem pursuant to the terms of the Acquisition Agreement was fair, from a financial point of view, to Eliem, as more fully described below under the caption “The Acquisition—Opinion of Leerink Partners LLC,” beginning on page 73 of this proxy statement.

The Special Committee and, following the Special Committee’s recommendation, the Eliem Board also reviewed the terms of the Acquisition Agreement and related transaction documents, including those described below, and concluded that the terms of the Acquisition Agreement and related transaction documents, in the aggregate, were reasonable under the circumstances:

•	the calculation of the Aggregate Consideration payable by Eliem, including the estimated number of shares of Eliem common stock to be issued in the Acquisition;

•	the number and nature of the conditions to Eliem’s and Tenet’s respective obligations to complete the Acquisition and the likelihood that the Acquisition will be completed on a timely basis;

•

the respective rights of, and limitations on, Eliem and Tenet under the Acquisition Agreement to consider and engage in discussions regarding unsolicited acquisition proposals under certain circumstances, and the limitations on the board of directors of each party to change its recommendation in favor of the Acquisition, as more fully described below under the caption “The Acquisition Agreement—Non-Solicitation,” beginning on page 87 of this proxy statement;

•	the potential termination fee of $1,000,000, in the case of the fee payable by Eliem, and related reimbursement of certain transaction expenses of up to $500,000, which could become payable by

Eliem to Tenet if the Acquisition Agreement is terminated in certain circumstances, as more fully described below under the caption “The Acquisition Agreement—Termination and Termination Fees,” beginning on page 92 in this proxy statement;

•

the Lock-Up Agreements, pursuant to which certain stockholders of Eliem and Tenet, respectively, have, subject to certain exceptions, agreed not to transfer their shares of Eliem common stock during the period of 180 days following the completion of the Acquisition, as more fully described below under the caption “Agreements Related to the Acquisition and the Private Placement—Support Agreements and Lock-up Agreements—Lock-Up Agreements,” beginning on page 96 of this proxy statement; and

•

the support agreements, pursuant to which certain stockholders of Eliem and Tenet, respectively, have agreed, solely in their capacities as stockholders, to vote all of their shares of Eliem common stock or Tenet common stock in favor of the proposals submitted to them in connection with the Acquisition and against any alternative acquisition proposals, as more fully described below under the caption “Agreements Related to the Acquisition and the Private Placement—Support Agreements and Lock-up Agreements—Support Agreements,” beginning on page 95 in this proxy statement, and that Tenet stockholders would be required to deliver written consents representing adoption and approval of the Acquisition Agreement and the other transactions contemplated thereby within one business day of execution of the Acquisition Agreement.

In the course of its deliberations and in addition to the analyses and recommendation of the Special Committee, the Eliem Board also considered a variety of risks and other countervailing factors related to entering into the Acquisition and the Private Placement, including:

•

the potential effect of the $1,000,000 termination fee payable by Eliem and Eliem’s expense reimbursement obligations upon the occurrence of certain events in deterring other potential acquirors from proposing an alternative acquisition proposal that may be more advantageous to Eliem stockholders;

•	the prohibition on Eliem’s ability to solicit alternative acquisition proposals during the pendency of the Acquisition;

•	the substantial expenses to be incurred by Eliem in connection with the Acquisition and other contemplated transactions;

•	the possible volatility of the trading price of Eliem common stock resulting from the announcement, pendency or completion of the Acquisition;

•	the scientific, technical, regulatory and other risks and uncertainties associated with development and commercialization of Tenet’s TNT119 product candidate;

•

the risk that, even if Tenet’s product candidate is approved for sale, that the product fails to realize the benefits reflected in the Financial Projections, including because the numerous variables, estimates, and assumptions underlying the Financial Projections, which are by their nature difficult to predict and many of which are beyond the parties’ control, do not prove accurate; and

•

the various other risks associated with Post-Closing Eliem and the transaction, including those described in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.

The foregoing information and factors considered by the Special Committee and, following the Special Committee’s recommendation, the Eliem Board are not intended to be exhaustive but are believed to include all of the material factors considered by the Special Committee and the Eliem Board. In view of the wide variety of factors considered in connection with its evaluation of the Acquisition and the complexity of these matters, the Special Committee and the Eliem Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Special Committee and the Eliem Board may have given different weight to different factors. The Special

Committee and the Eliem Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the Eliem management team and the legal advisors of Eliem, and considered the factors overall to be favorable to, and to support, its determination.

Interests of Eliem’s Directors and Executive Officers in the Acquisition

In considering the recommendation of the Eliem Board with respect to issuing shares of Eliem common stock in the Acquisition and the Private Placement and the other matters to be acted upon by Eliem stockholders at the Meeting, Eliem stockholders should be aware that Eliem’s directors and executive officers have interests in the Acquisition and the Private Placement that are different from, or in addition to, the interests of Eliem stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.

The Eliem Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Acquisition Agreement, the Acquisition, the Securities Purchase Agreement and the Private Placement and to recommend that Eliem stockholders approve the proposals to be presented to Eliem stockholders for consideration at the Meeting as contemplated by this proxy statement.

Ownership Interests of Eliem’s Directors, Executive Officers and Affiliated Funds

As of May 10, 2024, Eliem’s non-employee directors and executive officers held, in the aggregate, approximately 683,407 shares of Eliem common stock.

As of May 10 2024, certain stockholders of Eliem affiliated with Eliem’s directors and executive officers also held shares of Eliem’s common stock. The table below sets forth the ownership of Eliem common stock by certain of these affiliated entities as of May 10, 2024.

Stockholder	Number of Shares of Common Stock Held
Entities affiliated with RA Capital Management (1)	13,190,293

(1)

Consists of: (i) 10,599,586 shares of common stock held by RA Capital Healthcare Fund, L.P. (“RA Healthcare”); (ii) 1,226,497 shares of common stock held by Nexus Fund, L.P. (“Nexus Fund”); (iii) 841,087 shares of common stock held directly by shares of common stock held directly by a separately managed account (the “Account”); (iv) 483,679 shares of common stock held by RA Capital Nexus Fund II, L.P. (“Nexus Fund II”) and (v) 39,444 shares issuable pursuant to stock options held by Andrew Levin for the benefit of RA Capital Management, L.P. (“RACM”) that are exercisable within 60 days of May 10, 2024. RACM is the investment manager for RA Healthcare, Nexus Fund, the Account, and Nexus Fund II. The general partner of RACM is RA Capital Management GP, LLC. The general partner of RA Healthcare is RA Capital Healthcare Fund GP, LLC. The general partner of Nexus Fund is RA Capital Nexus Fund GP, LLC. The general partner of Nexus Fund II is RA Capital Nexus Fund II GP, LLC. Peter Kolchinsky and Rajeev Shah are the managing members of RA Capital Management GP, LLC, RA Capital Healthcare Fund GP, LLC, RA Capital Nexus Fund GP, LLC, and RA Capital Nexus Fund II GP, LLC and have the power to vote or dispose of the shares held by RA Healthcare, Nexus Fund, the Account and Nexus Fund II.

Andrew Levin, Executive Chairman of the Eliem Board, is a Partner and Managing Director of RACM.

The Share Issuance Proposal requires that Eliem obtain the Required Eliem Stockholder Vote (including the Baseline Vote and the Disinterested Stockholder Approval). RA Capital Management has entered into a support agreement, pursuant to which it has agreed to vote in favor of the Share Issuance Proposal. Such vote will not, however, have any effect on the Disinterested Stockholder Approval, as shares held by RA Capital Management and its affiliates are excluded from such vote. For a more detailed discussion of the support agreement, please see the section titled “Agreements Related to the Acquisition and the Private Placement—Support Agreements and Lock-up Agreements—Support Agreements” beginning on page 95 of this proxy statement.

Acquisition Consideration

Certain affiliates of RA Capital Management are also currently principal stockholders of Tenet and have executed support agreements in connection with, among other matters, approval of the Acquisition and adoption of the Acquisition Agreement. Upon the effective time of the Acquisition and pursuant to the Acquisition Agreement, RA Capital Management is expected to receive approximately 5,197,480 shares of Eliem common stock, in each case, in exchange for the shares then-held in Tenet as of May 10, 2024.

Participation in Private Placement

RA Capital Management has agreed to purchase in the Private Placement 13,008,546 shares of Eliem common stock for a total of $49,971,549. For more information about the ownership of Eliem common stock following the closing of the Acquisition and the Private Placement, see the section titled “Principal Stockholders of Post-Closing Eliem” beginning on page 163 of this proxy statement.

Treatment of Equity Awards Following the Closing of the Acquisition

All outstanding options to purchase shares of Eliem common stock will continue, on and after the closing of the Acquisition, in accordance with their terms as of immediately prior to the effective time of the Acquisition.

Director Positions Following the Acquisition

Each of the current directors of Eliem is expected to continue as a director of Post-Closing Eliem after the effective time of the Acquisition, assuming that both of the director nominees referenced in the section titled “Matters Being Submitted to a Vote of Eliem Stockholders—Proposal No. 3: Election of Directors” beginning on page 103 of this proxy statement are elected by the Eliem stockholders at the Meeting.

Indemnification for Directors and Officers

For a discussion of the indemnification provisions related to Eliem’s directors and officers under the Acquisition Agreement, please see the section titled “The Acquisition Agreement—Indemnification for Directors and Officers” beginning on page 90 of this proxy statement.

Director Compensation

Eliem compensates its non-employee directors for their service on the Eliem Board pursuant to its non-employee director compensation program. The chairperson of the Eliem Board is also entitled to an annual cash retainer of $30,000 in addition to the annual retainer received by non-employee directors for serving as Eliem’s lead director. For a description of the non-employee director compensation program, please see the section titled “Executive Compensation of Eliem—Director Compensation” beginning on page 156 of this proxy statement.

Executive Officer Positions Following the Acquisition

It is anticipated that Post-Closing Eliem’s executive officers will be Andrew Levin, M.D., Ph.D., as Executive Chairman of the Board of Directors, and Valerie Morisset, Ph.D., as Executive Vice President, Research and Development and Chief Scientific Officer.

Interests of Tenet’s Directors, Executive Officers and Certain Other Persons in the Acquisition

Positions with Post-Closing Eliem and New Employment Agreements

In connection with the closing of the Acquisition, Eliem will use commercially reasonable efforts to enter into employment agreements with each of Dr. Thomas, Tenet’s current Chief Executive Officer, Dr. Bonificio, Tenet’s current Chief Business Officer and Treasurer, and Dr. Daryani, Tenet’s current Vice President of

Business Development, providing for employment with Post-Closing Eliem after the closing of the Acquisition on an interim basis. For a description of the interim positions each such officer will hold in Post-Closing Eliem following the closing of the Acquisition, please see the section titled “Management Following the Acquisition” beginning on page 143 of this proxy statement.

Subject to such changes as may be mutually agreed between Eliem and the individual service provider and approval of each arrangement by the Eliem Board (or a committee thereof), the material terms of the employment agreements with each of Dr. Thomas, Dr. Bonificio and Dr. Daryani are expected to be as described below, provided, in each case, that the closing of the Acquisition occurs and each such individual continues to provide services to Tenet through the closing date of the Acquisition.

As interim Chief Executive Officer of Post-Closing Eliem, Dr. Thomas will receive a base salary of $450,000. Dr. Thomas will be eligible to receive a discretionary annual performance bonus targeted at 50% of this annual base salary. For his assistance with respect to the closing of the Acquisition, Dr. Thomas will also receive a transaction bonus of $150,000, payable in a single lump-sum within 15 days following the closing date of the Acquisition.

As interim Chief Business Officer of Post-Closing Eliem, Dr. Bonificio will receive an annual base salary of $395,000. Dr. Bonificio will be eligible to receive a discretionary annual performance bonus targeted at 40% of this annual base salary. For his assistance with respect to the closing of the Acquisition, Dr. Bonificio will also receive a transaction bonus of $150,000, payable in a single lump-sum within 15 days following the closing date of the Acquisition.

As interim Vice President of Business Development of Post-Closing Eliem, Dr. Daryani will receive a base salary of $290,000. Dr. Daryani will be eligible to receive a discretionary annual performance bonus targeted at 30% of this annual base salary. For his assistance with respect to the closing of the Acquisition, Dr. Daryani will also receive a transaction bonus of $150,000, payable in a single lump-sum within 15 days following the closing date of Acquisition.

In addition, subject to the closing of the Acquisition occurring and Dr. Thomas, Dr. Bonificio, Dr. Daryani and Tatyana Touzova (the “Key Service Providers”) each remaining in service to Tenet through the closing date of the Acquisition, and subject to approval of the Post-Closing Eliem Board and the Special Committee, as soon as practicable following the closing, Post-Closing Eliem shall grant an aggregate of 803,000 restricted stock units (“RSUs”) to the Key Service Providers, each of which entitles the recipient thereof to receive one share of Post-Closing Eliem common stock per RSU upon vesting. The allocation of RSUs among the Key Service Providers shall be approved by the Post-Closing Eliem Board and the Special Committee, based on an allocation determined Dr. Thomas. Half of the RSUs to be allocated amongst the Key Service Providers, or 401,500 of the RSUs, shall vest quarterly over a 1-year period subject to a recipient thereof remaining in service to Tenet or Post-Closing Eliem through the applicable vesting date, provided, however, in the event that such recipient’s employment is terminated by Tenet or Post-Closing Eliem without Cause (as defined in Eliem’s 2021 Equity Incentive Plan), then the number of such RSUs held by such recipient that remain unvested at the time of such termination shall immediately vest, and half of the RSUs to be allocated amongst the Key Service Providers, or 401,500 of the RSUs, shall vest upon the certification of achievement of certain clinical and regulatory milestones set forth in the Acquisition Agreement. The definitive documentation in respect of the grants of the RSUs shall contain customary terms as agreed by the parties prior to the closing of the Acquisition. If, before the closing date of the Acquisition, Eliem effects a distribution, reclassification, stock split, reverse stock split, stock dividend or distribution, recapitalization, subdivision or other similar transaction, the number of RSUs to be granted to the Key Service Providers by Post-Closing Eliem shall be equitably adjusted to reflect such change in capitalization.

Dr. Thomas, Dr. Bonificio and Dr. Daryani are not presently entitled to severance benefits.

Consulting Agreement

In connection with the closing, Eliem will use commercially reasonable efforts to enter into a consulting agreement with Tatyana Touzova for the provision of services to Post-Closing Eliem following the closing of the Acquisition. Pursuant to this new consulting agreement, Ms. Touzova will be paid $240,000 per year for the provision of chemistry, manufacturing and controls consulting services. In addition, for her assistance with respect to the closing of the Acquisition, Ms. Touzova is also eligible to receive a transaction bonus of $100,000, payable in a lump-sum within 15 days following the closing of the Acquisition. Entry into the consulting agreement on these terms is subject to such changes as may be mutually agreed between Ms. Touzova and Eliem and to approval by the Eliem Board (or a committee thereof) and to both the closing of the Acquisition occurring and Ms. Touzova’s continuing to provide services to Tenet through the closing date of the Acquisition.

Treatment of Common Stock

Under the Acquisition Agreement, Eliem will acquire Tenet for aggregate consideration of a number of shares of the Post-Closing Eliem common stock (rounded to the nearest whole share) equal to 15.4% of the outstanding shares of Eliem common stock as of immediately following the closing (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement, calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem)). Based on the closing price of Eliem common stock on May 10, 2024, the aggregate value the Aggregate Consideration to be received by Tenet equityholders is approximately $46,480,035. As more fully described below in the section titled “Directors and Officers of Tenet Receiving Acquisition Consideration,” the Key Service Providers will be receiving shares of Eliem common stock as consideration for their shares of Tenet common stock under the Acquisition Agreement.

All of the holders of the issued and outstanding Tenet common stock have signed support and joinder agreements (the “Tenet Support and Joinder Agreements”) and have consented to the Acquisition.

Treatment of Tenet SAFEs

Pursuant to the SAFE Cancellation Agreements (the “SAFE Cancellation Agreements”) to be entered into prior to the closing of the Acquisition by each of RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund III, L.P. as holders of the simple agreements for future equity of Tenet (each such holder, a “SAFE Holder” and such agreements, the “Tenet SAFEs”) and Tenet, and in accordance with the Acquisition Agreement, immediately prior to the closing of the Acquisition, each Tenet SAFE that is then outstanding shall, without any action on the part of Eliem, Tenet, any SAFE Holder or any other person, terminate and be canceled, and be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth on the Allocation Schedule to the Acquisition Agreement.

Directors and Officers of Tenet Receiving Acquisition Consideration

As holders of Tenet common stock, (i) Dr. Thomas will be receiving 102,674 shares of Eliem common stock, having a market value of approximately $868,622, (ii) Dr. Bonificio will be receiving 102,674 shares of Eliem common stock, having a market value of approximately $868,622 and (iii) Dr. Daryani will be receiving 91,266 shares of Eliem common stock, having a market value of approximately $772,110. All approximated market values are based on the closing price of Eliem common stock on May 10, 2024.

Upon the closing of the Acquisition, and subject to their continued provision of services to Tenet through the closing date of the Acquisition, Dr. Thomas will become the interim Chief Executive Officer and a director of Post-Closing Eliem, Dr. Bonificio will become the interim Chief Business Officer of Post-Closing Eliem and Dr. Daryani will become interim Vice President of Business Development of Post-Closing Eliem.

Interests of Certain Significant Stockholders of Tenet

RA Capital Management is a principal stockholder of both Tenet and of Eliem. For information about RA Capital Management’s ownership in Eliem, see the section titled “Principal Stockholders of Eliem” beginning on page 160 of this proxy statement.

Sera Medicines, LLC (“Sera Medicines”), an affiliate of Sera Services and an affiliate of RA Capital Management, holds shares of Tenet common stock representing approximately 89.2% of the outstanding voting power, and will receive approximately 44.6% of the Aggregate Consideration in the Acquisition payable to Tenet stockholders. As a holder of Tenet common stock, Sera Medicines will be receiving 2,450,456 shares of Eliem common stock in connection with the Acquisition, having a market value of approximately $20,730,858 based on the closing price of Eliem common stock on May 10, 2024.

Sera Medicines was formed on October 30, 2023 and functions as a holding company for approximately 89.2% of Tenet’s outstanding equity interests. Approximately 81% of Sera Medicines’ equity interests are held by RA Capital Management and approximately 19% of Sera Medicines’ equity interests are held by members of Tenet’s management. In addition, Tenet’s research and development and professional services functions, including the services of Tenet’s executive officers, are currently performed through Sera Services pursuant to a services agreement (the “Sera Services Agreement”). For more information about the Sera Services Agreement, see the section entitled “Certain Relationships and Related Person Transactions—Certain Relationships of Tenet—Relationship with Sera Services, Inc.” beginning on page 168 of this proxy statement.

RA Capital Management holds Tenet SAFEs which convert into shares of Tenet common stock upon the occurrence of certain events. Immediately prior to the closing and pursuant to the SAFE Cancellation Agreements, such Tenet SAFEs shall terminate and be cancelled, and be converted into the right to receive the applicable portion of the Aggregate Consideration. As consideration for cancellation of the Tenet SAFEs, the SAFE Holders will receive approximately 2,747,024 shares of Eliem common stock in connection with the Acquisition, such shares having a market value of approximately $23,239,823 based on the closing price of Eliem common stock on May 10, 2024.

Eliem has also entered into a Securities Purchase Agreement with RA Capital Management, among other PIPE Investors in the Private Placement, pursuant to which Eliem agreed to issue and sell to the PIPE Investors in the Private Placement an aggregate of 31,238,282 shares of Eliem common stock, at a price of $3.84 per share. The Private Placement is expected to close immediately following the closing of the Acquisition. For more information about the Private Placement, the Securities Purchase Agreement and the PIPE Investors, see the sections titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement” beginning on page 96 of this proxy statement and “The Acquisition—Interests of Eliem’s Directors and Executive Officers in the Acquisition” beginning on page 68 of this proxy statement.

Directors and Officers Affiliated with Significant Stockholders

Certain members of the Eliem Board are affiliated with RA Capital Management. On the Eliem Board, Andrew Levin, M.D., Ph.D., is a Partner and Managing Director at RA Capital Management. Dr. Levin will continue to serve on the Post-Closing Eliem Board following the Acquisition.

Opinion of Leerink Partners LLC

Introduction

Eliem retained Leerink Partners as its exclusive financial advisor in connection with the Acquisition. In connection with this engagement, the Special Committee and the Eliem Board requested that Leerink Partners evaluate the fairness, from a financial point of view, to Eliem of the Aggregate Consideration proposed to be paid by Eliem pursuant to the terms of the Acquisition Agreement. On April 10, 2024, Leerink Partners rendered to the Special Committee and the Eliem Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 10, 2024, that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Aggregate Consideration proposed to be paid by Eliem pursuant to the terms of the Acquisition Agreement was fair, from a financial point of view, to Eliem.

The full text of the written opinion of Leerink Partners, dated April 10, 2024, which describes the assumptions made and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the written opinion of Leerink Partners set forth below is qualified in its entirety by the full text of the written opinion attached hereto as Annex B. Leerink Partners’ financial advisory services and opinion were provided for the information and assistance of the Special Committee and the Eliem Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of the Special Committee’s and the Eliem Board’s consideration of the Acquisition, and the opinion of Leerink Partners addressed only the fairness, from a financial point of view, as of the date thereof, to Eliem of the Aggregate Consideration proposed to be paid by Eliem pursuant to the terms of the Acquisition Agreement. The opinion of Leerink Partners did not address any other term or aspect of the Acquisition Agreement or the Acquisition and does not constitute a recommendation to any stockholder of Eliem or Tenet as to whether or how such holder should vote or otherwise act with respect to the Acquisition or any other matter.

The full text of the written opinion of Leerink Partners should be read carefully in its entirety for a description of the assumptions made and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Leerink Partners reviewed, among other things:

•	a draft of the Acquisition Agreement as provided to Leerink Partners by Eliem on April 10, 2024;

•	Eliem’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed by Eliem with the SEC;

•	certain Current Reports on Form 8-K, as filed by Eliem with, or furnished by Eliem to, the SEC;

•

certain internal information, primarily related to expense forecasts, relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Eliem, as furnished to Leerink Partners by the management of Eliem; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Tenet, including the Financial Projections prepared by management of Tenet and adjusted by Eliem, as furnished to, and approved for use by, Leerink Partners for purposes of Leerink Partners’ analysis, as described below under “The Acquisition–Certain Unaudited Financial Projections,” and which are collectively referred to in this summary of the opinion of Leerink Partners as the “Internal Data.”

Leerink Partners also conducted discussions with members of the senior management of Eliem and Tenet and their respective advisors and representatives regarding the Internal Data as well as the past and current business, operations, financial condition and prospects of each of Eliem and Tenet. In addition, Leerink Partners reviewed publicly available financial and stock market data for Eliem and conducted such other financial studies and analyses and took into account such other information as Leerink Partners deemed appropriate.

Leerink Partners assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Leerink Partners for purposes of its opinion and, with Eliem’s consent, relied upon such information as being complete and accurate. In that regard, Leerink Partners was advised by Eliem, and assumed, at Eliem’s direction, that the Internal Data (including, without limitation, the Financial Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Eliem and Tenet as to the matters covered thereby and Leerink Partners relied, at Eliem’s direction, on the Internal Data for purposes of its analysis and its opinion. Leerink Partners expressed no view or opinion as to the Internal Data (including, without limitation, the Financial Projections) or the assumptions on which the Internal Data was based. The Special Committee and the Eliem Board were aware that the management of Eliem did not provide Leerink Partners with, and Leerink Partners did not otherwise have access to, financial forecasts regarding Eliem’s business, other than the expense forecasts described above. Accordingly, Leerink Partners did not perform a discounted cash flow analysis or any multiples-based analysis with respect to Eliem. In addition, at Eliem’s direction, Leerink Partners did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Eliem or Tenet, nor was Leerink Partners furnished with any such evaluation or appraisal, and Leerink Partners was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Eliem or Tenet.

Leerink Partners assumed, at Eliem’s direction, that the final executed Acquisition Agreement would not differ in any respect material to Leerink Partners’ analysis or its opinion from the last version of the Acquisition Agreement reviewed by Leerink Partners. Leerink Partners also assumed, at Eliem’s direction, that the representations and warranties made by Tenet, Eliem and Transitory Subsidiary in the Acquisition Agreement were and would continue to be true and correct in all respects material to Leerink Partners’ analysis. Furthermore, Leerink Partners assumed, at Eliem’s direction, that the Acquisition would be consummated on the terms set forth in the Acquisition Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Leerink Partners’ analysis or its opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Acquisition, no delay, limitation, restriction, condition or other change would be imposed, the effect of which would be material to Leerink Partners’ analysis or its opinion. Leerink Partners did not evaluate and did not express any opinion as to the solvency or fair value of Eliem or Tenet, or their respective abilities to pay their obligations when they come due, or as to the impact of the Acquisition on such matters, under any state, federal or other laws relating to bankruptcy, insolvency, or similar matters. Leerink Partners is not a legal, regulatory, tax or accounting advisor, and Leerink Partners expressed no opinion as to any legal, regulatory, tax or accounting matters. Leerink Partners expressed no view or opinion as to the price or range of prices at which the shares of stock or other securities or instruments of Eliem or any third party may trade at any time, including subsequent to the announcement or consummation of the Acquisition.

Leerink Partners expressed no view as to, and the opinion of Leerink Partners did not address, Eliem’s underlying business decision to proceed with or effect the Acquisition, or the relative merits of the Acquisition as compared to any alternative business strategies or transactions that might be available to Eliem or in which Eliem might engage. The opinion of Leerink Partners was limited to and addressed only the fairness, from a financial point of view, as of the date of the opinion, to Eliem of the Aggregate Consideration proposed to be paid by Eliem pursuant to the terms of the Acquisition Agreement. Leerink Partners was not asked to, and Leerink Partners did not, express any view on, and Leerink Partners’ opinion did not address, any other term or aspect of the Acquisition Agreement or the Acquisition, including, without limitation, the structure or form of the Acquisition, or any other agreements or arrangements contemplated by the Acquisition Agreement or entered into in connection with or otherwise contemplated by the Acquisition, including, without limitation, the fairness of the Acquisition or any other term or aspect of the Acquisition to, or any consideration to be received in connection therewith by, or the impact of the Acquisition on, the holders of any class of securities, creditors or other constituencies of Eliem, Tenet or any other party. In addition, Leerink Partners expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Eliem, Tenet or any other party, or class of such persons in connection with the Acquisition, whether relative to the Aggregate Consideration proposed to be paid by Eliem pursuant to the terms of the Acquisition Agreement or otherwise. The opinion of Leerink Partners was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Leerink Partners as of, the date of its written opinion, and Leerink Partners does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of the opinion. Leerink Partners’ opinion does not constitute a recommendation to any stockholder of Eliem or Tenet as to whether or how such stockholder should vote or otherwise act with respect to the Acquisition or any other matter.

Leerink Partners’ financial advisory services and its opinion were provided for the information and assistance of the Special Committee and the Eliem Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Acquisition. Leerink Partners’ opinion was authorized by the Leerink Partners LLC Fairness Opinion Review Committee.

Summary of Financial Analyses

The following is a summary of the material financial analyses prepared by Leerink Partners and reviewed with the Special Committee and the Eliem Board in connection with its opinion, which was delivered orally to the Special Committee and the Eliem Board on April 10, 2024, and subsequently confirmed in its written opinion, dated April 10, 2024. For purposes of the analyses described below, Leerink Partners was directed to rely upon the Internal Data, including the Financial Projections. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Leerink Partners, nor does the order of the analyses described below represent the relative importance or weight given to those analyses by Leerink Partners. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Leerink Partners did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Accordingly, Leerink Partners believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying Leerink Partners’ financial analyses and its opinion.

Leerink Partners may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be the view of Leerink Partners as to the actual value of Eliem or Tenet. In its analyses, Leerink Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Eliem, Tenet or any other parties to the Acquisition. None of Eliem, Tenet, Transitory Subsidiary, Leerink Partners or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Eliem or Tenet do not purport to be appraisals or reflect the prices at which these companies may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 10, 2024, and is not necessarily indicative of current market conditions.

Leerink Partners’ financial analyses and opinion were only one of many factors taken into consideration by the Special Committee and the Eliem Board in their evaluation of the Acquisition, as described under “The Acquisition—Eliem’s Reasons for the Acquisition and the Private Placement.” Consequently, the analyses described below should not be viewed as determinative of the views of the Special Committee, the Eliem Board or management of Eliem with respect to the Aggregate Consideration or as to whether the Special Committee or the Eliem Board would have been willing to determine that a different aggregate consideration was fair. The Aggregate Consideration, as well as the type of consideration payable in the Acquisition, were determined through arm’s-length negotiations between Eliem and Tenet and were approved by the Special Committee and the Eliem Board. Leerink Partners provided advice to Eliem during these negotiations. However, Leerink Partners did not recommend any specific consideration or other financial terms to Eliem, the Special Committee or the Eliem Board, or that any specific consideration or other financial terms constituted the only appropriate consideration for the Acquisition.

In preparing its analyses, Leerink Partners took into account that the Aggregate Consideration is equal to the number of shares of Eliem common stock (rounded to the nearest whole share) equal to 15.4% of the outstanding shares of Eliem common stock as of immediately following the closing (and for the avoidance of doubt, before giving effect to the issuance of any securities in the Private Placement), calculated on a fully-diluted basis using the treasury stock method. For additional information, see “The Acquisition Agreement—Acquisition Consideration.” For purpose of its financial analysis, at the direction of management of Eliem and based on the capitalization of Eliem as of April 9, 2024, Leerink Partners assumed that 5,211,593 shares of Eliem common stock would be issued to Tenet stockholders in payment of the Aggregate Consideration pursuant to the Acquisition Agreement. Based upon the 30-day volume weighted average trading price of the Eliem common stock as of March 18, 2024, the unaffected date of Eliem’s Form 8-K filing publicly disclosing the term sheet delivered by Tenet to Eliem, Leerink Partners calculated that the implied value of the Aggregate Consideration payable pursuant to the Acquisition Agreement was approximately $14.3 million.

Discounted Cash Flow Analysis

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors, and then adding the present value equivalent of the terminal value of the business at the end of the applicable projection period. A discounted cash flow analysis is a widely accepted valuation methodology for development stage biotechnology companies, including valuations of companies whose primary product candidate is still in development and for which regulatory authorization to market the applicable product candidate may not be obtained, if at all, until several years into the future. For purposes of its discounted cash flow analysis, at the direction of Eliem, Leerink Partners relied upon the Financial Projections. Leerink Partners was advised by Eliem, and assumed, at Eliem’s direction, that the Financial Projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Eliem as to the matters covered thereby. The Financial Projections, which Eliem management directed Leerink Partners to use in deriving its financial analyses, include cash flows through 2041, which is the year that Eliem management assumed patent protections for TNT119 will expire. Eliem advised Leerink Partners that it believed it was reasonable to forecast revenues through the patent life of TNT119.

Leerink Partners’ discounted cash flow analysis calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Tenet was forecasted to generate from June 30, 2024, through December 31, 2041, which unlevered, after-tax free cash flows were derived from the Financial Projections. Leerink Partners estimated the net present value of unlevered, after-tax free cash flows after fiscal year 2041 by assuming an annual decline of 60% of such cash flows in perpetuity. These cash flows were discounted to present value as of June 30, 2024, using a discount rate ranging from 10% to 12%, derived from a weighted average cost of capital calculation for Tenet, which Leerink Partners performed utilizing the capital asset pricing model with inputs that Leerink Partners determined were relevant based on publicly available data and Leerink Partners’ professional judgment, including target capital structure, levered and unlevered betas for certain companies deemed by Leerink Partners to be comparable to Tenet, and the equity market risk premium and yields for U.S. treasury bonds, as provided by management of Tenet, in order to derive an implied equity value range for Tenet. This analysis resulted in an implied equity value for Tenet of approximately $30 million to $90 million, i.e., an implied equity value for Tenet that is substantially greater than the implied equity value of the Aggregate Consideration payable to Tenet stockholders pursuant to the Acquisition Agreement of approximately $14.3 million as calculated by Leerink Partners for purposes of its financial analyses.

General

Leerink Partners is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. Leerink Partners has provided certain investment banking services to Eliem from time to time, for which it has received compensation but other than compensation in connection with its services related to the Acquisition, no such compensation was received in the past two years. In the past two years, Leerink Partners has not provided investment banking services to Tenet or RA Capital Management or received compensation from them for the rendering of such services. In the ordinary course of business, Leerink Partners may in the future provide investment banking services to Eliem, Tenet or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of its trading and brokerage activities, Leerink Partners has in the past held, and may in the future hold, positions for its own account or the accounts of its customers, in equity, debt or other securities of Eliem, Tenet or their respective affiliates.

Consistent with applicable legal and regulatory requirements, Leerink Partners has adopted policies and procedures to establish and maintain the independence of its research department and personnel. As a result, Leerink Partners’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Eliem, Tenet and the Acquisition and other participants in the Acquisition that differ from the views of Leerink Partners’ investment banking personnel.

Eliem selected Leerink Partners as its exclusive financial advisor in connection with the Acquisition based on Leerink Partners’ qualifications, reputation, experience and expertise in the biopharmaceutical industry, its knowledge of and involvement in recent transactions in the biopharmaceutical industry and its familiarity with Eliem and its business. Leerink Partners is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Acquisition.

In connection with Leerink Partners’ services as the exclusive financial advisor to Eliem, Eliem has agreed to pay Leerink Partners an aggregate fee of $2.5 million, $500,000 of which became payable upon the rendering by Leerink Partners of its opinion on April 10, 2024, and the remainder of which is payable contingent upon consummation of the Acquisition. In addition, Eliem has agreed to reimburse certain of Leerink Partners’ expenses arising, and to indemnify Leerink Partners against certain liabilities that may arise, out of Leerink Partners’ engagement. The terms of the fee arrangement between Leerink Partners and Eliem, which are customary in transactions of this nature, were negotiated at arm’s length between Leerink Partners and Eliem. The Special Committee and the Eliem Board were aware of the arrangement, including the fact that a significant portion of the fee payable to Leerink Partners is contingent upon the completion of the Acquisition.

Certain Unaudited Financial Projections

As a matter of course, Eliem does not publicly disclose long-term projections of future financial results due to the inherent unpredictability and subjectivity of underlying assumptions and estimates. However, in connection with the Special Committee’s and the Eliem Board’s evaluation of the Acquisition, preliminary internal financial projections for Tenet were prepared by the management of Tenet and provided to the management of Eliem, and then adjusted by the management of Eliem (such adjusted projections, the “Financial Projections”) for use by the Special Committee and the Eliem Board in connection with their evaluation of the Acquisition and for use by Leerink Partners in connection with its financial analysis as described below under “The Acquisition—Opinion of Leerink Partners LLC.” A summary of the Financial Projections is set forth below.

The inclusion of the Financial Projections should not be deemed an admission or representation by Eliem, Leerink Partners, Tenet or any of their respective officers, directors, affiliates, advisors, or other representatives with respect to such Financial Projections. The Financial Projections are not included to influence your views on the Acquisition and are summarized in this proxy statement solely to provide stockholders access to certain non-public information considered by the Special Committee and the Eliem Board in connection with their evaluation of the Acquisition and provided to Eliem’s financial advisor, Leerink Partners for purposes of its financial analysis. The information from the Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Tenet in this proxy statement.

The Financial Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or

GAAP. The Financial Projections included in this document have been prepared by, and are the responsibility of Eliem’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to the previously issued financial statements of Eliem. It does not extend to the Financial Projections and should not be read to do so. Further, neither Deloitte & Touche LLP, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Financial Projections.

The Financial Projections include unlevered free cash flow, total risk-adjusted revenues and risk-adjusted tax-effected operating income (loss), which are “non-GAAP financial measures” and which are financial performance measures that are not calculated in accordance with GAAP. Non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the Acquisition if the disclosure is included in a document such as this proxy statement to comply with requirements under state laws, including case law. The Financial Projections were provided to the Special Committee and the Eliem Board in connection with their consideration of the Acquisition and to Leerink Partners for purposes of its financial analysis, and Eliem believes it has an obligation to disclose such projections under Delaware law, including applicable case law, because the Financial Projections were relied upon by the Special Committee and the Eliem Board in connection with their consideration of the Acquisition and furnished to Leerink Partners for purposes of its financial analysis. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not provided to or relied upon by the Special Committee or the Eliem Board in connection with their consideration of the Acquisition or Leerink Partners for purposes of its financial analysis. Accordingly, Eliem has not provided a reconciliation of the financial measures included in the Financial Projections to the relevant GAAP financial measures.

The financial projections prepared by Tenet and supplied to Eliem were prepared solely for internal use as part of Tenet’s ongoing strategic planning processes and are subjective in many respects. As a result, the Financial Projections are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although Tenet and Eliem believe their respective assumptions to be reasonable, all financial projections are inherently uncertain, and Tenet and Eliem expect that differences will exist between actual and projected results. Although presented with numerical specificity, the Financial Projections reflect numerous variables, estimates, and assumptions made by Tenet’s and Eliem’s respective management at the time the initial financial projections were prepared by Tenet and adjusted by Eliem, and also reflect general business, economic, market, and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Tenet’s and Eliem’s control. In addition, the Financial Projections cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the Financial Projections will prove accurate or that any of the Financial Projections will be realized.

Eliem management, the Special Committee and the Eliem Board believed that, while only forming a part of the analysis involved with the approval of the Acquisition and the related transactions and the Special Committee’s and the Eliem Board’s recommendation of approval to Eliem stockholders, it was nonetheless helpful to the Special Committee’s and the Eliem Board’s process and determinations to review potential forecasted financial information given that Tenet is a clinical stage company and the performance of Post-Closing Eliem following the closing of the Acquisition would be contingent upon, in part, the market opportunity for Tenet and, as a result, Eliem management prepared the Financial Projections. As noted above, Tenet provided certain forecasted financial information to Eliem, but Eliem management desired to take a more conservative approach with respect to certain of the forecasted financial information, including with respect to various of the underlying assumptions, and therefore Eliem believed that a revised set of forecasts with adjusted assumptions would be more appropriate for the Special Committee and the Eliem Board to consider in connection with evaluating the Acquisition, including for Leerink Partners to use for purposes of its financial analysis. In particular, the Financial Projections included certain assumptions relating to, among other things, Tenet’s and Eliem’s respective expectations, which may not prove to be accurate, relating to the business, earnings, cash flow, assets, liabilities and prospects of Tenet, industry metrics and the regulatory and commercial probability of success and expenses adjusted on the basis thereof, including: (i) that the total risk-adjusted revenues will include net sales in the United States and royalties outside of the United States, (ii) that TNT119 will launch (a) in the United States for the treatment of MN and ITP in 2030 and the treatment of SLE in 2032 and (b) outside of the United States for the treatment of MN and ITP in 2032 and the treatment of SLE in 2033 (but the Financial Projections did not assume any acquisitions of additional product candidates or the approval of product candidates other than TNT119); (iii) forecasted financial information through 2041, which coincided with Tenet’s expectations regarding the expected period of patent term exclusivity for TNT119, which forecast period Eliem believed was reasonable given the other assumptions described herein; (iv) cumulative probabilities of success of 29%, 16% and 12% for TNT119 for the treatment of MN, ITP and SLE, respectively, which probabilities of success were based on industry benchmarks for probabilities of success for similarly situated product candidates and for which Eliem believed to be reasonable, based on a review of publicly available studies and industry practice; and (v) peak market penetration rate of 40% for MN and ITP and 30% for SLE in the United States, based on estimates for the addressable patient population in the United States across the three indications (which included adjustments made by Eliem management), which Eliem management believed were reasonable based on their experience and judgment, as well as a review of publicly available information for similarly situated products).

The Financial Projections are subject to many risks and uncertainties and you are urged to review the section titled “Risk Factors” for a description of risk factors relating to the Acquisition and Tenet’s business. You should also read the section titled “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Financial Projections.

The inclusion of the Financial Projections herein should not be regarded as an indication that Eliem, Leerink Partners, Tenet or any of their respective affiliates or representatives considered or consider the Financial Projections to be necessarily indicative of actual future events, and the Financial Projections should not be relied upon as such. The Financial Projections do not take into account any circumstances or events occurring after the date they were prepared. Eliem and Post-Closing Eliem do not intend to, and disclaim any obligation to, update, correct, or otherwise revise the Financial Projections to reflect circumstances existing or arising after the date the Financial Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions or other information underlying the Financial Projections are shown to be in error. Furthermore, the Financial Projections do not take into account the effect of any failure of the Acquisition to be consummated and should not be viewed as accurate or continuing in that context.

In light of the foregoing factors and the uncertainties inherent in financial projections, stockholders are cautioned not to place undue reliance, if any, on the Financial Projections.

The following table, which is subject to the financial projection statements above, presents (in millions) a summary of the Financial Projections, which represent the preliminary internal risk-adjusted financial projections for Tenet as such risk-adjusted financial projections were adjusted by the management of Eliem for use by the Special Committee and the Eliem Board in connection with their evaluation of the Acquisition and for use by Leerink Partners in connection with its financial analysis.

	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E	2041E
Total Revenues(1)	—	—	—	—	—	—	$16	$32	$75	$121	$168	$218	$270	$305	$341	$351	$361	$371
Tax-Effected Operating Income (Losses)(2)	($48)	($39)	($84)	($28)	($31)	($44)	($44)	($5)	$10	$47	$72	$109	$139	$128	$144	$149	$154	$159
Unlevered Free Cash Flow(3)	($48)	($39)	($84)	($28)	($31)	($44)	($45)	($7)	$6	$42	$67	$104	$134	$124	$141	$148	$153	$158

(1)	A non-GAAP financial measure defined as total risk-adjusted revenues.
(2)

A non-GAAP financial measure defined as total risk-adjusted revenues less cost of goods sold, royalty expenses, risk-adjusted research and development expenses, risk-adjusted general and administrative expenses, risk-adjusted sales and marketing expenses, risk-adjusted regulatory and sales milestones and taxes.

(3)	A non-GAAP financial measure defined as tax-effected operating income (loss) less change in net working capital.

Form of the Acquisition

Subject to the terms and conditions of the Acquisition Agreement, and in accordance with Delaware law, at the closing of the Acquisition, Transitory Subsidiary, a wholly owned subsidiary of Eliem formed by Eliem in connection with the Acquisition, will merge with and into Tenet, with Tenet surviving as a wholly owned subsidiary of Eliem.

Acquisition Consideration

The Aggregate Consideration payable by Eliem to the former equityholders of Tenet in the Acquisition will be a number of shares of Eliem common stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Eliem common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement), calculated on a fully-diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem).

Procedures for Exchanging Tenet Stock Certificates

Promptly after the effective time of the Acquisition, Eliem will mail to each record holder of Tenet common stock that was issued and outstanding as of immediately prior to the effective time of the Acquisition (i) a letter of transmittal and (ii) instructions for surrendering the record holder’s stock certificates (to the extent the applicable shares of common stock are certificated) in exchange for the applicable portion of the Aggregate Consideration that is or may become payable with respect thereto pursuant to the terms of the Acquisition Agreement. Upon (A) (i) proper surrender of a certificate for cancellation to Eliem or (ii) confirmation by Tenet’s transfer agent of cancellation of such certificates(s) representing shares of Tenet common stock and (B) delivery of a duly completed and executed letter of transmittal, the holder of such stock certificates or book-entry shares, as applicable, will be entitled to receive in exchange therefor, book-entry shares representing the number of shares of Eliem common stock issuable to such holder pursuant to the Acquisition Agreement. The surrendered certificates representing shares of Tenet common stock (to the extent the applicable shares of common stock are certificated), will be canceled.

After the effective time of the Acquisition, each certificate representing Tenet that has not been surrendered will represent only the right to receive shares of Eliem common stock issuable pursuant to the Acquisition Agreement to which the holder of any such certificate is entitled.

HOLDERS OF TENET COMMON STOCK SHOULD NOT SEND IN THEIR TENET STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM ELIEM WITH INSTRUCTIONS FOR THE SURRENDER OF TENET STOCK CERTIFICATES.

Effective Time of the Acquisition

The Acquisition Agreement requires each of the parties (other than the Company Equityholder Representative) to consummate the Acquisition as promptly as practicable, including using its reasonable best efforts to ensure that the conditions to the obligations of the other parties to consummate the Acquisition are satisfied or waived, including the approval by Eliem stockholders of the Share Issuance Proposal and the other transactions proposed under the Acquisition Agreement, other than those conditions that by their nature are to be satisfied at the closing of the Acquisition. The Acquisition will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed by Eliem and Tenet and specified in the certificate of merger. Neither Eliem nor Tenet can predict the exact timing of the consummation of the Acquisition.

Regulatory Approvals

In the United States, Eliem must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Eliem common stock to Tenet stockholders in connection with the transactions contemplated by the Acquisition Agreement and the filing of this proxy statement with the SEC. Eliem does not intend to seek any regulatory approval from antitrust authorities to consummate the transactions.

Material U.S. Federal Income Tax Consequences of the Acquisition to Eliem and its Stockholders

Eliem will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the Acquisition. In addition, because the stockholders of Eliem immediately prior to the consummation of the Acquisition will not sell, exchange or dispose of any shares of Eliem common stock in the Acquisition, such stockholders will not recognize any gain or loss upon consummation of the Acquisition.

Anticipated Accounting Treatment

It is anticipated that the Acquisition will be accounted for as an acquisition in which Eliem, as the accounting acquirer, will record the assets acquired and assumed liabilities of Tenet at their relative fair values as of the acquisition date. See the “Unaudited Pro Forma Condensed Combined Financial Statements” elsewhere in this proxy statement for additional information.

Appraisal Rights and Dissenters’ Rights

Under the DGCL, Eliem stockholders are not entitled to appraisal rights in connection with the Acquisition.

Tenet stockholders are entitled to statutory appraisal rights in connection with the Acquisition under Section 262 of the DGCL.

As of the date of the Acquisition Agreement, all of Tenet stockholders waived any statutory appraisal rights pursuant to Section 262 of the DGCL with respect to their shares of Tenet common stock.

THE ACQUISITION AGREEMENT

The following is a summary of the material terms of the Acquisition Agreement. A copy of the Acquisition Agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. The Acquisition Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about Eliem, Tenet or Transitory Subsidiary. The following description does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement. You should refer to the full text of the Acquisition Agreement for details of the Acquisition and the terms and conditions of the Acquisition Agreement.

The Acquisition Agreement contains representations and warranties that Eliem and Transitory Subsidiary, on the one hand, and Tenet, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Acquisition Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if such representations and warranties prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Acquisition Agreement. While Eliem and Tenet do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Acquisition Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Eliem, Tenet or Transitory Subsidiary, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Eliem, Transitory Subsidiary and Tenet and are modified by the disclosure schedules.

Structure

Subject to the terms and conditions of the Acquisition Agreement, and in accordance with Delaware law, at the closing of the Acquisition, Transitory Subsidiary, a wholly owned subsidiary of Eliem formed by Eliem in connection with the Acquisition, will merge with and into Tenet, with Tenet surviving as a wholly owned subsidiary of Eliem.

Completion and Effectiveness of the Acquisition

The Acquisition will be completed (i) no later than the second business day after all of the conditions to completion of the Acquisition are satisfied or waived, including the approval by Eliem stockholders of the Share Issuance Proposal and the other transactions proposed under the Acquisition Agreement, unless earlier terminated in accordance with the terms of the Acquisition Agreement, or (ii) such other date as may be mutually agreed between Eliem and Tenet. For more information on termination rights, see the section titled “The Acquisition Agreement—Termination and Termination Fees” beginning on page 92 in this proxy statement.

Eliem and Tenet are working to complete the Acquisition as quickly as practicable and currently anticipate that the Acquisition will close in the middle of 2024, after the Meeting. However, Eliem and Tenet cannot predict the completion of the Acquisition or the exact timing of the completion of the Acquisition because it is subject to various conditions.

Acquisition Consideration

At the effective time of the Acquisition, upon the terms and subject to the conditions set forth in the Acquisition Agreement: (i) each outstanding share of Tenet common stock will be automatically cancelled and shall be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth on the Allocation Schedule to the Acquisition Agreement; and (ii) each Tenet SAFE that is then outstanding shall (in accordance with the SAFE Cancellation Agreement(s) and the Acquisition Agreement), terminate and be cancelled, and be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth on the Allocation Schedule to the Acquisition Agreement.

Except as otherwise provided in the Acquisition Agreement, no fractional shares of Eliem common stock will be issued in exchange for any Tenet common stock or Tenet SAFE, and no holder of Tenet common stock or Tenet SAFE will be entitled to receive a fractional share of Eliem common stock. Any holder of Tenet common stock who would otherwise be entitled to receive a fraction of a share of Eliem common stock (after aggregating all fractional shares of Eliem common stock issuable to such holder) will receive from Eliem, in lieu of such fractional share and upon surrender by such holder of a letter of transmittal in accordance with the Acquisition Agreement and any accompanying documents as required therein: (i) one share of Eliem common stock if the aggregate amount of fractional shares of Eliem common stock such holder would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Eliem common stock if the aggregate amount of fractional shares of Eliem common stock such holder would otherwise be entitled to is less than 0.50, with no cash being paid for any fractional share eliminated by such rounding.

Under the Acquisition Agreement, the Aggregate Consideration is defined as being equal to an aggregate of a number of shares of Eliem common stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Eliem common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement), calculated on a fully-diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem).

Representations and Warranties

The Acquisition Agreement contains customary representations and warranties of the parties for a transaction of this type, relating to, among other matters:

•	Organization, Standing and Corporate Power;

•	Capitalization;

•	Subsidiaries;

•	Authority; No Conflict; Required Filings and Consents;

•	Financial Statements and with respect to Eliem, documents filed with the SEC and the accuracy of information contained in those documents;

•	Absence of Certain Changes;

•	Books and Records;

•	Tax Matters;

•	Assets;

•	Owned and Leased Real Property;

•	Intellectual Property;

•	Contracts;

•	Litigation;

•	Environmental Matters;

•	Labor and Employment;

•	Employee Benefit Plans;

•	Compliance with Laws;

•	Unlawful Payments;

•	Permits and Regulatory Matters;

•	Insurance;

•	Certain Business Relationships With Affiliates;

•	Investor Questionnaires;

•	Brokers; Schedule of Fees and Expenses;

•	Powers of Attorney;

•	No Other Representations and Warranties;

•	Reliance; and

•	With respect to Eliem, the valid issuance in the Acquisition of Eliem common stock and the opinion of Leerink Partners.

The representations and warranties are, in many respects, qualified by materiality and knowledge, but their accuracy forms the basis of one of the conditions to the obligations of Eliem and Tenet to complete the Acquisition.

Covenants; Conduct of Business Pending the Acquisition

Eliem has agreed that, except as permitted by the Acquisition Agreement, as required by law, or unless Tenet has provided written consent, during the period commencing on the date of the Acquisition Agreement and continuing until the earlier to occur of the effective time and the termination of the Acquisition Agreement, Eliem shall use commercially reasonable efforts to, and shall cause each subsidiary to use commercially reasonable efforts to, conduct its operations only in the ordinary course of business and in compliance with all applicable laws in all material respects. Eliem has also agreed that, subject to certain limited exceptions, without the consent of Tenet, it will not, and will not cause or permit any of its subsidiaries to, during the period commencing on the date of the Acquisition Agreement and continuing until the earlier to occur of the effective time and the termination of the Acquisition Agreement:

•

issue or sell any stock or other securities of Eliem or any options, warrants or rights to acquire any such stock or other securities (except for shares of Eliem’s common stock issued upon settlement of employee awards existing on the date of the Acquisition Agreement), or amend any of the terms of any stock options or restricted stock agreements, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase or redeem any stock or other securities of Eliem (except from former employees, directors or consultants in accordance with agreements in place on the date of the Acquisition Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to Eliem);

•

split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

•

(i) create, incur or assume any Indebtedness (as defined in the Acquisition Agreement) (other than interest incurred with respect to Indebtedness outstanding as of the date of the Acquisition Agreement in accordance with its terms); (ii) assume, guarantee, endorse or otherwise agree to be liable (whether directly, contingently or otherwise) for the obligations of any other person; or (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than investments of cash in cash equivalents in the ordinary course of business);

•	hire any new officers or, except in the ordinary course of business, any new employees;

•	enter into a joint venture;

•	amend its organizational documents;

•

make or change any tax election, change an annual accounting period, file any amended income or other material tax return, enter into any closing agreement, waive or extend any statute of limitations with respect to taxes, settle or compromise any liability, claim or assessment in respect of material taxes or surrender any right to claim a material refund of taxes;

•	make or commit to make any capital expenditure in excess of $75,000 per item or $250,000 in the aggregate; or

•	agree in writing or otherwise to take any of the foregoing actions.

Tenet has agreed that, except as permitted by the Acquisition Agreement, as required by law, or unless Eliem shall have provided written consent, during the period commencing on the date of the Acquisition Agreement and continuing until the earlier to occur of the effective time and the termination of the Acquisition Agreement, Tenet shall use commercially reasonable efforts to, conduct its operations only in the ordinary course of business and in compliance with all applicable laws in all material respects and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep its physical assets in good working condition, and preserve its relationships with customers, suppliers and others having business dealings with it and to continue the timely payment of its accounts payable that are not subject to good faith dispute. Tenet has also agreed that, subject to certain limited exceptions, without the consent of Eliem, it will not, during the period commencing on the date of the Acquisition Agreement and continuing until the earlier to occur of the effective time and the termination of the Acquisition Agreement:

•

issue or sell any stock or other securities of Tenet or any options, warrants or rights to acquire any such stock or other securities, or amend any of the terms of any restricted stock agreements, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase or redeem any stock or other securities of Tenet;

•

split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

•

(i) create, incur or assume any Indebtedness (other than interest incurred with respect to Indebtedness outstanding as of the date hereof in accordance with its terms; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

•	hire any officers or any employees or consultants;

•	adopt or enter into any employment or severance plan, agreement or arrangement or any Company Plan (as defined in the Acquisition Agreement);

•

acquire, sell, lease, license or dispose of any assets or property (including any intellectual property or any shares or other equity interests in or securities of any other corporation, partnership, association or other business organization or division thereof);

•	mortgage or pledge any of its property or assets or subject any such property or assets to any lien;

•	discharge or satisfy any lien or pay any obligation or liability other than in the ordinary course of business;

•	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

•	amend its organizational documents;

•	forgive any loans to any person, including its employees, officers, directors or affiliates;

•	sell, assign, transfer, license or sublicense any intellectual property;

•

change the nature or scope of its business being carried on as of the date of the Acquisition Agreement or commence any new business not being ancillary or incidental to such business or take any action to alter its general organizational or management structure;

•	change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP or applicable law;

•	except as required by applicable law, make, or amend, any filings with the FDA or any other regulatory authority;

•

make or change any tax election, change an annual accounting period, file any amended income or other material tax return, enter into any closing agreement, waive or extend any statute of limitations with respect to taxes, settle or compromise any liability, claim or assessment in respect of material taxes, or surrender any right to claim a material refund of taxes;

•	enter into, amend, terminate, take or omit to take any action that would constitute a material violation of or default under, or waive any rights under, applicable law or any contract;

•	make or commit to make any capital expenditure in excess of $50,000 per item or $200,000 in the aggregate;

•	enter into any material transaction other than in the ordinary course of business;

•	institute or settle any legal proceeding;

•

take any action or fail to take any action permitted by the Acquisition Agreement with the knowledge that such action or failure to take action would have the result of causing any of the conditions to the Acquisition set forth in the Acquisition Agreement to not be satisfied;

•

take any action to adversely effect, or fail to take any action, in each case, reasonably necessary to preserve the validity, in each case as existing as of the date of the Acquisition Agreement, of, any Company Intellectual Property (as defined in the Acquisition Agreement) or permit; or

•	agree in writing or otherwise to take any of the foregoing actions.

Non-Solicitation

Each of Eliem and Tenet have agreed that, except as described below, Eliem and Tenet will not, nor will either party authorize any of its directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors or representatives (and shall use its reasonable best efforts to cause such persons not to), directly or indirectly:

•

solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any acquisition proposal or acquisition inquiry (each, as defined in the Acquisition Agreement) or take any action that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry;

•	furnish any non-public information with respect to it to any person for the purpose of encouraging, or in response to, an acquisition proposal or acquisition inquiry;

•	engage in discussions (other than to inform any person of the existence of these restrictions) or negotiations with any person with respect to any acquisition proposal or acquisition inquiry;

•	approve, endorse or recommend an acquisition proposal;

•

execute or enter into any letter of intent or any contract contemplating or otherwise relating to any acquisition transaction (other than enter into a confidentiality agreement permitted under the Acquisition Agreement);

•	publicly propose to do any of the foregoing; or

•	agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, before obtaining the approval of the Eliem stockholders required to consummate the Acquisition, Eliem may furnish non-public information regarding such party to, and may enter into discussions or negotiations with, any third party in response to a bona fide written acquisition proposal, which the Eliem Board determines in good faith, after consultation with Eliem’s financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a superior offer (and is not withdrawn), if:

•	neither Eliem nor any of its representatives has materially breached the non-solicitation provisions of the Acquisition Agreement described above;

•

the Eliem Board concludes in good faith, based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the Eliem Board under applicable legal requirements;

•

Eliem receives from the third party an executed confidentiality agreement containing provisions at least as favorable to Eliem as those contained in the confidentiality agreement between Eliem and Tenet; and

•	substantially contemporaneously with the furnishing of any non-public information to a third party, Eliem furnishes the same non-public information to Tenet to the extent not previously furnished.

Board Recommendation Change

Under the Acquisition Agreement, subject to certain exceptions described below, Eliem agreed that the Eliem Board and the Special Committee will recommend that the Eliem stockholders vote to approve the Share Issuance Proposal (the “Eliem Board recommendation”) and that such Eliem Board recommendation will not (each of the following are referred to in this proxy statement as an “Eliem Board recommendation change”):

•

be withheld, amended, withdraw or modified (and the Eliem Board nor the Special Committee will not publicly propose to withhold, amend, withdraw or modify) the Eliem Board recommendation in a manner adverse to Tenet; or

•

following the public disclosure of an acquisition inquiry or acquisition proposal, fail to publicly reaffirm, within five (5) business days of a written request therefor by Tenet, the Eliem Board recommendation (provided, that Tenet shall be limited to one such request with respect to any acquisition inquiry or acquisition proposal unless such acquisition proposal has been modified, and then one such request with respect to any such modification).

However, notwithstanding the foregoing, at any time prior to the approval of the Share Issuance Proposal by Eliem stockholders, the Eliem Board may make an Eliem Board recommendation change or terminate the Acquisition Agreement if, but only if, following the receipt of and on account of a bona fide superior offer or otherwise:

•

the Eliem Board determines in good faith, after consultation with Eliem’s outside legal counsel, that the failure to make an Eliem Board recommendation change would be reasonably likely to be inconsistent with the fiduciary duties of the Eliem Board to Eliem stockholders under applicable law;

•

Eliem has given Tenet prior written notice of its intention to consider making an Eliem Board recommendation change or to terminate the Acquisition Agreement at least three (3) business days prior to making such Eliem Board recommendation change;

•	Eliem has provided Tenet a summary of the material terms and conditions of such acquisition proposal in accordance with the Acquisition Agreement;

•

Eliem has given Tenet three (3) business days after the applicable determination notice to propose revisions to the Acquisition Agreement or make another proposal and shall have made its representatives reasonably available to negotiate in good faith with Tenet (to the extent that Tenet desires to negotiate) with respect to such proposed revisions or other proposal; and

•

after considering the results of any such negotiations and giving effect to the proposals made by Tenet, if any, after consultation with outside legal counsel, the Eliem Board has determined, in good faith, that such acquisition proposal is a superior offer and that the failure to make the Eliem Board recommendation change or terminate the Acquisition Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the Eliem Board to Eliem stockholders under applicable law.

Meeting of Eliem Stockholders and Written Consent of Tenet Stockholders

Eliem is obligated under the Acquisition Agreement to, as promptly as reasonably practicable after the filing of a definitive proxy statement, take all action reasonably necessary under applicable law to call, give notice of and hold a meeting of the holders of Eliem’s common stock for the purpose of considering and voting to approve the Share Issuance Proposal.

Following the execution and delivery of the Acquisition Agreement, Tenet obtained approval by written consent from Tenet stockholders sufficient to (i) adopt and approve the Acquisition Agreement and the contemplated transactions (including the Acquisition), (ii) acknowledging that the approval given thereby is irrevocable and that such stockholders are aware of their rights to demand appraisal for their shares pursuant to Section 262 of the DGCL, and that such stockholder has received and read a copy of Section 262 of the DGCL and (iii) acknowledging that by their approval of the Acquisition, they are not entitled to appraisal rights with respect to their shares in connection with the Acquisition and thereby waive any rights to receive payment of the fair value of their capital stock under the DGCL.

Completion and Effectiveness of the Acquisition

The Acquisition will be completed as promptly as practicable, after all of the conditions to completion of the Acquisition are satisfied or waived, including the approval by Eliem stockholders of the Share Issuance Proposal and the other transactions proposed under the Acquisition Agreement, unless earlier terminated in accordance with the terms of the Acquisition Agreement. For more information on termination rights, see the section titled “The Acquisition Agreement—Termination and Termination Fees” beginning on page 92 in this proxy statement.

Eliem and Tenet currently anticipate that the Acquisition will close in the middle of 2024, after the Meeting. However, Eliem and Tenet cannot predict the completion of the Acquisition or the exact timing of the completion of the Acquisition because it is subject to various conditions.

Directors and Officers of Post-Closing Eliem Following the Acquisition

Following the closing of the Acquisition, Stephen Thomas (Tenet’s Chief Executive Officer who will serve as interim Chief Executive Officer of Post-Closing Eliem following the Acquisition) and one director to be designated by Tenet will each join the Post-Closing Eliem Board. All of the current members of the Eliem Board will remain on the Post-Closing Eliem Board. The staggered structure of the Eliem Board will remain in place for Post-Closing Eliem following the completion of the Acquisition.

In addition, upon the closing of the Acquisition, (i) Stephen Thomas, Ph.D. will serve as interim Chief Executive Officer of Post-Closing Eliem, (ii) William Bonificio, Ph.D. will serve as the interim Chief Business Officer of Post-Closing Eliem, and (iii) Naveen Daryani, PharmD will serve as interim Vice President of Business Development.

Indemnification for Directors and Officers

Under the Acquisition Agreement, for a period of six years after the closing date of the Acquisition, Post-Closing Eliem shall not amend, repeal or otherwise modify any provisions of its certificate of incorporation or bylaws concerning indemnification, exculpation or limitation of liability of directors, officers, fiduciaries or agents of Tenet in any manner that would affect adversely the rights thereunder of persons who, prior to the closing date of the Acquisition, were directors, officers, employees, fiduciaries or agents of Tenet, except to the extent required by applicable law and except for any such change that would not affect the application of such provisions to acts or omissions of such individuals prior to the closing of the Acquisition.

Notwithstanding anything to the contrary in the certificate of incorporation, bylaws of Tenet, Post-Closing Eliem or any provision in any indemnification or other agreement to which any of them is a party or by which any of them is bound, (a) no exculpation or other provision in the certificate of incorporation or bylaws of Tenet, Post-Closing Eliem or any such agreement shall be deemed to exculpate any such person from its obligations under the Acquisition Agreement and (b) no person shall be entitled to indemnification or reimbursement or advancement of expenses under any provision of the certificate of incorporation or bylaws of Tenet, Post-Closing Eliem or any such agreement for any matter for which any indemnified party of Eliem is entitled to indemnification pursuant to the Acquisition Agreement.

Additional Agreements

Each of Eliem and Tenet has agreed to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by the Acquisition Agreement to be completed at the closing of the Acquisition, including using its reasonable best efforts to ensure that the conditions to the obligations of the other parties to consummate the Acquisition are satisfied.

Conditions to the Completion of the Acquisition

The following contains a description of all material conditions to the completion of the Acquisition. Each party’s obligation to complete the Acquisition is subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the parties, at or prior to the closing, of various conditions.

The conditions to Eliem’s and the Transitory Subsidiary’s obligation to complete the Acquisition include the following:

•

no judgment, order, decree, stipulation or injunction shall be in effect, and no legal proceeding shall be pending or shall have been threatened in writing by a governmental entity, that would reasonably be expected to (i) prevent consummation of the transactions contemplated by the Acquisition Agreement, or (ii) cause the transactions contemplated by the Acquisition Agreement to be rescinded following consummation of such transaction;

•

the representations and warranties of Tenet set forth in the Acquisition Agreement regarding organization, standing and corporate power, capitalization, authority, subsidiaries, and investor questionnaires shall have been true and correct in all material respects as of the date of the Acquisition Agreement and shall be true and correct in all material respects on and as of the closing date of the Acquisition with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct in all material respects as of such date);

•

the representations and warranties of Tenet contained in the Acquisition Agreement (other than the Tenet representations and warranties of Tenet regarding organization, standing and corporate power, capitalization, authority, subsidiaries and investor questionnaires) shall have been true and correct as of the date of the Acquisition Agreement and will be true and correct on and as of the closing date of the Acquisition with the same force and effect as if made on the closing date of the Acquisition except

(i) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a material adverse effect on Tenet (without giving effect to any references therein to any material adverse effect on Tenet or other materiality qualifications), or (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause, as of such particular date);

•

Tenet shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under the Acquisition Agreement as of or prior to the closing of the Acquisition;

•

there will have occurred no change, event, circumstance or development since the date of the Acquisition Agreement that, individually or taken together with all other changes, events, circumstances or developments, has had, or would be reasonably expected to have, a material adverse effect on Tenet;

•

Eliem must have received copies of written consents of Tenet stockholders evidencing that the Acquisition Agreement and the Acquisition have been approved, in accordance with the Acquisition Agreement, by Tenet stockholders;

•

the number of shares of Tenet’s common stock dissenting from the Acquisition, together with the number of shares of Tenet’s common stock eligible to become dissenting shares, must not exceed eight percent (8%) of the number of outstanding shares of Tenet’s common stock as of the effective time of the Acquisition;

•

Eliem must have received evidence, in form and substance reasonably satisfactory to it, that Tenet has, at its own expense, obtained certain specified waivers, permits, consents, approvals or other authorizations, and effected such registrations, filings and notices;

•

each of the holders of Tenet’s stock receiving shares of Eliem’s common stock as part of the Aggregate Consideration must have executed and delivered (i) a support and joinder agreement and (ii) an investor questionnaire;

•	Eliem must have received the SAFE Cancellation Agreements;

•

Eliem must have received copies of the resignations, effective as of the closing of the Acquisition and in form and substance reasonably satisfactory to it, of each director of Tenet (other than any such resignations which Eliem designates, by written notice to Tenet, as unnecessary) from their director positions (but not employment, as applicable);

•

Eliem must have received a properly executed certification that shares of Tenet’s capital stock are not “U.S. real property interests” in accordance with the treasury regulations under Sections 897 and 1445 of the Code, together with a notice to the Internal Revenue Service in accordance with the provisions of treasury regulations section 1.897-2(h)(2);

•	Eliem must have received a certificate delivered from Tenet to the effect that certain conditions in the Acquisition Agreement are satisfied;

•

Eliem must have received certificates of good standing of Tenet in its jurisdictions of organization and the various foreign jurisdictions in which it is qualified, certified charter documents and certificates as to the incumbency of officers and the adoption of authorizing resolutions; and

•	Eliem shall have obtained stockholder approval of the Share Issuance Proposal.

•	The conditions to Tenet’s obligation to complete the Acquisition include the following:

•

the representations regarding Eliem’s and Transitory Subsidiary’s organization, standing and power, authority and capitalization shall have been true and correct in all material respects as of the date of the Acquisition Agreement and shall be true and correct in all material respects on and as of the closing date of the Acquisition with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date);

•

the representations and warranties of Eliem and the Transitory Subsidiary contained in the Acquisition Agreement (other than the representations regarding Eliem’s and Transitory Subsidiary’s organization, standing and power, authority and capitalization) shall have been true and correct as of the date of the Acquisition Agreement and shall be true and correct on and as of the closing date of the Acquisition with the same force and effect as if made on the closing date of the Acquisition except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a material adverse effect on Eliem (without giving effect to any references therein to any material adverse effect on Eliem or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause, as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the disclosure schedules of Eliem made or purported to have been made after the date of the Acquisition Agreement shall be disregarded);

•

each of Eliem and Transitory Subsidiary must have performed or complied, in all material respects, with its agreements and covenants required to be performed or complied with under the Acquisition Agreement as of or prior to the closing of the Acquisition;

•

no judgment, order, decree, stipulation or injunction shall be in effect that would reasonably be expected to either prevent consummation of the transactions contemplated by the Acquisition Agreement or cause the transactions contemplated by the Acquisition Agreement to be rescinded following consummation of such transaction;

•	Tenet must have received a certificate delivered from Eliem to the effect that certain conditions in the Acquisition Agreement are satisfied; and

•	Eliem shall have obtained approval of the Share Issuance Proposal.

Termination and Termination Fees

Termination of the Acquisition Agreement

The Acquisition Agreement may be terminated at any time before the effective time of the Acquisition, whether before or, subject to the terms of the Acquisition Agreement, after receipt of the required stockholder approval of Tenet, as set forth below:

a)	by mutual written consent of Eliem, Transitory Subsidiary and Tenet; or

b)

by either Eliem or Tenet, if the Acquisition has not been consummated by October 10, 2024; provided, however, that this right to terminate the Acquisition Agreement shall not be available to a party if the failure of the Acquisition to have been consummated on or before October 10, 2024 was primarily due to the failure of such party to perform any of its material obligations under the Acquisition Agreement; or

c)

by either Eliem or Tenet, if a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition; provided, however, that this right to terminate the Acquisition Agreement shall not be available to a party if the issuance of such order, decree, ruling or the taking of such action was primarily due to the failure of such party to perform any of its material obligations under the Acquisition Agreement; or

d)

by Eliem, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Tenet set forth in the Acquisition Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.1(b) or 6.1(c) of the Acquisition Agreement not to be satisfied and (ii) shall not have been cured or waived within 30 days following receipt by Tenet of written notice of such breach or failure to perform from Eliem; provided, however, that this right to terminate the Acquisition Agreement shall not be available to Eliem if Eliem or Transitory Subsidiary is then in material breach of any representation, warranty or covenant set forth in the Acquisition Agreement; or

e)

by Tenet, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Eliem or Transitory Subsidiary set forth in the Acquisition Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.2(a) or 6.2(b) of the Acquisition Agreement not to be satisfied and (ii) shall not have been cured or waived within 30 days following receipt by Eliem of written notice of such breach or failure to perform from Tenet; provided, however, that this right to terminate the Acquisition Agreement shall not be available to Tenet if Tenet is then in material breach of any representation, warranty or covenant set forth in the Acquisition Agreement; or

f)

by Eliem, at any time, if (i) Eliem has received a superior offer (ii) Eliem concurrently terminates the Acquisition Agreement and enters into a permitted alternative agreement with respect to a superior offer and (iii) within two business days of such termination, Eliem pays to Tenet the amount contemplated by the Acquisition Agreement; or

g)

by either Eliem or Tenet if (i) the Eliem stockholders’ meeting (including any adjournments and postponements thereof) shall have been held and completed and Eliem stockholders shall have taken a final vote on the matters proposed at the Eliem stockholders’ meeting and (ii) the matters proposed at the Eliem stockholders’ meeting shall not have been approved at the Eliem stockholders’ meeting (or at any adjournment or postponement thereof) by the requisite vote of Eliem stockholders; or

h)

by Eliem, if Tenet’s stockholder approval for the Acquisition shall not have been obtained prior to 5:00 p.m., New York time, on the first business day immediately following the date of the Acquisition Agreement.

Termination Fees Payable by Eliem

If (i) the Acquisition Agreement is terminated pursuant to clauses (b) or (g) above and an acquisition proposal with respect to Eliem shall have been publicly announced or disclosed to Eliem or the Eliem Board after the date of the Acquisition Agreement but prior to the termination of the Acquisition Agreement (which shall not have been withdrawn), and within twelve months after the date of such termination, Eliem consummates a transaction in respect of such acquisition proposal; or (ii) the Acquisition Agreement is terminated by Eliem pursuant to clause (f) above; then in the case of a termination pursuant to clause (i) or (ii), Eliem shall pay to Tenet an amount equal to $1,000,000 within three business days of termination of the Acquisition Agreement or, in the cause of clause (i) above, the date of the applicable triggering event, as applicable. If the Acquisition Agreement is terminated pursuant to clause (g) above, Eliem shall reimburse Tenet for all reasonable out of pocket fees and expenses incurred by Tenet in connection with the Acquisition Agreement and the other transactions contemplated by the Acquisition Agreement, up to a maximum of $500,000.

Amendment and Waiver

Prior to the effective time of the Acquisition, the Acquisition Agreement may be amended by Eliem and Tenet, by action taken or authorized by their respective boards of directors, at any time before or after receipt of approval of the Acquisition by Tenet stockholders. After receipt of approval of the Acquisition by Tenet stockholders, no amendment to the Acquisition Agreement shall be made which by law requires further approval by such stockholders without such further approval. The Acquisition Agreement may not be amended except by an instrument in writing signed (a) in the case of an amendment of any of Section 2.4 (Company Equityholder Representative), Section 2.5 (Allocation Schedule), Article VIII (Termination and Amendment), Article IX

(Definitions), and Article X (Miscellaneous), on behalf of each of the parties to the Acquisition Agreement, and (b) in the case of an amendment of any other provision of the Acquisition Agreement, on behalf of Eliem and Tenet.

At any time prior to the effective time of the Acquisition, Eliem and Tenet, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Acquisition Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Acquisition Agreement or in any document delivered pursuant to the Acquisition Agreement and (iii) waive compliance with any of the agreements or conditions contained in the Acquisition Agreement; provided, however, the requirement that Eliem obtain the Required Eliem Stockholder Vote (including the Baseline Vote and the Disinterested Stockholder Approval) shall not be waivable by either party. Any agreement on the part of a party to the Acquisition Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to the Acquisition Agreement to assert any of its rights under the Acquisition Agreement or otherwise shall not constitute a waiver of such rights.

Fees and Expenses

Except as described above in the section titled “The Acquisition Agreement—Termination and Termination Fees” beginning on page 92 of this proxy statement, the Acquisition Agreement provides that Eliem shall pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated thereby and that the holders of Tenet stock shall pay the fees and expenses incurred in connection with the negotiation, preparation and execution of the Acquisition Agreement and the consummation of the transactions contemplated thereby, including any brokerage fees and commissions, finders’ fees or financial advisory fees and any fees and expenses of counsel or accountants payable by Tenet.

AGREEMENTS RELATED TO THE ACQUISITION AND THE PRIVATE PLACEMENT

Support Agreements and Lock-up Agreements

Support Agreements

In order to induce Eliem to enter into the Acquisition Agreement, each Tenet stockholder is party to a Tenet Support and Joinder Agreement pursuant to which, among other things, each such stockholder, solely in his, her or its capacity as a Tenet stockholder, has agreed to vote all of such stockholder’s shares of Tenet common stock in favor of (i) the adoption of the Acquisition Agreement and (ii) the approval of the Acquisition and related transactions contemplated by the Acquisition Agreement. The Tenet stockholders also agreed to vote against any competing acquisition proposal with respect to Tenet.

The Tenet stockholders have also granted Eliem an irrevocable proxy to vote their respective shares of Tenet common stock in accordance with the Tenet Support and Joinder Agreement. The Tenet stockholders have also agreed not to solicit any acquisition proposals or acquisition inquiries and agreed to waive any appraisal or dissenters’ rights relating to the Acquisition.

As of May 10, 2024, the Tenet stockholders party to the Tenet Support and Joinder Agreement with Tenet and Eliem owned 100% of the outstanding shares of Tenet common stock. Subsequent to execution of the Tenet Support and Joinder Agreements and the Acquisition Agreement, holders of the requisite number of shares of Tenet common stock required by Tenet’s governing documents to adopt the Acquisition Agreement and approve the Acquisition and related transactions have adopted the Acquisition Agreement and approved the Acquisition via written consent, consisting of 100% of the outstanding shares of Tenet common stock.

Under the Tenet Support and Joinder Agreements, subject to certain exceptions, Tenet stockholders have also agreed not to sell or transfer their shares of Tenet common stock until the earlier of the termination of the Acquisition Agreement and the completion of the Acquisition. To the extent that any such sale or transfer is permitted pursuant to the exceptions included in the Tenet Support and Joinder Agreements, each person to which any shares of Tenet common stock are so sold or transferred must agree in writing to be bound by the terms and provisions of the Tenet Support and Joinder Agreement.

In addition, in order to induce Tenet to enter into the Acquisition Agreement, RA Capital Management entered into a support agreement with Eliem and Tenet pursuant to which, among other things, RA Capital Management agreed to vote all of its shares of Eliem common stock in favor of the Share Issuance Proposal and against any alternative acquisition proposals, subject to the terms and conditions set forth therein (the “Eliem Support Agreement”). RA Capital Management also agreed to vote against any competing acquisition proposal with respect to Eliem.

RA Capital Management also granted Tenet an irrevocable proxy to vote their respective shares of Eliem common stock in accordance with the Eliem Support Agreement. RA Capital Management also agreed not to solicit any acquisition proposals or acquisition inquiries and agreed to waive any appraisal or dissenters’ rights relating to the Acquisition.

As of May 10, 2024, RA Capital Management owned approximately 45.2% of the outstanding shares of Eliem common stock.

Under the Eliem Support Agreement, subject to certain exceptions, RA Capital Management also agreed not to sell or transfer its shares of Eliem common stock until the earlier of the termination of the Acquisition Agreement and the completion of the Acquisition, subject to certain exceptions. To the extent that any such sale or transfer is permitted pursuant to the exceptions included in the Eliem Support Agreement, each person to which any shares of Eliem common stock are so sold or transferred must agree in writing to be bound by the terms and provisions of the Eliem Support Agreement.

The foregoing descriptions of the Tenet Support and Joinder Agreement and the Eliem Support Agreement do not purport to be complete and are qualified in their entirety by the full text of the forms of the Tenet Support and Joinder Agreement and the Eliem Support Agreement, which are attached hereto as Annex E and Annex D.

Lock-up Agreements

Concurrently with the execution of the Acquisition Agreement, certain executive officers, directors and stockholders of Tenet and Eliem (solely in their respective capacities as stockholders) entered into lock-up agreements (the “Lock- Up Agreements”) pursuant to which, subject to specified exceptions, they agreed not to transfer their shares of Eliem common stock issued in connection with the Acquisition for the 180-day period following the closing of the Acquisition.

Tenet stockholders and Eliem stockholders who have executed Lock-Up Agreements as of May 10, 2024, are expected to own in the aggregate, approximately 59.1% of the shares of Post-Closing Eliem’s outstanding common stock.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Lock-Up Agreement, which is attached hereto as Annex F.

SAFE Cancellation Agreements

Concurrently with the execution of the Acquisition Agreement, the SAFE Holders entered into the SAFE Cancellation Agreements. Pursuant to the SAFE Cancellation Agreements and in accordance with the Acquisition Agreement, immediately prior to the Acquisition, each Tenet SAFE that is then outstanding will, without any action on the part of Eliem, Tenet, any SAFE Holder or any other person, terminate and be cancelled, and be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth on the allocation schedule to the Acquisition Agreement.

The foregoing description of the SAFE Cancellation Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of SAFE Cancellation Agreement, which is attached hereto as Annex C.

Securities Purchase Agreement and Registration Rights Agreement

Securities Purchase Agreement

Concurrently with the execution and delivery of the Acquisition Agreement, Eliem entered into the Securities Purchase Agreement with the PIPE Investors, pursuant to which Eliem agreed to issue and sell to the PIPE Investors in the Private Placement an aggregate of 31,238,282 shares of Eliem common stock, at a price of $3.84 per share. Eliem expects to receive aggregate gross proceeds from the Private Placement of approximately $120.0 million, before deducting estimated offering expenses payable by Eliem.

The Private Placement is expected to close immediately following the closing of the Acquisition, subject to the satisfaction of specified customary closing conditions, including approval from Eliem stockholders of the Share Issuance Proposal at the Meeting, and contingent upon, among other things, the closing of the Acquisition. The Securities Purchase Agreement contains customary representations and warranties of Eliem. The Securities Purchase Agreement also contains customary representations and warranties of PIPE Investors party thereto.

Each PIPE Investor’s obligation to purchase the shares of Eliem’s common stock pursuant to the Securities Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including, among others:

•

the satisfaction or waiver of each of the conditions to the consummation of the Acquisition set forth in the Acquisition Agreement, including, without limitation, that Eliem obtain the Required Eliem Stockholder Vote (including the Baseline Vote and the Disinterested Stockholder Approval) of the Share Issuance Proposal under this proxy statement;

•

all representations and warranties of Eliem contained in the Securities Purchase Agreement shall be true and correct in all material respects as of the date of the closing of the Private Placement (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date);

•

Eliem shall have performed in all material respects all obligations and covenants required by the Securities Purchase Agreement to be performed by Eliem on or prior to the closing of the Private Placement;

•	Eliem shall have obtained all consents, permits, approvals, registrations and waivers necessary for the consummation of the Private Placement;

•

all conditions to the closing of the Acquisition set forth in the Acquisition Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Acquisition Agreement;

•	Eliem shall have obtained the Required Eliem Stockholder Vote (including the Baseline Vote and the Disinterested Stockholder Approval);

•

no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the Private Placement; and

•	no material adverse effect (as defined in the Securities Purchase Agreement) shall have occurred with respect to Eliem since the signing of the Securities Purchase Agreement.

•	Eliem’s obligation to sell shares of Eliem’s common stock to each PIPE Investor pursuant to the Securities Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including:

•

all representations and warranties of the PIPE Investor contained in the Securities Purchase Agreement shall be true and correct in all material respects as of the date of the closing of the Private Placement (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date);

•

the PIPE Investor shall have performed in all material respects all obligations and covenants required by the Securities Purchase Agreement to be performed by the PIPE Investor on or prior to the closing of the Private Placement;

•

all conditions to the closing of the Acquisition set forth in the Acquisition Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Acquisition Agreement; and

•	the PIPE Investor shall have paid in full to Eliem its aggregate purchase price for the shares acquired in the Private Placement.

The Securities Purchase Agreement terminates (i) upon the mutual written consent of Eliem and the PIPE Investors then committed to purchasing a majority of the shares to be purchased at the closing of the Private Placement by (or, if after the closing, then holding a majority of the shares held by) all PIPE Investors in the Private Placement; (ii) such date and time that the Acquisition Agreement is terminated in accordance with its terms; or (iii) by either Eliem or any PIPE Investor (with respect to itself only) if the closing of the Private Placement has not occurred on or prior to October 10, 2024.

Eliem has granted the PIPE Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Securities Purchase Agreement, which is attached hereto as Annex G.

Registration Rights Agreement

Concurrently with the execution of the Securities Purchase Agreement, Eliem entered into the Registration Rights Agreement with the PIPE Investors, pursuant to which Eliem agreed to register for resale the shares sold in the Private Placement. On or prior to the closing of the Acquisition, each Tenet stockholder receiving a portion of the Aggregate Consideration in the Acquisition may elect to become party to the Registration Rights Agreement (each such stockholder, together with the investors in the Private Placement, the “Registrable Holders”), in which case Eliem will also register for resale the Aggregate Consideration. Under the Registration Rights Agreement, Eliem has agreed to file a registration statement covering the resale of the shares sold in the Private Placement and any Aggregate Consideration within 45 days following the closing of the Private Placement (the “Filing Deadline”). Eliem has agreed to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and to keep such registration statement effective until the date the shares of common stock sold in the Private Placement and any Aggregate Consideration covered by such registration statement have been sold or cease to be registrable securities under the Registration Rights Agreement.

If (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement has not been declared effective by the SEC prior to the earlier of (A) five business days after the date on which Eliem is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (B) 45 days following the closing date of the Private Placement (or, in the event the SEC reviews and has written comments to the registration statement, 90 days following the Filing Deadline) or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason (including by reason of a stop order or Eliem’s failure to update such registration statement), subject to certain limited exceptions, then Eliem has agreed to make pro rata payments to each Registrable Holder as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Registrable Holder in the registrable securities for the initial day of failure and for each subsequent 30-day period (or pro rata for any portion thereof) for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

Eliem has granted the Registrable Holders customary indemnification rights in connection with the registration statement. The Registrable Holders have also granted Eliem customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is attached hereto as Annex H.

Senior Secured Promissory Note

On May 14, 2024, Eliem and Tenet entered into a Senior Secured Promissory Note (the “Note”) providing for Eliem to make short-term loans (the “Loan” or “Loans”) to Tenet up to an aggregate principal amount of $15.0 million. On or about the date of execution of the Note, Eliem made an initial Loan to Tenet of $5.0 million. Tenet requested the Loan in order to provide it with sufficient cash to fund its operations prior to the consummation of the Acquisition. Tenet’s ability to borrow the remaining $10.0 million under the Note is subject to certain conditions and restrictions on use.

The Loans will bear simple interest at a fixed rate per annum of 6%. All outstanding Loans, together with accrued interest, will become due and payable upon the earlier of (i) 12 months from the date of issuance the Note, (ii) the occurrence of specified corporate transactions, or (iii) Tenet’s receipt of at least $15.0 million in gross proceeds from the closing of a bona fide equity and/or debt financing.

Under the Note, Tenet granted Eliem a continuing, first-priority perfected security interest in all of Tenet’s present and future assets, properties and rights, whether tangible or intangible, including, without limitation, the intellectual property of Tenet. The Note contains certain customary representations and warranties and certain customary events of default.

MATTERS BEING SUBMITTED TO A VOTE OF ELIEM STOCKHOLDERS

PROPOSAL NO. 1: APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635 AND THE CONDITIONS OF THE ACQUISITION AGREEMENT, OF THE ISSUANCE OF SHARES OF ELIEM’S COMMON STOCK PURSUANT TO THE TERMS OF THE ACQUISITION AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT

General

At the Meeting, Eliem stockholders will be asked to approve, in accordance with applicable rules of the Nasdaq Stock Market, the issuance of shares of Eliem’s common stock pursuant to the terms of the Acquisition Agreement and the Securities Purchase Agreement.

The Aggregate Consideration payable by Eliem to the former equityholders of Tenet in the Acquisition will be a number of shares of Eliem’s common stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of outstanding shares of Eliem’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any shares of common stock pursuant to the Private Placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem).

Pursuant to the terms of the Securities Purchase Agreement, immediately following the effective time of the Acquisition, Eliem will issue to investors in the Private Placement an aggregate of 31,238,282 shares of Eliem’s common stock at a price per share of $3.84. Eliem expects to receive aggregate gross proceeds from the Private Placement of approximately $120.0 million, before deducting estimated offering expenses payable by Eliem.

The terms of, reasons for and other aspects of the Acquisition, the Acquisition Agreement, the Private Placement and the Securities Purchase Agreement are described in detail in the other sections in this proxy statement. A copy of the Acquisition Agreement is attached as Annex A to this proxy statement, and a copy of the Securities Purchase Agreement is attached as Annex G to this proxy statement.

Stockholder Approval Requirement for Purposes of Nasdaq Listing Rule 5635

Nasdaq Listing Rule 5635(a)(1)

Pursuant to Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.

In connection with the consummation of the Acquisition and the closing of the Private Placement, Eliem expects to issue (i) shares of Eliem’s common stock in connection with the Acquisition equal to the Aggregate Consideration, as described above and (ii) an aggregate of 31,238,282 shares of its common stock to investors in the Private Placement in accordance with the terms and subject to the conditions of the Securities Purchase Agreement. Accordingly, because the aggregate number of shares of Eliem’s common stock that Eliem will issue in connection with the Acquisition and the Private Placement will exceed 20% of both the voting power and the number of shares of Eliem’s common stock outstanding before such issuance, Eliem is seeking the approval of its stockholders for the issuance of shares of Eliem’s common stock pursuant to the Acquisition Agreement and the Private Placement pursuant to Nasdaq Listing Rule 5635(a)(1).

Nasdaq Listing Rule 5635(a)(2)

Pursuant to Nasdaq Listing Rule 5635(a)(2), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the listed company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company.

RA Capital Management is a greater than 5% stockholder of Eliem before the closing of the Acquisition and the Private Placement, and RA Capital Management has a representative on the Eliem Board, who is Andrew Levin, M.D., Ph.D. RA Capital Management is considered a substantial shareholder of Eliem pursuant to Nasdaq Listing Rule 5635(a)(2). For more information about RA Capital Management’s beneficial ownership in Eliem, please see the section titled “Principal Stockholders of Eliem.”

RA Capital Management is also a greater than 5% stockholder of Tenet before the closing of the Acquisition and the Private Placement and, as a result, upon the effective time of the Acquisition and pursuant to the Acquisition Agreement, RA Capital Management is expected to receive shares of Eliem’s common stock in exchange for the shares then-held in Tenet. In addition, RA Capital Management has agreed to purchase in the Private Placement 13,008,546 shares of Eliem’s common stock for approximately $49,971,549.

Because RA Capital Management has a 10% or greater interest in the shares of Eliem’s common stock to be issued in the Private Placement and the Acquisition and the Acquisition and the Private Placement will result in an increase in outstanding shares of common stock of Eliem of 5% or more, Eliem is seeking the approval of its stockholders for the issuance of shares of Eliem’s common stock pursuant to the Acquisition Agreement and the Private Placement pursuant to Nasdaq Listing Rule 5635(a)(2).

Reasons for the Transactions

After consideration and consultation with Eliem’s senior management and Eliem’s financial and legal advisors, the Eliem Board determined that the Acquisition Agreement, the Acquisition, the Securities Purchase Agreement and the Private Placement are advisable and in the best interests of Eliem and its stockholders. The Special Committee and the Eliem Board considered various reasons to reach its determination, as discussed elsewhere in this proxy statement, including, but not limited to, “The Acquisition—Eliem’s Reasons for the Acquisition and the Private Placement” beginning on page 66 of this proxy statement.

As previously disclosed in its Q1 Quarterly Report, Eliem estimates that its cash and cash equivalents as of March 31, 2024 will be sufficient to fund its planned operations through at least 12 months following the filing date of the Q1 Quarterly Report. Following the Acquisition, as Post-Closing Eliem seeks to develop and commercialize TNT119 and/or other Post-Closing Eliem product candidates, Eliem will need substantial additional funding to support its continuing operations. The net proceeds from the Private Placement are expected to be used to advance Post-Closing Eliem’s development pipeline, business development activities, working capital and other general corporate purposes. Immediately following the closing of the Acquisition and the Private Placement, the total cash and cash equivalents of Post-Closing Eliem is expected to be approximately $210.0 million, which Eliem believes will be sufficient to fund Post-Closing Eliem’s operations into 2027. Eliem believes the total cash and cash equivalents of Post-Closing Eliem following the closing will enable the potential attainment of key clinical and development milestones for TNT119.

The closing of the Acquisition is subject to the satisfaction or waiver of customary conditions to closing, including receipt of approval of this Proposal No. 1 by Eliem stockholders at the Meeting. The Private Placement is expected to close as of immediately following the closing of the Acquisition and is conditioned upon the satisfaction or waiver of the conditions to the closing of the Acquisition, receipt of approval of this Proposal No. 1 by Eliem stockholders at the Meeting, as well as certain other closing conditions.

In the event that this Proposal No. 1 is not approved by Eliem stockholders, the Acquisition and the Private Placement cannot be consummated.

Required Vote

Approval of Proposal No. 1 requires the affirmative vote of both:

i.	a majority in voting power of the votes cast by holders of the outstanding shares of Eliem common stock entitled to vote in accordance with the DGCL (the “Baseline Vote”); and

ii.

a majority of the aggregate voting power of the outstanding shares of Eliem common stock entitled to vote thereon other than any outstanding shares of Eliem common stock beneficially owned, directly or indirectly, by (1) Tenet, (2) any stockholder of Tenet, including RA Capital Management, L.P. (together with certain of its affiliated funds, “RA Capital Management”), (3) any individual that Eliem has determined to be an “officer” of Eliem within the meaning of Rule 16a-1(f) of the Exchange Act, (4) any PIPE Investor, (5) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any individual listed in the foregoing clauses (1)-(4), and (6) any “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any person listed in the foregoing clauses (1)-(5) (holders of Eliem common stock other than the persons listed in this clause (ii), the “Disinterested Stockholders” and, the vote contemplated by this clause (ii), the “Disinterested Stockholder Approval” and. collectively with the Baseline Vote, the “Required Eliem Stockholder Vote”).

Pursuant to a support agreement, RA Capital Management has agreed to vote in favor of this Proposal No. 1. As of May 10, 2024, RA Capital Management owned approximately 45.2% of the outstanding shares of Eliem’s common stock. Such vote will not, however, have any effect on the Disinterested Stockholder Approval.

THE ELIEM BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 1 TO APPROVE, FOR PURPOSES OF NASDAQ LISTING RULE 5635 AND THE CONDITIONS OF THE ACQUISITION AGREEMENT, THE ISSUANCE OF SHARES OF ELIEM’S COMMON STOCK PURSUANT TO THE TERMS OF THE ACQUISITION AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval, for purposes of Nasdaq Listing Rule 5635 and the conditions of the Acquisition Agreement, of the issuance of shares of Eliem common stock pursuant to the terms of the Acquisition Agreement and the Securities Purchase Agreement.

PROPOSAL NO. 2: APPROVAL OF POSSIBLE ADJOURNMENT OF THE MEETING

General

If Eliem fails to receive a sufficient number of votes to approve Proposal No. 1, Eliem may propose to adjourn the Meeting for the purpose of soliciting additional proxies to approve Proposal No. 1. Eliem currently does not intend to propose adjournment at the Meeting if there are sufficient votes to approve Proposal No. 1.

Eliem may also propose adjourning the Meeting if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

Required Vote

Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person via the Internet or represented by proxy at the Meeting and entitled to vote thereon.

THE ELIEM BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2 TO ADJOURN THE MEETING FROM TIME TO TIME TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE SHARE ISSUANCE PROPOSAL IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF SUCH ADJOURNMENT TO APPROVE THE SHARE ISSUANCE PROPOSAL OR IF OTHERWISE DETERMINED BY THE CHAIRPERSON OF THE MEETING TO BE NECESSARY OR APPROPRIATE.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares “FOR” the proposal to adjourn the Meeting from time to time to solicit additional proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

PROPOSAL NO. 3: ELECTION OF DIRECTORS

General

The Eliem Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Eliem Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Eliem Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Eliem Board presently has five members. There are two directors in the class whose term of office expires in 2024. If elected at the Meeting, these nominees would serve until the 2027 annual meeting of stockholders and until their successors have been duly elected and qualified, or, if sooner, until such director’s death, resignation or removal. It is Eliem’s policy to invite directors and nominees for director to attend the Meeting. Three members of the Eliem Board attended the 2023 annual meeting.

If the Acquisition is completed, the composition of the Eliem Board will change. For more information relating to the effect of the Acquisition on the Eliem Board, see the section titled “Management Following the Acquisition” beginning on page 143 of this proxy statement.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person via the Internet or represented by proxy at the Meeting and entitled to vote generally on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Eliem. The person nominated for election has agreed to serve if elected. Eliem has no reason to believe that any nominee will be unable to serve.

Andrew Levin, M.D., Ph.D. and Liam Ratcliffe, M.D., Ph.D. were recommended for election by the nominating and corporate governance committee of the Eliem Board (the “Nominating and Corporate Governance Committee”) and are currently directors of Eliem. Dr. Levin and Dr. Ratcliffe were each appointed to the Eliem Board prior to Eliem’s initial public offering by the then current members of the Eliem Board to fill a vacant seat. The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct Eliem’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Eliem Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Eliem Board. To provide a mix of experience and perspective on the Eliem Board, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, racial and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Eliem Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Eliem Board, and these views may differ from the views of other members.

NAME OF NOMINEE	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH ELIEM
Andrew Levin, M.D., Ph.D.	47	Executive Chair of the Board of Directors of Eliem; Managing Director at RA Capital Management, L.P.
Liam Ratcliffe, M.D., Ph.D.	60	Lead Independent Director of Eliem; Head of Biotechnology at Access Industries, Inc.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Andrew Levin, M.D., Ph.D. is a Co-Founder of Eliem, served as Eliem’s Chief Executive Officer from October 2018 to October 2020, and has served as the Chairman of the Eliem Board since February 2019 and as Executive Chairman of the Eliem Board since February 2023. Since 2015, Dr. Levin has served as a Managing Director on the Investment Team at RA Capital Management, L.P. Previously, Dr. Levin was a Vice President at H.I.G. BioVentures, and prior to that he served as the Director of Pharmaceutical Sciences for the Clinton Health Access Initiative. Dr. Levin holds a B.S. in mechanical engineering from Princeton University, a Ph.D. in biomedical engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.

The Nominating and Corporate Governance Committee believes that Dr. Levin is qualified to serve on the Eliem Board due to his substantial experience as an investor in early-stage biopharmaceutical and life sciences companies, as well as his experience of serving on the boards of directors for several biopharmaceutical companies.

Liam Ratcliffe, M.D., Ph.D. has served as a member of the Eliem Board since October 2019 and as Eliem’s Lead Independent Director since March 2023. Dr. Ratcliffe has also served as the Head of Biotechnology at Access Industries, Inc. since April 2019. From September 2008 to April 2019, Dr. Ratcliffe served as Managing Director at New Leaf Venture Partners (“New Leaf”), where he focused on investing in therapeutics and therapeutic platform companies. Prior to joining New Leaf, Dr. Ratcliffe held various positions of increasing responsibility at Pfizer Inc., a multinational pharmaceutical corporation, including Senior Vice President and Development Head for Neuroscience, and Worldwide Head of Clinical Research and Development. Dr. Ratcliffe currently serves on the board of directors of Disc Medicines, a biopharmaceutical company, and several privately held biotechnology companies. Dr. Ratcliffe previously served on the boards of directors of several biotechnology and biopharmaceutical companies, including Deciphera Pharmaceuticals, Inc. and Arvinas, Inc, Unum Therapeutics, Inc., from March 2018 to April 2019, Edge Therapeutics, Inc., from October 2015 to November 2018, and Array Biopharmaceuticals, Inc., from April 2012 to April 2014. Dr. Ratcliffe holds an M.B.A. from the University of Michigan and an M.D. and Ph.D. in Immunology from the University of Cape Town, and he completed his internal medicine training and fellowship in Immunology at Groote Schuur Hospital and associated teaching hospitals in Cape Town, South Africa.

The Nominating and Corporate Governance Committee believes that Dr. Ratcliffe is qualified to serve on the Eliem Board due to his extensive experience in the venture capital industry, medical and scientific background and training, and leadership at various biopharmaceutical and biotechnology companies.

THE ELIEM BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” BOTH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the director nominees for election as directors.

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee of the Eliem Board has selected PricewaterhouseCoopers LLP as Eliem’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has audited Eliem’s financial statements since 2020. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Eliem’s bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as Eliem’s independent registered public accounting firm. However, the audit committee of the Eliem Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Eliem Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the Eliem Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Eliem and its stockholders.

Required Vote

Approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person via the Internet or represented by proxy at the Meeting and voting affirmatively or negatively on such matter.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to Eliem for the years ended December 31, 2022 and December 31, 2023 by PricewaterhouseCoopers LLP, Eliem’s principal accountant.

	Year Ended December 31,
	2022	2023
Audit Fees (1)	$929,500	$680,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	$6,650	$1,944
Total Fees	$936,150	$681,944

(1)

This category includes fees for professional services provided in conjunction with the audit and quarterly review of Eliem’s financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	All other fees relate to subscriptions for accounting-related research software.

All fees described above were pre-approved by the audit committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The charter of the audit committee provides for the pre-approval of audit and non-audit services rendered by Eliem’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting. The audit committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE ELIEM BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the ratification of the appointment of the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The audit committee has reviewed and discussed Eliem’s audited financial statements for the fiscal year ended December 31, 2023 with management of Eliem. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee recommended to the Eliem Board that the audited financial statements be included in Eliem’s 2023 Annual Report.

Adam Rosenberg
Simon Tate
Judith Dunn

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Eliem under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ELIEM’S BUSINESS

For a description of Eliem’s business, please refer to the section titled “Item 1. Business” set forth in Eliem’s 2023 Annual Report as filed with the SEC on March 28, 2024, which section is incorporated by reference herein. For a description of legal proceedings Eliem is party to, please refer to the section titled “Item 3. Legal Proceedings” set forth Eliem’s 2023 Annual Report, as filed with the SEC on March 28, 2024, and the section titled “Item 1. Legal Proceedings” set forth in Eliem’s subsequent Q1 Quarterly Report, as filed with the SEC on May 15, 2024, which sections are incorporated by reference herein.

ELIEM’S PROPERTY

For a description of Eliem’s property, please refer to the section titled “Item 2. Properties” set forth in Eliem’s 2023 Annual Report as filed with the SEC on March 28, 2024, which section is incorporated by reference herein.

TENET’S BUSINESS

Overview and Corporate History

Tenet is a clinical stage biotechnology company dedicated to developing its product candidate, TNT119. Also known as budoprutug, TNT119 is an anti-CD19 monoclonal antibody (“mAb”) designed for a broad range of autoimmune diseases, including systemic lupus erythematosus (“SLE”), immune thrombocytopenia (“ITP”) and membranous nephropathy (“MN”). Tenet was founded in November 2023 and entered into an asset purchase agreement with Acelyrin in January 2024, which granted Tenet worldwide licenses to develop, manufacture, use and commercialize TNT119 for any non-oncology indication. Approximately 81% of Tenet’s equity interests are held by Sera Medicines, which is majority owned by RA Capital Management L.P., and approximately 19% of its equity interests are held by Tenet’s management. The services of Tenet’s management team, including its Chief Executive Officer and Chief Business Officer, are provided pursuant to a services agreement with an affiliate of Sera Medicines, which, in connection the Closing of the Acquisition, will be terminated as such members of management become employees of Eliem.

TNT119 is an anti-CD19 mAb with a fragmented crystallizable region engineered to achieve effector function through low-fucosylation (“Fc+”). CD19 is expressed on B-lineage cells and plays a key role in B cell autoimmune diseases. TNT119, an anti-CD19 mAb, is designed to deplete CD19-positive B cells, including antibody secreting cells, in order to directly reduce pathogenic autoantibodies. This reduction of autoantibodies has the potential to be disease modifying in autoantibody driven diseases, such as SLE, ITP and MN. In a Phase 1b clinical trial of TNT119 in MN, 3 out of 5 (or 60%) of patients that received four doses of TNT119 achieved a complete remission of proteinuria, a primary symptom of MN.

In SLE, one of TNT119’s lead indications, the underlying pathology involves production of autoantibodies by autoreactive B cells that contribute to inflammation and tissue damage. CD19 is a protein expressed on the surface of these B-cells and plays a key role in B cell activation. Because TNT119 is designed to target and deplete CD19-expressing B cells known to produce autoantibodies, Tenet believes TNT119 has the potential to treat SLE. In ITP, Tenet believes targeting plasmablasts and plasma cells is likely to decrease the production of autoantibodies, increase platelet count and ameliorate disease. B-cell depletion with anti-CD20 targeting mAbs, whose expression initiates somewhat later and is lost somewhat earlier than anti-CD19, has demonstrated efficacy in ITP disease for some patients in clinical trials by third parties. For those patients who do not respond to anti-CD20 therapy, Tenet believes an anti-CD19 approach, such as TNT119, may have the ability to further deplete pathogenic CD20-/CD19+ cells.

Based on the preliminary results of the Phase 1b clinical trial of TNT119 in MN, Tenet aims to initiate two Phase 2 clinical trials of TNT119 in the second half of 2024, one in SLE and one in ITP. By the end of 2024, Tenet also expects to have finalized a high concentration formulation of TNT119 to potentially support subcutaneous dosing. Tenet is also targeting publishing a more comprehensive set of preliminary MN data from the Phase 1b clinical trial at a medical conference in the fourth quarter of 2024.

Tenet’s Pipeline

The following chart summarizes the lead indications for which Tenet plans to develop TNT119 and the current stage of development in each indication:

Tenet’s Strategy

Tenet’s strategy since the asset acquisition of TNT119 has been to develop TNT119 across a range of autoimmune-mediated diseases, especially where targeted approaches have clear biological rationale, where Tenet can potentially achieve clinical proof-of-concept and where TNT119 can be meaningfully differentiated in the market.

The key elements of Tenet’s strategy for TNT119 include:

•

Advance TNT119 through clinical development for patients with SLE. Tenet is developing TNT119 for the treatment of SLE. Tenet expects to initiate a Phase 2 clinical trial of TNT119 for the treatment of SLE in the second half of 2024.

•

Advance TNT119 through clinical development for patients with ITP. Tenet is developing TNT119 for the treatment of ITP. Tenet expects to initiate a Phase 2 clinical trial of TNT119 for the treatment of ITP in the second half of 2024.

•

Advance subcutaneous formulation of TNT119. Tenet is developing a high concentration formulation of TNT119 to support subcutaneous administration, which is a convenient dose form that is designed to differentiate TNT119 from intravenous treatments for SLE, ITP, MN and other autoimmune diseases. Tenet expects to finalize its subcutaneous formulation by the end of 2024.

•

Continue to advance TNT119 through clinical development in patients with MN. Tenet believes preliminary data from the Phase 1b clinical trial of TNT119 in MN supports TNT119’s potential to provide a differentiated product profile for the treatment of MN. Tenet expects to report additional preliminary Phase 1b clinical data in the fourth quarter of 2024.

•

Explore opportunities to selectively expand the potential of TNT119. Tenet plans to strategically evaluate potential collaborations with external parties to maximize the potential of TNT119. Tenet also believes that there is an opportunity to develop TNT119 for other autoimmune diseases in addition to SLE, ITP and MN and plans to evaluate the development of TNT119 for additional indications.

Autoimmune Disease

Overview of Autoimmune Diseases

The immune system plays a vital role in nearly every aspect of human health, from protecting against external pathogens such as viruses, bacteria and fungi, to acting as a frontline surveillance and defense system that eliminates internal threats, such as pre-malignant and malignant lesions. Beyond providing protection, the immune system regulates key regenerative and homeostatic processes in healthy individuals on an ongoing basis.

In patients with autoimmune diseases, the immune system inappropriately recognizes and attacks normal healthy tissues, causing inflammation, organ damage, debilitating symptoms and, in severe cases, death. To date there are over 100 documented autoimmune diseases, each with a wide range of clinical manifestations, pathophysiology and severities. It is estimated that approximately 4% of the world’s population and nearly 50 million people in the United States are affected by an autoimmune disease, with evidence suggesting that this percentage will continue to rise in the future.

The standard-of-care for immune-related diseases has been immunosuppressive medications and anti-inflammatory agents that are intended to prevent and control immune system overactivity. Recently, improved research and development efforts have resulted in targeted therapies that have shown greater efficacy while reducing treatment-limiting side effects, including those associated with broad immunosuppression. However, despite these advances, many patients with autoimmune diseases continue to be underserved. Existing targeted therapies may not fully address underlying disease biology or have meaningful side effects.

SLE

Systemic lupus erythematosus, characterized by the presence of autoantibodies, is a multifactorial autoimmune disease in which the immune system attacks its own tissue, causing widespread inflammation and tissue damage in affected organs including joints, skin, brain, lungs, kidneys and blood vessels. In SLE, the underlying pathology involves the production of autoantibodies by autoreactive B cells that contribute to inflammation and tissue damage. Based on third-party research, we estimate that SLE affects over 240,000 people in the United States.

Current treatment options for SLE are steroids or immune-suppressive therapies, including AstraZeneca plc’s Saphnelo and GSK plc’s Benlysta. Recent studies conducted by third parties have indicated a potential for CD19-targeted therapies to address autoimmune diseases such as SLE.

ITP

Immune thrombocytopenia is an autoimmune disease characterized by abnormally low levels of platelets, which help prevent and control bleeding by accelerating clotting where needed. The low platelet levels can lead to severe internal bleeds and hemorrhaging. A major cause of ITP is a breakdown of immune tolerance to platelets, followed by production of autoantibodies that target and destroy platelets. In the United States, Tenet estimates there are approximately 65,000 people with ITP.

Current therapies for ITP include corticosteroids, intravenous immunoglobulin, thrombopoietin receptor agonists, spleen tyrosine kinase inhibitor and immunosuppressive agents. One leading medication in the market is rituximab, which is a monoclonal antibody medication used to treat ITP along with other forms of autoimmune diseases and various forms of cancer. While these current treatments have proven successful in improving platelet counts, some patients still have an inadequate response with current treatments and continue to struggle with low levels of platelets, thereby a need for improved therapies remains.

MN

Membranous nephropathy is an organ-specific autoimmune disease that largely affects the kidney’s ability to function due to autoantibody-mediated inflammation in the glomerular basement membrane, ultimately causing nephrotic syndrome. These patients often spill excess protein, known as proteinuria, which, if left untreated, can lead to kidney failure. Tenet estimates there are approximately 70,000 people in the United States with MN.

Traditional treatments for patients with MN include alkylating agents or calcineurin inhibitors, which have undesirable side effects, including, among others, hypertension, neurotoxicity, metabolic abnormalities, a heightened risk of life-threatening bacterial, viral, and fungal infections, malignancies, hypoglycemia and gastrointestinal disturbances. Newer therapies like rituximab have been used with some success, however the majority of treated patients do not achieve complete remission of their disease. There are currently no drugs specifically approved for the treatment of MN in the United States.

B-Cell Depletion Therapies

The body’s immune system detects foreign pathogens and utilizes various cells to mount a response. A key feature of the immune system is its ability to differentiate between self and non-self. When this differentiation is disrupted, the immune system may attack “self” antigens, which may result in autoimmune disease. These diseases include SLE, ITP and MN, among others. Dysfunctional cells in the adaptive immune system, especially B cells, are primary contributors to autoimmune disease.

B cells are primarily generated from hematopoietic stem cells as pro-B cells in the bone marrow and mature in various stages, eventually into plasmablasts and plasma cells. Plasmablasts and plasma cells in a healthy immune system are activated in the presence of an antigen and secrete a small or large amount of antibodies, respectively, to combat pathogens. A dysfunctional B cell may be activated by a “self” antigen, and may differentiate into cells that will secrete an antibody, referred to as antibody secreting cells, that will bind to such “self” antigen and contribute to autoimmune disease by negatively modulating important biological pathways. These antibodies are referred to as autoantibodies, and occur in the later stages of B cell maturation.

Therapies that deplete B cells, including monoclonal antibodies, have been utilized for decades, first in oncology and more recently in autoimmune diseases. These therapies target various receptors on B cells, including CD20, CD38, CD22, BAFF-R and CD319. Such therapies have modest clinical benefit but have not been able to address the full spectrum of B cells from pro-B to plasma cells because the targeted antigen is not expressed on all cell types.

The competitive landscape for anti-CD19 mAbs with enhanced cell-killing properties is limited to only two other programs of which Tenet is aware, Amgen’s inebilizumab and Incyte’s tafasitamab. Tenet believes CD19 is a promising target for mAb therapies for autoimmune diseases, including SLE, ITP and MN, due to CD19’s expression on many autoantibody secreting cells, including progenitor cells. Given such, Tenet believes TNT119 administration could result in a durable depletion of autoantibody secreting cells.

TNT119 Overview

TNT119 is an anti-CD19 mAb that is designed to achieve broad and deep depletion of pathogenic B-cells. Tenet is developing TNT119 to be administered both as an infusion and for subcutaneous administration. A key component of Tenet’s therapeutic hypothesis is that deeper depletion of autoantibody-secreting cells will correlate with improved clinical benefit in autoimmune diseases like SLE. While existing B-cell targeted approaches provide modest clinical benefit and support the role of B-cells in lupus disease pathogenesis, as an Fc-engineered anti-CD19 antibody, TNT119 is designed to achieve rapid and durable depletion of B cells to potentially improve clinical benefit.

TNT119 for Systemic Lupus Erythematosus

TNT119’s lead indication is in systemic lupus erythematosus, an autoimmune disease in which the immune system attacks its own tissue causing widespread inflammation and tissue damage in affected organs including joints, skin, brain, lungs kidneys and blood vessels. In SLE, the underlying pathology involves the production of autoantibodies by autoreactive B cells that contribute to inflammation and tissue damage. CD19 is a protein expressed on the surface of these B cells, and it plays a role in B cell activation. TNT119 is designed to target and deplete CD19-expressing B cells known to produce autoantibodies, thereby providing an approach to the potential treatment of SLE. Tenet expects to initiate a Phase 2 clinical trial of TNT119 for the treatment of SLE in the second half of 2024.

Clinical validation for targeting CD19 in lupus has recently been achieved via several sets of impressive data from third parties utilizing CD19-directed CAR-T, where patients achieved what effectively appears to be complete resolution of disease markers and symptoms. Tenet believes that the safety, tolerability and any potential durability challenges with CAR-T therapy could favor an antibody-based approach, such as TNT119, which has the potential to be better tolerated, more conveniently administered and easier to manufacture. Specifically, safety concerns like cytokine release syndrome and neurotoxicity have occurred in patients receiving CD19-directed CAR-T therapy. Tenet believes that an anti-CD19 antibody approach has the potential to access and deplete tissue-level B-cell niches that are the main drivers of disease, potentially providing similar levels of B-cell depletion as CAR-T therapy, but with the opportunity for improved durability and tolerability.

TNT119 for Immune Thrombocytopenia

Immune thrombocytopenia is an autoimmune disease in which the body’s immune system destroys platelets. Destruction of platelets, which are a key contributor to blood coagulation, can lead to severe internal bleeding and hemorrhaging. A major cause of ITP is breakdown of immune tolerance to platelets, followed by production of autoantibodies that target and destroy platelets.

Tenet believes targeting plasmablasts and plasma cells is likely to decrease the production of autoantibodies, increase platelet count and ameliorate disease. B-cell depletion with the anti-CD20 antibody rituximab has demonstrated efficacy in this disease, however many patients do not respond or respond inadequately. Tenet believes those patients who do not respond to anti-CD20 therapy may have a population of pathogenic CD20-/CD19+cells that could be depleted by an anti-CD19 approach, such as TNT119. Tenet expects to initiate a Phase 2 clinical trial of TNT119 for the treatment of ITP in the second half of 2024.

TNT119 for Membranous Nephropathy

Membranous nephropathy is a disease that largely affects the kidney’s ability to function due to autoantibody-mediated inflammation in the glomerular basement membrane. These patients often spill excess protein, known as proteinuria, which, if left untreated, can lead to kidney failure.

Prior to the acquisition of TNT119 by Acelyrin, ValenzaBio, Inc. (“ValenzaBio”) randomized the first patient in the Phase 1b clinical trial of TNT119 in MN in November 2021 and the trial was conducted by ValenzaBio and then Acelyrin at several sites across the United States. In the trial, two cohorts of MN patients were eligible to receive up to 4 total doses of either 100 mg or 200 mg of TNT119, dosed at Weeks 0, 2, 24 and 26. Changes in B-cell counts, as measured by circulating CD20+ cells, and changes in proteinuria, as measured by urine protein creatinine ratio (“UPCR”), were tracked in patients. The primary efficacy endpoint of the trial was the achievement of a complete remission (“CR”) of proteinuria, defined as UPCR ≤ 0.3 g/g. The data graphed below shows the mean B-cells (+/- standard error of measurement (“SEM”)) and mean UPCR (+/- SEM) from baseline to Week 72 in the 5 patients who received 4 doses of TNT119 and had follow up data out to at least 48 weeks.

Note: Preliminary data as of 01/23/2024, subject to change upon review of final data set post-database lock.

Complete B-cell depletion (B-cells < 5.02 cells/µL) occurred in all patients (5/5, 100%) by week 12. In addition, a majority of patients (3/5, 60%) achieved CR by Week 48, and two of these patients with available follow-up out to Week 72 maintained CR. Importantly, all five patients who received four doses of TNT119 achieved substantial reductions in proteinuria from their baseline value. In the Phase 1b trial, TNT119 was generally well-tolerated, with no drug-related serious adverse events in the trial. Tenet believes the rapid onset and magnitude of benefit observed in these preliminary data is an encouraging signal of TNT119’s potential in MN. Tenet plans to present more detailed data related to the above five patients at a medical conference in the second half of 2024.

Additional Indications

While Tenet has a focused set of initial lead indications, Tenet also believes that there is an opportunity to develop TNT119 for other autoimmune diseases in addition to SLE, ITP and MN. Across both orphan and larger indications, nearly 50 million patients in the United States are living with an autoantibody-mediated disease. There are several areas of high unmet need, such as rheumatoid arthritis and myasthenia gravis, and Tenet plans to evaluate the development of TNT119 for additional indications.

Collaboration and License and Agreements

Asset purchase agreement with Acelyrin, Inc.

On January 11, 2024, Tenet entered into an asset purchase agreement with Acelyrin (the “Asset Purchase Agreement”), for the acquisition of certain assets of Acelyrin related to TNT119 (the “Transferred Assets”), including certain assigned contracts. Under these assigned contracts, Tenet (i) received worldwide licenses (with the right to sublicense) to certain patents, know-how and other intellectual property rights to develop, manufacture, use and commercialize TNT119 (budoprutug) for any non-oncology indication, and (ii) assumed certain liabilities of Acelyrin arising from (1) governmental authority action or notification relating to TNT119, (2) contracts assigned to Tenet pursuant to the Asset Purchase Agreement and (3) Tenet’s ownership, lease or operation of the Transferred Assets. The Asset Purchase Agreement includes customary representations, warranties and covenants, as well as standard mutual indemnities, including those covering losses arising from any material breach of the Asset Purchase Agreement.

On the signing date of the Asset Purchase Agreement, the cash payment paid by Tenet was $7.3 million, in addition to inheriting the rights and obligations, including financial obligations, under the CRH Agreement and ProBioGen Agreement (in each case, as defined below). In consideration for the license and other rights Tenet received under the Asset Purchase Agreement, Tenet is obligated to (i) make total payments of up to $157.5 million to Acelyrin upon the achievement of various development, regulatory and commercial milestones, (ii) pay royalties in the single-digit percentages, subject to specified reductions, to Acelyrin on worldwide net sales in a given calendar year, and (iii) make non-refundable and non-creditable payments to Acelyrin on sublicense income with rates ranging from the low single digit to mid teen percent depending on the stage of development of the most advanced Products (as defined below) at the time of such sublicense. The royalty term continues for each licensed product incorporating or comprising TNT119 (a “Product”) on a country-by-country and Product-by-Product basis beginning on the first commercial sale of such Product and ending on the latest of (a) the date when such Product is no longer covered by a valid claim of a royalty-bearing patent in such country, (b) the expiration of any regulatory exclusivity period for such Product in such country, and (c) the twelfth anniversary of the first commercial sale of such Product in such country.

Tenet is obligated to use commercially reasonable efforts to commercialize at least one Product in the United States and to achieve specified development, regulatory and commercial milestones set forth in the Asset Purchase Agreement. If Acelyrin asserts that Tenet has failed to meet one or more of these diligence obligations within specified time periods, and such failure is finally determined through a dispute resolution process, Acelyrin shall have the right to repurchase the Transferred Assets at the then-fair market value of such Transferred Assets, as Acelyrin’s sole and exclusive remedy for such breach.

If, within a specified period, Tenet receives a bona fide offer or proposal from a third party to sell, transfer or otherwise divest all or substantially all of the rights to the Transferred Assets or Products, or grant an exclusive license or exclusive sublicense to such third party to develop and commercialize Products under specified terms, then prior to entering into any discussions or negotiations with any third party in relation to such a transaction, Tenet shall provide written notice to Acelyrin of such intent or receipt of proposal. Acelyrin shall have the right to negotiate with Tenet the terms for a definitive agreement with respect to such sale, transfer or grant of the rights to Products for a specified period of time. If Acelyrin does not exercise its right to negotiate or the parties are unable to agree on the terms of a definitive agreement, Tenet shall have the right to negotiate or enter into an agreement with a third party with respect to such transaction, subject to specified conditions.

For a specified period after the Asset Purchase Agreement closing date, Tenet shall not solicit, induce, or attempt to induce any employees of Acelyrin to become employees or independent contractors of Tenet. If Tenet does hire or engage an employee of Acelyrin during such period, Tenet is obligated to make a certain payment to Acelyrin.

Tenet may not sell, assign or transfer all or substantially all of the rights to develop or commercialize a Product unless, as a condition to such sale, assignment or transfer, the purchaser, assignee or transferee (as applicable) assumes in writing all obligations of Tenet as set forth in the Asset Purchase Agreement with respect to the applicable Products.

Amended and Restated License Agreement with Cancer Research Technology Limited

In connection with the Asset Purchase Agreement, in January 2024 Tenet was assigned a license agreement with CRH and, in connection with such assignment, Tenet entered into an amended and restated license agreement with CRH (the “CRH Agreement”). The CRH Agreement granted Tenet a worldwide exclusive license (other than specified patent rights and materials, which are licensed to Tenet on a non-exclusive basis) under certain know-how, patents and materials, or the licensed rights, to research, develop, test, manufacture or sell certain licensed products related to TNT119, for all therapeutic uses except for oncology indications. Tenet is permitted to grant a sublicense under these licenses with CRH’s prior written consent. CRH retains, on behalf of itself and the charitable company Cancer Research U.K., a worldwide, fully paid-up, perpetual and irrevocable right in the licensed rights and in certain intellectual property owned or controlled by Tenet that is necessary to exploit the licensed products and used, conceived or generated in the course of exercising the license or exploiting any licensed product, or product-specific foreground intellectual property, for the purpose of non-commercial, non-clinical scientific research.

Tenet is obligated to use commercially reasonable efforts to perform all activities set forth in a mutually agreed-upon development plan within the timelines set forth therein. Tenet is also obligated to develop at least one licensed product in an autoimmune indication and to pursue worldwide regulatory authorization for licensed products. Tenet must use commercially reasonable efforts to commercialize each licensed product throughout each of the specified major markets as soon as practicable following receipt of regulatory authorization for such product in such market. Additionally, Tenet must make the licensed product available through the United Kingdom and negotiate with relevant regulatory authorities to make each licensed product available through the National Health Service in England and Wales within a specified time of the licensed product being made available elsewhere in the territory. If Tenet fails to meet one or more of these diligence obligations, and such failure is not remedied within the specified cure period, CRH shall have the right to terminate the CRH Agreement with respect to the relevant licensed product.

Tenet paid a signature fee to CRH of £0.4 million ($0.4 million) at the execution of the CRH Agreement, and Tenet is obligated to pay CRH a mid-five figure digit fee on each anniversary of the effective date. Tenet is obligated pay up to an aggregate of £106.8 million ($136.1 million) upon the achievement of specified development, regulatory, commercial and sales milestone events, including: (i) payments of up to mid-six figure digits in pounds sterling for certain development milestones, (ii) payments of up to low-eight figures in pounds sterling per indication (for up to three indications) for certain regulatory and commercial milestones and (iii) payments up to mid-eight figures in pounds sterling for certain sales milestones. Tenet is also obligated to pay tiered royalties ranging from a rate in the mid-single digit to high-single digit percentage on net sales. The royalty term continues for each licensed product on a country-by-country basis beginning on the first commercial sale of such licensed product and ending on the latest of (a) the date when such licensed product is no longer covered by a valid claim of a licensed patent in such country, (b) the expiration of the exclusivity period for such licensed product in such country, and (c) the tenth anniversary of the first commercial sale of such licensed product in such country. Tenet is also responsible for a sublicensing revenue payment ranging from a rate in the mid-single digit to mid-double digits for any sublicense revenue.

The agreement shall remain in effect in each country in the territory until the expiry of Tenet’s obligation to pay royalties in such country. Either party may terminate this agreement if the other party is in material breach that has not been remedied within the specified cure period or if the other party becomes insolvent. CRH also has the right to terminate the agreement if Tenet or one of Tenet’s sublicensees or affiliates challenges a licensed patent, or if Tenet is acquired by a tobacco company.

ProBioGen Development, Manufacturing Services and License Agreement

Under the Asset Purchase Agreement, Tenet was assigned a cell line development, manufacturing services and license agreement (the “ProBioGen Agreement”) originally entered into by ValenzaBio and ProBioGen AG (“ProBioGen”) in February 2021. Tenet did not make any separate payments for the assignment of the ProBioGen Agreement from Acelyrin.

The ProBioGen Agreement granted Tenet a non-exclusive license under certain know-how, patents and materials, to use cell lines in which ProBioGen’s proprietary technology is applied, to research, develop, manufacture, use, sell, offer to sell, import or export TNT119. This license includes a non-exclusive sublicense by ProBioGen of certain third party patent rights, limited to the use of TNT119.

Tenet is obligated to (i) make payments of up to €10.0 million ($10.9 million) upon the achievement of certain development, manufacturing and commercial milestones, including the start of a Phase 2 clinical trial for TNT119, and (ii) make milestone payments of up to €7.0 million ($7.7 million) upon the achievement of certain sales milestones. If Tenet elects to contract ProBioGen to perform certain manufacturing services for TNT119, the milestone payments would be reduced by €0.9 million ($1.1 million). For the period from the assignment of the ProBioGen Agreement to March 31, 2024, no milestone payments had been accrued as the underlying milestones were not achieved.

The ProBioGen Agreement will remain in effect until the services are completed for the service-related component and until the payment obligations expire in connection with the commercial license component. Both parties have the right to terminate the ProBioGen Agreement if the other party becomes insolvent, or materially breaches the ProBioGen Agreement and fails to remedy such default within the specified cure period.

Intellectual Property

Tenet strives to protect the proprietary technology, inventions and improvements that are commercially important to its business, including seeking, maintaining, and defending patent rights, whether developed internally or licensed from third parties. Tenet also relies on know-how relating to its proprietary technology, product candidates and continuing innovation to develop, strengthen and maintain its proprietary position. In addition, Tenet plans to rely on data exclusivity, market exclusivity and patent term extensions or adjustments when available. Tenet’s commercial success will depend in part on its ability to obtain and maintain patent and other proprietary protection for its technology, inventions and improvements; to defend and enforce its proprietary rights, including any patents that Tenet may own or in-license in the future; and to operate without infringing the valid and enforceable patents and other proprietary rights of third parties. Intellectual property rights may not address all potential threats to Tenet’s competitive advantage.

Tenet intends, or understand that its licensors intend, to pursue patent protection covering, when possible, compositions, methods of use, dosing and formulations of TNT119 and other intellectual property rights. Tenet or its licensors also may pursue patent protection with respect to manufacturing and drug development processes and technologies. Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies. Tenet or its licensors may not be able to obtain patent protections for Tenet’s compositions, methods of use, dosing and formulations, manufacturing and drug development processes and technologies throughout the world. Issued patents can provide protection for varying periods of time, depending upon the date of filing of the patent application, the date of patent issuance and the legal term of patents in the countries in which they are obtained. In general, patents issued for applications filed in the United States can provide exclusionary rights for 20 years from the earliest non-provisional or Patent Cooperation Treaty (“PCT”) filing date. In addition, in certain instances, the term of an issued U.S. patent that is directed to or claims an FDA-approved product can be extended to recapture a portion of the term effectively lost as a result of the FDA regulatory review period, which is called “patent term extension.” The restoration period cannot be longer than five years and the total patent term, including the restoration period, must not exceed 14 years following FDA approval. The term of patents outside of the United States varies in accordance with the laws of the jurisdiction, but typically is also 20 years from the earliest non-provisional or PCT filing date plus any extensions of term that may be available under national law. However, the actual protection afforded by a patent varies on a product-by-product basis, from country-to-country, and depends upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country, and the validity and enforceability of the patent. Patent term may be inadequate to protect Tenet’s competitive position on its products for an adequate amount of time.

The patent positions of companies like Tenet are generally uncertain and involve complex legal and factual questions. No consistent policy regarding the scope of claims allowable in patents in the field of biopharmaceuticals has emerged in the United States. The relevant patent laws and their interpretation outside of the United States are also uncertain. Changes in either the patent laws or their interpretation in the United States and other countries may diminish Tenet’s ability to protect its technology or product candidates and could affect the value of such intellectual property. In particular, Tenet’s ability to stop third parties from making, using, selling, offering to sell or importing products that infringe its intellectual property will depend in part on its success in obtaining and enforcing patent claims that cover its technology, inventions and improvements. Tenet cannot guarantee that patents will be granted with respect to any of its pending patent applications or with respect to any patent applications it or its licensors may file in the future, nor can Tenet be sure that any patents that may be granted to it or its licensors in the future will be commercially useful in protecting Tenet’s products, the methods of use or manufacture of those products. Moreover, even Tenet’s issued patents do not guarantee it the right to practice its technology in relation to the commercialization of its products. Patent and other intellectual property rights in the pharmaceutical and biotechnology space are evolving and involve many risks and uncertainties. For example, third parties may have blocking patents that could be used to prevent Tenet from commercializing its product candidates and practicing its proprietary technology, and Tenet’s issued patents may be challenged, invalidated, deemed unenforceable or circumvented, which could limit its ability to stop competitors from marketing related products or could limit the term of patent protection that otherwise may exist for its product candidates. In addition, the scope of the rights granted under any issued patents may not provide Tenet with protection or competitive advantages against competitors with similar technology. Furthermore, Tenet’s competitors may independently develop similar technologies that are outside the scope of the rights granted under any issued patents. For these reasons, Tenet may face competition with respect to TNT119. Moreover, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any particular product candidate can be commercialized, any patent directed to such product may expire or remain in force for only a short period following commercialization, thereby reducing the commercial advantage the patent provides.

In-licensed Patents and Patent Applications

As of May 10, 2024, Tenet exclusively in-licenses from CRH four issued U.S. patents and 56 foreign patents and/or patent applications. Tenet also non-exclusively in-licenses additional patents and patent applications. Each of the exclusively in-licensed patents and applications relates to TNT119, including its composition-of-matter, uses, dosage forms, methods of making, or its derivatives and uses thereof. The issued patents, or patents that may be issued from the pending patent applications that Tenet exclusively in-licenses from CRH are expected to expire in 2026, excluding any patent term adjustment that might be available following the grant of the patent and any patent term extensions that might be available following the grant of marketing authorizations.

However, there can be no assurance that any of the pending patent applications will issue. Furthermore, there can be no assurance that Tenet will benefit from any patent term extension or favorable adjustments to the term of any of the issued patents or patents that may issue from any pending patent applications in the future. The applicable authorities, including the FDA in the United States and the USPTO, may not agree with Tenet’s assessment of whether such patent term extensions or adjustments should be granted, and, if granted, they may grant more limited extensions or adjustments than Tenet request.

Sales and Marketing

Tenet has not yet defined its sales, marketing or product distribution strategy for TNT119 because TNT119 is still in development. Tenet’s commercial strategy may include the use of strategic partners, distributors, a contract sales force or the establishment of Tenet’s own commercial sales force. Tenet plans to further evaluate these alternatives as it approaches approval for TNT119.

Competition

The development and commercialization of new drug products is highly competitive. Moreover, the immunology and inflammation field is characterized by rapidly changing technologies, significant competition, and a strong emphasis on intellectual property. Tenet will face competition with respect to TNT119 from major pharmaceutical companies, specialty pharmaceutical companies, and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing and commercialization.

There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which Tenet is developing TNT119. Some of these competitive products and therapies are based on scientific approaches that are the same as or similar to Tenet’s approach, and others are based on entirely different approaches.

Companies developing biologics and other modalities include Roche Holding AG (currently markets Rituxan (rituximab), which is used for a broad number of autoimmune diseases), Amgen (UPLINZA (inebilizumab) for the treatment of neuromyelitis optica spectrum disorder) and Ocrevus (ocrelizumab for the treatment of multiple sclerosis), each of which target CD20 on B cells, and others who have biologics aimed at other targets relevant to autoimmune diseases, including, for example, AbbVie, Johnson & Johnson, Bristol Myers Squibb and Novartis.

Many of Tenet’s current or potential competitors, either alone or with their collaboration partners, may have significantly greater financial resources and expertise than it does in research and development, manufacturing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products. Mergers and acquisitions in the pharmaceutical, biotechnology, and gene therapy industries may result in even more resources being concentrated among a smaller number of Tenet’s competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with Tenet in recruiting and retaining qualified scientific and management consultants and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, Tenet’s programs. Tenet’s commercial opportunity could be reduced or eliminated if its competitors develop and commercialize product candidates that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than TNT119 or that would render TNT119 obsolete or non-competitive. Tenet’s competitors also may obtain FDA or other regulatory approval for their product candidates more rapidly than Tenet may obtain approval for TNT119, which could result in its competitors establishing a strong market position before Tenet is able to enter the market. Additionally, technologies developed by Tenet’s competitors may render TNT119 uneconomical or obsolete, and Tenet may not be successful in marketing TNT119 against competitors.

In addition, as a result of the expiration or successful challenge of Tenet’s patent rights, Tenet could face more litigation with respect to the validity and/or scope of patents relating to its competitors’ products. The availability of Tenet’s competitors’ products could limit the demand, and the price Tenet is able to charge, for TNT119.

If Tenet successfully obtains approval for TNT119, Tenet believes that the key competitive factors that will affect the success of these candidates will be efficacy, safety, tolerability, convenience, price and the availability of reimbursement from government and other third-party payors relative to such competing products. Tenet’s commercial opportunity could be reduced or eliminated if its competitors have products that are superior in one or more of these categories.

Government Regulation

FDA Regulation

The FDA and other regulatory authorities at federal, state, and local levels, as well as in foreign jurisdictions, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring, and post-approval reporting of all pharmaceutical products such as the monoclonal antibody that Tenet is developing. Tenet, along with third-party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the countries in which Tenet wishes to conduct studies or seek approval or licensure of TNT119.

Licensure and Regulation of Biologics in the United States

In the United States, the FDA regulates biologics under both the Federal Food, Drug and Cosmetic Act and the Public Health Services Act and their implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve a pending BLA, withdrawal of an approval, imposition of a clinical hold, issuance of untitled or warning letters, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution, injunctions, debarment, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

The process required by the FDA before biologic product candidates may be licensed for marketing in the United States generally involves the following:

•	Completion of preclinical laboratory tests and animal studies performed in accordance with the FDA’s current GLPs;

•	submission to the FDA of an IND, which must become effective before clinical trials may begin and must be updated annually or when significant changes are made;

•	approval by an IRB or ethics committee for each clinical site before the trial may commence at that particular site;

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performance of adequate and well-controlled human clinical trials in accordance with GCPs to establish the safety, purity and potency of the proposed biologic product candidate for its intended purpose;

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preparation of and submission to the FDA of a BLA after completion of all pivotal clinical trials that includes substantial evidence of safety, purity and potency in the target patient population, and identity, strength, quality, purity and potency of the proposed biologic product candidate for its intended purpose from results of nonclinical testing and clinical trials;

•	a determination by the FDA within 60 days of its receipt of a BLA that the application is sufficiently complete to file for review;

•	satisfactory completion of an FDA Advisory Committee review, if applicable;

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satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed product is produced to assess compliance with cGMPs and to assure that the facilities, methods and controls are adequate to preserve the biological product’s continued safety, purity and potency, and of selected clinical investigation sites to assess compliance with GCPs; and

•	FDA review and approval of the BLA and licensure of the proposed product to permit commercial marketing of the product for particular indications for use in the United States.

FDA Regulation of the Clinical Development Program

Prior to beginning a clinical trial in the United States, Tenet must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational product to humans within a specific defined clinical study or studies. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, PK, pharmacology, and PD characteristics of the product candidate; chemistry, manufacturing, and controls (“CMC”) information; and any available human data or literature to support the use of the investigational product. An IND must be cleared before human clinical trials may begin in the U.S. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial, including any CMC issues. In such a case, the IND may be placed on clinical hold until the IND sponsor and the FDA resolve the outstanding concerns or questions. The FDA also may impose a partial clinical hold that would limit a trial, for example, to certain doses or for a certain length of time or to a certain number of subjects. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. For new indications, a separate new IND may be required. Furthermore, an independent IRB for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial, its informed consent form and other communications to study subjects before the clinical trial begins at that site. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB must monitor the study until completed, including any changes to the study plans while it is being conducted.

Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk, the clinical trial is not being conducted in accordance with the FDA’s or IRB’s requirements, if the investigational product has been associated with unexpected serious harm to subjects or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring committee, which provides advice to the sponsor on whether or not a study should move forward at designated check points based on access to certain data from the study and may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. Information about some clinical trials, including a description of the trial and trial results, must be submitted within specific timeframes to the National Institutes of Health for public dissemination on their ClinicalTrials.gov website. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. These reports must include a development safety update report. In addition, IND safety reports must be submitted to the FDA for any of the following: serious and unexpected suspected adverse reactions; findings from other trials or animal or in vitro testing that suggest a significant risk in humans exposed to the product; and any clinically important increase in the occurrence of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined.

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Phase 1—The investigational product is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism, distribution and elimination of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness.

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Phase 2—The investigational product is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

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Phase 3—The investigational product is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval and labeling.

In some cases, the FDA may require, or companies may voluntarily pursue, additional clinical trials after a product is approved to gain more information about the product. These post-approval or post-marketing studies may be made a condition to approval of the BLA. Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the biological characteristics of the product candidate and must finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate. In addition, the sponsor must develop and validate analytical methods for testing the identity, strength, quality and purity of the final product, or for biologics, the safety, purity and potency. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

In addition, under the Pediatric Research Equity Act (“PREA”), a BLA or supplement to a BLA must contain data to assess the safety and effectiveness of the investigational product for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of data or full or partial waivers from the pediatric data requirements. A deferral may be granted for several reasons, including a finding that the investigational biologic is ready for approval for use in adults before pediatric trials are completed. The FDA is required to send a PREA Non-Compliance letter to sponsors who have failed to submit their pediatric assessments under PREA, have failed to seek or obtain a deferral or deferral extension or have failed to request approval for a required pediatric formulation. Unless otherwise required by regulation, PREA does not apply to any investigational product for an indication for which orphan designation has been granted, although the FDA has taken steps to limit what it considers abuse of this statutory exemption in PREA. The FDA also maintains a list of diseases that are exempt from PREA requirements due to low prevalence of disease in the pediatric population.

BLA Submission, Review and Approval

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of a BLA requesting approval to market the product for one or more indications. The BLA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s CMC and proposed labeling, among other things. The submission of a BLA requires payment of a substantial application user fee to FDA, unless a waiver or exemption applies.

Once the FDA receives an application, it has 60 days to review the BLA to determine if it is substantially complete to permit a substantive review, before it accepts the BLA for filing. If the FDA determines that a BLA does not satisfy this standard, the FDA will issue a Refuse to File determination to the sponsor. The FDA may request additional information and studies, and the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the BLA. Under the goals and policies agreed to by the FDA under the Prescription Drug User Fee Act (“PDUFA”), the FDA has 10 months from acceptance of filing in which to complete its initial review of a standard BLA and respond to the applicant, and six months from acceptance of filing for a priority BLA. The FDA does not always meet its PDUFA goal dates. The review process and the PDUFA goal date may be extended by three months or longer if the FDA requests that the BLA sponsor provides additional information or clarification regarding information already provided in the submission before the PDUFA goal date.

After the BLA is accepted for filing, the FDA reviews a BLA to determine, among other things, whether a product is safe, potent and pure, and whether the facility in which it is manufactured, processed, packed, or held meets standards designed to assure the product’s continued quality standards. The FDA may convene an advisory committee to provide clinical insight on application review questions.

Before approving a BLA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving a BLA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates a BLA and conducts any necessary inspections, the FDA may issue an approval letter or a Complete Response letter (“CRL”). An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A CRL, which indicates that the review cycle is complete, will describe all of the deficiencies that the FDA has identified in the BLA, except that where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the CRL without first conducting required inspections, testing submitted product lots, and/or reviewing proposed labeling. In issuing the CRL, the FDA may recommend actions that the applicant might take to place the BLA in condition for approval, including requests for additional information or clarification. The FDA may delay or refuse approval of a BLA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product.

If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the BLA with a REMS, to ensure the benefits of the product outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a product and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre-and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies.

Expedited Development and Review Programs

The FDA is authorized to expedite the review of applications in several ways. While none of these expedited programs changes the standards for approval, each may help expedite the development or approval process governing product candidates. A product is eligible for priority review if the FDA determines that it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or to provide a significant improvement in the treatment, diagnosis or prevention of a serious disease or condition compared to marketed products. For products containing new molecular entities, priority review designation means the FDA’s goal is to take action on the marketing application within six months of the 60-day filing date (compared with ten months under standard review).

To be eligible for a fast track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need by providing a therapy where none exists or a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. Fast track designation provides additional opportunities for frequent interactions with the FDA review team to expedite development and review of the product. The FDA may also review sections of the BLA for a fast track product on a rolling basis before the complete application is submitted, if the sponsor and FDA agree on a schedule for the submission of the application sections, and the sponsor pays any required user fees upon submission of the first section of the BLA. The review clock does not begin until the final section of the BLA is submitted. The FDA may decide to rescind the fast track designation if it determines that the qualifying criteria no longer apply.

In addition, a sponsor can request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Products designated as breakthrough therapies are eligible for intensive guidance from the FDA on an efficient development program, organizational commitment to the development and review of the product including involvement of senior managers, and, like fast track products, are also eligible for rolling review of the BLA. Both fast track and breakthrough therapy products may also be eligible for accelerated approval and/or priority review if relevant criteria are met.

Additionally, products studied for their safety, potency and purity in treating serious or life-threatening diseases or conditions may receive accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA will generally require the sponsor to perform adequate and well-controlled post-marketing clinical studies to verify and describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. Under the Food and Drug Omnibus Reform Act of 2022 (“FDORA”), the FDA may require, as appropriate, that such trials be underway prior to approval or within a specific time period after the date of approval for a product granted accelerated approval. Under FDORA, the FDA has increased authority for expedited procedures to withdraw approval of a product or indication approved under accelerated approval if, for example, the confirmatory trial fails to verify the predicted clinical benefit of the product. In addition, for products being considered for accelerated approval, the FDA generally requires, unless otherwise informed by the FDA, that all advertising and promotional materials intended for dissemination or publication within 120 days of marketing approval be submitted to the

FDA for review during the pre-approval review period, which could adversely impact the timing of the commercial launch of the product.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review and approval will not be shortened. Furthermore, priority review, fast track designation, breakthrough therapy designation, and accelerated approval do not change the standards for approval but may expedite the development or approval process.

Orphan Drug Designation and Exclusivity

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States for which there is no reasonable expectation that the cost of developing and making available in the United States a drug or biologic for this type of disease or condition will be recovered from sales in the United States for that drug or biologic. Orphan designation must be requested before submitting a BLA. After the FDA grants orphan designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. The orphan drug designation does not convey any advantage in, or automatically shorten the duration of, the regulatory review or approval process.

If a product that has orphan designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan exclusivity, which means that the FDA may not approve any other applications, including a full BLA, to market the same product for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. Orphan exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the BLA application fee.

A designated orphan product may not receive orphan exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

The FDA and Congress may further reevaluate the Orphan Drug Act and its regulations and policies. This may be particularly true in light of a decision from the Court of Appeals for the 11th Circuit in 2021 finding that, for the purpose of determining the scope of exclusivity, the term “same disease or condition” means the designated “rare disease or condition” and could not be interpreted by the FDA to mean the “indication or use.” On January 23, 2023, the FDA announced that, in matters beyond the scope of that court order, the FDA will continue to apply its existing regulations tying orphan-drug exclusivity to the uses or indications for which the orphan drug was approved.

Pediatric Exclusivity

Pediatric exclusivity is another type of non-patent exclusivity in the United States and for biologics, if granted, provides for the attachment of an additional six months of regulatory exclusivity to the term of any existing regulatory exclusivity, including orphan exclusivity. This six-month exclusivity may be granted if a BLA sponsor submits pediatric data that fairly respond to a written request from the FDA for such data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, the additional protection is granted. If reports of requested pediatric studies are submitted to and accepted by the FDA within the statutory time limits, whatever statutory or regulatory periods of exclusivity that cover the product are extended by six months.

Biosimilars and Reference Product Exclusivity

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act signed into law in 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-approved reference biological product. To date, a number of biosimilars have been licensed under the BPCIA, and numerous biosimilars have been approved in Europe. The FDA has issued several guidance documents outlining its approach to the review and approval of biosimilars. Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product in any given patient and, for products that are administered multiple times to an individual, the biologic and the reference biologic may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. Complexities associated with the larger, and often more complex, structures of biological products, as well as the processes by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being worked out by the FDA.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing that applicant’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of its product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate impact, implementation, and impact of the BPCIA is subject to significant uncertainty.

Patent Term Restoration and Extension

In the United States, a patent claiming a new biologic product, its method of use or its method of manufacture may be eligible for a limited patent term extension under the Drug Price Competition and Patent Term Restoration Act, which permits a patent extension of up to five years for patent term lost during product development and FDA regulatory review. Assuming grant of the patent for which the extension is sought, the restoration period for a patent covering a product is typically one-half the time between the effective date of the IND clearing clinical studies and the submission date of the BLA, plus the time between the submission date of the BLA and the ultimate approval date. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date in the United States. Only one patent applicable to an approved product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent for which extension is sought. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the approvals. The USPTO reviews and approves the application for any patent term extension in consultation with the FDA.

U.S. Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act, to which Tenet is subject, prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity.

It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity.

Employees and Human Capital Resources

Tenet currently has no employees. Tenet’s research and development and professional services functions, including the services of Tenet’s executive officers, are currently performed pursuant to the Sera Services Agreement. See “Certain Relationships and Related Person Transactions–Certain Relationships of Tenet–Relationship with Sera Services, Inc.”

Facilities

Tenet currently has no physical offices or facilities. Tenet is a fully-virtual company and believes that its current remote operations are adequate for Tenet’s near-term needs. Tenet also believes that it will be able to obtain office or research space, as needed, on commercially reasonable terms.

Legal Proceedings

From time to time, Tenet may be involved in various other claims and legal proceedings relating to claims arising out of Tenet’s operations. Tenet is not currently a party to any material legal proceedings.

ELIEM’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For Eliem’s management’s discussion and analysis of financial condition and results of operations, please refer to the section titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in Eliem’s 2023 Annual Report, as filed with the SEC on March 28, 2024, and the section titled “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Eliem’s subsequent Q1 Quarterly Report, as filed with the SEC on May 15, 2024.

TENET’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context indicates or otherwise requires, references in this Tenet’s Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “we,” “us,” “Tenet” or the “Company” refer to Tenet Medicines, Inc. References to our “management” or our “management team” refer to Tenet’s officers and directors. The following discussion and analysis of financial condition and results of operations should be read in conjunction with our unaudited condensed interim financial statements and our audited historical financial statements and the notes to those financial statements included elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from Tenet’s management’s expectations. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this proxy statement. All forward-looking statements included in this proxy statement are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement.

All amounts presented are in accordance with GAAP. The information and analysis of our business and financial performance relates to the period prior to the proposed Acquisition of Tenet by Eliem Therapeutics, Inc.

Overview

Tenet is a clinical stage biotechnology company dedicated to developing our product candidate, TNT119, also known as budoprutug. TNT119 is an anti-CD19 mAb designed for a broad range of autoimmune disorders, including SLE, ITP and MN. Tenet was founded in November 2023 and entered into an asset purchase agreement with Acelyrin in January 2024, which granted us worldwide licenses to develop, manufacture, use and commercialize TNT119 for any non-oncology indication. Since our inception, we have devoted substantially all of our efforts to organizing the company, business planning, raising capital, acquiring intellectual property related to TNT119 and developing TNT119. We have a limited operating history, and we have incurred net losses since our inception. We expect to continue to incur net losses for the foreseeable future as we continue the development of TNT119. Our ability to achieve and sustain profitability will depend on our ability to successfully develop, obtain regulatory approval for, and commercialize TNT119. There can be no assurance that we will ever earn revenues or achieve profitability, or if achieved, that the revenues or profitability will be sustained on a continuing basis. To date, we have funded our operations with proceeds from the Tenet SAFEs. Through March 31, 2024, we have received aggregate gross proceeds of $10.0 million from the issuance of the Tenet SAFEs.

Our net loss for the three months ended March 31, 2024 was $9.0 million and our net loss for the period from inception to December 31, 2023 was $0.6 million. As of March 31, 2024 and December 31, 2023, we had an accumulated deficit of $9.5 million and $0.6 million, respectively. Substantially all of our net losses have resulted from costs incurred in connection with our acquisition of license rights to TNT119, research and development expenses related to the development of TNT119, general and administrative costs associated with our operations and the remeasurement of the Tenet SAFEs. We expect that our expenses and operating losses will increase significantly as we commence our planned clinical trials, continue research and development activities, utilize third parties to manufacture drug products and related raw materials, hire additional personnel, and protect our intellectual property rights. Our net losses and operating losses are also likely to fluctuate significantly from quarter to quarter and year to year depending, primarily, on the timing of our clinical trials, our other research and development expenses, and the timing and amount of any milestone or royalty payments due under our existing or future license agreements.

Because of the numerous risks and uncertainties associated with therapeutic product development, we may never achieve or sustain profitability and, unless and until we are able to develop and commercialize TNT119, we will need to continue to raise additional capital. Until such time as we can generate significant revenue from product sales, if ever, we expect to finance our operations through public or private equity or debt financings, or potentially other capital sources, such as collaboration or licensing arrangements with third parties or other strategic transactions. There are no assurances that we will be successful in obtaining an adequate level of financing to support our business plans when needed, on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration or licensing arrangements with third parties or other strategic transactions, we may have to relinquish rights to our intellectual property, future revenue streams, research programs, or TNT119 or grant licenses on terms that may not be favorable to us. If we are unable to raise capital as and when needed, or on attractive terms, we may have to significantly delay, reduce, or discontinue the development and commercialization of TNT119.

As of March 31, 2024 and December 31, 2023, we had an accumulated deficit of $9.5 million and $0.6 million, respectively. As of March 31, 2024 and December 2023, we had cash of $1.7 million and $9.9 million, respectively. As further described below, on January 11, 2024, we entered into the Asset Purchase Agreement with Acelyrin, which granted us certain worldwide licenses to develop, manufacture, use and commercialize TNT119. The cash consideration paid by us to Acelyrin was $7.3 million. In connection with the Asset Purchase Agreement, we became the successor to the CRH Agreement between Acelyrin and CRH. We also became the successor to the ProBioGen Agreement. In connection with the CRH Agreement, we paid CRH an additional signature fee of approximately $0.4 million, and we did not make any separate payments for the assignment of the ProBioGen Agreement.

Our future viability is largely dependent on our ability to generate cash from operating activities and to raise additional capital to finance our operations. Failure to raise capital as needed would have a negative impact on our financial condition and our ability to continue to pursue our business strategies. Accordingly, if additional financing is not obtained or the Acquisition does not occur, there is substantial doubt about our ability to continue as a going concern as we do not believe that our cash will be sufficient to fund operations for at least twelve months from the date of issuance of our audited and unaudited financial statements included elsewhere in this proxy statement.

Recent Developments

The Acquisition

On April 10, 2024, we entered into the Acquisition Agreement with Eliem and Transitory Subsidiary. The Acquisition Agreement provides for the acquisition of Tenet by Eliem through the merger of Transitory Subsidiary into Tenet, with Tenet surviving as a wholly owned subsidiary of Eliem.

At the effective time of the Acquisition, and without any action on the part of the holders of common stock of Tenet, (i) all issued and outstanding shares of the common stock of Tenet and (ii) all securities convertible into shares of common stock of Tenet will be converted into the right to receive, in the aggregate, a number of shares of Eliem common stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of the Eliem common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement), calculated on a fully-diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem). The Acquisition is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Acquisition Agreement contains certain termination rights of both Tenet and Eliem, including if Eliem’s stockholders fail to adopt and approve the Share Issuance Proposal. Upon termination of the Acquisition Agreement under specified circumstances, Eliem may be required to pay Tenet a termination fee of $1.0 million and reimburse Tenet’s transaction-related expenses up to a maximum of $0.5 million.

In addition, pursuant to the Acquisition Agreement, the SAFE Holders will enter into the SAFE Cancellation Agreements prior to the closing of the Acquisition with the Company, and in accordance with the Acquisition Agreement, immediately prior to the closing of the Acquisition, each Tenet SAFE that is then outstanding shall, without any action on the part of Eliem, the Company, any SAFE Holder or any other person, terminate and be canceled, and be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth in accordance with the Acquisition Agreement.

Bridge Loan

On May 14, 2024, Tenet entered into a Senior Secured Promissory Note (the “Note”) with Eliem pursuant to which Eliem will make short-term loans (the “Loan” or “Loans”) to Tenet in an aggregate principal amount of up to $15.0 million. On or about the date of execution of the Note, Eliem made an initial Loan to Tenet of $5.0 million to provide Tenet with sufficient cash to fund its operations prior to the consummation of the Acquisition. Tenet’s ability to borrow the remaining $10.0 million under the Note is subject to certain conditions and restrictions on use.

The Loans will bear simple interest at a fixed rate per annum of 6%. All outstanding Loans, together with accrued interest, will become due and payable upon the earlier of (i) 12 months from the date of issuance the Note, (ii) the occurrence of specified corporate transactions, or (iii) Tenet’s receipt of at least $15.0 million in gross proceeds from the closing of a bona fide equity and/or debt financing.

Under the Note, Tenet granted Eliem a continuing, first-priority perfected security interest in all of Tenet’s present and future assets, properties and rights, whether tangible or intangible, including, without limitation, the intellectual property of Tenet. The Note contains certain customary representations and warranties and certain customary events of default.

License Agreements

Below is a summary of the key terms of our license agreements.

Asset Purchase Agreement with Acelyrin

On January 11, 2024, we entered into the Asset Purchase Agreement with Acelyrin for the acquisition of TNT119. Pursuant to the Asset Purchase Agreement, we received the Transferred Assets from Acelyrin, including certain assigned contracts. Under these assigned contracts, we (i) received worldwide licenses (with the right to sublicense) to certain patents, know-how and other intellectual property rights to develop, manufacture, use and commercialize TNT119 (budoprutug) for any non-oncology indication, and (ii) assumed certain liabilities of Acelyrin arising from (a) governmental authority action or notification relating to TNT119, (b) contracts assigned to Tenet pursuant to the Asset Purchase Agreement and (c) Tenet’s ownership, lease or operation of the Transferred Assets. The Asset Purchase Agreement includes customary representations, warranties and covenants, as well as standard mutual indemnities, including those covering losses arising from any material breach of the Asset Purchase Agreement.

We paid $7.3 million in cash consideration to Acelyrin on the signing date of the Asset Purchase Agreement, in addition to inheriting the rights and obligations, including financial obligations, under the CRH Agreement and ProBioGen Agreement. We determined that the Asset Purchase Agreement should be accounted for as an asset acquisition after considering whether substantially all of the fair value of the gross assets acquired was concentrated in a single asset or group of assets by performing an initial screen test in accordance with FASB ASC Topic 805 Business Combinations.

In consideration for the license and other rights we received under the Asset Purchase Agreement, we are obligated to (i) make total payments of up to $157.5 million to Acelyrin upon the achievement of various development, regulatory and commercial milestones, (ii) pay royalties in the single-digit percentages, subject to specified reductions, to Acelyrin on worldwide net sales in a given calendar year, and (iii) make non-refundable and non-creditable payments to Acelyrin on sublicense income with rates ranging from the low single digit to mid teen percent depending on the stage of development of the most advanced Products at the time of such sublicense. The royalty term continues for each Product on a country-by-country and Product-by-Product basis beginning on the first commercial sale of such Product and ending on the latest of (a) the date when such Product is no longer covered by a valid claim of a royalty-bearing patent in such country, (b) the expiration of any regulatory exclusivity period for such Product in such country, and (c) the twelfth anniversary of the first commercial sale of such Product in such country. For the period from January 11, 2024 to March 31, 2024, no milestone payments had been accrued as the underlying milestones were not achieved.

We are obligated to use commercially reasonable efforts to commercialize at least one Product in the United States and to achieve specified development, regulatory and commercial milestone set forth in the Asset Purchase Agreement. If Acelyrin asserts that Tenet has failed to meet one or more of these diligence obligations within specified time periods, and such failure is finally determined through a dispute resolution process, Acelyrin shall have the right to repurchase the Transferred Assets at the then-fair market value of such Transferred Assets, as Acelyrin’s sole and exclusive remedy for such breach.

If, within a specified period, we receive a bona fide offer or proposal from a third party to sell, transfer or otherwise divest all or substantially all of the rights to the Transferred Assets or Products, or grant an exclusive license or exclusive sublicense to such third party to develop and commercialize Products under specified terms, then prior to entering into any discussions or negotiations with any third party in relation to such a transaction, we shall provide written notice to Acelyrin of such intent or receipt of proposal. Acelyrin shall have the right to negotiate with us the terms for a definitive agreement with respect to such sale, transfer or license of the rights to Products for a specified period of time. If Acelyrin does not exercise its right to negotiate or the parties are unable to agree on the terms of a definitive agreement, we shall have the right to negotiate or enter into an agreement with a third party with respect to such transaction, subject to specified conditions.

For a specified period after the closing date of the Asset Purchase Agreement, we shall not solicit, induce, or attempt to induce any employees of Acelyrin to become employees or independent contractors of Tenet. If we do hire or engage an employee of Acelyrin during such period, we are obligated to make a certain payment to Acelyrin.

We may not sell, assign or transfer all or substantially all of the rights to develop or commercialize a Product unless, as a condition to such sale, assignment or transfer, the purchaser, assignee or transferee (as applicable) assumes in writing all obligations of Tenet as set forth in the Asset Purchase Agreement with respect to the applicable Products.

The acquired asset, including the prepaid expenses, was measured and recognized as an allocation of the transaction price based on the relative fair value as of the transaction date with any value associated with in-process research and development (“IPR&D”) being expensed. The fair value of the total consideration was $7.3 million, which consisted solely of cash. The allocation of the purchase price was as follows (amounts in thousands):

Acquired in-process research and development	$7,003
Prepaid expenses	297

Net assets acquired	$7,300

The IPR&D asset acquired related to TNT119. As a result, the entire cash consideration, other than prepaid expenses, was allocated to TNT119. We concluded that the acquired asset did not have an alternative future use and recognized the full amount of $7.0 million as IPR&D expense in the condensed statement of operations and comprehensive loss for the three-month period ending March 31, 2024.

Amended and Restated License Agreement with CRH

In connection with the Asset Purchase Agreement, in January 2024 we were assigned a license agreement with CRH and, in connection with such assignment, we entered into the CRH Agreement with CRH, which granted us a worldwide exclusive license (other than specified patent rights and materials, which are licensed to us on a non-exclusive basis) under certain know-how, patents and materials, or the licensed rights, to research, develop, test, manufacture or sell certain licensed products related to TNT119, for all therapeutic uses except for oncology indications. We are permitted to grant a sublicense under these licenses with CRH’s prior written consent. CRH retains, on behalf of itself and the charitable company Cancer Research U.K., a worldwide, fully paid-up, perpetual and irrevocable right in the licensed rights and in certain intellectual property owned or controlled by us that is necessary to exploit the licensed products and used, conceived or generated in the course of exercising the license or exploiting any licensed product, or product-specific foreground intellectual property, for the purpose of non-commercial, non-clinical scientific research.

We are obligated to use commercially reasonable efforts to perform all activities set forth in a mutually agreed-upon development plan within the timelines set forth therein. We are also obligated to develop at least one licensed product in an autoimmune indication and to pursue regulatory authorization throughout the territory for licensed products. We must use commercially reasonable efforts to commercialize each licensed product throughout each major market as soon as practicable following receipt of regulatory authorization for such product in such market. Additionally, we must make the licensed product available in the United Kingdom and negotiate with relevant regulatory authorities to make each licensed product available through the National Health Service in England and Wales within a specified time of the licensed product being made available elsewhere in the territory. If we fail to meet one or more of these diligence obligations, and such failure is not remedied within the specified cured period, CRH shall have the right to terminate the CRH Agreement with respect to the relevant licensed product.

We paid a signature fee to CRH of £0.4 million ($0.4 million) at the execution of the agreement, and we are obligated to pay CRH a mid-five figure digit fee on each anniversary of the effective date. We are obligated pay up to an aggregate of £106.8 million ($136.1 million) upon the achievement of specified development, regulatory, commercial and sales milestone events, including: (i) payments of up to mid-six figure digits in pounds sterling for certain development milestones, (ii) payments of up to low-eight figures in pounds sterling per indication (for up to three indications) for certain regulatory and commercial milestones and (iii) payments up to mid-eight figures in pounds sterling for certain sales milestones. We are also obligated to pay tiered royalties ranging from a rate in the mid-single digit to high-single digit percentage on net sales. The royalty term continues for each licensed product on a country-by-country basis beginning on the first commercial sale of such licensed product and ending on the latest of (a) the date when such licensed product is no longer covered by a valid claim of a licensed patent in such country, (b) the expiration of the exclusivity period for such licensed product in such country, and (c) the tenth anniversary of the first commercial sale of such licensed product in such country. We are also responsible for a sublicensing revenue payment ranging from a rate in the mid-single digit to mid-double digits for any sublicense revenue.

We concluded that the signature fee of £0.4 million ($0.4 million) paid to CRH should be accounted for separately and was recorded as a contract expense as research and development expense on the statement of operations and comprehensive loss. We will account for future payments under the CRH Agreement when the applicable milestones have been achieved. We will expense the annual fee to be paid to CRH on the anniversary date of the CRH Agreement, as research and development expense. For the period from the execution of the CRH Agreement to March 31, 2024, no milestone payments had been accrued as no milestones under the CRH Agreement had been achieved.

The CRH Agreement shall remain in effect in each country in the territory until the expiry of our obligation to pay royalties in such country. Either party may terminate the CRH Agreement if the other party is in material breach of the CRH Agreement that has not been remedied within the specified cure period or if the other party becomes insolvent. CRH also has the right to terminate the CRH Agreement if we or one of our sublicensees or affiliates challenges a licensed patent, or if we are acquired by a tobacco company.

ProBioGen Development, Manufacturing Services and License Agreement

In connection with the Asset Purchase Agreement, we were also assigned the ProBioGen Agreement entered into between ValenzaBio and ProBioGen. ValenzaBio originally entered into the ProBioGen Agreement in connection with the research, development and commercialization of innovative therapies using ProBioGen’s proprietary technology, and ValenzaBio used this technology in the development of TNT119. At the time we entered into the Asset Purchase Agreement, the development and manufacturing services provided under the ProBioGen Agreement were complete, and we did not make any separate payments for the assignment of the ProBioGen Agreement.

The ProBioGen Agreement granted us a commercial non-exclusive license under the license patent rights and licensed know-how in the territory in which ProBioGen’s proprietary technology is applied for the research, development, manufacture, use, sale, and offer for sale, import or export of TNT119. The commercial product license includes a non-exclusive sublicense of the licensed patent rights, limited to the use of TNT119.

In connection with the terms of the ProBioGen Agreement, we are obligated to (i) make payments of up to €10.0 million ($10.9 million) upon the achievement of certain development and manufacturing milestones such as the start of a Phase 2 clinical trial, and (ii) make milestone payments of up to €7.0 million ($7.7 million) upon the achievement of annual net sales-based milestones. If we elect to contract ProBioGen to perform certain manufacturing services, the milestone payments will be reduced by €0.9 million ($1.1 million). For the period from the assignment of the ProBioGen Agreement to March 31, 2024, no milestone payments had been accrued as the underlying milestones were not achieved.

The ProBioGen Agreement will remain in effect until the services are completed for the service-related component and until the payment obligations expire in connection with the ProBioGen license component. Both parties have the right to terminate the ProBioGen Agreement if the other party becomes insolvent, or materially breaches the ProBioGen Agreement and fails to remedy any such default within the specified cure periods.

Components of Results of Operations

Operating Expenses

Our operating expenses consist of (i) research and development expenses, (ii) IPR&D expenses, and (iii) general and administrative expenses.

Research and Development

Research and development expenses consist of external costs incurred in connection with our research and development activities, including our discovery and research efforts. Our research and development expenses primarily include external expenses, including expenses incurred under arrangements with related parties and third parties, such as CROs, contract manufacturing organizations, consultants and our scientific advisors. Currently, we do not have employees or facilities and therefore do not have internal costs that would be allocated to research and development expenses.

We expense research and development costs as incurred. Costs of certain activities are recognized based on an evaluation of the progress to completion of specific tasks. However, payments made prior to the receipt of goods or services that will be used or rendered for future research and development activities are deferred and capitalized as prepaid expenses on our balance sheets. The capitalized amounts are recognized as expense as the goods are delivered or as related services are performed.

We expect our research and development expenses to increase substantially for the foreseeable future as we continue to conduct our ongoing research and development activities. The process of conducting preclinical studies, acquiring drug product supply, and conducting clinical trials necessary to obtain regulatory approval is costly and time consuming. We may never succeed in achieving marketing approval for TNT119.

The timelines and costs associated with research and development activities are uncertain and can vary significantly for each product candidate and development program due to the inherently unpredictable nature of preclinical and clinical development. We anticipate that we will make determinations as to which indications to pursue for TNT119 and how much funding to direct to each such indication on an ongoing basis in response to preclinical and clinical results, regulatory developments, and ongoing assessments as to each indication’s commercial potential. We will need to raise substantial additional capital in the future.

Our future research and development costs may vary significantly based on factors such as:

•	the timing and progress of our research and development activities;

•	the number and scope of preclinical and clinical programs we decide to pursue;

•	the amount and timing of any milestone payment due under an existing, or any future, license or collaboration agreement;

•	the number of patients that participate in our clinical trials, and per participant clinical trial costs;

•	the number and duration of clinical trials required for approval of TNT119;

•	the number of sites included in our clinical trials, and the locations of those sites;

•	delays or difficulties in adding trial sites and enrolling participants in our clinical trials;

•	the countries in which the trials are conducted;

•	the cost and timing of manufacturing TNT119;

•	the efficacy and safety profile of TNT119; and

•	maintaining a continued acceptable safety profile of our products if any receive regulatory approval.

A change in the outcome of any of these variables with respect to the development of any of TNT119 could significantly change the costs and timing associated with the development of TNT119.

In-process Research and Development

Our IPR&D expenses consist of costs incurred in connection with the Asset Purchase Agreement. As the asset acquired under the Asset Purchase Agreement was in the research and development phase and was determined to not have any alternative future use, it was expensed as IPR&D expense.

We account for future payments upon the achievement of certain regulatory, development or sales milestones in such asset acquisitions when the underlying milestone is achieved.

General and Administrative

Our general and administrative expenses consist primarily of legal and consulting services, including those relating to intellectual property and corporate matters, professional fees for accounting, tax, and business consulting services.

We expect that our general and administrative expenses will increase substantially in the future as we continue to increase our general and administrative headcount to support our operations and, if TNT119 receives marketing approval, commercialization activities.

Other Income (Expense)

In November 2023, we entered into the Tenet SAFEs with the SAFE Holders for an aggregate of $10.0 million. The Tenet SAFEs granted the SAFE Holders with rights to participate in future equity financings. The Tenet SAFEs stipulate that if there is an equity financing before the expiration or termination of the Tenet SAFEs, we will be required to issue to the SAFE Holders a number of shares of standard preferred stock equal to the purchase amount divided by the price per share of the standard preferred stock and multiplied by the discount factor of 90%. In addition, the Tenet SAFEs stipulate that if there is a liquidity event before the expiration or termination of the Tenet SAFEs, we will be required to pay a cash payment equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the price per share of the common stock and multiplied by the discount factor of 90%. If there is an option provided to our stockholders with respect to the form and amount of proceeds to be received in a liquidity event, then the SAFE Holders will be given the same option. The Tenet SAFEs also stipulate that if there is a dissolution event before the expiration or termination of a Tenet SAFE, we will pay a cash payment to each SAFE Holder equal to the purchase amount of such SAFE Holder’s Tenet SAFE. The Tenet SAFEs will automatically terminate immediately following the earliest of either (i) the issuance of stock following the conversion of the Tenet SAFEs as outlined above in the event of an equity financing or (ii) the payment of amounts due to the SAFE Holders in the event of a liquidity event or dissolution.

On April 10, 2024, prior to the execution of the Acquisition Agreement, we and the SAFE Holders amended the Tenet SAFEs to change the discount factor from 90% to 100%. All other terms of the Tenet SAFEs remained unchanged. We elected to use the fair value option of accounting for the Tenet SAFE commitments. The Tenet SAFEs are measured at fair value at each reporting period with changes in the fair value recorded in other income (expense) in our statements of operations and comprehensive loss.

Results of Operations

For the three months ended March 31, 2024

The following table summarizes our results of operations for the three months ended March 31, 2024 (in thousands):

Three Months Ended March 31, 2024
Operating expenses:
Research and development	$917
Research and development, related party	261
In-process research and development	7,003
General and administrative	793
General and administrative, related party	146

Total operating expenses	9,120

Loss from operations	$(9,120)
Other income (expense), net
Change in fair value of simple agreements for future equity liability	166
Other expense	(10)

Total other income (expense), net	156

Net loss and comprehensive loss	$(8,964)

Research and Development and Research and Development, Related Party

Our research and development expenses consisted primarily of the signature fee of $0.4 million we paid to CRH in relation to the CRH Agreement, and the remaining expenses relate to consulting costs incurred in connection with our discovery and research efforts and clinical trial planning activities. Research and development, related party expenses consisted of consulting costs with Sera Services and Blackbird Clinical Inc. (“Blackbird”). Refer to our interim condensed financial statements as of and for the period ending March 31, 2024 appearing elsewhere in this proxy statement for a description of our related party arrangement with Sera Services and Blackbird.

In-process Research and Development

Our IPR&D expense consisted of the costs incurred in connection with the Asset Purchase Agreement for $7.0 million. Refer to our interim condensed financial statements as of and for the period ending March 31, 2024 appearing elsewhere in this proxy statement for a description of the Asset Purchase Agreement.

General and Administrative and General and Administrative, Related Party

Our general and administrative expenses consisted primarily of legal costs relating to corporate matters, the Asset Purchase Agreement, the Acquisition, professional fees for accounting, tax and business consulting services, and recruiting costs. General and administrative, related party expenses consisted of business consulting costs provided by Sera Services.

Other Income (Expense), Net

Other income (expense), net was primarily attributable to a decrease in the fair value of the Tenet SAFEs, partially offset by foreign exchange losses.

For the Period from November 08, 2023 (Inception) through December 31, 2023

The following table summarizes our results of operations for the period ended December 31, 2023 (in thousands):

Period from November 08, 2023 (Inception) through December 31, 2023
Operating expenses:
Research and development	$35
Research and development, related party	46
General and administrative	215
General and administrative, related party	28

Total operating expenses	324

Loss from operations	$(324)
Other expense
Change in fair value of simple agreements for future equity liability	(232)

Total other expense	(232)

Net loss and comprehensive loss	$(556)

Research and Development Expenses

Our research and development expenses consisted primarily of consulting costs incurred in connection with our discovery and research efforts and clinical trial planning activities. Research and development, related party expenses consisted of consulting costs provided by Sera Services. Refer to our audited financial statements appearing elsewhere in this proxy statement for a description of our related party arrangement with Sera Services.

General and Administrative Expenses

Our general and administrative expenses consisted primarily of legal costs relating to corporate matters associated with our formation as a company and professional fees for accounting, tax and business consulting services. General and administrative, related party expenses consisted of business consulting costs provided by Sera Services.

Other Expense

Other expense, net was attributable to the increase in the fair value of the Tenet SAFE commitments.

Liquidity, Capital Resources and Capital Requirements

Sources of Liquidity

Since our inception, we have not generated any revenue from product sales and have incurred operating losses and negative cash flows from our operations. Since inception, we have funded our operations through the issuance of the Tenet SAFEs.

As of March 31, 2024 and December 31, 2023, we had $1.7 million and $9.9 million in cash, respectively. On May 14, 2024, we entered into the Note with Eliem for $15.0 million that would enable us to fund operating expenses and capital requirements. Based on our current operating plan, we have concluded that there is substantial doubt about our ability to continue as a going concern.

Future Funding Requirements

Our primary uses of cash are to fund our operations, which consist primarily of research and development expenditures related to our programs and general and administrative expenditures. We anticipate that we will continue to incur significant and increasing expenses for the foreseeable future as we continue to advance TNT119, including expand our corporate infrastructure, further our research and development initiatives for TNT119, and incur costs associated with potential commercialization. We are subject to all of the risks typically related to the development of biopharmaceutical candidates, and we may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our business.

Our future funding requirements will depend on many factors, including the following:

•	the type, number, scope, progress, expansions, results, costs, and timing of, discovery and research, potential clinical trials of TNT119, which we are pursuing or may choose to pursue in the future;

•	the costs and timing of manufacturing for TNT119 and commercial manufacturing if TNT119 is approved;

•	the costs, timing, and outcome of regulatory review of TNT119;

•	the terms and timing of establishing and maintaining licenses and other similar arrangements;

•	the legal costs of obtaining, maintaining, and enforcing our patents and other intellectual property rights;

•	our efforts to enhance operational systems and hire additional personnel to satisfy our obligations as a public company;

•	the costs associated with hiring additional personnel and consultants as our discovery and research preclinical and clinical activities increase;

•	the costs and timing of establishing or securing sales and marketing capabilities if any product candidate is approved;

•	our ability to achieve sufficient market acceptance, coverage and adequate reimbursement from third-party payers and adequate market share and revenue for any approved products; and

•	costs associated with any products or technologies that we may in-license or acquire.

Furthermore, our operating plans may change, and we may need additional funds to meet operational needs and capital requirements for clinical trials and other research and development expenditures. Until such time, if ever, as we can generate substantial product revenue to support our cost structure, we expect to finance our cash needs through equity offerings, debt financings, or other capital sources, potentially including collaborations, licenses, and other similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed or on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise funds through collaborations, or other similar arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or TNT119, or grant licenses on terms that may not be favorable to us and/or may reduce the value of our common stock. Our failure to raise capital or enter into such other arrangements when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts, or grant rights to develop and market TNT119 even if we would otherwise prefer to develop and market TNT119 ourselves.

Cash Flows

The following summarizes our cash flows for the three months ended March 31, 2024 and for the period ended December 31, 2023 (in thousands):

	Three Months Ended March 31, 2024	Period from November 08, 2023 (Inception) through December 31, 2023
Net cash used in operating activities	$(938)	$(73)
Net cash used in investing activities	(7,265)	—
Net cash provided by financing activities	—	10,002

Net change in cash	$(8,203)	$9,929

Operating Activities

Net cash used in operating activities was approximately $0.9 million for the three months ended March 31, 2024. Cash used in operating activities in the three months ended March 31, 2024, included our net loss for the three months of $9.0 million. The net loss was adjusted by $7.0 million for IPR&D, $0.2 million in non-cash gain attributed to the decrease in the fair value of the Tenet SAFE liability and changes in working capital of $1.2 million.

Net cash used in operating activities was approximately $0.1 million for the period ended December 31, 2023. Cash used in operating activities in the period ended December 31, 2023, included our net loss for the period of $0.6 million. The net loss was adjusted by a $0.2 million non-cash expense attributed to the increase in the fair value of the Tenet SAFE liability and changes in working capital of $0.3 million.

Investing Activities

Cash used in investing activities for the three months ended March 31, 2024, was related to the upfront cash payment for the Asset Purchase Agreement.

Financing Activities

Cash provided by financing activities for the period ended December 31, 2023, was primarily related to the proceeds from the issuance of the Tenet SAFEs of $10.0 million.

Contractual Obligations and Commitments

As of March 31, 2024, we did not have any long-term debt obligations, lease obligations, purchase obligations or long-term liabilities. We enter into contracts in the normal course of business for contract research services, professional services, and other services. These contracts generally provide for termination after a notice period and, therefore, are considered cancelable contracts. Refer to our unaudited condensed financial statements appearing elsewhere in this proxy statement for a description of our license agreements and the obligations under those agreements.

Critical Accounting Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. On an ongoing basis, we evaluate our estimates and judgments, including but not limited to those related to the determination of the fair value of the Temet SAFE commitments. These estimates and assumptions are monitored and analyzed by us for changes in facts and circumstances, and material changes in these estimates and assumptions could occur in the future. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Changes in estimates are reflected in reported results for the period in which they become known. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2, “Summary of Significant Accounting Policies” to our audited financial statements appearing elsewhere in this proxy statement, we believe that the following accounting estimates is the most critical for fully understanding and evaluating our financial condition and results of operations.

Valuation of the Tenet SAFE Commitments

In November 2023, we issued and entered into the Tenet SAFEs with the SAFE Holders, which granted the SAFE Holders with rights to future equity upon the occurrence of an equity financing event. As permitted under ASC Topic 825, Financial Instruments, we have elected to use the fair value option to account for the Tenet SAFEs issued. We concluded that the terms of the Tenet SAFEs were at arms-length, and the cash received at issuance of the Tenet SAFEs represented fair value. The Tenet SAFEs are recorded as a liability on the balance sheet as they give investors the option to redeem the instrument for cash upon a change in control. We record changes in fair value of the Tenet SAFEs between issuance and settlement as a line item within other income (expense) in the statement of operations and comprehensive loss. Issuance costs related to the Tenet SAFEs are expensed in the period incurred.

The Tenet SAFEs are measured at fair value with the assistance of a third-party valuation firm and are subject to re-measurement at each balance sheet date. The valuation approach takes into consideration the probability of various events at different time periods, including liquidity events and equity financing events. The estimated fair values of the Tenet SAFEs at March 31, 2024, and December 31, 2023, were determined using a valuation model that considered the probability of the occurrence of certain future financing events, an assumed discount rate, and the estimated time period the Tenet SAFEs would be outstanding. The assumptions used to determine the fair value of the Tenet SAFEs as of March 31, 2024, and December 31, 2023, also included an estimated probability of a financing and a contractual conversion of 100% and 95%, respectively, an assumed discount rate of 21.0% and 19.0%, respectively, and an estimated time period the Tenet SAFEs would be outstanding of 0.25 years and 0.25 to 1.25 years, respectively. As these assumptions change, the fair value of the Tenet SAFEs will increase or decrease at each reporting period until settlement.

MANAGEMENT FOLLOWING THE ACQUISITION

Assuming that both of the director nominees referenced in the section titled, “Matters Being Submitted to a Vote of Eliem Stockholders—Proposal No. 3: Election of Directors” beginning on page 103 of this proxy statement are approved by Eliem stockholders at the Meeting, the Eliem Board will be composed of the following directors: Andrew Levin, M.D., Ph.D., Judith Dunn, Ph.D., Liam Ratcliffe, M.D., Ph.D., Adam Rosenberg and Simon Tate. In the event that the two director nominees are elected at the Meeting but the Acquisition is not completed, both directors will continue in office until the Eliem 2027 annual meeting of stockholders.

In the event the Acquisition is completed, the Post-Closing Eliem Board will be composed of seven board members consisting of the following:

•	the five existing members of the Eliem Board;

•	Stephen Thomas, Ph.D., the expected interim Chief Executive Officer of Post-Closing Eliem; and

•	one director to be designated by Tenet prior to the Closing of the Acquisition.

The staggered structure of the Eliem Board will remain in place for the Post-Closing Eliem Board following closing of the Acquisition.

Directors

The following table sets forth the name, age and position of each of the individuals who are expected to serve as directors of Post-Closing Eliem as of May 10, 2024, assuming that both of the director nominees are approved at the Meeting.

Name	Age	Position
Non-Employee Directors:
Andrew Levin, M.D., Ph.D.	47	Executive Chair of the Board
Judith Dunn, Ph.D.	61	Director
Liam Ratcliffe, M.D., Ph.D.	60	Director
Adam Rosenberg	53	Director
Simon Tate	58	Director
Employee Director:
Stephen Thomas, Ph.D.	35	Interim Chief Executive Officer and Director

There are no family relationships among any of the proposed Post-Closing Eliem directors.

Directors Nominated for a Three-Year Term Expiring at the 2027 Annual Meeting

Andrew Levin, M.D., Ph.D. is a Co-Founder of Eliem, served as Eliem’s Chief Executive Officer from October 2018 to October 2020, and has served as the Chairman of the Eliem Board since February 2019 and as Executive Chairman of the Eliem Board since February 2023. Since 2015, Dr. Levin has served as a Managing Director on the Investment Team at RA Capital Management, L.P. Previously, Dr. Levin was a Vice President at H.I.G. BioVentures, and prior to that he served as the Director of Pharmaceutical Sciences for the Clinton Health Access Initiative. Dr. Levin holds a B.S. in mechanical engineering from Princeton University, a Ph.D. in biomedical engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.

We believe that Dr. Levin is qualified to serve on the Post-Closing Eliem Board due to his substantial experience as an investor in early-stage biopharmaceutical and life sciences companies, as well as his experience of serving on the boards of directors for several biopharmaceutical companies.

Liam Ratcliffe, M.D., Ph.D. has served as a member of the Eliem Board since October 2019 and as Eliem’s Lead Independent Director since March 2023. Dr. Ratcliffe has also served as the Head of Biotechnology at Access Industries, Inc. since April 2019. From September 2008 to April 2019, Dr. Ratcliffe served as Managing Director at New Leaf, where he focused on investing in therapeutics and therapeutic platform companies. Prior to joining New Leaf, Dr. Ratcliffe held various positions of increasing responsibility at Pfizer Inc., a multinational pharmaceutical corporation, including Senior Vice President and Development Head for Neuroscience, and Worldwide Head of Clinical Research and Development. Dr. Ratcliffe currently serves on the board of directors of Disc Medicines, a biopharmaceutical company, and several privately held biotechnology companies. Dr. Ratcliffe previously served on the boards of directors of several biotechnology and biopharmaceutical companies, including Deciphera Pharmaceuticals, Inc. and Arvinas, Inc, Unum Therapeutics, Inc., from March 2018 to April 2019, Edge Therapeutics, Inc., from October 2015 to November 2018, and Array Biopharmaceuticals, Inc., from April 2012 to April 2014. Dr. Ratcliffe holds an M.B.A. from the University of Michigan and an M.D. and Ph.D. in Immunology from the University of Cape Town, and he completed his internal medicine training and fellowship in Immunology at Groote Schuur Hospital and associated teaching hospitals in Cape Town, South Africa.

We believe that Dr. Ratcliffe is qualified to serve on the Post-Closing Eliem Board due to his extensive experience in the venture capital industry, medical and scientific background and training, and leadership at various biopharmaceutical and biotechnology companies.

Directors Continuing in Office Until the 2025 Annual Meeting

Judith Dunn, Ph.D. has been a member of the Eliem Board since February 2021. Dr. Dunn currently serves as Entrepreneur in Residence at Atlas Ventures (“Atlas”). Since October 2023, Dr. Dunn serves as Head of R&D for Vima Tx, an Atlas portfolio company. From April 2021 to January 2023, Dr. Dunn served as President of R&D of Fulcrum Therapeutics, Inc. From March 2018 to April 2021, Dr. Dunn served as Entrepreneur in Residence at Atlas Ventures. From 2010 to 2018, Dr. Dunn served as Vice President of Clinical Development for F. Hoffmann-La Roche. Dr. Dunn led Psychiatry Clinical Development at Sepracor from 2005 to 2010 and held research and commercial positions at Pfizer from 1997 to 2005. Dr. Dunn holds a B.S. in neurobiology from University of Rochester and a Ph.D. in Neurobiology from Wesleyan University.

We believe that Dr. Dunn is qualified to serve on the Post-Closing Eliem Board due to her experience in the biotechnology and biopharmaceutical industries and her substantial professional experience.

Adam Rosenberg was President, Chief Executive Officer and a member of the board of directors of Athenen Therapeutics, Inc. from July 2020 through its merger with Eliem in October 2020, and has been a member of the Eliem Board since October 2020. Mr. Rosenberg is currently Chair of Ambagon Therapeutics, Inc. and Seamless Therapeutics, Inc., and on the boards of directors of other private, venture-backed companies. He was Chief Executive Officer and a member of the board of directors of Aliada Therapeutics from July 2021 through February 2024. From January 2020 through June 2021, Mr. Rosenberg served as a Venture Partner at Carnot Pharma, LLC dba RA Ventures. From September 2015 until its acquisition by Alkermes plc in November 2019, Mr. Rosenberg served as President, Chief Executive Officer and member of the board of directors of Rodin Therapeutics, Inc. Previously, Mr. Rosenberg served as Chief Executive Officer, and as a member of the board of directors, for other venture-backed biotechnology companies. Mr. Rosenberg holds a J.D. from the University of Virginia School of Law, and a B.A. from Whittier College.

We believe that Mr. Rosenberg is qualified to serve on the Post-Closing Eliem Board due to his experience in the biotechnology industry, particularly in neuroscience.

Director Continuing in Office Until the 2026 Annual Meeting

Simon Tate has been a member of the Eliem Board since February 2019. Since January 2021, Mr. Tate has served as a Managing Director at Intermediate Capital Group plc. From December 2017 to January 2021,

Mr. Tate served as a partner at Bridge Valley Ventures. Mr. Tate has spent most of his career working in the fields of pain and neuroscience. He was one of the founders of Convergence Pharmaceuticals, founded in 2010, and served as Chief Scientific Officer and head of R&D until its acquisition in 2015. Following this acquisition, Mr. Tate joined Biogen where he assumed the role of Vice President and Head of the Pain Therapeutic Area. Prior to Convergence, Mr. Tate was Vice President and Head of Pain, Epilepsy, and Migraine Drug Discovery and Early Development at GSK. Mr. Tate holds a master’s degree from the University of Dundee.

We believe that Mr. Tate is qualified to serve on the Post-Closing Eliem Board due to his experience and standing in the neuroscience, pharmaceutical and biotechnology sectors.

Additional Director to Serve on Post-Closing Eliem Board until the 2025 Annual Meeting

Stephen Thomas, Ph.D. has served as the Chief Executive Officer of Tenet since November 2023. Dr. Thomas has served on the Tenet Board since November 2023. From February 2020 to January 2023, Dr. Thomas served as Chief Scientific Officer of ValenzaBio Inc. (“ValenzaBio”), a privately held biopharmaceutical company focused on developing antibody therapeutics for autoimmune diseases. Prior to his time at ValenzaBio, Dr. Thomas served as V.P., Head of Discovery at Cerecor, Inc. (now Avalo Therapeutics (Nasdaq: AVTX)) from September 2018 to February 2020. Prior to September 2018, Dr. Thomas co-founded and served as Chief Scientific Officer of Ichorion Therapeutics, a privately held biopharmaceutical company which was acquired by Cerecor. Dr. Thomas received a Doctor of Philosophy in Chemistry (Organic Synthesis & Chemical Biology) from Columbia University, a Master of Science in Chemistry (Organic Synthesis) from Columbia University, and a Bachelor of Science in Chemistry from Renesselaer Polytechnic Institute.

We believe Dr. Thomas is qualified to serve on the Post-Closing Eliem Board because of his management and drug development experience at several biopharmaceutical companies, including his experience developing TNT119 and other antibody therapeutics for autoimmune diseases.

Composition of the Board of Directors

The Eliem Board is currently divided into three staggered classes, with each class serving a three-year term. The staggered structure of the Eliem Board will remain in place for Post-Closing Eliem if the Acquisition is completed.

The following tables provide diversity information for the Eliem Board:

2023 Board Diversity Matrix

Total Number of Directors	5
	Female	Male
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
White	1	4

2024 Board Diversity Matrix

Total Number of Directors	5
	Female	Male
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
White	1	4

Meetings of the Eliem Board

The Eliem Board held eight meetings during the fiscal year ended December 31, 2023. Each member of the Eliem Board attended 75% or more of the aggregate number of meetings of the Eliem Board and of the committees on which she or he served, held during the portion of the last fiscal year for which she or he was a director or committee member. It is Eliem’s policy to invite directors and nominees for director to attend each annual meeting of stockholders. Three members of the Eliem Board attended the 2023 annual meeting.

Director Independence

As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Eliem Board consults with Eliem’s counsel to ensure that the Eliem Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Eliem, its senior management and its independent auditors, the Eliem Board has affirmatively determined that none of its current or former directors, except for Dr. Levin, who is the Executive Chairman of the Eliem Board, have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market.

Eliem Board Leadership Structure

The Eliem Board does not have a policy as to whether the positions of chair (the “Board Chair”) and Chief Executive Officer should be separate and believes that it should select the Board Chair and the Chief Executive Officer in the manner it considers to be in the best interests of Eliem and its stockholders. The Eliem Board believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for Eliem. The Eliem Board believes that its current leadership structure, with Dr. Levin serving as independent Executive Chairman of the Eliem Board, and with no currently-serving Chief Executive Officer, is appropriate because it enables the Eliem Board, as a whole, to engage in oversight of management, promote communication and collaboration between management and the Eliem Board, and to oversee governance matters as well as the operational leadership and strategic direction of Eliem. Eliem’s Corporate Governance Guidelines, which are available on Eliem’s website at eliemtx.com, provide that if the individual appointed as Board Chair is not independent or whenever the independent directors on the Eliem Board determine that it is in the best interests of Eliem and its stockholders, the independent directors, by vote of a majority of such independent directors, shall annually select an independent director to serve as lead independent director. Eliem’s Corporate Governance Guidelines further provide that the lead independent director shall: (i) in consultation with the Chair, establish the agenda for regular meetings of the Eliem Board, (ii) preside at all meetings of the Eliem Board at which the Board Chair is not present, including executive sessions of the independent directors; (iii) establish the agenda for meetings of the independent directors; (iv) coordinate with the committee chairs regarding meeting agendas and information requirements; (v) preside over any portions of meetings of the Eliem Board at which the performance of the Eliem Board is presented or discussed; (vi) act as liaison between the independent directors, the Chief Executive Officer and the Board Chair; and (vii) perform such other functions as the Eliem Board may delegate. The Eliem Board has selected Dr. Ratcliffe as the lead independent director in 2024. The Eliem Board believes that this flexible approach provides it with the ability to establish a leadership structure, based upon its judgment, that is in the best interests of Eliem and those of Eliem’s stockholders at any given time.

Role of the Eliem Board in Risk Oversight

One of the Eliem Board’s key functions is informed oversight of Eliem’s risk management process. The Eliem Board does not have a standing risk management committee, but rather administers this oversight function directly through the Eliem Board as a whole, as well as through various Eliem Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Eliem Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Eliem. Eliem’s audit committee has the responsibility to consider and discuss Eliem’s major financial risk exposures and the steps Eliem’s management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of Eliem’s internal audit function. Eliem’s nominating and corporate governance committee monitors the effectiveness of Eliem’s corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Eliem’s compensation committee assesses and monitors whether any of Eliem’s compensation policies and programs has the potential to encourage excessive risk-taking.

Stockholder Communications with the Eliem Board

Historically, Eliem has not provided a formal process related to stockholder communications with the Eliem Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Eliem Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Eliem believes its responsiveness to stockholder communications to the Eliem Board has been excellent. Nevertheless, during the upcoming year, the nominating and corporate governance committee will give full consideration to the adoption of a formal process for stockholder communications with the Eliem Board and, if adopted, publish it promptly and post it to Eliem’s website.

Committees of the Board of Directors

The Eliem Board currently has the following standing committees: audit committee, compensation committee, nominating and corporate governance committee and clinical committee. If the Acquisition is completed, Post-Closing Eliem will continue to have such committees.

The following table provides membership and meeting information for 2023 for each of these committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Andrew Levin, M.D., Ph.D.
Judith Dunn, Ph.D.	X		X
Liam Ratcliffe, M.D., Ph.D.			X	*	X	*
Adam Rosenberg	X	*	X
Simon Tate	X				X
Total meetings in 2023	4		0		0

*	Committee Chairperson

Audit Committee

The audit committee of the Eliem Board was established by the Eliem Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee Eliem’s corporate accounting and financial reporting processes and audits of its financial statements. The audit committee consists of Adam Rosenberg, Judith Dunn, Ph.D. and Simon Tate. The audit committee met four times during 2023.

The Eliem Board has determined that each of Ms. Dunn, Mr. Rosenberg, and Mr. Tate satisfy the independence requirements under the Nasdaq Stock Market’s listing standards and Rule 10A-3(b)(1) of the Exchange Act. Mr. Rosenberg is the chairperson of the audit committee. The Eliem Board has determined that Mr. Rosenberg is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Eliem Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the Eliem Board with respect to Eliem’s corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee Eliem’s independent registered public accounting firm. For this purpose, the audit committee performs several functions. Specific functions of the audit committee include:

•	helping the Eliem Board oversee its corporate accounting and financial reporting processes;

•	reviewing and discussing with management the adequacy and effectiveness of disclosure controls and procedures;

•

assisting with design and implementation of our risk assessment functions, including Eliem’s policies and other matters relating to Eliem’s investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of Eliem’s information security policies and practices and the internal controls regarding information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks;

•

managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit Eliem’s financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, Eliem’s interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes Eliem’s internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter, adopted by the Eliem Board on June 29, 2021, that satisfies the applicable Nasdaq Stock Market listing standards and which is available on Eliem’s website at eliemtx.com.

Compensation Committee

The compensation committee currently consists of Liam Ratcliffe, M.D., Ph.D., Judith Dunn, Ph.D. and Adam Rosenberg. The chairperson of the compensation committee is Dr. Ratcliffe. The compensation committee did not meet during 2023 but instead elected to act by written consent.

The Eliem Board has determined that each member of the compensation committee is independent under the Nasdaq Stock Market listing standards, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the compensation committee is to discharge the responsibilities of the Eliem Board in overseeing Eliem’s compensation policies, plans and programs and to review and determine the compensation to be paid to Eliem’s executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

•	reviewing and recommending to the Eliem Board the compensation of Eliem’s chief executive officer and other executive officers;

•	reviewing and recommending to the Eliem Board the compensation of Eliem’s directors;

•	administering Eliem’s equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for Eliem’s executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of Eliem’s employees, including Eliem’s overall compensation philosophy.

The compensation committee operates under a written charter, adopted by the Eliem Board in June 2021, that satisfies the applicable Nasdaq Stock Market listing standards and which is available on Eliem’s website at eliemtx.com.

In addition, once Eliem ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, the compensation committee will review with management Eliem’s Compensation Discussion and Analysis and consider whether to recommend that it be included in Eliem’s proxy statements and other filings.

The compensation committee has engaged Radford as a compensation consultant to evaluate long and short-term executive compensation, director compensation and executive severance arrangements and to make recommendations regarding the design of Eliem’s equity incentive and employee stock purchase plans. Radford reviewed Eliem’s executive officer and director compensation relative to benchmark and survey data available to Radford. Radford ultimately developed recommendations that were presented to the compensation committee for its consideration. Based on these recommendations, the Eliem Board adopted a non-employee director compensation policy in July 2021. Eliem’s non-employee director compensation policy is described in the section titled “Executive Compensation of Eliem—Director Compensation” below. In addition, following Eliem’s initial public offering, the compensation committee requested that Radford recommend a peer group for assessing executive and director compensation. The compensation committee approved the peer group in October 2021 and subsequently requested that Radford review executive compensation relative to the peer group. The compensation committee considered the information provided by Radford in approving base salary increases for certain of Eliem’s executive officers, setting bonus target compensation and approving annual equity awards in December 2023.

Historically, the compensation committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year, although for 2024, the compensation committee made such determinations in the fourth quarter of 2023. Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer (when one is serving), the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer (when one is serving), the evaluation of his or her performance would be conducted by the compensation committee, which would determine any adjustments to his or her compensation as well as awards to be granted. For all executives, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee.

Eliem’s nominating and corporate governance committee consists of Liam Ratcliffe, M.D., Ph.D. and Simon Tate. The nominating and corporate governance committee did not meet in 2023 but instead elected to act by written consent. The chairperson of Eliem’s nominating and corporate governance committee is Dr. Ratcliffe. The Eliem Board has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq Stock Market listing standards. Specific responsibilities of the nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Eliem Board;

•	considering and making recommendations to the Eliem Board regarding the composition and chairmanship of the committees of the Eliem Board;

•

reviewing with Eliem’s Chief Executive Officer, when one is serving, the plans for succession to the offices of Eliem’s executive officers and make recommendations to the Eliem Board with respect to the selection of appropriate individuals to succeed to these positions;

•	developing and making recommendations to the Eliem Board regarding corporate governance guidelines and matters;

•	reviewing and evaluating with the Chief Executive Officer, when one is serving, the succession plans for Eliem’s executive officers;

•

reviewing and making recommendations to the Eliem Board regarding Eliem’s process for stockholder communications with the Eliem Board, and make such recommendations to the Eliem Board with respect to such communications as the compensation committee deems appropriate;

•

monitoring Eliem’s overall approach to corporate social responsibility and ensuring it is in line with the overall business strategy and Eliem’s corporate and social obligations as a responsible citizen; and periodically receiving and reviewing reports on Eliem’s sustainability and environmental, social and related governance strategies, initiatives, policies and practices and making such recommendations to the Eliem Board about them as the compensation committee deems appropriate; and

•	overseeing periodic evaluations of the Eliem Board’s performance, including committees of the Eliem Board.

The nominating and corporate governance committee operates under a written charter, adopted by Eliem Board in June 2021, that satisfies the applicable Nasdaq Stock Market listing standards and which is available on Eliem’s website at eliemtx.com.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Eliem Board may do so by delivering a written recommendation to the Executive Chairman at PMB #117, 2801 Centerville Road 1st Floor, Wilmington, DE 19808-1609 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Eliem common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Executive Officers

As of the date of the Meeting, Eliem has two executive officers: Valerie Morisset, Ph.D. and Andrew Levin, M.D., Ph.D. In the event the Acquisition is not completed, both of these officers will continue in office until the sooner of their resignation or their removal by the Eliem Board. In the event the Acquisition is completed, Stephen Thomas, Ph.D., the current Chief Executive Officer of Tenet, will serve as the Post-Closing Eliem interim Chief Executive Officer.

The following table sets forth the name, age and position of each of the individuals who are expected to serve as the executive officers of Post-Closing Eliem as of May 10, 2024. Biographical information with regard to Dr. Levin and Dr. Thomas is presented in the section titled “Directors” above.

Name	Age	Position
Executive Officers:
Stephen Thomas, Ph.D.	35	Interim Chief Executive Officer and Director
Andrew Levin, M.D., Ph.D.	47	Executive Chairman of the Board of Directors
Valerie Morisset, Ph.D.	53	Executive Vice President, Research and Development and Chief Scientific Officer

Each executive officer will serve at the discretion of the Post-Closing Eliem Board and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the proposed Post-Closing Eliem executive officers.

Valerie Morisset, Ph.D. has served as Eliem’s Executive Vice President, Research and Development and Chief Scientific Officer since October 2020, and previously as Eliem’s President and Chief Scientific Officer since April 2019. Prior to joining Eliem, Dr. Morisset was a founding venture partner at Bridge Valley Ventures, where she served from January 2018 until March 2019. In October 2010, she co-founded Convergence Pharmaceuticals, where she established and led the Biology and Translational Medicine team until Biogen’s acquisition of Convergence in 2015. Dr. Morisset subsequently joined Biogen in a senior leadership role. She has worked extensively in the field of drug development for pain and across a number of other therapeutic areas including neurology, psychiatry, gastrointestinal disorders and sensory biology, including during her time at GlaxoSmithKline (GSK) from January 2001 to October 2010. Dr. Morisset holds a degree, a masters and a Ph.D. from the University of Bordeaux.

Hedging Policy

Eliem’s Insider Trading Policy, adopted in 2021 and amended and restated in 2023, prohibits officers, directors, employees and designated consultants of Eliem and its subsidiaries from purchasing Eliem’s securities on margin or holding Eliem’s securities in margin accounts, hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, trading in derivative securities related to Eliem common stock or engaging in short selling of Eliem common stock.

EXECUTIVE COMPENSATION OF ELIEM

The following information describes the material elements of compensation awarded to, earned by or paid to each of Eliem’s named executive officers (the “Named Executive Officers”). Eliem’s Named Executive Officers for the year ended December 31, 2023 are:

•	Andrew Levin, M.D., Ph.D., Eliem’s Executive Chairman of the Eliem Board;

•	Valerie Morisset, Ph.D., Eliem’s Executive Vice President, Research and Development and Chief Scientific Officer;

•	Robert Azelby, Eliem’s former President and Chief Executive Officer;

•	Erin M. Lavelle, Eliem’s former Executive Vice President, Chief Operating Officer and Chief Financial Officer; and

•	James Bucher, Eliem’s former Executive Vice President and General Counsel.

2023 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to Eliem’s Named Executive Officers during the years ended December 31, 2022 and December 31, 2023.

Name and Principal Position	Year	Salary($)	Bonus($)	Option Award(s)($)(1)		All Other Compensation($)		Total($)
Andrew Levin, M.D., Ph.D., Executive Chairman of the Board of Directors	2023	—	—	22,522	(2)	65,387	(2)	87,909

Valerie Morisset,	2023	510,853	255,723	—		311,044	(4)	1,077,620
Ph.D., Executive Vice President, Research and Development and Chief Scientific Officer(3)	2022	399,916	179,962	1,371,917		37,987	(5)	1,989,782

Robert W. Azelby,	2023	82,799	—	—		2,377,388	(6)	2,460,187
former Chief Executive Officer	2022	675,000	438,750	4,035,050		12,200		5,161,000

Erin M. Lavelle,	2023	99,359	—	—		1,081,467	(7)	1,180,826
former Executive Vice President, Chief Operating Officer and Chief Financial Officer	2022	465,750	209,588	1,371,917		12,200		2,059,455

James Bucher, former Executive Vice President and General Counsel	2023	104,948	—	—		1,090,388	(8)	1,195,336

(1)	The amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officer. Instead, the amounts reflect the aggregate grant date fair value.
(2)	Represents option awards and fees earned by Dr. Levin as the Executive Chairman of the Eliem Board.
(3)

Dr. Morisset is employed and compensated by Eliem’s wholly owned subsidiary, Eliem Therapeutics (UK) Ltd. The dollar amounts shown in this table, except the amounts in the column titled “Option Awards,” reflect the US$ equivalent of the amounts paid to Dr. Morisset in British Pounds. The amounts were converted to U.S. dollars from British Pound using the yearly average exchange rate. Applying this formula, £1.00 was equal to US$1.24 for both fiscal years 2022 and 2023.

(4)	Represents a retention bonus of $261,323 paid in 2023 as well as the amount of company contributions to a defined contribution pension plan maintained for Eliem employees in the United Kingdom.

(5)	Represents the amount of company contributions to a defined contribution pension plan maintained for Eliem employees in the United Kingdom.
(6)

Represents a severance payment of $2,316,600 made in 2023 as well as the amount of safe-harbor matching contributions under the Eliem 401(k) plan and unused vacation days paid out upon Mr. Azelby’s departure.

(7)

Represents a severance payment of $1,053,527 made in 2023 as well as the amount of safe-harbor matching contributions under the Eliem 401(k) plan and unused vacation days paid out upon Ms. Lavelle’s departure.

(8)

Represents a severance payment of $1,053,527 made in 2023 as well as the amount of safe-harbor matching contributions under the Eliem 401(k) plan and unused vacation days paid out upon Mr. Bucher’s departure.

Employment Arrangements

Eliem entered into offer of employment letters with each of the Named Executive Officers in connection with their employment with Eliem other than Dr. Levin, who serves as the Executive Chairman of the Eliem Board. With the oversight and approval of the Eliem Board, each of these employment agreements was negotiated on Eliem’s behalf by Eliem’s former Chief Executive Officer, with the exception of his own employment agreement, which was negotiated by the Executive Chairman of the Eliem Board. These agreements provided for “at will” employment and set forth the terms and conditions of employment of each Named Executive Officer, including base salary, standard employee benefit plan participation, and the acceleration of the vesting of restricted stock and stock options held by such Named Executive Officers upon the occurrence of certain conditions. These employment agreements were each subject to execution of Eliem’s standard confidential information and invention assignment agreement.

If Eliem terminates Dr. Morisset’s employment without cause (as defined in her employment) and other than as a result of her death or disability or if she resigns for good reason (as defined in her employment agreement), in each case, following Eliem’s initial public offering and not in connection with a change in control, then she will be eligible to receive the following severance benefits: (1) 18 months of her base salary, paid in accordance with Eliem’s customary payroll practices over the 18 months following her separation from service; (2) an amount equal to her pro rata annual performance bonus, based on the target amount, for the calendar year in which termination occurs, payable on the first regularly scheduled payroll date following the effectiveness of the release of claims; and (3) the vesting of the unvested portion of any time or service-based equity awards held by Dr. Morisset that are scheduled to vest and become exercisable in the 12-month period following the termination date will be accelerated and immediately vested as of the termination date.

If Eliem terminates Dr. Morisset’s employment without cause (as defined in her employment) and other than as a result of her death or disability or if she resigns for good reason (as defined in her employment agreement), in each case, in the period commencing three months prior to and ending 12 months following a change in control, then she will be eligible to receive the following severance benefits: (1) 18 months of her base salary and annual bonus, based on the target amount, paid in a lump sum following the effectiveness of the release of claims; and (2) the vesting of the unvested portion of any time-based, performance-based or service-based equity awards held by Dr. Morisset will be accelerated and immediately vested as of the termination date.

On February 14, 2023, Eliem entered into a retention agreement with Dr. Morisset which provided for (i) an increase in Dr. Morisset’s base salary from £336,190 to £420,238, (ii) an increase in Dr. Morisset’s target bonus percentage from 45% to 50% and (iii) up to two retention payments of £210,119 each if Dr. Morisset remains employed by Eliem or its subsidiaries on April 1, 2023 and June 1, 2024, respectively. Dr. Morisset received the first such retention payment on April 1, 2023.

For purposes of Dr. Morisset’s offer of employment letter, the term “cause” means any of the following: (i) any indictment of a Named Executive Officer for a felony under applicable law; (ii) the Named Executive Officer’s commission of or participation in (A) a fraud or embezzlement against Eliem or its affiliates or (B) act of dishonesty against Eliem or its affiliates that results in (or would reasonably be expected to result in) material harm to the business of Eliem; (iii) the Named Executive Officer’s material violation of any contract or agreement between the Named Executive Officer and Eliem, any statutory or fiduciary duty the Named Executive Officer owes to Eliem under applicable law, or any material Eliem policy; or (iv) the Named Executive Officer’s willful conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or would reasonably be expected to result in) material harm to the business of Eliem; provided, however, that the conduct described under clause (iii) or (iv) above, if deemed curable by the Eliem Board in its reasonable discretion, will only constitute Cause if such conduct is not cured within thirty (30) days after Dr. Morisset’s receipt of written notice from Eliem or the Eliem Board specifying the particulars of the conduct that may constitute Cause.

For purposes of Dr. Morisset’s offer of employment letter, the term “good reason” means any of the following: (i) a material reduction in Dr. Morisset’s Base Salary or Target Amount, which the parties agree is a reduction of at least ten percent (10%) of Dr. Morisset’s Base Salary or Target Amount as in effect immediately prior to the time such reduction occurs (unless pursuant to a salary reduction or target bonus reduction program applicable generally to Eliem’s similarly situated executive officers); (ii) a change in Dr. Morisset’s position, responsibilities, authority or offices that, results in a material diminution of position, responsibilities, authority or offices, provided, however, that Eliem’s hiring of personnel to handle duties that the Named Executive Officer was responsible for but which are not regularly associated with Dr. Morisset’s position will not be a “material diminution” of position, responsibilities, authority or offices; (iii) a material breach by Eliem or any successor entity of any employment-related contract between Eliem and the Named Executive Officer; or (iv) the relocation of Dr. Morisset’s principal place of employment, without Dr. Morisset’s consent, in a manner that lengthens his one-way commute distance by fifty (50) or more miles from his then-current principal place of employment immediately prior to such relocation; provided, however, that, any such termination by the Named Executive Officer shall only be deemed for Good Reason pursuant to this definition if: (1) the Named Executive Officer gives Eliem written notice of his intent to terminate for Good Reason within sixty (60) days following the first occurrence of the condition(s) that he believes constitute(s) Good Reason, which notice shall describe such condition(s); (2) Eliem fails to remedy such condition(s) within sixty (60) days following receipt of the written notice (the “Cure Period”); (3) Eliem has not, prior to receiving such notice from the Named Executive Officer, already informed the Named Executive Officer that his employment with Eliem is being terminated; and (4) the Named Executive Officer voluntarily terminates his employment within sixty (60) days following the end of the Cure Period. For purposes of clarity, a material reduction in Dr. Morisset’s position, responsibilities, authority or offices that occurs as a result of Eliem being acquired and made part of a larger entity (as, for example, when the Named Executive Officer retains his position following a Change in Control, but not of the acquiring or successor corporation itself but of a subsidiary of the acquiring or successor company) shall constitute a Good Reason event under (ii), above.

Mr. Azelby resigned as an officer and director of Eliem effective February 13, 2023. In connection with his resignation, Eliem entered into a separation and consulting agreement with Mr. Azelby pursuant to which, and subject to a general release and waiver of claims against Eliem, Mr. Azelby received the following severance benefits: (i) a lump sum payment of $1,404,000 on the first regularly-scheduled payroll date following his resignation, which was equal to twenty four months of Mr. Azelby’s base salary at the time of his resignation, (ii) a payment of $912,600, which was equal to two times Mr. Azelby’s annual bonus for the calendar year 2023, (iii) COBRA health insurance premiums for twenty four months following the date of Mr. Azelby’s resignation, and (iv) accelerated vesting of Mr. Azelby’s outstanding and unvested stock options as of the date of his resignation.

Ms. Lavelle resigned as an officer of Eliem effective March 14, 2023. In connection with her resignation, Eliem entered into a separation and consulting agreement with Ms. Lavelle pursuant to which, and subject to a general release and waiver of claims against Eliem, Ms. Lavelle received the following severance benefits: (i) a lump sum payment of $726,570 on the first regularly scheduled payroll date following her resignation, which was equal to eighteen months of Ms. Lavelle’s base salary at the time of her resignation, (ii) a payment of $326,957, which was equal to 1.5 times Ms. Lavelle’s annual bonus for the calendar year 2023, (iii) COBRA health insurance premiums for eighteen months following the date of Ms. Lavelle’s resignation, and (iv) accelerated vesting of Ms. Lavelle’s outstanding and unvested stock options as of the date of her resignation.

Mr. Bucher resigned as an officer of Eliem effective March 17, 2023. In connection with his resignation, Eliem entered into a separation and consulting agreement with Mr. Bucher pursuant to which, and subject to a general release and waiver of claims against Eliem, Mr. Bucher received the following severance benefits: (i) a lump sum payment of $726,570 on the first regularly scheduled payroll date following his resignation, which was equal to eighteen months of Mr. Bucher’s base salary at the time of his resignation, (ii) a payment of $326,957, which was equal to 1.5 times Mr. Bucher’s annual bonus for the calendar year 2023, (iii) COBRA health insurance premiums for eighteen months following the date of Mr. Bucher’s resignation, and (iv) accelerated vesting of Mr. Bucher’s outstanding and unvested stock options as of the date of his resignation.

Outstanding Equity Awards at December 31, 2023

The following table provides information regarding outstanding equity awards held by each of Eliem’s Named Executive Officers as of December 31, 2023.

		Option Awards							Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Dr. Levin	8/9/2021	15,555	(1)	4,445	(1)	—	12.50	8/8/2031	—		—		—	—
	5/19/2022	10,000	(2)	—		—	3.46	5/18/2032	—		—		—	—
	5/18/2023	—		10,000	(2)	—	3.00	5/17/2033	—		—		—	—
Dr. Morisset	2/26/2021	10,198	(3)	35,695	(3)	—	0.0002	2/25/2031	—		—		—	—
	4/27/2021	—		—		—	—	—	50,108	(4)	135,292	4)	—	—
	1/27/2022	81,458	(5)	88,542	(5)	—	8.21	1/26/2032	—		—		—	—
	10/31/2022	49,583	(6)	120,417	(6)	—	3.27	10/30/2032	—		—		—	—
Mr. Azelby	2/26/2021	470,940	(7)	—	(7)	—	1.32	8/13/2024	—		—		—	—
	4/27/2021	406,494	(7)	—	(7)	—	6.10	8/13/2024	—		—		—	—
	1/27/2022	500,000	(7)	—	(7)	—	8.21	8/13/2024	—		—		—	—
	10/31/2022	500,000	(7)	—	(7)	—	3.27	8/13/2024	—		—		—	—
Ms. Lavelle	4/27/2021	121,948	(8)	—	(8)	—	6.10	9/14/2024	—		—		—	—
	1/27/2022	170,000	(8)	—	(8)	—	8.21	9/14/2024	—		—		—	—
	10/31/2022	170,000	(8)	—	(8)	—	3.27	9/14/2024	—		—		—	—
Mr. Bucher	2/26/2021	80,260	(9)	—	(9)	—	1.32	9/17/2024	—		—		—	—
	4/27/2021	67,749	(9)	—	(9)	—	6.10	9/17/2024	—		—		—	—
	1/27/2022	95,000	(9)	—	(9)	—	8.21	9/17/2024	—		—		—	—
	10/31/2022	95,000	(9)	—	(9)	—	3.27	9/17/2024	—		—		—	—

(1)	The shares subject to this option vest in equal monthly installments at a rate of 1/36th of the total number of shares on each monthly anniversary of August 9, 2021.
(2)	The shares subject to this option vest on the earlier to occur of (i) the one-year anniversary of the grant date or (ii) immediately prior to the subsequent annual meeting of stockholders.
(3)

Twenty-five percent of the shares subject to Dr. Morisset’s option vested on February 26, 2022, with 75% of the shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to Dr. Morisset’s continued service with Eliem through each applicable vesting date.

(4)

Twenty-five percent of the shares subject to Dr. Morisset’s grant vested on April 27, 2022, with 75% of the shares subject to the grant vesting in equal monthly installments over the subsequent 36 months, subject to Dr. Morisset’s continued service with Eliem through each applicable vesting date. The market value of the shares that have not vested was determined based on the closing price of Eliem common stock as reported by the Nasdaq Global Market on December 31, 2023, which was $2.70 per share.

(5)

The shares subject to Dr. Morisset’s grant vest in equal monthly installments over 48 months from January 27, 2022, subject to Dr. Morisset’s continued service with Eliem through each applicable vesting date.

(6)

The shares subject to Dr. Morisset’s grant vest in equal monthly installments over 48 months from October 31, 2022, subject to Dr. Morisset’s continued service with Eliem through each applicable vesting date.

(7)	Pursuant to Mr. Azelby’s separation agreement, the vesting of 100% of Mr. Azelby’s outstanding equity awards at the time of his separation was accelerated.
(8)	Pursuant to Ms. Lavelle’s separation agreement, the vesting of 100% of Ms. Lavelle’s outstanding equity awards at the time of her separation was accelerated.
(9)	Pursuant to Mr. Bucher’s separation agreement, the vesting of 100% of Mr. Bucher’s outstanding equity awards at the time of his separation was accelerated.

Director Compensation

The following tables show certain information with respect to the compensation of all non-employee directors of Eliem for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Liam Ratcliffe, M.D., Ph.D.	$48,806	$22,522	$71,328
Simon Tate(2)	—	$22,522	$22,522
Andrew Levin, M.D., Ph.D.	$65,387	$22,522	$87,909
Adam Rosenberg	$54,637	$22,522	$77,159
Judith Dunn, Ph.D.	$47,137	$22,522	$69,659
Leone Patterson(3)	$2,758	—	$2,758

(1)

The amounts reported in this column do not reflect dollar amounts actually received our non-employee directors. Instead, the amounts reflect the aggregate grant date fair value computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the 2023 Annual Report.

(2)	Mr. Tate waived Director fees for fiscal year 2023.
(3)	Ms. Patterson resigned from our Board of Directors in January 2023.

The following table shows certain information with respect to the outstanding options of the non-employee directors of Eliem for the fiscal year ended December 31, 2023:

Name	Number of Shares Subject to Outstanding Options as of December 31, 2023
Liam Ratcliffe, M.D., Ph.D.	40,000
Simon Tate	40,000
Andrew Levin, M.D., Ph.D.	40,000
Adam Rosenberg	40,000
Judith Dunn, Ph.D.	74,581
Leone Patterson	—

In July 2021, Eliem adopted a non-employee director compensation policy pursuant to which Eliem’s non-employee directors are eligible to receive cash and equity compensation for service on the Eliem Board and committees of the Eliem Board.

Under the non-employee director compensation policy, each non-employee director receives an annual cash retainer of $35,000 for serving on the Eliem Board. The chairperson of the Eliem Board is also entitled to an annual cash retainer of $30,000 in addition to the annual retainer received by non-employee directors for serving as Eliem’s lead director.

The chairperson and members of the following three committees of the Eliem Board are entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000

All annual cash retainers are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the number of days served in the applicable fiscal quarter.

Each new non-employee director who joins the Eliem Board will receive an option to purchase 20,000 shares of Eliem common stock under Eliem’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”). The shares subject to this option will vest on a monthly basis over 36 months commencing on the grant date, subject to the non-employee director’s continuous service with Eliem on each applicable vesting date. Such newly joining director will also receive a prorated initial annual option grant consisting of an option to purchase a number of shares of Eliem common stock determined by multiplying 20,000 by the percentage obtained by dividing the number of calendar days from the date such new director joins Eliem to the date of the next scheduled annual stockholder meeting by the total number of calendar days scheduled to follow the date of the last annual stockholder meeting through the date of the next annual stockholder meeting. Such prorated initial annual option will vest in full on the date immediately preceding the date of next annual stockholder meeting, subject to the non-employee director’s continuous service through such vesting date.

On the date of each annual meeting of stockholders, each continuing non-employee director will receive an option to purchase 10,000 shares of Eliem common stock under the 2021 Equity Incentive Plan, vesting on the earlier of the one-year anniversary of the grant date or the date immediately prior to the next annual stockholder meeting date, subject to the non-employee director’s continuous service with Eliem on the applicable vesting date. The number of shares comprising the initial and annual stock option awards granted under the non-employee director compensation policy is subject to adjustment from time to time as may be determined by the Eliem Board or the compensation committee of the Eliem Board acting on behalf of the Eliem Board.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be the closing price of Eliem common stock as reported by the Nasdaq Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with Eliem. Each stock option and other equity award granted to Eliem non-employee directors is also entitled to immediate vesting acceleration upon a change in control if the non-employee director remains in Eliem’s continued services through the date of such change in control.

Each non-employee director is subject to an annual director compensation limit. In any one-year period measured as commencing on the date of each annual meeting of stockholders that is held following the closing of Eliem’s initial public offering and ending on the day immediately prior to the date of the subsequent annual meeting of stockholders, the aggregate value of all compensation granted or paid to each non-employee director may not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected during such annual period, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair market value for financial reporting purposes.

Nonqualified Deferred Compensations

The Named Executive Officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by Eliem during the year ended December 31, 2023. The Eliem Board may elect to provide its officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in its best interests.

Pension and Defined Benefit Plan Retirement Benefits

The Named Executive Officers did not participate in, or otherwise receive any benefits under, any defined benefit retirement plan sponsored by Eliem during 2023.

Health and Welfare Benefits

All of Eliem’s current Named Executive Officers are eligible to participate in Eliem’s employee benefit plans, including its medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of its other employees. Eliem generally do not provide perquisites or personal benefits to its Named Executive Officers.

401(k) Plan

Eliem currently maintain a 401(k) retirement savings plan for its U.S.-based employees, including its U.S.-based Named Executive Officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code. Eliem’s U.S.-based Named Executive Officers are eligible to participate in the 401(k) plan on the same basis as Eliem’s other employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan.

Pension Plan

Eliem currently maintain a pension plan for its U.K.-based employees. Eliem historically contributed 8% of each employee’s annual basic salary as an employer contribution, and in April 2021, Eliem increased this amount to 9%. Employees may choose to also make additional contributions, which, if elected, are deducted from their salaries. Eliem also give back the 13.8% employer National Insurance savings into each employee’s pension plan as an additional contribution. The pension plan is subject to an annual management charge of 0.36% and, in addition to Eliem’s contributions and any employee contributions, accepts transfers from other schemes.

Equity Compensation Plan Information

The following table summarizes information about Eliem’s equity compensation plans as of December 31, 2023. All outstanding awards relate to Eliem common stock:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and rights	(b) Weighted- average exercise price of outstanding options	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2019 Equity Incentive Plan	1,389,620	$3.70	—
2021 Equity Incentive Plan(1)	3,276,190	$6.14	2,057,888
2021 Employee Stock Purchase Plan(1)	—	N/A	787,231
Equity compensation plans not approved by security holders:	—	N/A	—
Total	4,665,810	N/A	2,845,119

(1)

Eliem’s 2021 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year equal 5% of the total number of shares of common stock outstanding on December 31 of the immediately preceding calendar year or a lesser number of shares determined by the Eliem Board prior to the applicable January 1st. Eliem’s 2021 Employee Stock Purchase Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year by the lesser of (1) 1% of the total number of shares of Eliem common stock outstanding on December 31 of the preceding calendar year or (2) a number of shares determined by the Eliem Board.

PRINCIPAL STOCKHOLDERS OF ELIEM

The following table sets forth information with respect to the beneficial ownership of Eliem common stock as of May 10, 2024, for:

•	each person or group of affiliated persons known by Eliem to beneficially own more than 5% of Eliem common stock;

•	each of Eliem’s Named Executive Officers;

•	each of Eliem’s directors; and

•	all of Eliem’s directors and executive officers as a group.

Eliem has determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, Eliem believes, based on information furnished to it, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable ownership percentages are based on 29,184,126 shares of Eliem common stock outstanding as of May 10, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, Eliem deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of May 10, 2024. However, except as described above, Eliem did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. The following table does not take into account the shares to be issued upon the closing of the Acquisition and the Private Placement. For more information about the principal stockholders of Post-Closing Eliem assuming the closing of the Acquisition and the Private Placement, please see the section titled “Principal Stockholders of Post-Closing Eliem.”

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Eliem Therapeutics, PMB #117, 2801 Centerville Road 1st Floor, Wilmington, DE 19808-1609. Eliem believes, based on information provided to Eliem, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Directors and Executive Officers
Andrew Levin, M.D., Ph.D.(1)	39,444	*
Judith Dunn, Ph.D.(2)	64,843	*
Liam Ratcliffe, M.D., Ph.D.(1)	39,444	*
Adam Rosenberg(3)	217,544	*
Simon Tate(1)	39,444	*
Valerie Morisset, Ph.D.(4)	686,497	2.3%
All directors and executive officers as a group (6 persons)(5)	1,087,216	3.7%
Former Executive Officers
Robert Azelby(6)	1,140,720	3.8%
Erin Lavelle(7)	81,829	*
James Bucher(8)	246,750	*

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with RA Capital(9)	13,190,293	45.2%
LifeArc(10)	1,461,538	5.0%
AI ETI LLC(11)	5,009,400	17.2%
Intermediate Capital Investments Ltd.(12)	2,002,563	6.9%
BML Investment Partners, L.P.(13)	2,180,000	7.5%
Affinity Healthcare Fund, LP(14)	1,670,000	5.7%

*	Less than one percent.
(1)	Consists of 39,444 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024. Dr. Levin holds these stock options for the benefit of RACM.
(2)	Consists of 64,843 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(3)	Consists of 178,100 shares of common stock held directly and 39,444 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(4)	Consists of 505,307 shares of common stock held directly and 181,190 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(5)

Consists of (i) 683,407 shares of common stock held directly or indirectly by all current executive officers and directors as a group and (ii) 403,809 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.

(6)	Consists of 1,140,720 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(7)	Consists of 81,829 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(8)	Consists of 246,750 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024
(9)

Consists of: (i) 10,599,586 shares of common stock held by RA Healthcare; (ii) 1,226,497 shares of common stock held by Nexus Fund; (iii) 841,087 shares of common stock held directly by the Account; (iv) 483,679 shares of common stock held by Nexus Fund II and (v) 39,444 shares issuable pursuant to stock options held by Andrew Levin for the benefit of RACM that are exercisable within 60 days of May 10, 2024. RACM is the investment manager for RA Healthcare, Nexus Fund, the Account, and Nexus Fund II. The general partner of RACM is RA Capital Management GP, LLC. The general partner of RA Healthcare is RA Capital Healthcare Fund GP, LLC. The general partner of Nexus Fund is RA Capital Nexus Fund GP, LLC. The general partner of Nexus Fund II is RA Capital Nexus Fund II GP, LLC. Peter Kolchinsky and Rajeev Shah are the managing members of RA Capital Management GP, LLC, RA Capital Healthcare Fund GP, LLC, RA Capital Nexus Fund GP, LLC, and RA Capital Nexus Fund II GP, LLC and have the power to vote or dispose of the shares held by RA Healthcare, Nexus Fund, the Account and Nexus Fund II. The address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(10)

Consists of 1,461,538 shares of common stock held by LifeArc. The board of trustees are responsible for the general control and management of the administration of LifeArc, including the exercise of any voting or other rights attaching to its shares in Eliem Therapeutics, Inc. The board of trustees of LifeArc are John Stageman, Daniel Morgan, David Zahn, Paul Mussenden, Aisling Burnand, Mike Romanos, Melanie Lee, Les Hughes, Lynne Robb, Andrew Mercieca and Jo Pisani. The address of LifeArc is Lynton House, 7-12 Tavistock Square, London, WC1H 9LT United Kingdom.

(11)

Consists of 5,009,400 shares of common stock owned directly by AI ETI LLC and that may be deemed to be beneficially owned by Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Len Blavatnik because (i) AIH indirectly controls all of the outstanding voting interests in AI ETI LLC, (ii) AIM controls AIH and (iii) Mr. Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. Liam Ratcliffe, M.D., Ph.D., a member of the Eliem Board, is Head of Biotechnology at Access Industries, Inc., which is an affiliate of AI ETI LLC. Each of AIM, AIH, Mr. Blavatnik and Dr. Ratcliffe, and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of the shares held by AI ETI LLC. The address of AI ETI LLC is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.

(12)

Consists of 2,002,563 shares of common stock held by Intermediate Capital Investments, Ltd. (“ICG”). ICG is indirectly, wholly owned by Intermediate Capital Group PLC which is deemed to have voting and investment power over the shares held of record of ICG. The address of the entities listed above is Procession House, 55 Ludgate Hill, London EC4M 7JW.

(13)

Consists of 2,180,000 shares of common stock held by BML Investment Partners, L.P. (“BML”). BML is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The address of BML Investment Partners, L.P. is 65 E Cedar—Suite 2, Zionsville, IN 46077.

(14)

The information reported is as of May 1, 2024, and based on a Schedule 13G filed with the SEC on May 7, 2024, by Affinity Healthcare Fund, LP (“AH FUND”). Affinity Asset Advisors, LLC (“AAA”) is the investment manager of AH FUND and exercises investment discretion over the shares held of record of AH FUND. The address of AAA is 767 Third Avenue, 15th Floor, New York, NY 10017.

PRINCIPAL STOCKHOLDERS OF POST-CLOSING ELIEM

The following table sets forth information with respect to the beneficial ownership of Post-Closing Eliem’s common immediately following the closing of the Acquisition and the Private Placement, for:

•

each person or group of affiliated persons Eliem expects to beneficially own more than 5% of Post-Closing Eliem outstanding common stock immediately following the closing of the Acquisition and the Private Placement;

•	each Named Executive Officer of Post-Closing Eliem immediately following the closing of the Acquisition and the Private Placement;

•	each director of Post-Closing Eliem immediately following the closing of the Acquisition and the Private Placement; and

•	all directors and executive officers of Post-Closing Eliem as a group immediately following the closing of the Acquisition and the Private Placement.

Eliem has determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, Eliem believes, based on information furnished to it, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable ownership percentages are based on an estimated 65,916,502 shares of Eliem common stock issued and outstanding immediately following the closing of the Acquisition and the Private Placement, which consists of (i) 29,184,126 shares of common stock outstanding as of May 10, 2024, (ii) an assumed 5,494,094 shares of Eliem’s common stock expected to be issued in connection with the Acquisition and (iii) the 31,238,282 shares to be issued upon the closing of the Private Placement. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, Eliem deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of May 10, 2024. If the actual facts are different from the foregoing assumptions, ownership figures in Post-Closing Eliem as presented in the following table will be different.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Eliem Therapeutics, PMB #117, 2801 Centerville Road 1st Floor, Wilmington, DE 19808-1609. Eliem believes, based on information provided to Eliem, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Directors and Executive Officers
Andrew Levin, M.D., Ph.D.(1)	39,444	*
Judith Dunn, Ph.D.(2)	64,843	*
Liam Ratcliffe, M.D., Ph.D.(1)	39,444	*
Adam Rosenberg(3)	217,544	*
Simon Tate(1)	39,444	*
Valerie Morisset(4)	686,497	1.0%
Stephen Thomas, Ph.D.(5)	102,674	*
All directors and executive officers as a group (7 persons)(6)	1,189,890	1.8%

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Former Executive Officers
Robert Azelby(7)	1,140,720	1.7%
Erin Lavelle(8)	81,829	*
James Bucher(9)	246,750	*
5% Stockholders
Entities affiliated with RA Capital(10)	31,396,319	47.6%
AI ETI LLC(11)	5,009,400	7.6%
Deep Track(12)	3,904,785	5.9%
Pontifax(13)	5,206,380	7.9%

*	Less than one percent.
(1)	Consists of 39,444 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024. Dr. Levin holds these stock options for the benefit of RACM.
(2)	Consists of 64,843 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(3)	Consists of 178,100 shares of common stock held directly and 39,444 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(4)	Consists of 505,307 shares of common stock held directly and 181,190 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(5)	Consists of 102,674 shares of common stock held directly.
(6)

Consists of (i) 683,407 shares of common stock held directly or indirectly by all current executive officers and directors as a group, (ii) 403,809 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024 and (iii) 102,674 shares of common stock held directly by Stephen Thomas.

(7)	Consists of 1,140,720 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(8)	Consists of 81,829 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(9)	Consists of 246,750 shares issuable pursuant to stock options exercisable within 60 days of May 10, 2024
(10)

Consists of: (i) 2,450,456 shares held by Sera Medicines; (ii) 23,510,215 shares of common stock held by RA Healthcare; (iii) 1,226,497 shares of common stock held by Nexus Fund; (iv) 841,087 shares of common stock held by the Account; (v) 483,679 shares of common stock held by Nexus Fund II; (vi) 2,844,941 shares of common stock held by RA Capital Nexus Fund III, L.P. (“Nexus Fund III”) and (vii) 39,444 shares issuable pursuant to stock options held by Andrew Levin for the benefit of RACM that are exercisable within 60 days of May 10, 2024. Sera Medicines is controlled by RACM, and RA Healthcare and Nexus Fund III collectively own approximately 81% of the outstanding equity interests of Sera Medicines. RACM is the investment manager for RA Healthcare, Nexus Fund, Account, Nexus Fund II, and Nexus Fund III. The general partner of RACM is RA Capital Management GP, LLC. The general partner of RA Healthcare is RA Capital Healthcare Fund GP, LLC. The general partner of Nexus Fund is RA Capital Nexus Fund GP, LLC. The general partner of Nexus Fund II is RA Capital Nexus Fund II GP, LLC. The general partner of Nexus Fund III is RA Capital Nexus Fund III GP, LLC. Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members of RA Capital Management GP, LLC, RA Capital Healthcare Fund GP, LLC, RA Capital Nexus Fund GP, LLC, RA Capital Nexus Fund II GP, LLC and RA Capital Nexus Fund III GP, LLC and have the power to vote or dispose of the shares held by Sera Medicines, RA Healthcare, Nexus Fund, Account, Nexus Fund II and Nexus Fund III. The address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(11)

Consists of 5,009,400 shares of common stock owned directly by AI ETI LLC and that may be deemed to be beneficially owned by Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Len Blavatnik because (i) AIH indirectly controls all of the outstanding voting interests in AI ETI LLC, (ii) AIM controls AIH and (iii) Mr. Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. Liam Ratcliffe, M.D., Ph.D., a member of the Eliem Board, is Head of Biotechnology at Access Industries, Inc., which is an affiliate of AI ETI LLC. Each of AIM, AIH, Mr. Blavatnik and Dr. Ratcliffe, and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of the shares held by AI ETI LLC. The address of AI ETI LLC is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.

(12)	Consists of 3,904,785 shares of common stock held by Deep Track Biotechnology Master Fund, Ltd.
(13)

Consists of (i) 3,312,625 shares of common stock held by Pontifax (Israel) VI L.P. and (ii) 1,893,755 shares of common stock held by Pontifax (Cayman) VI L.P. The General Partner of Pontifax (Israel) VI L.P. and Pontifax (Cayman) VI L.P. is Pontifax VI GP L.P. The General Partner of Pontifax VI GP L.P. is Pontifax Management IV GP (2015) Ltd. Mr. Tomer Kariv and Mr. Ran Nussbaum are the managing members of the Partnerships. The address of the persons and entities listed above is 14 Shenkar Street, Herzlia 46725, Israel.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships of Eliem

Related-Person Transactions Policy and Procedures

Other than the compensation arrangements for Eliem’s directors and Named Executive Officers, which are described elsewhere in this proxy statement, below are transactions since January 1, 2022 to which Eliem was a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of Eliem’s directors, executive officers or holders of more than 5% of Eliem capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Private Placement in Support of the Acquisition

As discussed elsewhere in this proxy statement, on April 10, 2024, in connection with the Acquisition, Eliem entered into the Securities Purchase Agreement with the PIPE Investors pursuant to which Eliem agreed to issue and sell to the PIPE Investors an aggregate of 31,238,282 shares of Eliem’s common stock. Eliem expects to receive aggregate gross proceeds from the Private Placement of approximately $120.0 million, before deducting estimated offering expenses payable by Eliem. The Private Placement is expected to close immediately following the closing of the Acquisition. The closing of the Private Placement contemplated by the Securities Purchase Agreement is conditioned upon the satisfaction or waiver of the conditions to the closing of the Acquisition as well as certain other conditions as set forth in the Securities Purchase Agreement. The following table summarizes the shares of Eliem common stock that holders of more than 5% of Eliem’s voting securities agreed to purchase in the Private Placement.

Name(1)	Number of Shares of Common Stock to be Purchased	Purchase Price to be Paid
RA Capital Healthcare Fund, L.P.	11,949,171	$45,902,023.45
RA Capital Nexus Fund III, L.P.	1,059,375	$4,069,525.50

(1)	See “Principal Stockholders of Post-Closing Eliem” above for more information about the shares held and/or to be purchased in the Private Placement by affiliates of RA Capital Management.

In connection with the Private Placement, Eliem entered into a Registration Rights Agreement on April 10, 2024 with the PIPE Investors. For more detail on the Registration Rights Agreement, see the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Registration Rights Agreement” beginning on page 98 of this proxy statement.

Investor Rights Agreement

Eliem is party to an investor rights agreement (the “Investor Rights Agreement”), as amended in March 2021, with certain holders of Eliem’s redeemable convertible preferred stock and common stock, including entities affiliated with Eliem’s directors. The Investor Rights Agreement provides the holders of Eliem redeemable convertible preferred stock with certain registration rights, including the right to demand that Eliem file a registration statement or request that their shares be covered by a registration statement that Eliem is otherwise filing. Simon Tate, Andrew Levin, M.D., Ph.D., and Liam Ratcliffe, M.D., Ph.D., are affiliated with Intermediate Capital Group plc, RA Capital Management and AI ETI LLC, respectively. The holders of 15,679,479 shares of common stock issuable on conversion of outstanding redeemable convertible preferred stock are entitled to rights with respect to the registration of their shares of common stock under the Securities Act under the Investor

Rights Agreement. The registration of shares of Eliem common stock pursuant to the exercise of certain registration rights would enable the holders to sell these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. Eliem will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to certain demand, piggyback and Form S-3 registrations.

Relationship with Carnot, LLC

Eliem was party to a services agreement with Carnot, LLC (along with its successor agreements, the “Carnot Agreement”). Under the terms of the Carnot Agreement, Carnot Pharma, LLC provided research and services related to Eliem’s drug discovery, research and development programs, and Eliem compensated Carnot Pharma, LLC for the time its personnel devoted to such efforts. The Carnot Agreement is terminable by either party without cause on thirty days’ written notice. Subsequent to entering into the Carnot Agreement, Carnot, LLC was dissolved and the services agreement transitioned to its successor Carnot Pharma, LLC. RACM is the manager of the members of Carnot Pharma, LLC and Andrew Levin, Eliem’s former CEO and a member of the Eliem Board, is the President of Carnot Pharma, LLC. Adam Rosenberg, a member of the Eliem Board, was a Venture Partner at Carnot Pharma, LLC, dba RA Ventures until 2021. The Carnot Agreement was terminated in the fourth quarter of 2022.

Indemnification Agreements

Eliem’s amended and restated certificate of incorporation provides that Eliem may indemnify its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Eliem’s amended and restated bylaws provide that Eliem will indemnify its directors and officers and may indemnify its other employees and other agents to the maximum extent permitted by the DGCL. In addition, Eliem has entered into and expects to continue to enter into agreements to indemnify its directors and executive officers.

Acquisition and Acquisition Agreement

Certain related party transactions involving Eliem’s directors, executive officers and holders of more than 5% of Eliem’s voting securities are described in more detail in the section titled “The Acquisition—Interests of Eliem’s Directors and Executive Officers in the Acquisition” beginning on page 68 of this proxy statement, which section is incorporated herein by reference.

Policy on Related Party Transactions

In 2021, Eliem adopted a written Related-Person Transactions Policy that sets forth Eliem’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of Eliem’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Eliem and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to Eliem as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of Eliem, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to Eliem’s audit committee (or, where audit committee approval would be inappropriate, to another independent body of the Eliem Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Eliem of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, Eliem relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the audit committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Eliem, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the audit committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Eliem and its stockholders, as the audit committee determines in the good faith exercise of its discretion.

Certain Relationships of Tenet

Relationship with RA Capital Management

Each of RA Healthcare and RA Capital Nexus Fund III, L.P. are holders of Tenet SAFEs. Pursuant to the SAFE Cancellation Agreements to be entered into prior to the closing of the Acquisition by each of RA Healthcare and RA Capital Nexus Fund III, L.P., and in accordance with the Acquisition Agreement, immediately prior to the closing of the Acquisition, each Tenet SAFE that is then outstanding shall, without any action on the part of Eliem, Tenet, any SAFE Holder or any other person, terminate and be canceled, and be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth on the Allocation Schedule to the Acquisition Agreement. For more information about the treatment of the Tenet SAFEs, see the sections entitled “Agreements Related to the Acquisition and the Private Placement—SAFE Cancellation Agreement” beginning on page 96 of this proxy statement and “The Acquisition—Interests of Tenet’s Directors, Executive Officers and Certain Other Persons in the Acquisition” beginning on page 70 of this proxy statement.

Tenet is a party to a services agreement (the “Blackbird Services Agreement”) with Blackbird, an entity controlled by RA Capital Management. Under the terms of the Blackbird Services Agreement, Blackbird provides consulting services in connection with Tenet’s clinical trials, including study strategy, clinical operations and patient operations. In consideration for services provided under the Blackbird Services Agreement, Tenet pays Blackbird a yearly service fee of $360,000.

Relationship with Sera Medicines, LLC

Sera Medicines, an affiliate of Sera Services and RA Capital Management, was founded by RA Capital Management and certain members of Tenet’s management on October 30, 2023, and functions as a holding company for certain of Tenet’s outstanding equity interests. Sera Medicines holds approximately 89.2% of the equity interests of Tenet, and RA Capital Management holds approximately 81% of Sera Medicine’s equity interests and members of Tenet’s management hold approximately 19% of Sera Medicine’s equity interests. For more information about Tenet’s relationship with Sera Medicines, see the section entitled “The Acquisition—Interests of Tenet’s Directors, Executive Officers and Certain Other Persons in the Acquisition” beginning on page 70 of this proxy statement.

Relationship with Sera Services, Inc.

Tenet is a party to the Sera Services Agreement with Sera Services, an affiliate of RA Capital Management and Sera Medicines. Tenet’s clinical development and professional services functions, including the services of Tenet’s executive officers, are currently performed through Sera Services pursuant to the Sera Services Agreement. Pursuant to the Sera Services Agreement, Tenet compensates Sera Services for the costs associated with clinical development and professional services plus a markup. For more information about Tenet’s relationship with Sera Services, see Note 4 to Tenet’s audited financial statements for the fiscal year ended December 31, 2023, “Related Party Transactions – Services Agreement with Sera Services, Inc.” included elsewhere in this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 10, 2024, Eliem Therapeutics, Inc. (“Eliem”) entered into an Agreement and Plan of Merger and Reorganization (the “Acquisition Agreement”) by and among Eliem, Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Eliem (“Transitory Subsidiary”), Tenet Medicines, Inc., a Delaware corporation (“Tenet”), and, solely in his capacity as company equityholder representative, Stephen Thomas. The Acquisition Agreement provides for the acquisition of Tenet by Eliem through the merger of Transitory Subsidiary into Tenet, with Tenet surviving as a wholly owned subsidiary of Eliem (the “Acquisition”). Tenet is a privately held development stage biotechnology company focused on advancing TNT119, an anti-CD19 antibody designed for broad range of autoimmune disorders, including systemic lupus erythematosus, immune thrombocytopenia and membranous nephropathy.

At the effective time of the Acquisition, by virtue of the Acquisition and without any action on the part of the holders of common stock of Tenet, (i) all issued and outstanding shares of common stock of Tenet and (ii) all securities convertible into shares of common stock of Tenet will be converted into the right to receive, in the aggregate, a number of shares of Eliem common stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Eliem common stock (the “Exchange Ratio”) as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement (as defined below)), calculated on a fully-diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Eliem).

Concurrently with the execution of the Acquisition Agreement, Eliem entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several accredited institutional investors, pursuant to which Eliem agreed to issue and sell to such investors in a private placement an aggregate of 31,238,282 shares of Eliem’s common stock at a price of $3.84 per share (the “Private Placement”). Eliem expects to receive aggregate gross proceeds from the Private Placement of $120.0 million, before deducting estimated transaction costs of $0.3 million payable by Eliem.

In connection with the Acquisition, Tenet’s key service providers (four individuals) have negotiated post-closing compensation and consulting arrangements that are contingent on the closing of the Acquisition and subject to the approval of the Eliem board of directors. As part of these post-closing compensation and consulting arrangements, the key service providers will be entitled to receive total transaction bonuses of $0.6 million to be paid at the closing of the Acquisition with no future service requirement. Subject to and contingent upon the closing of the Acquisition and the approval of the Eliem board of directors, the key service providers will also be granted a total of 803,000 restricted stock units (“RSUs”), each of which will entitle the recipient to receive one share of Eliem common stock upon vesting. Of these RSUs, 401,500 are expected to vest quarterly over a one-year period, subject to service requirements in the post-closing period (“Service-Based RSUs”). The remaining 401,500 RSUs are expected to vest subject to the satisfaction of performance conditions, including the achievement of specific operational milestones before September 30, 2025 (“Performance-Based RSUs”).

On May 14, 2024, Eliem and Tenet entered into a Senior Secured Promissory Note (the “Note”) providing for Eliem to make short-term loans (the “Loan” or “Loans”) to Tenet up to an aggregate principal amount of $15.0 million. On or about the date of execution of the Note, Eliem made an initial Loan to Tenet of $5.0 million. Tenet requested the Loan in order to provide it with sufficient cash to fund its operations prior to the consummation of the Acquisition. Tenet’s ability to borrow the remaining $10.0 million under the Note is subject to certain conditions and restrictions on use.

The Loans will bear simple interest at a fixed rate per annum of 6%. All outstanding Loans, together with accrued interest, will become due and payable upon the earlier of (i) 12 months from the date of issuance the Note, (ii) the occurrence of specified corporate transactions, or (iii) Tenet’s receipt of at least $15.0 in gross proceeds from the closing of a bona fide equity and/or debt financing.

Under the Note, Tenet granted Eliem a continuing, first-priority perfected security interest in all of Tenet’s present and future assets, properties and rights, whether tangible or intangible, including, without limitation, the intellectual property of Tenet. The Note contains certain customary representations and warranties and certain customary events of default.

Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what Eliem’s condensed financial position or results of operations actually would have been had the Acquisition been consummated on or prior to March 31, 2024. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of Eliem.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments made by Eliem management that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of Tenet into Eliem, does not purport to represent the actual results of operations that Eliem and Tenet would have achieved had the Acquisition closed during the periods presented and is not intended to project the future results of operations that the combined company (“Post-Closing Eliem”) may achieve after the Acquisition.

During preparation of the unaudited pro forma condensed combined financial information, Eliem management performed a preliminary analysis of Tenet’s accounting policies and is not aware of any material differences between Tenet’s accounting policies and Eliem’s accounting policies, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the closing of the Acquisition, management of Post-Closing Eliem will conduct a final review of Tenet’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Tenet’s results of operations or adjustment or reclassification of Tenet’s assets or liabilities to conform to Eliem’s accounting policies and classifications. As a result of this review, Post-Closing Eliem management may identify differences that, when conformed, could differ, perhaps materially, from these unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (“Securities Act”), and combines the historical consolidated financial position and consolidated results of operations of Eliem and the financial position and results of operations of Tenet, adjusted to give effect to the following transactions:

•	Acquisition of Tenet by Eliem as further described herein;

•	Issuance of Eliem common stock pursuant to the Private Placement;

•	Loan from Eliem to Tenet provided under the Note;

•

Post-closing compensation and consulting arrangements entered into with key service providers of Tenet that provide for the payment of transaction bonuses and granting of RSUs upon closing of the Acquisition; and

•	The pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023, combines the historical statements of operations of

Eliem and Tenet, giving effect to the Acquisition, the Private Placement, and related transactions as if they had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet data assumes that the Acquisition, the Private Placement, and related transactions took place on March 31, 2024 and combines the historical balance sheets of Eliem and Tenet as of such date.

The following unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Eliem and Tenet and their respective management’s discussion and analysis of financial condition and results of operations incorporated by reference or included elsewhere in this proxy statement.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2024

(in thousands)

	Eliem Therapeutics, Inc. Historical	Tenet Medicines, Inc. Historical	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$105,031	$1,726	$(4,930)	A	$215,982
			$(5,000)	A
			119,705	C
			(550)	D
Prepaid expenses and other current assets	4,192	216	(952)	A	3,456

Total current assets	$109,223	$1,942	$108,273		$219,438
Operating lease right-of-use assets	111	—	—		111

Total assets	$109,334	$1,942	$108,273		$219,549

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$85	$613			$698
Accrued expenses and other current liabilities	2,640	390	(952)	A	2,078
Accrued expenses, related party	—	391	—		391
Operating lease liabilities	225	—	—		225
Simple agreements for future equity liability	—	10,066	(10,066)	B	—

Total current liabilities	$2,950	$11,460	$(11,018)		$3,392

Total liabilities	$2,950	$11,460	$(11,018)		$3,392

Stockholders’ equity (deficit):
Common stock	3	2	(2)	B	7
			1	A, B
			3	C
Additional paid-in capital	264,057	—	46,479	A, B	430,238
			119,702	C
Accumulated deficit	(157,676)	(9,520)	(55,862)	A	(214,088)
			9,520	B
			(550)	D

Total stockholders’ equity (deficit)	$106,384	$(9,518)	$119,291		$216,157

Total liabilities and stockholders’ equity (deficit)	$109,334	$1,942	$108,273		$219,549

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For Three Months Ended March 31, 2024

(In thousands, except share and per share data)

	Eliem Therapeutics, Inc. Historical	Tenet Medicines, Inc. Historical	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
In-process research and development	—	7,003	(7,003)	AA	—
Research and development	1,091	917	—		2,008
Research and development, related party	—	261	—		261
General and administrative	1,914	793	—		2,707
General and administrative, related party	—	146	—		146

Total operating expenses	$3,005	$9,120	$(7,003)		$5,122

Loss from operations	$(3,005)	$(9,120)	$7,003		$(5,122)
Other income (expense):
Foreign currency loss	(33)	(10)	—		(43)
Interest income, net	1,341	—	—		1,341
Change in fair value of simple agreements for future equity liability	—	166	(166)	BB	—

Total other income (expense)	$1,308	$156	$(166)		$1,298

Net loss	$(1,697)	$(8,964)	$6,837		$(3,824)

Net loss per share, basic and diluted	$(0.06)				$(0.06)

Weighted-average number of shares used to compute net loss per share, basic and diluted	27,638,528		37,133,876	CC	64,772,404

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(In thousands, except share and per share data)

	For the Year Ended December 31, 2023 Eliem Therapeutics, Inc. Historical	For the period November 8, 2023 to December 31, 2023 Tenet Medicines, Inc. Historical	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Acquired in-process research and development, related party	—	—	55,862	DD	55,862
Research and development	15,411	35	849	GG	16,295
Research and development, related party		46	—		46
General and administrative	24,864	215	550	FF	25,629
			2,548	GG	2,548
General and administrative, related party	—	28	—		28

Total operating expenses	$40,275	$324	$59,809		$100,408

Loss from operations	$(40,275)	$(324)	$(59,809)		$(100,408)
Other income (expense):
Foreign currency gain	536	—	—		536
Interest income, net	4,620	—	—		4,620
Change in fair value of simple agreements for future equity liability	—	(232)	232	EE	—

Total other income (expense)	$5,156	$(232)	$232		$5,156

Net loss	$(35,119)	$(556)	$(59,577)		$(95,252)

Net loss per share, basic and diluted	$(1.30)				$(1.49)

Weighted-average number of shares used to compute net loss per share, basic and diluted	26,987,122		36,883,901	HH	63,871,023

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared on the basis that the Acquisition is accounted for as an asset acquisition of Tenet by Eliem under accounting principles generally accepted in the United States. In accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, Eliem first evaluated the initial screen test to determine if substantially all of the fair value of the gross assets acquired of Tenet is concentrated in a single asset or a group of similar assets. Eliem concluded that substantially all of the fair value of the gross assets being acquired of Tenet is concentrated in the TNT119 (“IPR&D”) asset. Accordingly, Eliem will account for the transaction as an asset acquisition. Under the asset acquisition method of accounting, consideration is allocated to the assets acquired and liabilities assumed on a relative fair value basis, no goodwill is recorded and all direct acquisition costs are included in the total consideration transferred. Any acquired IPR&D with no future alternative use will be expensed at the closing of the Acquisition.

The pro forma adjustments reflecting the consummation of the Acquisition, Private Placement, and related transactions are based on certain currently available information, assumptions and methodologies that Eliem believes are reasonable under the circumstances. The information, assumptions and methodologies used to determine the pro forma adjustments, which are described in these notes, may change as additional information becomes available and is evaluated by Eliem. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Eliem believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition, Private Placement, and related transactions based on information available to Eliem management as of the date of this proxy statement and that the pro forma adjustments give appropriate effect to those assumptions and methodologies and are properly applied in the unaudited pro forma condensed combined financial information.

2. Estimated Consideration and Preliminary Purchase Price Allocation

Estimated Consideration

The preliminary fair value of the total consideration is approximately $56.4 million and is comprised of the following components (in thousands):

Equity consideration	$46,480
Settlement of pre-existing loan related to the Note	5,000
Estimated direct transaction costs	4,930

Total consideration	$56,410

The preliminary fair value of the consideration transferred was calculated based on the following assumptions:

•

Equity consideration (the “Equity Consideration”): Issuance of 5,494,094 shares of Eliem common stock expected to be issued to the pre-Acquisition equityholders of Tenet, which is based on the Exchange Ratio and the number of shares of Eliem common stock outstanding on a fully-diluted basis calculated using the treasury stock method on May 10, 2024 which was 30,181,839 shares and (ii) the closing stock price of Eliem common stock on the Nasdaq Global Market on May 10, 2024, which was $8.46 per share.

•

Settlement of pre-existing loan: Represents $5.0 million of additional consideration for the settlement of the Loan that Eliem provided to Tenet in May 2024. The amount is based on the expected outstanding balance to be settled upon the closing of the Acquisition, and the loan receivable and corresponding payable are not reflected in the unaudited pro forma financial statements.

•	Estimated direct transaction costs: Represents the estimated transaction costs, primarily legal and advisory services, to be incurred by Eliem through the closing of the Acquisition.

The estimated fair value of the consideration to be transferred will fluctuate based on changes to the Eliem common stock price per share. The following tables provides a summary of the impact to changes in the price of Eliem common stock on the estimated shares to be issued to pre-Acquisition equityholders of Tenet (based on the Exchange Ratio), the estimated fair value of stock consideration, and the estimated fair value of total consideration:

Estimated Consideration (in thousands, except share and per share amounts)
Estimated Share Price	Estimated Shares(1)	Estimated Stock Consideration	Estimated Total Consideration(2)
$2.00	5,361,596	$10,723	$20,653
$4.00	5,401,119	$21,604	$31,534
$6.00	5,440,829	$32,645	$42,575
$8.46	5,494,094	$46,480	$56,410
$10.00	5,540,545	$55,405	$65,335
$12.00	5,583,519	$67,002	$76,932
$14.00	5,615,809	$78,621	$88,551

(1)

The number of estimated shares to be issued will fluctuate based on changes in the price of Eliem common stock as the Exchange Ratio is applied to Eliem common stock outstanding on a fully diluted basis calculated using the treasury stock method.

(2)

Total consideration is inclusive of the estimated stock consideration calculated in the table above, settlement of the loan for $5.0 million, and the estimated direct transaction costs of $4.9 million.

Preliminary Purchase Price Allocation

Fair value of the net assets acquired based upon the net assets as of March 31, 2024, are as follows (in thousands):

Net Assets acquired:

Assets acquired
In-process research and development	$55,862
Cash and cash equivalents	1,726
Prepaid expenses and other current assets	216

Total assets acquired	$57,804

Liabilities assumed
Accounts payable	613
Accrued expenses and other current liabilities	390
Accrued expenses, related party	391

Total liabilities assumed	$1,394

Net Assets Acquired	$56,410

The above allocation of the purchase price is preliminary, and the purchase price allocated to IPR&D will fluctuate until the closing date of the Acquisition. Any changes in the total consideration based on fluctuations in the number of shares of Eliem common stock outstanding or the trading price of Eliem common stock will be allocated to IPR&D based on the nature of the assets and liabilities acquired.

3. Transaction Accounting Adjustments

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained in the Acquisition Agreement, the Securities Purchase Agreement, and other related agreements.

Pro forma adjustments included in the unaudited pro forma condensed combined balance sheets as of March 31, 2024:

(A)

Represents the estimated asset acquisition purchase consideration of $56.4 million that is comprised of (i) $4.9 million of estimated direct transaction costs to be incurred through the closing date of the Acquisition, (ii) $5.0 million related to the Loan provided to Tenet prior to the closing of the Acquisition pursuant to the Note that was effectively settled upon the closing of the Acquisition (the loan receivable and payable have not been reflected in the unaudited pro forma condensed combined financial statements) and (iii) $46.5 million of Equity Consideration. The consideration allocated to the IPR&D of $55.9 million was reflected in accumulated deficit. As of March 31, 2024, $1.0 million of the $4.9 million of estimated transaction costs were included in prepaid and other current assets and accrued expenses on Eliem’s interim condensed consolidated financial statements and were eliminated as part of this adjustment. The Equity Consideration was estimated using the closing price of Eliem common stock on the Nasdaq Global Market on May 10, 2024 of $8.46 and an estimate of 5,494,094 shares to be issued to the pre-Acquisition equityholders of Tenet at the closing of the Acquisition.

(B)

Represents the elimination of (i) Tenet’s historical equity balances that includes common stock and accumulated deficit and (ii) the cancellation and conversion of Tenet’s simple agreements for future equity (“SAFEs”) liability into the right to receive the applicable portion of 5,494,094 shares of Eliem common stock expected to be issued as Equity Consideration pursuant to the SAFE Cancellation Agreements.

(C)

Represents the net proceeds of $119.7 million from the closing of the Private Placement. At the closing of the Private Placement, 31,238,282 shares of Eliem common stock will be issued to investors for gross proceeds of $120.0 million and associated transaction costs of $0.3 million.

(D)

Represents the payment of $0.6 million of transaction bonuses expected to be paid to the four key service providers of Tenet that have negotiated post-closing compensation and consulting arrangements with Eliem. These transaction bonuses were negotiated in connection with the Acquisition for the benefit of Post-Closing Eliem and therefore were not deemed to be part of the consideration transferred and immediately expensed by Eliem.

Based on the above described adjustments, the pro forma combined additional paid-in capital balance is $430.2 million. This is inclusive of the historical Eliem balance of $264.1 million, the estimated share consideration issued of $46.5 million, and net proceeds from the Private Placement of $119.7 million.

Based on the above described adjustments, the pro forma combined accumulated deficit balance is $214.1 million. This is inclusive of the historical Eliem balance of $157.7 million, the IPR&D expense of $55.9 million, and the payment of transaction bonuses of $0.6 million.

Pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for three months ended March 31, 2024:

(AA)

Represents the reversal of the acquired Tenet IPR&D asset expense recognized as part of the Tenet asset acquisition of TNT119 from Acelyrin, Inc. that occurred during the first quarter of 2024. TNT119 is the same IPR&D asset that is being acquired by Eliem in the Acquisition.

(BB)	Reflects the elimination of the change in fair value of Tenet’s SAFE liabilities that will be cancelled immediately prior to the closing of the Acquisition.

(CC)

The weighted average shares outstanding for the period have been adjusted to give effect to the issuance of Eliem common stock in connection with the Acquisition and the Private Placement as of January 1, 2023, which includes (i) 5,494,094 shares expected to be issued to the pre-Acquisition equityholders of Tenet, (ii) 401,500 shares issuable upon the vesting of service based RSU awards that will be granted in connection with the closing of the Acquisition and (iii) 31,238,282 shares expected to be issued in the Private Placement. As Post-Closing Eliem is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such basic and diluted loss per share are the same.

Pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023:

(DD)	Represents the immediate expensing of the acquired Tenet IPR&D asset in the Acquisition.

(EE)	Reflects the elimination of the change in fair value of Tenet’s SAFE liabilities that will be cancelled immediately prior to the closing of the Acquisition.

(FF)

Represents transaction bonuses of $0.6 million expected to be paid to the four key service providers of Tenet upon the closing of the Acquisition. These transaction bonuses were negotiated in connection with the Acquisition for the benefit of Post-Closing Eliem and therefore were not deemed to be part of the consideration transferred and immediately expensed by Eliem.

(GG)

Represents stock-based compensation expense related to Service-Based RSUs expected to be granted to key service providers of Tenet upon the closing of the Acquisition and to vest quarterly over the one-year period after the closing of the Acquisition. The 401,500 Service-Based RSUs expected to be granted at the closing of the Acquisition are assumed to be fully vested during the subsequent one-year post-combination period. No pro forma adjustment for the 401,500 Performance-Based RSUs that are expected to be granted to key service providers at the closing of the Acquisition has been included because it was concluded that the vesting conditions are not probable of being achieved.

(HH)

The weighted average shares outstanding for the period have been adjusted to give effect to the issuance of Eliem common stock in connection with the Acquisition and the Private Placement as of January 1, 2023, which includes (i) 5,494,094 shares expected to be issued to the pre-Acquisition equityholders of Tenet, (ii) 151,525 shares issuable upon the vesting of the Service-Based RSUs that will be granted in connection with the closing of the Acquisition and (iii) 31,238,282 shares expected to be issued in the Private Placement. As Post-Closing Eliem is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such basic and diluted loss per share are the same.

Given Eliem’s and Tenet’s history of net losses and full valuation allowances, Eliem management estimated an annual effective income tax rate of 0.0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statements of operations resulted in no additional income tax adjustments.

4. Net Loss per Share

For the unaudited pro forma condensed combined statements of operations, the Acquisition, the Private Placement, and related transactions are being reflected as if such transactions had occurred as of January 1, 2023. The weighted average shares outstanding for the pro forma basic and diluted net loss per share assumes that the shares issuable relating to the Acquisition, the Private Placement, and related transactions have been outstanding for the entire year ended December 31, 2023.

The unaudited pro forma condensed combined financial information has been prepared for three months ended March 31, 2024 and for the year ended December 31, 2023 (in thousands, except share and per share amounts):

	Three Months Ended March 31, 2024	Year Ended December 31, 2023
Pro forma net loss	$(3,824)	$(95,252)
Weighted-average number of shares outstanding used to compute pro forma net loss per share, basic and diluted	64,772,404	63,871,023

Pro forma net loss per share, basic and diluted	$(0.06)	$(1.49)

Weighted-average number of shares outstanding used to compute pro forma net loss per share, basic and diluted
Eliem historical weighted-average shares outstanding	27,638,528	26,987,122
Shares issued in connection with the Private Placement	31,238,282	31,238,282
Shares issued in connection with the Acquisition	5,494,094	5,494,094
Service-Based RSUs expected to be granted upon closing of the Acquisition(1)	401,500	151,525

Total weighted-average shares outstanding used to compute pro forma net loss, basic and diluted	64,772,404	63,871,023

(1)

401,500 Service-Based RSUs are expected to vest (quarterly) during the one-year post-closing period. These amounts represent the weighted-average shares outstanding based on the RSUs that are expected to vest during the respective periods.

The following outstanding shares of Eliem common stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the three months ended March 31, 2024:

Common stock options	4,261,527
Unvested restricted stock awards and units	188,396
Performance-Based RSUs expected to be granted upon closing of the Acquisition	401,500

Total	4,851,423

The following outstanding shares of Eliem common stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the year ended December 31, 2023:

Common stock options	4,586,476
Unvested restricted stock awards and units	149,975
Performance-Based RSUs expected to be granted upon closing of the Acquisition	401,500

Total	5,137,951

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement may have been sent to multiple stockholders who share an address, unless contrary instructions have been received. We will promptly deliver a separate copy of the proxy statement to you upon written or oral request to Eliem at Eliem Therapeutics, Inc., PMB #117, 2801 Centerville Road, 1st Floor, Wilmington, DE 19808-1609 or (877) 354-3689. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in Eliem’s 2025 proxy statement must have submitted the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by Eliem no later than    , 2025. However, if the date of our 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Meeting, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2025 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.

If a stockholder wishes to propose a nomination of persons for election to the Eliem Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in Eliem’s proxy statement, Eliem’s bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Eliem Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to Eliem’s Executive Chairman of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by Eliem’s Executive Chairman at PMB #117, 2801 Centerville Road, 1st Floor, Wilmington, DE 19808-1609 no earlier than 120 days nor later than 90 days after the first anniversary of the preceding year’s annual meeting. However, if the 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Meeting, then the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

In addition to satisfying the advance notice provisions in Eliem’s bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than    , 2025. If the date of the 2025 annual meeting of stockholders changes by more than 30 days from the anniversary of the Meeting, such notice must instead be provided by the later of 60 days prior to the date of the 2025 annual meeting of stockholders or the 10th day following public announcement by Eliem of the date of the 2025 annual meeting of stockholders.

Stockholder proposals should be addressed to Eliem Therapeutics, Inc., PMB #117, 2801 Centerville Road, 1st Floor, Wilmington, DE 19808-1609, Attention: Executive Chairman of the Board of Directors.

INFORMATION INCORPORATED BY REFERENCE

Certain information has been “incorporated by reference” into this proxy statement, which means that Eliem has disclosed important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this proxy statement contain important information that you should read about Eliem.

The following documents are incorporated by reference into this proxy statement:

•	Eliem’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, as amended by Amendment No. 1 thereto, filed with the SEC on April 29, 2024;

•	Eliem’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024; and

•	Eliem’s Current Reports on Form 8-K, filed with the SEC on March 19, 2024 and April 11, 2024.

We also incorporate by reference into this proxy statement all reports and other documents that Eliem subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement and prior to the Meeting. Such filings will be deemed to be incorporated by reference into this proxy statement and to be part of this proxy statement from the date of the filing of such reports and documents; provided, however, that Eliem is not incorporating by reference any additional documents or information furnished and not filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You may obtain documents incorporated by reference in this proxy statement without charge by requesting them in writing or by telephone at the following address:

Eliem Therapeutics, Inc.

PMB #117

2801 Centerville Road 1st Floor

Wilmington, DE 19808-1609

Attn: Emily Pimblett

Email: investorrelations@eliemtx.com

THE PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

ELIEM HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED ACQUISITION OR ELIEM THAT IS DIFFERENT FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS ELIEM HAS PUBLICLY FILED WITH THE SEC. ELIEM IS NOT RESPONSIBLE FOR, AND CAN PROVIDE NO ASSURANCES AS TO THE RELIABILITY OF, ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

COMMUNICATIONS WITH THE ELIEM BOARD

Stockholders seeking to communicate with the Eliem Board should submit their written comments to Eliem Therapeutics, Inc., PMB #117, 2801 Centerville Road, 1st Floor, Wilmington, DE 19808-1609, Attention: Executive Chairman of the Board of Directors. Eliem’s Executive Chairman will forward such communications to each member of the Eliem Board; provided that, if in the opinion of Eliem’s Executive Chairman, it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

WHERE YOU CAN FIND MORE INFORMATION

Eliem files annual, quarterly and current reports, proxy statements and other information with the SEC. Eliem’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by Eliem with the SEC are also available on Eliem’s website at www.eliemtx.com. Eliem’s website is not a part of this proxy statement and information contained on, or that can be accessed through, Eliem’s website is not incorporated by reference in this proxy statement.

In addition, the SEC allows Eliem to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement.

OTHER MATTERS

The Eliem Board does not know of any other matters to be brought before the Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Meeting, the individuals named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ELIEM

For Eliem’s consolidated financial statements, please refer to the section titled “Item 8. Financial Statements and Supplementary Data” set forth in Eliem’s 2023 Annual Report, as filed with the SEC on March 28, 2024, and the section titled “Item 1. Condensed Consolidated Financial Statements (unaudited)” set forth in Eliem’s Q1 Quarterly Report as filed with the SEC on May 15, 2024, which sections are incorporated by reference herein.

INDEX TO FINANCIAL STATEMENTS OF TENET

For the Year Ended December 31, 2023

INDEPENDENT AUDITOR’S REPORT

To the shareholders and the Board of Directors of Tenet Medicines, Inc.

Opinion

We have audited the financial statements of Tenet Medicines, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2023, and the related statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for the period from November 8, 2023 (inception) to December 31, 2023, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period from November 8, 2023 (inception) to December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur net losses and negative cash flows from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

San Diego, California

May 16, 2024

Tenet Medicines, Inc.

Balance Sheet

(in thousands, except share and par value data)

As of December 31, 2023
Assets
Current assets:
Cash	$9,929
Prepaid expenses	16

Total current assets	9,945

Total assets	$9,945

Liabilities, and stockholders’ deficit
Current liabilities:
Accounts payable	$187
Accrued expenses	6
Accrued expenses, related party	74
Simple agreements for future equity liability	10,232

Total current liabilities	10,499

Total liabilities	10,499
Commitments and contingencies (Note 5)
Stockholders’ deficit:
Common stock, $0.0001 par value; 23,600,936 shares authorized and 22,420,889 shares issued and outstanding at December 31, 2023	2
Accumulated deficit	(556)

Total stockholders’ deficit	(554)

Total liabilities and stockholders’ deficit	$9,945

The accompanying notes are an integral part of these financial statements.

Tenet Medicines, Inc.

Statement of Operations and Comprehensive Loss

(in thousands)

Period from November 08, 2023 (Inception) through December 31, 2023
Operating expenses:
Research and development	$35
Research and development, related party	46
General and administrative	215
General and administrative, related party	28

Total operating expenses	324

Loss from operations	$(324)
Other expense:
Change in fair value of simple agreements for future equity liability	(232)

Total other expense	(232)

Net loss and comprehensive loss	$(556)

The accompanying notes are an integral part of these financial statements.

Tenet Medicines, Inc.

Statement of Stockholders’ Deficit

(in thousands, except share data)

	Common Stock		Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance at November 08, 2023 (Inception)	—	$—	$—	$—
Issuance of common stock	22,420,889	2	—	2
Net loss	—	—	(556)	(556)

Balance at December 31, 2023	22,420,889	$2	$(556)	$(554)

The accompanying notes are an integral part of these financial statements.

Tenet Medicines, Inc.

Statement of Cash Flows

(in thousands)

Period from November 08, 2023 (Inception) through December 31, 2023
Operating activities
Net loss	$(556)
Adjustments to reconcile net loss to net cash used in operations:
Change in fair value of simple agreements for future equity liability	232
Changes in operating assets and liabilities:
Prepaid expenses	(16)
Accounts payable	187
Accrued expenses	6
Accrued expenses, related party	74

Net cash used in operating activities	(73)

Financing activities
Proceeds from issuance of simple agreements for future equity	10,000
Proceeds from issuance of common stock	2

Net cash provided by financing activities	10,002

Net cash increase for the period	9,929
Cash at beginning of the period	—

Cash at end of the period	$9,929

The accompanying notes are an integral part of these financial statements.

Tenet Medicines, Inc.

Notes to Financial Statements

1.	Description of Business

Organization

Tenet Medicines, Inc. (the “Company”) was incorporated in the state of Delaware on November 8, 2023 and is a privately-held development stage biopharmaceutical company focused on developing therapies to treat a broad range of autoimmune disorders, including systemic lupus erythematosus, immune thrombocytopenia and membranous nephropathy.

Liquidity and Capital Resources

Since inception, the Company has devoted substantially all of its efforts to organizing the Company, business planning, and raising capital. The Company has a limited operating history, and the sales and income potential of its business is unproven. The Company has incurred net losses and negative cash flows from operating activities since its inception and expects to continue to incur net losses into the foreseeable future as it continues the identification and development of its product candidates. From inception through December 31, 2023, the Company has funded its operations through the issuance of simple agreements for future equity (“SAFEs”).

Management is required to perform a two-step analysis over its ability to continue as a going concern. Management must first evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern (step 1). If management concludes that substantial doubt is raised, management is also required to consider whether its plans alleviate that doubt (step 2). Management has prepared cash flow forecasts which indicate that based on the Company’s expected operating losses and negative cash flows, there is substantial doubt about the Company’s ability to continue as a going concern for twelve months after the date the financial statements for the period ended December 31, 2023 are available to be issued.

As of December 31, 2023, the Company had an accumulated deficit of $0.6 million and cash of $9.9 million. For the period ended December 31, 2023, the Company had a net loss of $0.6 million and net cash used in operating activities of $0.1 million. The Company expects to continue to incur substantial losses in the foreseeable future as a result of the Company’s research and development activities.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding. Management intends to raise additional capital through equity offerings or debt financings. However, the Company may not be able to secure additional financing in a timely manner or on favorable terms, if at all. Furthermore, if the Company issues equity securities to raise additional funds, its existing stockholders may experience dilution, and the new equity securities may have rights, preferences and privileges senior to those of the Company’s existing stockholders. If the Company raises additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to its potential products or proprietary technologies, or grant licenses on terms that are not favorable to the Company. Without additional funds, the Company may be forced to delay, scale back or eliminate some of the Company’s research and development activities, or other operations and potentially delay product development in an effort to provide sufficient funds to continue its operations. If any of these events occur, the Company’s ability to achieve its development and commercialization goals would be adversely affected.

Accordingly, due to these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern for twelve months after the accompanying financial statements are available to be issued. The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may be necessary should it be determined that the Company is unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Significant estimates and assumptions are used for, but not limited to the determination of fair value of SAFE commitments. Although these estimates are based on the Company’s knowledge of current events and actions it may undertake in the future, actual results may ultimately materially differ from these estimates and assumptions.

Cash

Cash represents funds in the Company’s operating bank account. The Company maintains significant amounts of cash at one financial institution that are in excess of federally insured limits.

Concentration of Credit Risk

The Company has no significant off-balance sheet concentrations of credit risk, such as foreign currency exchange contracts, option contracts, or other hedging arrangements. Financial instruments which potentially subject the Company to significant concentration of credit risk consist of cash. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts, and management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institution in which those deposits are held.

Comprehensive Loss

Comprehensive loss is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive loss was the same as its reported net loss.

Fair Value Option

During the period ended December 31, 2023, the Company issued and entered into SAFEs with investors which granted the investors rights to future equity upon the occurrence of an equity financing event. As permitted under ASC Topic 825, Financial Instruments, the Company has elected to use the fair value option to account for the SAFEs issued. The Company concluded that the terms of the SAFEs were at arms-length, and the cash received by the Company at issuance of the SAFEs represented fair value. The SAFEs are recorded as a liability on the balance sheet as they give investors the option to redeem the instrument for cash upon a change in control. The Company records subsequent changes in fair value of the SAFEs as a line item within other expense in the statement of operations and comprehensive loss. Issuance costs related to the SAFEs are expensed in the period incurred. Refer to Note 6 for further information on the SAFEs.

Fair Value of Financial Instruments

The Company is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. ASC Topic 820, Fair Value Measurement, establishes a hierarchy of inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available.

Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value and is not a measure of the investment credit quality. The three levels of the fair value hierarchy are described below:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2: Quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported by little or no market activity).

The carrying amounts of cash, prepaid and other current assets, accounts payable, and accrued liabilities approximate fair value due to their short-term natures. No transfers between levels have occurred during the period presented.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs consist of external costs, including expenses incurred under arrangements with related parties and third parties, associated with certain research and development activities conducted on the Company’s behalf.

Non-refundable advance payments for goods and services that will be used in future research and development activities are capitalized and recorded as expense in the period that the Company receives the goods or when services are performed.

Commitments and Contingencies

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of business. The Company accrues a liability for such matters when it is probable that future expenditures will be made and can be reasonably estimated.

The Company recognizes a liability with regard to loss contingencies when it believes it is probable a liability has been incurred and the amount can be reasonably estimated. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, the Company accrues that amount. When no amount within the range is a better estimate than any other amount, the Company accrues the minimum amount in the range.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that the Company believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If management determines that the Company would be able to realize its deferred tax assets in the future in excess of their recorded amount, management would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

As of December 31, 2023, the Company maintained valuation allowances against its deferred tax assets as the Company concluded it had not met the “more likely than not” to be realized threshold. Changes in the valuation allowance when they are recognized in the provision for income taxes may result in a change in the estimated annual effective tax rate.

The Company records uncertain tax positions on the basis of a two-step process whereby (1) management determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more likely than not recognition threshold, management recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes interest and penalties related to unrecognized tax benefits within income tax expense. Any accrued interest and penalties are included within the related tax liability. As of December 31, 2023, the Company had no accrued interest or penalties.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial statements and disclosures.

3.	Fair Value Measurements

Liabilities measured at fair value on a recurring basis as of December 31, 2023 are as follows (in thousands):

	As of December 31, 2023
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
SAFEs	$—	$—	$10,232

Simple Agreement for Future Equity

The Company elected to use the fair value option for the SAFE commitments. SAFEs are measured at fair value using Level 3 significant unobservable inputs. The estimated fair value of the SAFEs at issuance and December 31, 2023, were determined using a valuation model that considered the probability of the occurrence of certain future financing events, an assumed discount rate, and the estimated time period the SAFEs would be outstanding. The assumptions used to determine the fair value of the SAFEs upon issuance in November 2023 and as of December 31, 2023, also included an estimated probability of a financing and a contractual conversion of 90% and 95%, respectively, an assumed discount rate of 21.4% and 19.0%, respectively, and an estimated time period the SAFEs would be outstanding of 0.34 to 1.34 years and 0.25 to 1.25 years, respectively.

The increase in fair value of the SAFE liability for the period ended December 31, 2023 of $0.2 million was recognized in other expense in the statement of operations and comprehensive loss. Refer to Note 6 for further information on the SAFEs.

The following table provides a reconciliation of all liabilities measured at fair value using Level 3 significant unobservable inputs (in thousands):

SAFEs
Balance at November 8, 2023 (inception)	$—
Issuance of SAFEs	10,000
Change in fair value of SAFEs	232

Balance at December 31, 2023	$10,232

4.	Related Party Transactions

Services Agreement with Sera Services, Inc.

In November 2023, the Company entered into an agreement (the “Sera Services Agreement”), with Sera Services, Inc. (“Sera Services”), a wholly-owned subsidiary of Sera Medicines, LLC. (“Sera Medicines”), pursuant to which Sera Services provides research and other services to the Company. Sera Medicines is a principal stockholder of the Company and, in its capacity as the holder of a majority of the outstanding stock of the Company, controls who serves on the Company’s board of directors. Sera Medicines is an entity controlled by RA Capital Management, L.P. The Company’s management have a minority ownership in Sera Medicines. Additionally, entities affiliated with RA Capital Management, L.P. entered into SAFEs with the Company in the amount of $10.0 million. Refer to Note 6 for further information on the SAFEs.

Under the terms of the Sera Services Agreement, the Company compensates Sera Services on a fully burdened cost basis for personnel time devoted to Company projects. In addition, the Company reimburses Sera Services on a cost basis for any subcontractor costs incurred. The Company pays Sera Services on a monthly basis, in arrears, for services performed and costs incurred. The Sera Services Agreement has a term of two years and will automatically renew on its anniversary date for additional one-year terms. The Company may terminate the Sera Services Agreement by giving 30 days’ prior notice to Sera Services.

The Company incurred $0.1 million in consulting costs for the period ended December 31, 2023, in connection with the Sera Services Agreement, and the amount was reflected on the statement of operations and comprehensive loss and accrued expenses, related party on the balance sheet at period end.

Services Agreement with Carnot Pharma, LLC

In November 2023, the Company entered into an agreement (the “Carnot Services Agreement”), with Carnot Pharma, LLC, (“Carnot”), under which Carnot provides research and other services to the Company. Carnot is an entity controlled by RA Capital Management, L.P.

Under the terms of the Carnot Services Agreement, the Company compensates Carnot on a fully burdened cost basis for personnel time devoted to Company projects. The Company pays Carnot on a monthly basis, in arrears, for services performed and costs incurred. The Carnot Services Agreement is for a term of three years. The Company may terminate the Carnot Services Agreement by giving 30 days’ prior notice to Carnot. The Company did not incur any costs for the period ended December 31, 2023 in connection with the Carnot Services Agreement.

5.	Commitments and Contingencies

Legal Contingencies

From time to time, the Company may become involved in legal proceedings arising from the ordinary course of business. The Company records a liability for such matters when it is probable that future losses will be incurred and that such losses can be reasonably estimated. Significant judgment by the Company is required to determine both probability and the estimated amount. Management is not aware of any legal matters that could have a material adverse effect on financial position, results of operations or cash flows.

Guarantees and Indemnifications

In the normal course of business, the Company enters into agreements that contain a variety of representations and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. As of December 31, 2023, the Company does not have any material indemnification claims that are probable or reasonably possible and consequently has not recorded related liabilities.

6.	Simple Agreements for Future Equity

In November 2023, the Company entered into SAFEs with RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund III, L.P. (together, the “SAFE Holders”) for an aggregate of $10.0 million. The SAFEs granted the SAFE Holders rights to participate in future equity financings of the Company. The SAFEs stipulate that if there is an equity financing before the expiration or termination of the SAFEs, the Company will be required to issue to the SAFE Holders a number of shares of standard preferred stock equal to the purchase amount of the equity financing divided by the price per share of the standard preferred stock and multiplied by the discount factor of 90%. In addition, the SAFEs stipulate that if there is a liquidity event before the expiration or termination of the SAFEs, the Company will be required to pay a cash payment equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the price per share of the common stock and multiplied by the discount factor of 90%. If there is an option provided to the Company’s stockholders with respect to the form and amount of proceeds to be received in a liquidity event, then the SAFE Holders will be given the same option. The SAFEs also stipulate that if there is a dissolution event before the expiration or termination of the SAFEs, the Company will pay a cash payment to each SAFE holder equal to the purchase amount of such SAFE holder’s SAFE. The SAFEs will automatically terminate immediately following the earliest of either (i) the issuance of stock following the conversion of the SAFEs as outlined above in the event of an equity financing or liquidity event or (ii) the payment of amounts due to the SAFE Holders in the event of a dissolution.

The Company elected to use the fair value option of accounting for the SAFEs and recorded the SAFEs as liabilities. The issuance costs related to the SAFEs were recorded in general and administrative expenses in the statement of operations and comprehensive loss. As of December 31, 2023, the fair value of the SAFEs was $10.2 million.

On April 10, 2024, prior to the execution of the Acquisition Agreement (as described in Note 10 below), the Company and the SAFE Holders amended the SAFEs to change the discount factor from 90% to 100%. All other terms of the SAFEs remained unchanged.

7.	Common Stock

As of December 31, 2023, the Company had 23,600,936 authorized shares of common stock of which 22,420,889 shares were issued and outstanding.

Common Stock Purchase Agreement

In November 2023, the Company entered into a common stock purchase agreement with Sera Medicines pursuant to which Sera Medicines purchased 20,000,000 shares of the Company’s common stock for a total purchase price of $2,000. In addition, in November 2023, the Company entered into restricted common stock purchase agreements with three founders of the Company pursuant to which such founders purchased 2,420,889 shares of the Company’s common stock for a total purchase price of $242. The founders’ shares were issued out of the Company’s equity incentive plan, have the same voting rights as other common stock, and are entitled to receive dividends when and if declared by the Company’s Board of Directors. The shares purchased by the founders were fully vested upon issuance.

8.	Equity Incentive Plan and Stock-Based Compensation

Equity Incentive Plan

In November, the Company’s Board of Directors adopted, and its stockholders approved, the 2023 Stock Option and Grant Plan (the “Plan”). The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock awards. As of December 31, 2023, the common stock reserved for issuance under the Plan was 2,420,895 shares and 6 shares were available for future grants. As of December 31, 2023, no other awards were granted other than the founders’ shares.

Options under the Plan may be granted for periods of up to 10 years and at prices no less than 100.0% of the estimated fair value of the shares on the date of grant as determined by the Company’s Board of Directors, provided, however, that the exercise price of an incentive stock option granted to a 10.0% stockholder shall not be less than 110.0% of the estimated fair value of the shares on the date of grant. Options to be granted under the Plan will generally vest monthly over four years with or without one-year cliff vesting, and certain option grants may provide for accelerated vesting if there is a change in control, as defined in the individual award agreements. As of December 31, 2023, no options were granted.

9.	Income Taxes

For the period ended December 31, 2023, pretax loss from operations in the United States was $0.6 million. The Company has not recorded a current or deferred tax expense or benefit for the year ended December 31, 2023. The net loss for the year ended December 31, 2023, was generated solely in the United States.

The following table presents a reconciliation of the Company’s expected tax computed at the U.S. statutory federal income tax rate to the total provision for income taxes (in thousands):

Period ended December 31, 2023
U.S. federal tax at statutory rate	$(117)
State taxes, net of federal benefit	—
Fair value adjustment on simple agreements for future equity	49
Other	1
Change in valuation allowance	67

Total	$—

The significant components of the Company’s deferred tax assets are as follows (in thousands):

Period ended December 31, 2023
Deferred tax assets:
Net operating losses	$3
Intangible assets	49
Capitalized research and development	15

Total deferred tax assets	$67
Valuation allowance	(67)

Deferred tax assets, net of allowance	$—

Deferred income tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the business in which the Company operates, projections of future profitability are difficult and past profitability is not necessarily indicative of future profitability. The Company does not believe it is more likely than not that the deferred tax assets will be realized, and accordingly, the Company recorded a valuation allowance of $0.1 million.

As of December 31, 2023, the Company has federal net operating loss carryforwards of approximately $13,000. All of the Company’s federal net operating loss carryforwards as of December 31, 2023, can by carried forward indefinitely, but are limited to 80% utilization against future taxable income each year.

The Company has not completed a Section 382 study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation. Pursuant to Internal Revenue Code Sections 382 and 383, annual use of the Company’s net operating loss and research and development tax credit carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

Uncertain tax positions are recorded when it is more likely than not that a given tax position would not be sustained upon examination by taxing authorities. The Company’s policy for recording interest and penalties related to income taxes, including uncertain tax positions, is to record such items as a component of the provision for income taxes. As of December 31, 2023, the Company does not have any uncertain tax positions.

The Company is subject to taxation in the United States and various state jurisdictions. All of the Company’s tax years are subject to examination by federal and state tax authorities due to the carryforward of unutilized net operating losses. The Company is not currently under examination by any federal, state, or local tax authority.

The Company had no accrued interest or penalties related to income tax matters in the Company’s balance sheet as of December 31, 2023.

10.	Subsequent Events

The Company evaluated subsequent events through May 16, 2024, the date that the audited financial statements were available for issuance.

Asset purchase agreement with Acelyrin, Inc.

On January 11, 2024, the Company entered into the Asset Purchase Agreement with Acelyrin, for the acquisition of certain assets of Acelyrin related to TNT119 (the “Transferred Assets”), including certain assigned contracts. Under these assigned contracts, Tenet (i) received worldwide licenses (with the right to sublicense) to certain patents, know-how and other intellectual property rights to develop, manufacture, use and commercialize TNT119 (budoprutug) for any non-oncology indication, and (ii) assumed certain liabilities of Acelyrin arising from (1) governmental authority action or notification relating to TNT119, (2) contracts assigned to Tenet pursuant to the Asset Purchase Agreement and (3) Tenet’s ownership, lease or operation of the Transferred Assets. The Asset Purchase Agreement includes customary representations, warranties and covenants, as well as standard mutual indemnities, including those covering losses arising from any material breach of the Asset Purchase Agreement.

The Company paid $7.3 million in cash consideration to Acelyrin on the signing date of the Asset Purchase Agreement, in addition to inheriting the rights and obligations, including financial obligations, under the CRH Agreement and the ProBioGen Agreement (in each case, as defined below). The Company determined that the Asset Purchase Agreement should be accounted for as an asset acquisition after considering whether substantially all of the fair value of the gross assets acquired was concentrated in a single asset or group of assets by performing an initial screen test in accordance with FASB ASC Topic 805 Business Combinations.

In consideration for the license and other rights the Company received under the Asset Purchase Agreement, the Company is obligated to (i) make total payments of up to $157.5 million to Acelyrin upon the achievement of various development, regulatory and commercial milestones, (ii) pay royalties in the single-digit percentages, subject to specified reductions, to Acelyrin on worldwide net sales in a given calendar year, and (iii) make non-refundable and non-creditable payments to Acelyrin on sublicense income with rates ranging from the low single digit to mid teen percent depending on the stage of development of the most advanced Products (as defined below) at the time of such sublicense. The royalty term continues for each licensed product incorporating or comprising TNT119 (a “Product”) on a country-by-country and Product-by-Product basis beginning on the first commercial sale of such Product and ending on the latest of (a) the date when such Product is no longer covered by a valid claim of a royalty-bearing patent in such country, (b) the expiration of any regulatory exclusivity period for such Product in such country, and (c) the twelfth anniversary of the first commercial sale of such Product in such country.

The Company is obligated to use commercially reasonable efforts to commercialize at least one Product in the United States and to achieve specified development, regulatory and commercial milestones set forth in the Asset Purchase Agreement. If Acelyrin asserts that the Company has failed to meet one or more of these diligence obligations within specified time periods, and such failure is finally determined through a dispute resolution process, Acelyrin shall have the right to repurchase the transferred assets at the then-fair market value from Tenet, as Acelyrin’s sole and exclusive remedy for such breach.

If, within a specified period, the Company receives a bona fide offer or proposal from a third party to sell, transfer or otherwise divest all or substantially all of the rights to the transferred assets or Products, or grant an exclusive license or exclusive sublicense to such third party to develop and commercialize products under specified terms, then prior to entering into any discussions or negotiations with any third party in relation to such a transaction, the Company shall provide written notice to Acelyrin of such intent or receipt of proposal. Acelyrin shall have the right to negotiate with the Company the terms for a definitive agreement with respect to such sale, transfer or grant of the rights to Products for a specified period of time. If Acelyrin does not exercise its right to negotiate or the parties are unable to agree on the terms of a definitive agreement, the Company shall have the right to negotiate or enter into an agreement with a third party with respect to such transaction, subject to specified conditions.

For a specified period after the closing date of the Asset Purchase Agreement, the Company shall not solicit, induce, or attempt to induce any employees of Acelyrin to become employees or independent contractors of the Company. If the Company does hire or engage an employee of Acelyrin during such period, the Company is obligated to make a certain payment to Acelyrin.

The Company may not sell, assign or transfer all or substantially all of the rights to develop or commercialize a product unless, as a condition to such sale, assignment or transfer, the purchaser, assignee or transferee (as applicable) assumes in writing all obligations of the Company as set forth in the Asset Purchase Agreement with respect to the applicable Products.

Amended and Restated License Agreement with Cancer Research Technology Limited

In connection with the Asset Purchase Agreement, in January 2024 the Company was assigned a license agreement with Cancer Research Technology Limited (“CRH”) and, in connection with such assignment, the Company entered into an amended and restated license agreement (the “CRH Agreement”) with Cancer Research Technology Limited (“CRH”). The CRH Agreement granted the Company an exclusive license (other than specified patent rights and materials, which are licensed to the Company on a non-exclusive basis) under certain know-how, patents and materials, or the licensed rights, to research, develop, test, manufacture or sell certain licensed products related to TNT119 worldwide for all therapeutics uses except for oncology indications. The Company is permitted to grant a sublicense under these licenses with CRH’s prior written consent. CRH retains, on behalf of itself and the charitable company Cancer Research U.K., a worldwide, fully paid-up, perpetual and irrevocable right in the licensed rights and in certain intellectual property owned or controlled by the Company that is necessary to exploit the licensed products and used, conceived or generated in the course of exercising the license or exploiting any licensed product, or product-specific foreground intellectual property, for the purpose of non-commercial, non-clinical scientific research.

The Company is obligated to use commercially reasonable efforts to perform all activities set forth in a mutually agreed-upon development plan within the timelines set forth therein. The Company is also obligated to develop at least one licensed product in an autoimmune indication and to pursue regulatory authorization throughout the territory for licensed products. The Company must use commercially reasonable efforts to commercialize each licensed product throughout each major market as soon as practicable following receipt of regulatory authorization for such product in such market. Additionally, the Company must make the licensed product available in the United Kingdom and negotiate with relevant regulatory authorities to make each licensed product available through the National Health Service in England and Wales within a specified time of the licensed product being made available elsewhere in the territory. If the Company fails to meet one or more of these diligence obligations, and such failure is not remedied within the specified cured period, CRH shall have the right to terminate the CRH Agreement with respect to the relevant licensed product.

In conjunction with the amended CRH Agreement in January 2024, the Company paid a signature fee to CRH of £0.4 million ($0.4 million), and the Company is obligated to pay CRH a mid-five figure digit fee annually. The Company is obligated pay up to an aggregate of £106.8 million ($136.1 million) upon the achievement of specified development, regulatory, commercial and sales milestone events, including: (i) payments of up to mid-six figure digits in pounds sterling for certain development milestones, (ii) payments of up to low-eight figures in pounds sterling per indication (for up to three indications) for certain regulatory and commercial milestones and (iii) payments up to mid-eight figures in pounds sterling for certain sales milestones. The Company is also obligated to pay tiered royalties ranging from a rate in the mid-single digit to high-single digit percentage on net sales. The royalty term continues for each licensed product on a country-by-country basis beginning on the first commercial sale of such licensed product and ending on the latest of (a) the date when such licensed product is no longer covered by a valid claim of a licensed patent in such country, (b) the expiration of the exclusivity period for such licensed product in such country, and (c) the tenth anniversary of the first commercial sale of such licensed product in such country. Tenet is also responsible for a sublicensing revenue payment ranging from a rate in the mid-single digit to mid-double digits for any sublicense revenue.

The CRH Agreement shall remain in effect in each country in the territory until the expiry of the Company’s obligation to pay royalties in such country. Either party may terminate the CRH Agreement if the other party is in material breach that has not been remedied within the specified cure period or if the other party becomes insolvent. CRH also has the right to terminate the CRH Agreement if the Company or one of the Company’s sublicensees or affiliates challenges a licensed patent, or if the Company is acquired by a tobacco company.

ProBioGen Development, Manufacturing Services and License Agreement

In connection with the Asset Purchase Agreement, the Company was assigned a contract for cell line development, manufacturing services and a license agreement (the “ProBioGen Agreement”) with ProBioGen AG (“ProBioGen”). ValenzaBio originally entered into the ProBioGen Agreement to research, develop and commercialize innovative therapies using ProBioGen’s proprietary technology, and ValenzaBio used this technology in its development of TNT119. At the time the Company entered into the Asset Purchase Agreement, the development and manufacturing services were complete, and the Company did not make any separate payments for the assignment of the ProBioGen Agreement from Acelyrin.

The ProBioGen Agreement granted the Company a commercial non-exclusive license under the license patent rights and licensed know-how in the territory in which ProBioGen’s proprietary technology is applied for the research, development, manufacture, use, sale, and offer for sale, import or export of TNT119. The commercial product license includes a non-exclusive sublicense of the licensed patent rights, limited to the use of TNT119.

In connection with the terms of the ProBioGen Agreement, the Company is obligated to (i) make payments of up to €10.0 million ($10.9 million) upon the achievement of certain development and manufacturing milestones such as the start of a Phase 2 clinical trial, (ii) make milestone payments of up to €7.0 million ($7.7 million) upon the achievement of annual net sales-based milestones. If the Company elects to contract ProBioGen to perform certain manufacturing services, the milestone payments will be reduced by €0.9 million ($1.1 million).

The ProBioGen Agreement will remain in effect until the services are completed for the service-related component and until the payment obligations expire in connection with the ProBioGen license component. Both parties have the right to terminate the ProBioGen Agreement if the other party becomes insolvent, or materially breaches the ProBioGen Agreement and fails to remedy any such default within the specified cure periods.

SAFEs Amendment

On April 10, 2024, prior to the execution of the Acquisition Agreement (as described below), the Company and the SAFE Holders (as described in Note 6) amended the SAFEs to change the discount factor from 90% to 100%. All other terms of the SAFEs remained unchanged.

Acquisition Agreement

On April 10, 2024, the Company entered into an agreement and plan of merger and reorganization (the “Acquisition Agreement”) with Eliem Therapeutics, Inc., a Delaware corporation (“Eliem”), and Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Eliem (“Transitory Subsidiary”). The Acquisition Agreement provides for the acquisition of the Company by Eliem through the merger of Transitory Subsidiary into the Company, with the Company surviving as a wholly owned subsidiary of Eliem (“the Acquisition”).

At the effective time of the Acquisition, and without any action on the part of the holders of common stock of the Company, (i) all issued and outstanding shares of the common stock of the Company and (ii) all securities convertible into shares of common stock of the Company will be converted into the right to receive, in the aggregate, a number of shares of Eliem’s common stock equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Eliem’s common stock as of immediately following the closing of the Acquisition, calculated on a fully-diluted basis using the treasury stock method (the “Aggregate Consideration”). The Acquisition is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Acquisition Agreement contains certain termination rights of both the Company and Eliem, including if Eliem’s stockholders fail to adopt and approve the issuance of the Aggregate Consideration. Upon termination of the Acquisition Agreement under specified circumstances, Eliem may be required to pay the Company a termination fee of $1.0 million and reimburse the Company’s transaction-related expenses up to a maximum of $0.5 million.

In addition, pursuant to the Acquisition Agreement, the SAFE Holders will enter into SAFE cancellation agreements prior to the closing of the Acquisition with the Company, and in accordance with the Acquisition Agreement, immediately prior to the closing of the Acquisition, each SAFE that is then outstanding shall, without any action on the part of Eliem, the Company, any SAFE Holder or any other person, terminate and be canceled, and be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth in accordance with the Acquisition Agreement.

Bridge Loan

On May 14, 2024, the Company entered into a Senior Secured Promissory Note (the “Note”) with Eliem pursuant to which Eliem will make short-term loans (the “Loan” or “Loans”) to Tenet in an aggregate principal amount of up to $15.0 million. On or about the date of execution of the Note, Eliem made an initial Loan to the Company of $5.0 million to provide the Company with sufficient cash to fund its operations prior to the consummation of the Acquisition. The Company’s ability to borrow the remaining $10.0 million under the Note is subject to certain conditions and restrictions on use.

The Loans will bear simple interest at a fixed rate per annum of 6%. All outstanding Loans, together with accrued interest, will become due and payable upon the earlier of (i) 12 months from the date of issuance the Note, (ii) the occurrence of specified corporate transactions, or (iii) the Company’s receipt of at least $15.0 million in gross proceeds from the closing of a bona fide equity and/or debt financing.

Under the Note, the Company granted Eliem a continuing, first-priority perfected security interest in all of the Company’s present and future assets, properties and rights, whether tangible or intangible, including, without limitation, the intellectual property of the Company. The Note contains certain customary representations and warranties and certain customary events of default.

Tenet Medicines, Inc.

Condensed Balance Sheets

(in thousands, except share and par value data)

	As of March 31, 2024	As of December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash	$1,726	$9,929
Prepaid expenses	216	16

Total current assets	1,942	9,945

Total assets	$1,942	$9,945

Liabilities, and stockholders’ deficit
Current liabilities:
Accounts payable	$613	$187
Accrued expenses	390	6
Accrued expenses, related party	391	74
Simple agreements for future equity liability	10,066	10,232

Total current liabilities	11,460	10,499

Total liabilities	11,460	10,499
Commitments and contingencies (Note 9)
Stockholders’ deficit:
Common stock, $0.0001 par value; 23,600,936 shares authorized and 22,420,889 shares issued and outstanding at March 31, 2024 and December 31, 2023	2	2
Accumulated deficit	(9,520)	(556)

Total stockholders’ deficit	(9,518)	(554)

Total liabilities and stockholders’ deficit	$1,942	$9,945

The accompanying notes are an integral part of these financial statements.

Tenet Medicines, Inc.

Condensed Statement of Operations and Comprehensive Loss

(Unaudited)

(in thousands)

Three Months Ended March 31, 2024
Operating expenses:
Research and development	$917
Research and development, related party	261
In-process research and development	7,003
General and administrative	793
General and administrative, related party	146

Total operating expenses	9,120

Loss from operations	$(9,120)
Other income (expense), net:
Change in fair value of simple agreements for future equity liability	166
Other expense	(10)

Total other income (expense), net	156

Net loss and comprehensive loss	$(8,964)

The accompanying notes are an integral part of these financial statements.

Tenet Medicines, Inc.

Condensed Statement of Stockholders’ Deficit

(Unaudited)

(in thousands, except share data)

	Common Stock		Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance at December 31, 2023	22,420,889	$2	$(556)	$(554)

Net loss	—	—	(8,964)	(8,964)

Balance at March 31, 2024	22,420,889	$2	$(9,520)	$(9,518)

The accompanying notes are an integral part of these financial statements.

Tenet Medicines, Inc.

Condensed Statement of Cash Flows

(Unaudited)

(in thousands)

Three Months Ended March 31, 2024
Operating activities
Net loss	$(8,964)
Adjustments to reconcile net loss to net cash used in operations:
Change in fair value of simple agreements for future equity liability	(166)
Acquired in-process research and development	7,003
Changes in operating assets and liabilities:
Prepaid expenses	133
Accounts payable	426
Accrued expenses	313
Accrued expenses, related party	317

Net cash used in operating activities	(938)

Investing activities
Purchase of in-process research and development asset	(7,265)

Net cash used in investing activities	(7,265)

Net change in cash for the period	(8,203)
Cash at beginning of the period	9,929

Cash at end of the period	$1,726

The accompanying notes are an integral part of these financial statements.

Tenet Medicines, Inc.

Notes to Unaudited Financial Statements

1.	Description of the Business

Overview

Tenet Medicines, Inc. (the “Company”) was incorporated in the state of Delaware in November 2023 and is a privately held development stage biopharmaceutical company focused on developing therapies to treat a broad range of autoimmune disorders, including systemic lupus erythematosus, immune thrombocytopenia and membranous nephropathy.

Basis of Presentation

The accompanying condensed balance sheet as of March 31, 2024, and condensed statement of operations and comprehensive loss, condensed statement of cash flows, and condensed statement of stockholders’ deficit for the three months ended March 31, 2024, are unaudited. The balance sheet as of December 31, 2023 was derived from the audited financial statements as of and for the period ended December 31, 2023, but it does not include all disclosures required by U.S. generally accepted accounting principles (“GAAP”). The unaudited interim condensed financial statements have been prepared on a basis consistent with the audited annual financial statements as of and for the period ended December 31, 2023, and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2024, the condensed results of its operations for the three months ended March 31, 2024, and its cash flows for the three months ended March 31, 2024. The financial data and other information disclosed in these notes related to the three months ended March 31, 2024 are also unaudited. The historical results for the three months ended March 31, 2024 are not necessarily indicative of the results to be expected for the full year ending December 31, 2024 or any other period. These interim condensed financial statements should be read in conjunction with the Company’s audited financial statements included elsewhere in this proxy statement.

Liquidity and Going Concern

Since inception, the Company has devoted substantially all of its efforts to organizing the Company, business planning, raising capital, acquiring intellectual property related to TNT119 and developing TNT119. The Company has a limited operating history, and the sales and income potential of its business is unproven. The Company has incurred net losses since its inception and expects to continue to incur net losses into the foreseeable future as it continues the development of TNT119. From inception through March 31, 2024, the Company has funded its operations through the issuance of simple agreements for future equity (“SAFEs”).

Management is required to perform a two-step analysis over its ability to continue as a going concern. Management must first evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern (step 1). If management concludes that substantial doubt is raised, management is also required to consider whether its plans alleviate that doubt (step 2). Management has prepared cash flow forecasts which indicate that based on the Company’s expected operating losses and negative cash flows, there is substantial doubt about the Company’s ability to continue as a going concern for twelve months after the date the interim financial statements for the period ended March 31, 2024 are available to be issued.

As of March 31, 2024 and December 31, 2023, the Company had an accumulated deficit of $9.5 million and $0.6 million, respectively. As of March 31, 2024 and December 2023, the Company had cash of $1.7 million and $9.9 million, respectively. For the three months ended March 31, 2024, the Company had a net loss of $9.0 million and net cash used in operating activities of $0.9 million. The Company expects to continue to incur substantial losses in the foreseeable future as a result of the Company’s research and development activities.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding. Management intends to raise additional capital through equity offerings or debt financings. However, the Company may not be able to secure additional financing in a timely manner or on favorable terms, if at all. Furthermore, if the Company issues equity securities to raise additional funds, its existing stockholders may experience dilution, and the new equity securities may have rights, preferences and privileges senior to those of the Company’s existing stockholders. If the Company raises additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to its potential products or proprietary technologies, or grant licenses on terms that are not favorable to the Company. Without additional funds, the Company may be forced to delay, scale back or eliminate some of the Company’s research and development activities, or other operations and potentially delay product development in an effort to provide sufficient funds to continue its operations. If any of these events occur, the Company’s ability to achieve its development and commercialization goals would be adversely affected.

Accordingly, due to these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern for twelve months after the accompanying interim financial statements are available to be issued. The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may be necessary should it be determined that the Company is unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

In addition to the policies below, the Company’s significant accounting policies are disclosed in Note 2 of the audited financial statements for the period ended December 31, 2023. Since the date of those financial statements, there have been no other changes to the Company’s significant accounting policies.

Asset Acquisitions

In accordance with the guidance in Topic 805, Business Combinations, in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”), the Company evaluates acquisitions of assets and related liabilities and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen test is met, the transaction is accounted for as an asset acquisition. If the screen test is not met, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs which would meet the requirements of a business.

The Company accounts for an asset acquisition by recognizing net assets based on the cost to the acquiring entity on a relative fair value basis. Goodwill is not recognized in an asset acquisition; any excess consideration transferred over the fair value of the net assets acquired is allocated to the non-monetary identifiable assets and liabilities assumed based on relative fair values. In-process research and development acquired in an asset acquisition is expensed provided there is no alternative future use. The Company accounts for future payments such as those upon achievement of certain regulatory, development or sales milestones in such asset acquisitions when the underlying milestones are achieved. Milestone payments made to third parties subsequent to regulatory approval may be capitalized as intangible assets, if deemed to have alternative future use, and amortized over the estimated remaining useful life of the related product.

Accrued Research and Development Expense

The Company is required to estimate its expenses resulting from its obligations under contracts with vendors, consultants, and clinical research organizations in connection with conducting research and development activities. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. The Company reflects research and development expenses in its financial statements by recognizing those expenses within the period in which services and efforts are expended. The Company accounts for these expenses according to the progress of the related study as measured by the timing of various aspects of the study or related activities. The Company determines accrual and prepaid estimates through review of the underlying contracts along with preparation of financial models taking into account correspondence with key personnel and third-party service providers as to the progress of studies or services being conducted. To date, the Company has had no material differences between its estimates of such expenses and the amounts actually incurred. During the course of a study, the Company adjusts its expense recognition if actual results differ from its estimates.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs consist of external costs, including expenses incurred under arrangements with related parties and third parties and expenses associated with certain research and development activities conducted on the Company’s behalf.

Non-refundable advance payments for goods and services that will be used in future research and development activities are capitalized and recorded as expense in the period that the Company receives the goods or when services are performed.

3.	Fair Value Measurements

Liabilities measured at fair value on a recurring basis as of March 31, 2024 and December 31, 2023 are as follows (in thousands):

	As of March 31, 2024			As of December 31, 2023
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
SAFEs	$—	$—	$10,066	$—	$—	$10,232

Simple Agreement for Future Equity

The Company elected to use the fair value option for the SAFE commitments. SAFEs are measured at fair value using Level 3 significant unobservable inputs. The estimated fair value of the SAFEs as of March 31, 2024 and December 31, 2023, were determined using a valuation model that considered the probability of the occurrence of certain future financing events, an assumed discount rate, and the estimated time period the SAFEs would be outstanding. The assumptions used to determine the fair value of the SAFEs as of March 31, 2024 and December 31, 2023 also included an estimated probability of a financing and a contractual conversion of 100% and 95%, respectively, an assumed discount rate of 21.0% and 19.0%, respectively, and an estimated time period the SAFEs would be outstanding of 0.25 years and 0.25 to 1.25 years, respectively.

The decrease in fair value of the SAFE liability for the three months ended March 31, 2024 of $0.2 million was recognized in other income in the condensed statement of operations and comprehensive loss. Refer to Note 10 for further information on the SAFEs.

The following table provides a reconciliation of all liabilities measured at fair value using Level 3 significant unobservable inputs (in thousands):

SAFEs
Balance at November 8, 2023 (inception)	$—
Issuance of SAFEs	10,000
Change in fair value of SAFEs	232

Balance at December 31, 2023	$10,232
Change in fair value of SAFEs	(166)

Balance at March 31, 2024	$10,066

4.	Prepaid Expenses

Prepaid expenses consisted of the following for the periods indicated (in thousands):

	As of March 31, 2024	As of December 31, 2023
Research	$129	$16
Clinical	87	—

Total	$216	$16

5.	Accounts Payable

Accounts payable consisted of the following for the periods indicated (in thousands):

	As of March 31, 2024	As of December 31, 2023
Professional services	$259	$184
Research	161	—
Clinical	9	—
Recruiting	122	—
Other	62	3

Total	$613	$187

6.	Related Party Agreements and Transactions

Services Agreement with Sera Services, Inc.

In November 2023, the Company entered into an agreement (the “Sera Services Agreement”) with Sera Services, Inc. (“Sera Services”), a wholly-owned subsidiary of Sera Medicines, LLC (“Sera Medicines”), pursuant to which Sera Services provides research and other services to the Company. Sera Medicines is a principal stockholder of the Company and, in its capacity as the holder of a majority of the outstanding stock of the Company, controls who serves on the Company’s board of directors. Sera Medicines is an entity controlled by RA Capital Management, L.P. The Company’s management have a minority ownership in Sera Medicines. Additionally, entities affiliated with RA Capital Management, L.P. entered into SAFEs with the Company in the amount of $10.0 million. Refer to Note 10 for further information on the SAFEs.

Under the terms of the Sera Services Agreement, the Company compensates Sera Services on a fully burdened cost basis for personnel time devoted to Company projects. In addition, the Company reimburses Sera Services on a cost basis for any subcontractor costs incurred. The Company pays Sera Services on a monthly basis, in arrears, for services performed and costs incurred. The Sera Services Agreement has a term of two years and will automatically renew on its anniversary date for additional one-year terms. The Company may terminate the Sera Services Agreement by giving 30 days’ prior notice to Sera Services.

The Company incurred $0.4 million in consulting costs for the three months ended March 31, 2024, in connection with the Sera Services Agreement, and the amount was reflected in research and development, related party and general and administrative, related party on the condensed statement of operations and comprehensive loss and accrued expenses, related party on the condensed balance sheets.

Services Agreement with Carnot Pharma, LLC

In November 2023, the Company entered into an agreement (the “Carnot Services Agreement”), with Carnot Pharma, LLC, (“Carnot”), under which Carnot provides research and other services to the Company. Carnot is an entity controlled by RA Capital Management, L.P.

Under the terms of the Carnot Services Agreement, the Company compensates Carnot on a fully burdened cost basis for personnel time devoted to Company projects. The Company pays Carnot on a monthly basis, in arrears, for services performed and costs incurred. The Carnot Services Agreement is for a term of three years. The Company may terminate the Carnot Services Agreement by giving 30 days’ prior notice to Carnot. The Company did not incur any costs for the three months ended March 31, 2024 in connection with the Carnot Services Agreement.

Services Agreement with Blackbird Clinical, Inc.

In January 2024, the Company entered into an agreement (the “Blackbird Services Agreement”), with Blackbird Clinical Inc., (“Blackbird”), under which Blackbird provides consulting and other services to the Company related to clinical trials. Blackbird is an entity controlled by RA Capital Management, L.P.

The Blackbird Services Agreement contract amount was $0.4 million to be paid in quarterly installments, in arrears, for services performed and costs incurred. The Blackbird Services Agreement has a term of one year. The Company may terminate the Blackbird Services Agreement by giving 45 days’ prior notice to Blackbird. The Company incurred $0.1 million in consulting costs for the three months ended March 31, 2024 in connection with the Blackbird Services Agreement, and the amount was reflected as research and development, related party on the condensed statement of operations and comprehensive loss.

7.	Asset Purchase Agreement with Acelyrin, Inc.

On January 11, 2024, the Company entered into an Asset Purchase Agreement with Acelyrin, for the acquisition of the Transferred Assets, including certain assigned contracts for the development of TNT119. Under these assigned contracts, Tenet (i) received worldwide licenses (with the right to sublicense) to certain patents, know-how and other intellectual property rights to develop, manufacture, use and commercialize TNT119 (budoprutug) for any non-oncology indication, and (ii) assumed certain liabilities of Acelyrin arising from (1) governmental authority action or notification relating to TNT119, (2) contracts assigned to Tenet pursuant to the Asset Purchase Agreement and (3) Tenet’s ownership, lease or operation of the Transferred Assets. The Asset Purchase Agreement includes customary representations, warranties and covenants, as well as standard mutual indemnities, including those covering losses arising from any material breach of the Asset Purchase Agreement.

The Company paid $7.3 million in cash consideration to Acelyrin on the signing date of the Asset Purchase Agreement, in addition to inheriting the rights and obligations, including financial obligations, under the CRH Agreement and the ProBioGen Agreement (in each case, as defined below). The Company determined that the Asset Purchase Agreement should be accounted for as an asset acquisition after considering whether substantially all of the fair value of the gross assets acquired was concentrated in a single asset or group of assets by performing an initial screen test in accordance with FASB ASC Topic 805 Business Combination.

In consideration for the license and other rights the Company received under the Asset Purchase Agreement, the Company is obligated to (i) make total payments of up to $157.5 million to Acelyrin upon the achievement of various development, regulatory and commercial milestones, (ii) pay royalties in the single-digit percentages, subject to specified reductions, to Acelyrin on worldwide net sales in a given calendar year, and (iii) make non-refundable and non-creditable payments to Acelyrin on sublicense income with rates ranging from the low single digit to mid teen percent depending on the stage of development of the most advanced Products (as defined below) at the time of such sublicense. The royalty term continues for each licensed product incorporating or comprising TNT119 (a “Product”) on a country-by-country and Product-by-Product basis beginning on the first commercial sale of such Product and ending on the latest of (a) the date when such Product is no longer covered by a valid claim of a royalty-bearing patent in such country, (b) the expiration of any regulatory exclusivity period for such Product in such country, and (c) the twelfth anniversary of the first commercial sale of such Product in such country. For the period from January 11, 2024 to March 31, 2024, no milestone payments had been accrued as the underlying milestones were not achieved.

The Company is obligated to use commercially reasonable efforts to commercialize at least one Product in the United States and to achieve specified development, regulatory and commercial milestones set forth in the Asset Purchase Agreement. If Acelyrin asserts that the Company has failed to meet one or more of these diligence obligations within specified time periods, and such failure is finally determined through a dispute resolution process, Acelyrin shall have the right to repurchase the transferred assets at the then-fair market value from Tenet, as Acelyrin’s sole and exclusive remedy for such breach.

If, within a specified period, the Company receives a bona fide offer or proposal from a third party to sell, transfer or otherwise divest all or substantially all of the rights to the transferred assets or Products, or grant an exclusive license or exclusive sublicense to such third party to develop and commercialize products under specified terms, then prior to entering into any discussions or negotiations with any third party in relation to such a transaction, the Company shall provide written notice to Acelyrin of such intent or receipt of proposal. Acelyrin shall have the right to negotiate with the Company the terms for a definitive agreement with respect to such sale, transfer or grant of the rights to Products for a specified period of time. If Acelyrin does not exercise its right to negotiate or the parties are unable to agree on the terms of a definitive agreement, the Company shall have the right to negotiate or enter into an agreement with a third party with respect to such transaction, subject to specified conditions.

For a specified period after the closing date of the Asset Purchase Agreement, the Company shall not solicit, induce, or attempt to induce any employees of Acelyrin to become employees or independent contractors of the Company. If the Company does hire or engage an employee of Acelyrin during such period, the Company is obligated to make a certain payment to Acelyrin.

The Company may not sell, assign or transfer all or substantially all of the rights to develop or commercialize a product unless, as a condition to such sale, assignment or transfer, the purchaser, assignee or transferee (as applicable) assumes in writing all obligations of the Company as set forth in the Asset Purchase Agreement with respect to the applicable Products.

The acquired asset, including the prepaid expenses, was measured and recognized as an allocation of the transaction price based on the relative fair value as of the transaction date with any value associated with in-process research and development (“IPR&D”) being expensed. The fair value of the total consideration was $7.3 million, which consisted solely of cash. The allocation of the purchase price was as follows (amounts in thousands):

Acquired in-process research and development	$7,003
Prepaid expenses	297

Net assets acquired	$7,300

The IPR&D asset acquired related to TNT119. As a result, the entire cash consideration, other than prepaid expenses, was allocated to TNT119. The Company concluded that the acquired asset did not have an alternative future use and recognized the full amount of $7.0 million as IPR&D in the condensed statement of operations and comprehensive loss in January 2024.

8.	License Agreements

Amended and Restated License Agreement with Cancer Research Technology Limited

In connection with the Asset Purchase Agreement, in January 2024 the Company was assigned a license agreement with Cancer Research Technology Limited (“CRH”) and, in connection with such assignment, the Company entered into an amended and restated license agreement with CRH (the “CRH Agreement”). The CRH Agreement granted the Company a worldwide exclusive license (other than specified patent rights and materials, which are licensed to Tenet on a non-exclusive basis) under certain know-how, patents and materials, or the licensed rights, to research, develop, test, manufacture or sell certain licensed products related to TNT119 for all therapeutic uses except for oncology indications. The Company is permitted to grant a sublicense under these licenses with CRH’s prior written consent. CRH retains, on behalf of itself and the charitable company Cancer Research U.K., a worldwide, fully paid-up, perpetual and irrevocable right in the licensed rights and in certain intellectual property owned or controlled by the Company that is necessary to exploit the licensed products and used, conceived or generated in the course of exercising the license or exploiting any licensed product, or product-specific foreground intellectual property, for the purpose of non-commercial, non-clinical scientific research.

The Company is obligated to use commercially reasonable efforts to perform all activities set forth in a mutually agreed-upon development plan within the timelines set forth therein. The Company is also obligated to develop at least one licensed product in an autoimmune indication and to pursue worldwide regulatory authorization for licensed products. The Company must use commercially reasonable efforts to commercialize each licensed product throughout each of the specified major markets as soon as practicable following receipt of regulatory authorization for such product in such market. Additionally, the Company must make the licensed product available through the United Kingdom and negotiate with relevant regulatory authorities to make each licensed product available through the National Health Service in England and Wales within a specified time of the licensed product being made available elsewhere in the territory. If the Company fails to meet one or more of these diligence obligations, and such failure is not remedied within the specified cured period, CRH shall have the right to terminate the CRH Agreement with respect to the relevant licensed product.

The Company paid a signature fee to CRH of £0.4 million ($0.4 million), and the Company is obligated to pay CRH a mid-five figure digit fee annually. The Company is obligated pay up to an aggregate of £106.8 million ($136.1 million) upon the achievement of specified development, regulatory, commercial and sales milestone events, including: (i) payments of up to mid-six figure digits in pounds sterling for certain development milestones, (ii) payments of up to low-eight figures in pounds sterling per indication (for up to three indications) for certain regulatory and commercial milestones and (iii) payments up to mid-eight figures in pounds sterling for certain sales milestones. The Company is also obligated to pay tiered royalties ranging from a rate in the mid-single digit to high-single digit percentage on net sales. The royalty term continues for each licensed product on a country-by-country basis beginning on the first commercial sale of such licensed product and ending on the latest of (a) the date when such licensed product is no longer covered by a valid claim of a licensed patent in such country, (b) the expiration of the exclusivity period for such licensed product in such country, and (c) the tenth anniversary of the first commercial sale of such licensed product in such country. Tenet is also responsible for a sublicensing revenue payment ranging from a rate in the mid-single digit to mid-double digits for any sublicense revenue.

The Company concluded that the CRH Agreement should be accounted for separately from the Asset Purchase Agreement and, as a result, the signature fee of £0.4 million ($0.4 million) paid to CRH was recorded as a contract expense as research and development expense on the statement of operations and comprehensive loss. The Company will account for future payments under the CRH Agreement when the applicable milestones are achieved. The Company will expense the annual fee to be paid to CRH on the anniversary date of the CRH Agreement, as research and development expense. For the period from the execution of the CRH Agreement to March 31, 2024, no milestone payments had been accrued as no milestones under the CRH Agreement had been achieved.

The CRH Agreement shall remain in effect in each country in the territory until the expiry of the Company’s obligation to pay royalties in such country. Either party may terminate the CRH Agreement if the other party is in material breach that has not been remedied within the specified cure period or if the other party becomes insolvent. CRH also has the right to terminate the CRH Agreement if the Company or one of the Company’s sublicensees or affiliates challenges a licensed patent, or if the Company is acquired by a tobacco company.

ProBioGen Development, Manufacturing Services and License Agreement

In connection with the Asset Purchase Agreement, the Company was assigned a contract for cell line development, manufacturing services and a license agreement (the “ProBioGen Agreement”) originally entered into between ValenzaBio and ProBioGen AG (“ProBioGen”). ValenzaBio originally entered into the ProBioGen Agreement to research, develop and commercialize innovative therapies using ProBioGen’s proprietary technology, and ValenzaBio used this technology in the development of TNT119. At the time the Company entered into the Asset Purchase Agreement, the development and manufacturing services were complete, and the Company did not make any separate payments for the assignment of the ProBioGen Agreement.

The ProBioGen Agreement granted the Company a commercial non-exclusive license under the license patent rights and licensed know-how in the territory in which ProBioGen’s proprietary technology is applied for the research, development, manufacture, use, sale, and offer for sale, import or export of TNT119. The commercial product license includes a non-exclusive sublicense of the licensed patent rights, limited to the use of TNT119.

In connection with the terms of the ProBioGen Agreement, the Company is obligated to (i) make payments of up to €10.0 million ($10.9 million) upon the achievement of certain development and manufacturing milestones, such as the start of a Phase 2 clinical trial, and (ii) make milestone payments of up to €7.0 million ($7.7 million) upon the achievement of annual net sales-based milestones. If the Company elects to contract ProBioGen to perform certain manufacturing services, the milestone payments will be reduced by €0.9 million ($1.1 million). For the period from the assignment of the ProBioGen Agreement to March 31, 2024, no milestone payments had been accrued as the underlying milestones were not achieved.

The ProBioGen Agreement will remain in effect until the services are completed for the service-related component and until the payment obligations expire in connection with the ProBioGen license component. Both parties have the right to terminate the ProBioGen Agreement if the other party becomes insolvent, or materially breaches the ProBioGen Agreement and fails to remedy any such default within the specified cure periods.

9.	Commitments and Contingencies

Legal Contingencies

From time to time, the Company may become involved in legal proceedings arising from the ordinary course of business. The Company records a liability for such matters when it is probable that future losses will be incurred and that such losses can be reasonably estimated. Significant judgment by the Company is required to determine both probability and the estimated amount. Management is not aware of any legal matters that could have a material adverse effect on financial position, results of operations or cash flows.

Guarantees and Indemnifications

In the normal course of business, the Company enters into agreements that contain a variety of representations and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. As of March 31, 2024 and December 31, 2023, the Company did not have any material indemnification claims that are probable or reasonably possible and consequently has not recorded related liabilities.

10.	Simple Agreements for Future Equity

In November 2023, the Company entered into SAFEs with RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund III, L.P. (the “SAFE Holders”) for an aggregate of $10.0 million. The SAFEs granted the SAFE Holders rights to participate in future equity financings of the Company. The SAFEs stipulate that if there is an equity financing before the expiration or termination of the SAFEs, the Company will be required to issue to the SAFE Holders a number of shares of standard preferred stock equal to the purchase amount of the equity financing divided by the price per share of the standard preferred stock and multiplied by the discount factor of 90%. In addition, the SAFEs stipulate that if there is a liquidity event before the expiration or termination of the SAFEs, the Company will be required to pay a cash payment equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the price per share of the common stock and multiplied by the discount factor of 90%. If there is an option provided to the Company’s stockholders with respect to the form and amount of proceeds to be received in a liquidity event, then the SAFE Holders will be given the same option. The SAFEs also stipulate that if there is a dissolution event before the expiration or termination of the SAFEs, the Company will pay a cash payment to each SAFE Holder equal to the purchase amount of such SAFE Holder’s SAFE. The SAFEs will automatically terminate immediately following the earliest of either (i) the issuance of stock following the conversion of the SAFEs as outlined above in the event of a Company equity financing or liquidity event or (ii) the payment of amounts due to SAFE Holders in the event of a Company dissolution.

The Company elected to use the fair value option of accounting for the SAFEs and recorded the SAFEs as liabilities. As of March 31, 2024 and December 31, 2023, the fair value of the SAFEs were $10.1 million and $10.2 million, respectively.

On April 10, 2024, prior to the execution of the Acquisition Agreement (as described in Note 13 below), the Company and the SAFE Holders amended the SAFEs to change the discount factor from 90% to 100%. All other terms of the SAFEs remained unchanged.

11.	Common Stock

As of March 31, 2024 and December 31, 2023, the Company had 23,600,936 authorized shares of common stock of which 22,420,889 shares were issued and outstanding.

Common Stock Purchase Agreements

In November 2023, the Company entered into a common stock purchase agreement with Sera Medicines pursuant to which Sera Medicines purchased 20,000,000 shares of the Company’s common stock for a total purchase price of $2,000. In addition, in November 2023, the Company entered into restricted common stock purchase agreements with three founders of the Company pursuant to which such founders purchased 2,420,889 shares of the Company’s common stock for a total purchase price of $242. The founders’ shares were issued under the Company’s equity incentive plan, have the same voting rights as other Tenet common stock, and are entitled to receive dividends when and if declared by the Company’s Board of Directors. The shares purchased by the founders were fully vested upon issuance.

12.	Equity Incentive Plan and Stock-Based Compensation

Equity Incentive Plan

In November, the Company’s Board of Directors adopted, and its stockholders approved, the 2023 Stock Option and Grant Plan (the “Plan”). The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock awards. As of March 31, 2024 and December 31, 2023, the common stock reserved for issuance under the Plan was 2,420,895 shares. As of March 31, 2024 and December 31, 2023, 6 shares of common stock were available for future grants. For the three months ended March 31, 2024 and the period from inception to December 31, 2023, no other awards were granted other than the founders’ shares.

Options under the Plan may be granted for periods of up to 10 years and at prices no less than 100.0% of the estimated fair value of the shares on the date of grant as determined by the Company’s Board of Directors, provided, however, that the exercise price of an incentive stock option granted to a 10.0% stockholder shall not be less than 110.0% of the estimated fair value of the shares on the date of grant. Options to be granted under the Plan will generally vest monthly over four years with or without one-year cliff vesting, and certain option grants may provide for accelerated vesting if there is a change in control, as defined in the individual award agreements. For the three months ended March 31, 2024 and the period from inception to December 31, 2023, no options were granted.

13.	Subsequent Events

The Company evaluated subsequent events through May 16, 2024, the date that the unaudited interim condensed financial statements were available for issuance.

SAFE Amendments

On April 10, 2024, prior to the execution of the Acquisition Agreement (as described below), the Company and the SAFE Holders (as described in Note 10) amended the SAFEs to change the discount factor from 90% to 100%. All other terms of the SAFEs remained unchanged.

Acquisition Agreement

On April 10, 2024, the Company entered into an agreement and plan of merger and reorganization (the “Acquisition Agreement”) with Eliem Therapeutics, Inc., a Delaware corporation (“Eliem”), and Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Eliem (“Transitory Subsidiary”). The Acquisition Agreement provides for the acquisition of the Company by Eliem through the merger of Transitory Subsidiary into the Company, with the Company surviving as a wholly owned subsidiary of Eliem (“the Acquisition”).

At the effective time of the Acquisition, and without any action on the part of the holders of common stock of the Company, (i) all issued and outstanding shares of the common stock of the Company and (ii) all securities convertible into shares of common stock of the Company will be converted into the right to receive, in the aggregate, a number of shares of Eliem’s common stock equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Eliem’s common stock as of immediately following the closing of the Acquisition, calculated on a fully-diluted basis using the treasury stock method (the “Aggregate Consideration”). The Acquisition is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Acquisition Agreement contains certain termination rights of each of the Company and Eliem, including if Eliem’s stockholders fail to adopt and approve the issuance of the Aggregate Consideration. Upon termination of the Acquisition Agreement under specified circumstances, Eliem may be required to pay the Company a termination fee of $1.0 million and reimburse the Company’s transaction-related expenses up to a maximum of $0.5 million.

In addition, pursuant to the Acquisition Agreement, the SAFE Holders will enter into SAFE cancellation agreements prior to the closing of the Acquisition with the Company, and in accordance with the Acquisition

Agreement, immediately prior to the closing of the Acquisition, each SAFE that is then outstanding shall, without any action on the part of Eliem, the Company, any SAFE Holder or any other person, terminate and be canceled, and be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth in accordance with the Acquisition Agreement.

Bridge Loan

On May 14, 2024, the Company entered into a Senior Secured Promissory Note (the “Note”) with Eliem pursuant to which Eliem will make short-term loans (the “Loan” or “Loans”) to Tenet in an aggregate principal amount of up to $15.0 million. On or about the date of execution of the Note, Eliem made an initial Loan to the Company of $5.0 million to provide the Company with sufficient cash to fund its operations prior to the consummation of the Acquisition. The Company’s ability to borrow the remaining $10.0 million under the Note is subject to certain conditions and restrictions on use.

The Loans will bear simple interest at a fixed rate per annum of 6%. All outstanding Loans, together with accrued interest, will become due and payable upon the earlier of (i) 12 months from the date of issuance the Note, (ii) the occurrence of specified corporate transactions, or (iii) the Company’s receipt of at least $15.0 million in gross proceeds from the closing of a bona fide equity and/or debt financing.

Under the Note, the Company granted Eliem a continuing, first-priority perfected security interest in all of the Company’s present and future assets, properties and rights, whether tangible or intangible, including, without limitation, the intellectual property of the Company. The Note contains certain customary representations and warranties and certain customary events of default.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

ELIEM THERAPEUTICS, INC.,

TANGO MERGER SUB, INC.,

TENET MEDICINES, INC.

and,

SOLELY IN HIS CAPACITY AS COMPANY EQUITYHOLDER REPRESENTATIVE,

STEPHEN THOMAS

Dated as of April 10, 2024

4.7	Compliance with Laws	A-30
4.8	Unlawful Payments	A-31
4.9	Nasdaq Compliance	A-31
4.10	Financial Advisor	A-31
4.11	Litigation	A-31
4.12	Opinion of Financial Advisor	A-31
4.13	Tax Matters	A-31
4.14	Debarment; Exclusion	A-31
4.15	No Other Representations and Warranties	A-32
4.16	Reliance	A-32
ARTICLE V PRE-CLOSING COVENANTS		A-32
5.1	Operation of the Company’s Business	A-32
5.2	Operation of Parent’s Business	A-33
5.3	Parent Non-Solicitation	A-34
5.4	Company Non-Solicitation	A-35
5.5	Notification of Certain Matters	A-36
5.6	Proxy Statement	A-37
5.7	Parent Stockholders’ Meeting	A-37
5.8	Stockholder Approval	A-39
5.9	Regulatory Filings and Consents	A-39
5.10	Access to Information	A-40
5.11	Delivery of Financial Statements	A-40
5.12	Closing Efforts; Legal Conditions to the Merger; Third-Party Consents	A-41
5.13	Public Disclosure	A-41
ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER		A-41
6.1	Conditions to Obligations of Parent and Transitory Subsidiary	A-41
6.2	Conditions to Obligations of the Company	A-43
ARTICLE VII ADDITIONAL AGREEMENTS		A-43
7.1	Proprietary Information	A-43
7.2	No Claims	A-44
7.3	Indemnification	A-44
7.4	Tax Matters	A-45
7.5	Private Placement	A-45
7.6	280G Covenant	A-46
7.7	Post-Closing Directors and Officers of Parent	A-46
7.8	Registration Rights	A-46
ARTICLE VIII TERMINATION AND AMENDMENT		A-46
8.1	Termination	A-46
8.2	Effect of Termination	A-47
8.3	Fees and Expenses	A-48
8.4	Amendment	A-49
8.5	Extension; Waiver	A-49
ARTICLE IX DEFINITIONS		A-49
ARTICLE X MISCELLANEOUS		A-61
10.1	Non-Survival of Representations and Warranties	A-61
10.2	Notices	A-61
10.3	Entire Agreement	A-62
10.4	Third-Party Beneficiaries	A-62
10.5	Assignment	A-62
10.6	Severability	A-62
10.7	Counterparts and Signature	A-62
10.8	Interpretation	A-63

10.9	Governing Law	A-63
10.10	Remedies	A-63
10.11	Confidentiality	A-63
10.12	Submission to Jurisdiction	A-64
10.13	Amendment	A-64

Exhibits:

Exhibit A	Form of Securities Purchase Agreement
Exhibit B	Form of SAFE Cancellation Agreement
Exhibit C	Form of Parent Support Agreement
Exhibit D	Form of Certificate of Merger
Exhibit E	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation
Exhibit F	Form of Letter of Transmittal
Exhibit G	Form of Company Support and Joinder Agreement
Exhibit H	Form of Written Consent
Exhibit I	Form of Lock-Up Agreement

Schedules:

Schedule 1-A	Specified Parent Support Agreement Signatories
Schedule 1-B	Specified Parent Lock-up Agreement Signatories
Schedule AS	Allocation Schedule
Schedule B	Illustrative Calculation of Base Shares
Schedule K	Company Knowledge Parties

Parent Disclosure Schedule

Company Disclosure Schedule

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is entered into as of April 10, 2024, by and among: Eliem Therapeutics, Inc., a Delaware corporation (“Parent”); Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Transitory Subsidiary”); Tenet Medicines, Inc., a Delaware corporation (the “Company”); and solely in such Person’s capacity as the Company Equityholder Representative, Stephen Thomas (the “Company Equityholder Representative”).

RECITALS

WHEREAS, the Boards of Directors of Parent and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that Parent acquire the Company, in accordance with and on the terms contemplated by this Agreement, in order to advance the long-term business interests of Parent and the Company;

WHEREAS, Parent, Transitory Subsidiary and the Company intend to effect a reorganization in which Transitory Subsidiary will merge with and into the Company, Transitory Subsidiary will cease to exist, and the Company will survive as a direct, wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, the Parent Board established a special committee thereof consisting only of independent and disinterested directors (the “Special Committee”) to, among other things, consider, review, evaluate and negotiate this Agreement and the Contemplated Transactions;

WHEREAS, the Special Committee has unanimously (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and the Disinterested Stockholders (as defined below) and (b) recommended that the Parent Board adopt resolutions approving, adopting and declaring advisable this Agreement and the Contemplated Transactions, and, upon the terms and subject to the conditions set forth in this Agreement, recommended that the stockholders of Parent vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters;

WHEREAS, the Parent Board, upon the recommendation of the Special Committee, has unanimously (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and the Disinterested Stockholders, (b) approved, adopted and declared advisable this Agreement and the Contemplated Transactions, and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters;

WHEREAS, the Board of Directors of Transitory Subsidiary has (a) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Transitory Subsidiary and its sole stockholder, (b) approved, adopted and declared advisable this Agreement and the Contemplated Transactions and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that its sole stockholder votes to adopt this Agreement and thereby approve the Contemplated Transactions;

WHEREAS, the Company Board has unanimously (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (b) approved, adopted and declared advisable this Agreement and the Contemplated Transactions and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to approve the Company Stockholder Matters;

WHEREAS, the parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Section 1.368-2(g) of the Treasury Regulations;

WHEREAS, certain investors have entered into a securities purchase agreement, representing an aggregate commitment of at least $120 million, in substantially the form attached hereto as Exhibit A (collectively, the “Securities Purchase Agreement”), pursuant to which such Persons have agreed, subject to the terms and conditions set forth therein, to subscribe and purchase shares of Parent as of immediately following the Effective Time (the “PIPE Financing”);

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, each of the Company Stockholders has entered into (i) support and joinder agreements, dated as of the date of this Agreement, in the form attached as Exhibit G, (the “Company Support and Joinder Agreements”), and (ii) lock-up agreements in substantially the form attached hereto as Exhibit J;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers, directors and stockholders of Parent (i) listed on Schedule 1-A have entered into Support Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit C (the “Parent Support Agreements”), pursuant to which such stockholders have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Parent in favor of the Parent Stockholder Matters at the Parent Stockholders’ Meeting to be convened following the Closing and (ii) listed on Schedule 1-B have entered into lock-up agreements in substantially the form attached hereto as Exhibit J;

WHEREAS, it is expected that within one (1) Business Day after the execution and delivery of this Agreement (a) the Company Stockholders, representing the Company Stockholder Approval, will execute and deliver an action by written consent in substantially the form attached hereto as Exhibit I.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Transitory Subsidiary, the Company, and (solely in such Person’s capacity as the Company Equityholder Representative) the Company Equityholder Representative agree as follows:

ARTICLE I

THE MERGER

1.1 Merger; Effective Time of the Merger.

(a) Merger.

(i) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, Parent, Transitory Subsidiary and the Company (Transitory Subsidiary and the Company sometimes being referred to herein as the “Merger Constituent Corporations”) shall cause the Merger to be consummated. The Merger shall be consummated at the Effective Time in accordance with this Agreement and evidenced by a certificate of merger relating to the Merger in substantially the form of Exhibit D (the “Certificate of Merger”).

(ii) Upon the Effective Time, the separate corporate existence of Transitory Subsidiary shall cease and the Company, as the surviving corporation of the Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation”), shall continue its corporate existence under the DGCL as a wholly owned subsidiary of Parent.

(b) Effective Time of the Merger. Subject to the provisions of this Agreement, Parent and Transitory Subsidiary shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of

State of the State of Delaware. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

1.2 Closing; Actions at the Closing.

(a) The Closing shall take place at 10:00 a.m., Eastern time, on the Closing Date remotely by electronic exchange of documents and/or at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, unless another date, place or time is agreed to in writing by Parent and the Company.

(b) At the Closing:

(i) the Company shall deliver to Parent and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 6.1;

(ii) Parent and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2;

(iii) Parent shall file with the Secretary of State of the State of Delaware the Certificate of Merger; and

(iv) Parent, the Company, and Transitory Subsidiary shall take, or cause to be taken, the actions set forth in Section 1.1(a) and Section 1.1(b).

1.3 Effects of the Merger.

At and after the Effective Time, (i) Transitory Subsidiary shall merge with and into the Company, the separate existence of Transitory Subsidiary shall cease, and the Company shall survive the Merger as the Surviving Corporation, (ii) the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and (iii) the Company Certificate of Incorporation shall be amended and restated in its entirety to read as set forth on Exhibit E. Without limiting the foregoing, the Surviving Corporation shall thereupon and thereafter possess all of the rights, property, privileges, powers and franchises, of a public as well as a private nature, of each of the Merger Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Merger Constituent Corporations. In addition, Parent shall cause the by-laws of the Surviving Corporation to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the by-laws of Transitory Subsidiary as in effect immediately prior to the Effective Time, except that all references to the name of Transitory Subsidiary therein shall be changed to refer to the name of the Company.

1.4 Directors and Officers.

(a) The directors of Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b) The officers of Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

1.5 Additional Action. The Surviving Corporation may, at any time from and after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary in order to consummate and give effect to the transactions contemplated by this Agreement.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Capital Stock; Treatment of Company SAFEs.

(a) Capital Stock of Transitory Subsidiary. At the Effective Time, by virtue of the Merger and without any action on the part of Parent or Transitory Subsidiary, each share of common stock, par value $0.001 per share, of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for the cancellation of such shares of Transitory Subsidiary common stock and the funding of the Aggregate Consideration by Parent, the Surviving Corporation shall issue an equivalent number of shares of common stock, par value $0.0001 per share, all of which shares shall be held by Parent, and which shall constitute the only outstanding shares of common stock of the Surviving Corporation immediately following the Effective Time.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, any holder of Company Stock or any other Person, each share of Company Stock that is owned by the Company as treasury stock and each share of Company Stock that is owned by Parent, Transitory Subsidiary or any other wholly-owned direct or indirect subsidiary of Parent as of immediately prior to the Effective Time shall be cancelled and shall cease to exist and no payment or consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, any holder of Company Stock or any other Person, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than (A) shares of Company Common Stock referenced in Section 2.1(b) and (B) Dissenting Shares) shall be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth on the Allocation Schedule.

(d) Treatment of SAFE Agreements. Immediately prior to the Effective Time, with respect to each Company SAFE that is then outstanding, such Company SAFE shall (in accordance with the SAFE Cancellation Agreement(s)), without any action on the part of Parent, the Company, any SAFE Holder or any other Person, terminate and be cancelled, and be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth on the Allocation Schedule.

(e) Payment Certificate; Closing Date Payments.

(i) No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent: (A) the Payment Certificate; (B) a pay-off letter in form and substance reasonably satisfactory to Parent duly executed by each Person to whom any Indebtedness is (or at the Closing will be) owed by the Company or the Surviving Corporation, if any, which shall include a complete release of the Company and the Surviving Corporation from all Liens, liabilities and other obligations with respect to such Indebtedness, effective upon the discharge of such Indebtedness at the Closing; and (C) final invoices submitted by each Person to whom any Company Transaction Expenses (other than any Taxes included in Company Transaction Expenses) are (or at the Closing will be) owed, which shall state that the amount invoiced thereby represents all Company Transaction Expenses payable to such Person with respect to the period through the Closing.

(ii) At the Closing, Parent shall make the following payments, in each case in the respective amounts set forth in the Payment Certificate:

(A) to each Person specified in the Payment Certificate as a recipient of payments in respect of the Closing Indebtedness, by wire transfer of immediately available funds, the amount payable to such Person as specified in the Payment Certificate;

(B) to each Person specified in the Payment Certificate as a recipient of payments in respect of Company Transaction Expenses that remain unpaid as of immediately prior to the Effective Time, by wire transfer of immediately available funds, the amount payable to such Person as specified in the Payment Certificate; and

(C) to the Transfer Agent, the Aggregate Consideration by shares of Parent Common Stock issued in book entry.

(f) Certain Adjustments to Per Share Amounts. All per share amounts payable to the Company Equityholders pursuant to this Article II shall be adjusted, as applicable and appropriate, to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Stock), reorganization, recapitalization or other like change with respect to Company Stock occurring (or for which a record date is established) after the date of this Agreement and prior to the Effective Time.

(g) No Fractional Shares. Except as otherwise provided in this Section 2.1(g), no fractional shares of Parent Common Stock shall be issued in exchange for any Company Stock or any Company SAFE, and no holder of any Company Stock or Company SAFE shall be entitled to receive a fractional share of Parent Common Stock. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall receive from Parent, in lieu of such fractional share and upon surrender by such holder of a letter of transmittal in accordance with Section 2.2 and any accompanying documents as required therein: (i) one share of Parent Common Stock if the aggregate amount of fractional shares of Parent Common Stock such holder of Company Common Stock would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Common Stock if the aggregate amount of fractional shares of Company Common Stock such holder would otherwise be entitled to is less than 0.50, with no cash being paid for any fractional share eliminated by such rounding.

2.2 Payment Fund. The procedures for exchanging outstanding shares of Company Stock for the consideration to be paid to the holders of such Company Stock in connection with the Merger are as follows:

(a) Transfer Agent. The Transfer Agent shall, pursuant to instructions from Parent in accordance with the Allocation Schedule, deliver the Aggregate Consideration to the Company Equityholders. The Payment Fund shall not be used for any purpose other than as specified in this Section 2.2(a).

(b) Exchange Procedures. Promptly after the Effective Time, Parent shall mail to each holder of record of Company Stock that was issued and outstanding as of immediately prior to the Effective Time (i) a Letter of Transmittal and (ii) instructions for effecting the surrender of stock certificates (to the extent the applicable share of Company Stock are certificated) in exchange for the applicable Aggregate Consideration that is or may become payable with respect thereto pursuant to the terms of this Agreement. Upon (A) (i) proper surrender of a Certificate for cancellation to Parent or (ii) confirmation by the Company’s transfer agent of cancellation of such Certificates(s) and (B) delivery of a duly completed and executed Letter of Transmittal, the holder of Company Stock shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock as determined in accordance with Section 2.1 and reflected on the Allocation Schedule attached to the Payment Certificate. If payment in respect of any share of Company Stock is to be made to a Person other than the Person in whose name such share of Company Stock is registered, it shall be a condition of payment that the signatures on any related stock power shall be properly guaranteed and that the Person requesting such payment shall have established to the satisfaction of Parent that any transfer and other Taxes required by reason of such payment to a Person other than the registered holder of such shares of Company Stock have been paid or are not applicable. Until surrendered or cancelled as contemplated by this Section 2.2(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender or cancellation the applicable Aggregate Consideration that becomes payable in respect of such Certificate pursuant to this

Agreement. Holders of Certificates shall not be entitled to receive any portion of the Aggregate Consideration to which they would otherwise be entitled until such Certificates are properly surrendered or cancelled.

(c) No Further Ownership Rights in Company Stock. All consideration paid in accordance with the terms of this Section 2.2 shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding as of immediately prior to the Effective Time.

(d) Termination of Payment Fund. Any portion of the Payment Fund deposited with the Transfer Agent (including shares of Parent Common Stock issued to a Parent reserve account) that remains undistributed to the holders of Company Stock as of six (6) months after the Effective Time shall be delivered to Parent (subject to abandoned property, escheat or similar Law), upon demand, and any holder of Company Stock who is entitled to such amount under this Section 2.2 shall (subject to Section 2.2(e)) be entitled to seek payment of such amount from Parent only as a general creditor thereof.

(e) No Liability. To the extent permitted by applicable Law, none of Parent, Transitory Subsidiary, the Company, the Surviving Corporation or the Transfer Agent shall be liable to any Company Equityholder for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any shares of Company Stock shall not have been exchanged prior to the first (1st) anniversary of the Closing Date (or immediately prior to such earlier date on which the related consideration payable pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), any such consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

2.3 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive any portion of the Aggregate Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive any portion of the Aggregate Consideration otherwise payable in respect thereof pursuant to this Agreement, without interest thereon, upon surrender of a duly executed Letter of Transmittal and cancellation, in each case, in the manner set forth in Section 2.2.

(c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not settle or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its written consent to such settlement, payment or settlement offer.

2.4 Company Equityholder Representative.

(a) By their execution of this Agreement or the Letter of Transmittal, approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, the Company Equityholders hereby irrevocably (subject only to Section 2.4(e)) appoint the Company Equityholder Representative as the representative, attorney-in-fact and agent of the Company Equityholders in connection with the transactions contemplated by this Agreement and in any litigation or arbitration involving this Agreement. In connection therewith, the Company Equityholder Representative is authorized to do or refrain from doing all further acts and things, and to execute all such documents as the Company Equityholder Representative shall deem necessary or appropriate, and shall have the power and authority to:

(i) act for some or all of the Company Equityholders with regard to all matters pertaining to this Agreement and any agreements ancillary hereto;

(ii) act for the Company Equityholders to transact matters of litigation;

(iii) execute and deliver all amendments, waivers, ancillary agreements, certificates and documents that the Company Equityholder Representative deems necessary or appropriate in connection with the distribution of the Aggregate Consideration by the Transfer Agent, including delivering any update to or correction, amendment or modification of the Allocation Schedule permitted by Section 2.5(a);

(iv) receive funds, make payments of funds, and give receipts for funds;

(v) do or refrain from doing, on behalf of the Company Equityholders, any further act or deed that the Company Equityholder Representative deems necessary or appropriate in the Company Equityholder Representative’s discretion relating to any agreement that may be required by the Transfer Agent in connection with the distribution of the Aggregate Consideration to the Company Equityholders, in each case as fully and completely as the Company Equityholders could do if personally present;

(vi) give and receive all notices required to be given or received by the Company Equityholders under this Agreement and any agreements ancillary hereto;

(vii) give any written direction to the Transfer Agent on behalf of the Company Equityholders; and

(viii) receive service of process in connection with any claims under this Agreement and any agreements ancillary hereto, including any agreement that may be required by the Transfer Agent in connection with the distribution of the Aggregate Consideration to the Company Equityholders.

(b) All decisions and actions of the Company Equityholder Representative on behalf of the Company Equityholders shall be deemed to be facts ascertainable outside of this Agreement and shall be binding upon all Company Equityholders, and no Company Equityholder shall have the right to object, dissent, protest or otherwise contest the same.

(c) The Company Equityholder Representative shall act for the Company Equityholders on all of the matters set forth in this Agreement in the manner the Company Equityholder Representative believes to be in the best interest of the Company Equityholders. The Company Equityholder Representative is authorized to act on behalf of the Company Equityholders notwithstanding any dispute or disagreement among the Company Equityholders. In taking any action as Company Equityholder Representative, the Company Equityholder Representative may rely conclusively, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by any Person whom the Company Equityholder Representative reasonably believes to be authorized thereunto. The Company Equityholder Representative may, in all questions arising hereunder, rely on the advice of counsel, and the Company Equityholder Representative shall not be liable to any Company Equityholder for anything done, omitted or suffered in good faith by the Company Equityholder Representative based on such advice. The Company Equityholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Company Equityholder Representative. The Company Equityholder Representative shall not have any liability to any of the Company Equityholders for any act done or omitted hereunder as Company Equityholder Representative while acting in good faith. The Company Equityholder

Representative shall be indemnified by the Company Equityholders from and against any loss, liability or expense incurred in good faith by the Company Equityholder Representative and arising out of or in connection with the acceptance or administration of the Company Equityholder Representative’s duties hereunder. Any such claim for indemnification shall be satisfied by a claim against the Company Equityholders (with each Company Equityholder liable for the Pro Rata Share of any such claim that is represented by such Company Equityholder’s Company Stock or Company SAFE).

(d) In the event the Company Equityholder Representative becomes unable to perform the Company Equityholder Representative’s responsibilities hereunder or resigns from such position, the Company Equityholders (acting by a written instrument signed by holders of Company Stock who held, as of immediately prior to the Effective Time, a majority (by voting power) of the then outstanding shares of Company Stock) shall select another representative to fill the vacancy of the Company Equityholder Representative, and such substituted representative shall be deemed to be the Company Equityholder Representative for all purposes of this Agreement. The Company Equityholder Representative may be removed only upon delivery of written notice to Parent signed by Persons who, as of immediately prior to the Effective Time, held a majority (by voting power) of the then outstanding shares of Company Stock; provided that no such removal shall be effective until such time as a successor Company Equityholder Representative shall have been validly appointed hereunder. The Company Equityholder Representative shall provide Parent with prompt written notice of any replacement of the Company Equityholder Representative, including the identity and address of the new Company Equityholder Representative.

(e) The Company Equityholder Representative agrees not to, directly or indirectly, disclose the existence or terms of this Agreement or any other agreement contemplated hereby or any other information regarding this Agreement, the Merger or any of the other matters contemplated hereby, including information provided to the Company Equityholder Representative pursuant to the terms of this Agreement, except, in each case (i) to the extent such information is or becomes generally known to the public (other than as a result of a disclosure by the Company Equityholder Representative in breach of its obligations under this Section 2.4), (ii) if and to the extent required by applicable Law, (iii) to employees, advisors, agents or consultants of the Company Equityholder Representative and to the Company Equityholders, in each case who have a need to know such information, and further provided that such persons are subject to confidentiality obligations with respect thereto, or (iv) in connection with, and only to the extent required for, enforcement of rights or defense of claims (including, in each case, on behalf of the Company Equityholders) under this Agreement and the transactions contemplated hereby and thereby.

(f) For all purposes of this Agreement:

(i) Parent shall be entitled to rely conclusively on the instructions and decisions of the Company Equityholder Representative as to the settlement of any disputes or claims under this Agreement or any agreements ancillary hereto or any other actions required or permitted to be taken by the Company Equityholder Representative hereunder, and no party hereunder or any Company Equityholder shall have any claim, cause of action, objection or complaint against Parent for any action taken by Parent in reliance upon the instructions or decisions of the Company Equityholder Representative;

(ii) except as specifically set forth herein, no Company Equityholder shall have any right to bring any claim, cause of action, objection or complaint except through the Company Equityholder Representative, and the Company Equityholder Representative shall have the sole authority to act for, and to enforce the rights of, all Company Equityholders in connection with this Agreement and the transactions contemplated hereby;

(iii) the provisions of this Section 2.4 are independent and severable, are irrevocable (subject only to Section 2.4(e)) and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Equityholder may have in connection with the transactions contemplated by this Agreement; and

(iv) the provisions of this Section 2.4 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Equityholder, and any references in this Agreement to a Company Equityholder shall mean and include the successors to the rights of each applicable Company Equityholder hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.

2.5 Allocation Schedule.

(a) The Allocation Schedule sets forth a true, correct and complete summary of the allocation of the amounts payable to the Company Equityholders pursuant to this Agreement. From time to time after the Effective Time, the Company Equityholder Representative may, with the written agreement of Parent, update, correct or otherwise amend or modify the Allocation Schedule in any manner that is consistent with the express provisions of this Article II. Parent shall be entitled to rely conclusively on the Allocation Schedule as in effect from time to time, and, as between the Company Equityholders, on the one hand, and Parent and the Surviving Corporation, on the other hand, any amounts delivered by Parent to any Company Equityholder (or delivered by Parent to the Transfer Agent for delivery) in accordance with the Allocation Schedule, shall be deemed for all purposes to have been delivered to the applicable Company Equityholder in full satisfaction of the obligations of Parent and the Surviving Corporation under this Article II.

(b) The Transfer Agent shall pay the portion of the Aggregate Consideration payable to the applicable Company Equityholders in accordance with the Allocation Schedule and the Letters of Transmittal.

2.6 Withholding Rights. Parent, the Company, the Surviving Corporation and the Transfer Agent will be entitled to deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement to any Person, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law, and to collect any necessary Tax forms, including IRS Forms W-8 or W-9, as applicable, or any similar information, from Company Equityholders and any other recipients of payments hereunder; provided, however, that, other than in connection with backup withholding, Parent and the Company shall not, and shall use commercially reasonable efforts to cause the Transfer Agent not to, withhold any amounts from consideration to Company Stockholders for Company Stock pursuant to this Section 2.6 without providing advance notice thereof to the Company Equityholder Representative and giving the Company Equityholder Representative an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding. In the event that any amount is so deducted and withheld, and properly remitted to the appropriate Governmental Entity in accordance with applicable Law, such amount will be treated for all purposes of this Agreement as having been paid to the Person to whom the payment from which such amount was withheld was made.

2.7 Share Issuance.

(a) All shares of Parent Common Stock issued pursuant to this Agreement shall bear a legend (and Parent will make a notation on its transfer books to such effect) prominently stamped or printed thereon or the substance of which will otherwise be reflected on the books and records of the transfer agent for Parent Common Stock with respect to book-entry shares, in each case reading substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE IN CONNECTION WITH A DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

Notwithstanding the foregoing, if the recipient of such Parent Common Stock is a “non-U.S. person”, a legend in substantially the following form may also be used:

“THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as set forth in the Company Disclosure Schedule, the statements contained in this Article III are true and correct as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III; provided, however, that the disclosures in any section or paragraph of the Company Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article III and (b) such other sections or paragraphs in this Article III (whether or not there is a specific cross reference) to the extent that it is reasonably apparent on the face of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

3.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate good standing under the Laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate good standing under the Laws of each jurisdiction listed in Section 3.1 of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company’s businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has made available to Parent complete and accurate copies of its Organizational Documents. The Company is not in default under or in violation of any provision of its Organizational Documents.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 23,600,936 shares of Company Common Stock. As of the date of this Agreement, there are (i) 22,420,889 shares of Company Common Stock outstanding, and (ii) no shares of Company Stock held in treasury.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of the Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder and (for shares other than shares of Company Common Stock) the number of shares of Company Common Stock (if any) into which such shares are convertible. Section 3.2(b) of the Company Disclosure Schedule also sets forth the Company SAFEs that are outstanding as of the date of this Agreement, including the applicable holder(s) thereof and the amounts outstanding. Section 3.2(b) of the Company Disclosure Schedule also indicates all outstanding shares of Company Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities Laws.

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, the number of shares of Company Stock issued to date under the Company Stock Plan and the number of shares of Company Stock reserved for future issuance under the Company Stock Plan. The Company has made available to Parent a complete and accurate copy of the Company Stock Plan and forms of all award agreements thereunder.

(d) There are no Equity Interests of any class of the Company, or any security exchangeable into or exercisable for such Equity Interests, issued, reserved for issuance or outstanding, (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements to which the Company is a party or by which the Company is bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other Equity Interests, or obligating the Company to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, commitment or agreement, (iii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any Equity Interests of the Company any assets of the Company, including evidences of Indebtedness, and (iv) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any Equity Interests or to pay any dividend or to make any other distribution in respect thereof. Except as set forth in this Section 3.2, as of the date of this Agreement, the Company does not have any outstanding equity compensation or equity-based compensation or any outstanding promises or obligations to grant any equity or equity-based compensation.

(e) There is no agreement, written or oral, between the Company and any holder of its securities, or, to the Company’s Knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag along” rights), registration under the Securities Act or the securities Laws of any other jurisdiction, or voting, of the capital stock of the Company.

(f) The Allocation Schedule sets forth a true, correct and complete summary of the allocation of the amounts payable to the Company Equityholders pursuant to this Agreement. The allocation of payments set forth on the Allocation Schedule complies with the terms of the Company’s Organizational Documents, the Company Stock, the Company SAFEs and the Company Stock Plan.

3.3 Subsidiaries. The Company does not have, and has never had, any Subsidiaries. The Company does not own or control directly or indirectly or have any direct or indirect equity participation or similar interest in, or any obligation to provide funding to, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

3.4 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite power and authority (corporate and other) to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its respective obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the other agreements contemplated hereby and, subject to obtaining the Company Stockholder Approval, which is the only approval required from the Company Stockholders, the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Company. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is advisable, fair and in the best interests of the Company and its stockholders, (ii) approved this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement and all other agreements contemplated hereby have been duly and validly executed and delivered by the Company party thereto and constitutes or will constitute a valid and binding obligation of the Company, enforceable against them in accordance with its terms.

(b) Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Company of this Agreement or any other agreement contemplated hereby, nor the performance by the Company of its obligations hereunder or thereunder, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (i) conflict with or violate any provision of the Organizational Documents of the Company, each as amended or restated to date, (ii) require on the part of the Company or any Company Stockholder any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of Indebtedness, Lien or other arrangement to which the Company is a party or by which the Company is bound or to which any of the assets of the Company are subject, except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (iv) result in the imposition of any Lien upon any assets of the Company or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

3.5 Financial Statements.

(a) The Company has made available to Parent (i) unaudited balance sheets, statements of profit and loss and statements of cash flows, in each case, as of and for the fiscal year ended December 31, 2023 (the “Year-End Financials”); and (ii) unaudited balance sheet as of the Most Recent Balance Sheet Date and the unaudited statement of profit and loss and unaudited statement of cash flows, in each case, of the Company for the three (3) month period then-ended (the “Interim Financials”). The Year End Financials, and the Interim Financials (collectively, the “Financials”) are true, correct and complete in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other; provided that, (i) the Interim Financials are subject to normal, recurring immaterial year-end adjustments and (ii) the Financials omit footnote disclosures required by GAAP. The Financials present fairly in all material respects the Company’s financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject, in the case of the Interim Financials, to normal, recurring year-end adjustments.

(b) The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets, (iii) access to assets of the Company is permitted only in accordance with management’s authorization, (iv) the reporting of assets of the Company is compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(c) The Company maintains disclosure controls and procedures that are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s financial statements. Section 3.5(c) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

(d) Section 3.5(d) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4) of Regulation S-K of the SEC) effected by the Company. Section 3.5(e) of the Company Disclosure Schedule lists all non-audit services performed by the Company’s auditors for the Company.

(e) The Company has not extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company. Section 3.5(e) of the Company Disclosure Schedule identifies any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act would apply.

3.6 Absence of Certain Changes. Since inception, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, (b) the Company has conducted its business in the Ordinary Course of Business and (c) the Company has not taken any of the actions set forth in clauses (a) through (w) of Section 5.1.

3.7 Books and Records. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect the assets, liabilities, business, of the Company and have been maintained in accordance with good business and bookkeeping practices. Section 3.7 of the Company Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the names of persons having signature authority with respect thereto or access thereto.

3.8 Tax Matters.

(a) The Company has properly filed all income and other material Tax Returns that it was required to file, and all such income and other material Tax Returns are true, correct and complete in all material respects. The Company has paid all Taxes, whether or not shown on any Tax Return, that were due and payable. The unpaid Taxes of the Company (i) for taxable periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and (ii) for taxable periods (or portions thereof) through the Closing Date, will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with GAAP (excluding any Taxes resulting from the Contemplated Transactions). All unpaid Taxes of the Company for all Tax periods (or portions thereof) commencing after the Most Recent Balance Sheet Date arose in the Ordinary Course of Business, other than any Taxes resulting from the Contemplated Transactions.

(b) All Taxes that the Company is or was required by Law to withhold or collect have been withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and the Company has complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any creditor, or other third party.

(c) The Company is not and has never been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company. The Company (i) has no liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation, or otherwise by operation of Law for any Taxes of any Person other than the Company, and (ii) is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement (other than any such agreement entered into in the ordinary course of business (such as a loan or a lease) the primary purpose of which is not related to Taxes).

(d) The Company made available to Parent (i) complete and correct copies of all income and other material Tax Returns of the Company relating to Taxes for all taxable periods since inception, (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of the Company relating to Taxes for all taxable periods for which the statute of limitations has not yet expired, and (iii) complete and correct copies of all material agreements, rulings, settlements or other Tax documents with or from any Governmental Entity relating to Tax incentives of the Company.

(e) No examination or audit of or relating to any Tax Return of the Company by any Governmental Entity is currently in progress or, to the Knowledge of the Company, has been threatened in writing. No deficiencies for Taxes of the Company have been claimed, proposed or assessed by any Governmental Entity in a writing received by the Company. The Company has not been informed by any jurisdiction in which the Company does not file a Tax Return that the jurisdiction believes that the Company was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. The Company has not (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which will remain in effect following the Closing Date.

(f) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of (i) any adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax Law), (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax Law) with respect to a transaction occurring on or prior to the Closing Date, (iii) a closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed prior to the Closing, (iv) an installment sale or open transaction disposition made prior to the Closing, or (v) a prepaid amount or deferred revenue received on or prior to the Closing Date outside the ordinary course of business.

(g) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(h) The Company has not distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company been distributed, in a transaction to which Section 355 of the Code applies (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(i) There are no Liens with respect to Taxes upon any of the assets of the Company, other than with respect to Taxes not yet due and payable.

(j) The Company (i) is not a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes and (ii) has not made an entity classification (“check-the-box”) election under Section 7701.

(k) The Company is not subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having a permanent establishment (within the meaning of an applicable Tax treaty) or other fixed place of business in that country.

(l) The Company has not engaged in a “listed transaction” as set forth in Treasury Regulation section 1.6011-4(b)(2). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(m) The Company has no knowledge of any fact or circumstance, that would reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

(n) The representations and warranties in this Section 3.8 and, to the extent related to Taxes, Section 3.16, constitute the exclusive representations and warranties of the Company with respect to Taxes.

3.9 Assets.

(a) The Company is the true and lawful owner of, and has good title to, all of the assets (tangible or intangible) purported to be owned by the Company, free and clear of all Liens. The Company owns or leases all tangible assets sufficient for the conduct of its businesses as presently conducted, which tangible assets are reflected in the Financials (other than to the extent disposed of in the Ordinary Course of Business). Except as would not reasonably be expected to be material to the Company, each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

(b) Except as would not reasonably be expected to be material to the Company, each item of equipment, motor vehicle and other asset that the Company has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, upon its return to its lessor or owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable lease or contract, Company to such lessor or owner will have been discharged in full.

3.10 Owned and Leased Real Property.

(a) The Company does not own, and has never owned, any real property.

(b) Section 3.10(b) of the Company Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable, security deposit, maintenance and like charges thereunder, and any advance rent thereunder. The Company has delivered to Parent complete and accurate copies of the Leases. The Company does not occupy any space other than pursuant to a Lease. With respect to each Lease:

(i) such Lease is legal, valid, binding, enforceable and in full force and effect against the Company that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto;

(ii) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect against the Company that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(iii) none of the Company or, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default by the Company or, to the Knowledge of the Company, any other party under such Lease; and no event has occurred that would give rise to a termination right under such Lease;

(iv) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

(v) the Company has not assigned, transferred, conveyed, mortgaged, subleased, licensed, deeded in trust or encumbered any interest in the leasehold or subleasehold;

(vi) all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities;

(vii) to the Knowledge of the Company, there are no Liens, easements, covenants or other restrictions applicable to the real property subject to such Lease which would reasonably be expected to impair the current uses or the occupancy by the Company of the property subject thereto;

(viii) no construction, alteration or other leasehold improvement work with respect to the Lease remains to be paid for or performed by the Company;

(ix) the Company is not obligated to pay any leasing or brokerage commission relating to such Lease and will not have any obligation to pay any leasing or brokerage commission upon the renewal or expansion of the Lease; and

(x) the Financials contain adequate reserves to provide for the restoration of the property subject to the Lease at the end of the respective Lease term, to the extent required by the Lease.

3.11 Intellectual Property.

(a) Section 3.11(a) of the Company Disclosure Schedule lists all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing and issuance, names of all current applicant(s) and registered owners(s), as applicable. All assignments of Company Registrations to the Company have been properly executed and recorded. To the Knowledge of the Company, all Company Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company, and there are no Liens on any of the Company Registrations.

(b) There are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced, or to the Knowledge of the Company, threatened, with respect to any Patent Rights included in the Company Registrations. The Company has (and to Company’s Knowledge any other Person responsible for patent matters has) complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company and has made no misrepresentation in such applications. The Company has no Knowledge of any information that would preclude the Company (or the applicable owner) from having clear title to the Company Registrations or affecting the patentability, validity or enforceability of any Company Registrations. To the Knowledge of the Company, there has been no public disclosure of any Company Intellectual Property, including in trade publications or at trade shows, prior to filing of any Company Registrations with respect thereto.

(c) Each item of Company Intellectual Property will be owned or available for use by Parent or a Subsidiary of Parent following the Closing on the same terms and conditions as it was immediately prior to the Closing. The Company is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Liens. To the Knowledge of the Company, the Company Intellectual Property constitutes all Intellectual Property necessary to Exploit the Company Offerings in the manner so done currently and contemplated to be done in the future by the Company, or (if necessary for, or used in, the conduct of the business of the Company in the manner currently conducted and contemplated to be conducted in the future by the Company. A true and complete list of all Company Offerings is set forth in Section 3.11(c)(i) of the Company Disclosure Schedule.

(d) The Company has taken all necessary measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof, except as would not individually or in the aggregate reasonably be expected to be material to the Company. The Company has complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security. To the Knowledge of the Company, no complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the Knowledge of the Company, threatened against the Company. To the Knowledge of the Company, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Company, or (ii) breach of the Company’s security procedures wherein confidential information has been disclosed to a third Person.

(e) The Exploitation of the Company Offerings and the conduct of the Company’s business as of the date hereof and as of the Closing Date, does not (to the Knowledge of the Company with respect to Patent Rights only) infringe, misappropriate, constitutes an unauthorized use of, or otherwise violate the Intellectual Property rights of any Third Party. No claim has been made to the Company in writing or, to the Company’s Knowledge, orally, nor has the Company received any other written, nor, to the Company’s Knowledge, oral notice alleging, that the Exploitation of the Company Offerings or conduct of Company’s business does (or would upon commercialization of any Company Offering) infringe upon, misappropriate, constitutes an unauthorized use of or otherwise violates the Intellectual Property of any Third Party. The Company has not received any written nor, to the Company’s Knowledge, oral notice or communication from any Third Party recommending, suggesting or otherwise alleging that the Exploitation of any Company Offering would require a license under any Intellectual Property of a Third Party. To Company’s Knowledge, no Intellectual Property of a Third Party is required to Exploit any Company Offering other than the Company Licensed Intellectual Property.

(f) To the Knowledge of the Company, no Person (including any employee or current or former consultant of the Company) is infringing, violating or misappropriating any of the Company Intellectual Property. The Company has provided to Parent copies of all written correspondence, analyses, legal opinions, complaints, claims, notices or threats concerning the infringement, violation or misappropriation of any Company Intellectual Property.

(g) Section 3.11(g) of the Company Disclosure Schedule identifies each license, covenant or other agreement pursuant under which the Company has assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any past, existing or future Company Intellectual Property. Except as described in Section 3.11(g) of the Company Disclosure Schedule, the Company has not agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Offering or any third party Intellectual Property rights. The Company is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.

(h) Section 3.11(h) of the Company Disclosure Schedule identifies (i) each item of Company Licensed Intellectual Property and the license or agreement pursuant to which the Company has rights under it (excluding currently-available, off-the-shelf software programs that are part of the Internal Systems and are licensed by the Company pursuant to “shrink wrap” licenses, the total fees associated with which are less than $75,000 per year) (each, an “In-License Agreement”) and (ii) each agreement, contract, assignment or other instrument pursuant to which the Company has obtained any joint or sole ownership interest in or to each item of Company Intellectual Property. The Company is in compliance with all material terms of each In-License Agreement and the Company is not aware of the occurrence of any event or circumstance that has or would give rise to a right of termination under each In-License Agreement.

(i) Schedule 3.11(i) lists each agreement (a) pursuant to which the Company is required to exercise any level of efforts with respect to any Company Intellectual Property or Company Offering (“Company Diligence

Obligations”), or (b) pursuant to which any Third Party has the right to re-possess, re-purchase or terminate Company’s rights in any Company Intellectual Property (“IP Reversion Rights”). The Company is in full compliance with all Diligence Obligations. No circumstance exists that would enable a Third Party to exercise any IP Reversion Rights.

(j) Each current or former independent contractor of the Company has executed a valid, binding and enforceable written agreement expressly assigning to the Company all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, authored, conceived and/or reduced to practice during the term of such independent contractor’s work for the Company, and all Intellectual Property rights therein, and has waived all moral rights therein to the extent legally permissible.

(k) The Company has neither sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the Exploitation of the Company Offerings, the Internal Systems or any facilities or equipment used in connection therewith. No university or Governmental Entity has sponsored any research or development conducted by the Company, or has any claim of right or ownership of or Lien on any Company Intellectual Property or any Company Licensed Intellectual Property that is, or is purported to be, exclusively licensed to the Company.

(l) Neither the negotiation, execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (i) a breach of or default under any agreement governing any Company Intellectual Property, (ii) an impairment of the rights of the Company in or to any Company Intellectual Property or portion thereof, (iii) the grant or transfer to any third party of any new license or other interest under, the abandonment, assignment to any third party, or modification or loss of any right with respect to, or the creation of any Lien on, any Company Intellectual Property, (iv) the Company, Parent or any of their respective Affiliates being obligated to pay any penalty or new or increased royalty or fee to any Person under any agreement governing any Company Intellectual Property, or (v) Parent or any of Parent’s Affiliates being (A) bound by or subject to any noncompete or licensing obligation or covenant not to sue or (B) obligated to license any of its Intellectual Property to (or obligated not to assert its Intellectual Property against) any Person.

3.12 Contracts.

(a) Section 3.12(a) of the Company Disclosure Schedule lists the following agreements (each a “Contract”) to which the Company is a party:

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $75,000, or (C) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any services, products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement providing for any royalty, milestone or similar payments by the Company;

(iv) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

(v) any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Lien on any of its assets, tangible or intangible;

(vi) any agreement for the disposition of any assets or business of the Company or any agreement for the acquisition of the assets or business of any other Person (other than purchases of inventory or components in the Ordinary Course of Business);

(vii) any agreement concerning confidentiality, noncompetition or non-solicitation (other than confidentiality agreements with customers of the Company set forth in the Company’s standard terms and conditions of sale or standard form of employment agreement, copies of which have previously been delivered to Parent);

(viii) any employment agreement or consulting agreement;

(ix) any agreement providing for severance, retention, change in control payments, or transaction-based bonuses or incentives;

(x) any settlement agreement or settlement-related agreement (including any agreement in connection with which any employment- or individual services-related claim is settled);

(xi) any agreement entered into by the Company since inception (whether or not in effect as of the date of this Agreement) with any Affiliate of the Company or involving any current or former officer, director or stockholder of the Company or any Affiliate thereof;

(xii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

(xiii) any agency, distributor, sales representative, franchise or similar agreements to which the Company is a party or by which the Company is bound;

(xiv) any agreement which contains any provisions requiring the Company to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or services entered into in the Ordinary Course of Business);

(xv) any agreement that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Company as currently conducted and as currently proposed to be conducted;

(xvi) any agreement that would entitle any third party to receive a license or any other right to Intellectual Property of Parent or any of Parent’s Affiliates (excluding the Company) following the Closing;

(xvii) any agreement relating to grants, funding or other forms of assistance received by the Company from any Governmental Entity;

(xviii) any agreement relating the research, development, clinical trial, manufacturing, distribution, supply, marketing or co-promotion of any products, product candidates or devices in development by or which has been or which is being researched, developed, marketed, distributed, supported, sold or licensed out, in each case by or on behalf of the Company; and

(xix) any other agreement (or group of related agreements) either involving more than $75,000 or not entered into in the Ordinary Course of Business.

(b) The Company has made available to Parent a complete and accurate copy of each Contract (as amended to date). With respect to each Contract: (i) the Contract is legal, valid, binding and enforceable and in full force and effect against the Company that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto; (ii) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect against the Company that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such Contract, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default by the Company or, to the Knowledge of the Company, any other party under such Contract.

(c) The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 3.12(a) of the Company Disclosure Schedule under the terms of Section 3.12(a). The Company is not a party to any written or oral arrangement (i) to perform services or sell products which is expected to be performed at, or to result in, a loss or (ii) for which the customer has already been billed or paid that have not been fully accounted for on the Most Recent Balance Sheet.

3.13 Litigation. As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened with respect to, against or affecting the Company or any current or former officer, director, employee, consultant, agent or stockholder of the Company in its, his or her capacity as such or with respect to the Company, or seeking to prevent or delay the transactions contemplated hereby, and no notice of any Legal Proceeding involving or relating to the Company, whether pending or threatened, has been received by the Company. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or other Governmental Entity, by arbitration or otherwise) against or involving the Company. As of the date hereof, there is no material Legal Proceeding by the Company pending, or which the Company has commenced preparations to initiate, against any other Person.

3.14 Environmental Matters.

(a) The Company has complied with all applicable Environmental Laws except as would not, individually or in the aggregate reasonably be expected to be material to the Company. There is no pending or, to the Knowledge of the Company, threatened Legal Proceeding relating to any Environmental Law involving the Company.

(b) The Company has no liabilities or obligations arising from the release or threatened release of any Materials of Environmental Concern into the environment.

(c) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

(d) Set forth in Section 3.14(d) of the Company Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to Parent.

(e) The Company has no Knowledge of any environmental liability relating to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

3.15 Labor and Employment. The Company neither has nor has it ever had any employees. Any service-providing relationships with individuals have been with Sera Services, Inc. (“Sera Services”), which has caused certain of its employees and contractors to provide services to the Company (the “Sera Service Providers”). Other than through cost allocations among Sera and the Company as Affiliates, the Company has no actual or contingent liability with respect to the Sera Service Providers or other individual service providers (or entities in which they are substantial owners and through which they provide services to the Company under contract with Sera or otherwise), including with respect to (i) any misclassification of any person as an independent contractor rather than as an employee, as an employee rather than as an independent contractor, or as a non-employee of the Company when in fact employed by the Company or (ii) any joint employer claims by any employee or contractor leased or seconded from or staffed or provided by a third party. The Company has not breached or violated any applicable Law in any material respect respecting employment and employment practices and terms and conditions of employment.

3.16 Employee Benefit Plans.

(a) The Company neither has nor has ever sponsored, maintained, or contributed to any Company Plan nor has any actual or potential liability with respect to an Employee Benefit Plan. Neither the Company nor any ERISA Affiliate has ever maintained or contributed to or had any actual or potential liability with respect to an Employee Benefit Plan that was ever subject to Section 412 of the Code or Title IV of ERISA.

(b) The Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement, contract, arrangement or plan that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

3.17 Compliance with Laws. The Company has conducted, and is conducting, its business and operations in compliance in all material respects with all applicable Laws. The Company has not received any notice or other communication from any Governmental Entity or other Person alleging any noncompliance with any applicable Law. The Company has no material liability for failure to comply with any Law and, to the Knowledge of the Company, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such liability. The Company has not conducted any internal investigation with respect to any actual, potential or alleged violation of any Law by any manager, member or other equity holder or officer or concerning any actual or alleged fraud.

3.18 Unlawful Payments. The Company is and has been in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, all other international anti-bribery conventions and all applicable anti-corruption or bribery Laws in any jurisdiction in which the Company has conducted its business (collectively, “Anti-Bribery Laws”). The Company has not received any written communication from any Governmental Entity that alleges that the Company, or any of its current or former Representatives, is or may be in violation of, or has, or may have, any liability under, any Anti-Bribery Laws, and no such potential violation of Anti-Bribery Laws has been discovered by or brought to the attention of the Company since inception. The Company has not made or anticipates making any disclosures to any Governmental Entity for potential violations of Anti-Bribery Laws. None of the Company’s current or former Representatives is currently an officer, agent or employee of a Governmental Entity. Neither the Company nor any of its current or former Representatives has directly or indirectly offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment payable to (a) any Person who is an official, officer, agent, employee or representative of any Governmental Entity or of any existing or prospective customer (whether or not owned by a Governmental Entity), (b) any political party or official thereof, (c) any candidate for political or political party office or (d) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid or promised, directly or indirectly, for purposes not allowable under the Anti-Bribery Laws, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or other Person affiliated with any such customer, political party or official or political office.

3.19 Permits and Regulatory Matters.

(a) The Company owns or holds all material Permits that are required for the Company to conduct its business as presently conducted. Each such Permit is in full force and effect; the Company is in compliance with the terms of each such Permit in all material respects; and, to the Knowledge of the Company, no suspension, revocation, withdrawal, termination, material modification or cancellation of such Permit has been threatened. Each such Permit will continue in full force and effect immediately following the Closing. No legal proceeding is pending or, to the Knowledge of the Company, threatened, which seeks to revoke, limit, suspend, or materially modify any Permit. The Company has made available to Parent all such Permits.

(b) As to each of the product candidates of the Company, including compounds currently under research and/or development by the Company and subject to the jurisdiction of the Food and Drug Administration (“FDA”), European Medicines Agency (“EMA”) or any equivalent Regulatory Authority in any legal jurisdiction other than the U.S. and the European Union (each such product, a “Company Regulated Product”), if any, such Company Regulated Product is being researched, investigated, developed, manufactured, packaged, labeled, stored, distributed, imported and exported, and tested in compliance in all material respects with all applicable Laws. The Company has not received any written notices or correspondence from the FDA, the EMA or any other Regulatory Authority exercising comparable authority, and there is no action or proceeding pending or, to the Company’s Knowledge, threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that the Company is not currently in compliance with any and all applicable Laws implemented by the FDA, EMA or any other Regulatory Authority exercising comparable authority.

(c) All preclinical studies and clinical trials, and other studies and tests of any Company Regulated Product conducted by or on behalf of the Company have been, and if still pending are being, conducted in material compliance and to the extent applicable with, the applicable protocol for such study or trial, good laboratory practices, good clinical practices and all applicable Laws, including the FDCA and its implementing regulations governing good laboratory practices and good clinical practices (e.g., 21 C.F.R. Parts 50, 54, 56, and 312 of the U.S. Code of Federal Regulations) and the respective counterparts in the European Union and other jurisdictions outside the United States exercising comparable authority over any Company Regulated Product. Since January 11, 2024, no clinical trial conducted by or on behalf of the Company has been terminated or placed on full or partial clinical hold by the FDA, EMA or by the applicable Institutional Review Board (“IRB”) for safety reasons or otherwise prior to scheduled completion, and neither the FDA, EMA, an IRB nor any other applicable Regulatory Authority that has or has had jurisdiction over, a clinical trial conducted by or on behalf of the Company has initiated, or, to the Company’s Knowledge, threatened to initiate, any action to place a full or partial clinical hold order on, or otherwise terminate or suspend, any proposed or ongoing clinical investigation of the Company Regulated Products conducted or proposed to be conducted by or on behalf of the Company.

(d) All manufacturing operations conducted by or for the benefit of the Company have been, and are being conducted in material compliance with applicable Laws, including provisions of the FDA’s current good manufacturing practice regulations and comparable regulatory requirements of the EMA and foreign Regulatory Authorities exercising comparable authority. The Company’s facilities are registered, as required, and the Company has established and maintains a quality agreement with each of the third party vendors that manufacture, process, package, or supply ingredients and packaging materials for or distribute the Company Regulated Products. Since January 11, 2024, the Company and, to the Company’s Knowledge, its third party vendors have filed all required notices, registration applications, order forms, reports, supplemental applications and annual or other reports or documents, including adverse experience reports, that are material to the continued

development, handling, manufacture, sale, and distribution of the Company Regulated Products. Since January 11, 2024, no supplier or manufacturing site for any Company Regulated Product (whether owned by the Company or that of a contract manufacturer) has been subject to an FDA, EMA or other Regulatory Authority shutdown or import or export prohibition, nor received and not closed out any FDA Form 483 or any other Regulatory Authority notice of inspectional observations, “warning letters,” “untitled letters” or similar correspondence or notice from the FDA, EMA or other Regulatory Authority.

(e) The Company has made available to Parent all material written formal communications submitted by or on behalf of the Company to any Regulatory Authority, and each such communication, including all supplements and amendments thereto, was true, complete and correct as of the applicable date thereof. The Company has made available to Parent all of the material raw preclinical, nonclinical and other data associated with the Company Regulated Products. All material summaries of preclinical, nonclinical and other data and studies provided by the Company to Parent are consistent with the raw preclinical, nonclinical and other data associated with the Company’s Regulated Products, in all material respects, and are true, complete and accurate descriptions of the subject matter thereof, in all material respects. The Company has not made any untrue statement of a material fact or fraudulent statement to the FDA, EMA or any Regulatory Authority or otherwise failed to disclose a material fact required to be disclosed to the FDA, EMA or any Regulatory Authority. The Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of any Company Regulated Product pursuant to the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy or the FDA’s Application Integrity Policy. All documents and information filed by the Company with the FDA, EMA or any other Regulatory Authority with respect to the Company Regulated Products, or the manufacturing, handling, storage or shipment of the Company Regulated Products were, at the time of filing, true, complete and accurate in all material respects.

(f) There are no proceedings pending or, to the Knowledge of the Company, threatened against the Company with respect to an alleged material violation of the FDCA or any similar Law administered or promulgated by the EMA or any Regulatory Authority. Neither the Company nor any of its officers and employees has been or is subject to any enforcement proceedings by the FDA or other Regulatory Authority and, to the Knowledge of the Company, no such proceedings have been threatened. There is not any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, or proceeding pending or in effect against the Company or any of its officers and employees, and to the Company’s Knowledge, the Company has no liability for failure to comply with the FDCA or other similar Laws. There is no act, omission, event, or circumstance of which the Company has Knowledge that would reasonably be expected to give rise to or form the basis for any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information or any liability (whether actual or contingent) for failure to comply with the FDCA or other similar Laws. The Company has not received any written notice that the FDA or any other Regulatory Authority exercising comparable authority has commenced, or, to the Company’s Knowledge, threatened in writing to initiate, any action to enjoin the manufacture and production of the Company Regulated Products or any component thereof at any of its or its suppliers’ facilities.

(g) Neither the Company nor any of its officers, directors, or employees has been, is, or is in anticipation of being (based on a conviction by the courts or a finding of fault by a regulatory authority): (a) debarred pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a), as amended from time to time; (b) disqualified from participating in clinical trials pursuant to 21 C.F.R. §312.70, as amended from time to time; (c) disqualified as a testing facility under 21 C.F.R. Part 58, Subpart K, as amended from time to time; (d) excluded, debarred or suspended from or otherwise ineligible to participate in a “Federal Health Care Program” as that term is defined in 42 U.S.C. 1320a-7b(f), including under 42 U.S.C. § 1320a-7 or relevant regulations in 42 C.F.R. Part 1001; (e) assessed any civil money penalties pursuant to 42 C.F.R. Part 1003; or (f) included on the HHS/OIG List of Excluded Individuals/Entities, the General Services Administration’s System for Award Management, or the FDA Debarment List or the FDA Disqualified/Restricted List. Neither the Company nor, to the Knowledge of the Company, any of its officers, directors or employees has engaged in any activities that are prohibited, or are cause for civil penalties, or grounds for mandatory or permissive exclusion, debarment, or suspension pursuant to any of these authorities. Since January 11, 2024, the Company has not used, and is currently not using, in any capacity related to any Company Regulated Product, any person that has ever been, or to the Knowledge of the Company, is the subject of a proceeding that could lead to the persons becoming debarred, excluded, disqualified, restricted or suspended pursuant to any of these authorities.

(h) The Company has materially complied with all applicable Laws relating to patient, medical or individual health information, including the Health Insurance Portability and Accountability Act and the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time. To the Knowledge of the Company, there has been no breach of unsecured protected health information, unpermitted disclosure of personal health information, or breach of personally identifiable information with respect to information maintained or transmitted to the Company that would require notice to a Governmental Entity.

3.20 Insurance. Section 3.20 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, director and officer liability, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured or otherwise the beneficiary of coverage, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company may not be liable for retroactive premiums or similar payments, and the Company is otherwise in compliance with the terms of such policies in all material respects. The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 3.20 of the Company Disclosure Schedule identifies all claims asserted by the Company pursuant to any insurance policy since the inception of the Company and describes the nature and status of each such claim.

3.21 Certain Business Relationships With Affiliates. No Affiliate of the Company, directly or indirectly, (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) owes any money to, or is owed any money by, the Company, or (d) is a party to any contract or other arrangement (written or oral) with the Company. Section 3.21 of the Company Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof that occurred or have existed since the beginning of the time period covered by the Financials.

3.22 Investor Questionnaires. Each Company Equityholder has completed, executed and delivered to the Company an Investor Questionnaire (the “Investor Questionnaire”), dated as of a recent date, and copies of all such executed Investor Questionnaires have been made available to Parent. The Company has no reason to believe that the statements set forth therein are not true.

3.23 Brokers; Schedule of Fees and Expenses. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.24 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

3.25 No Other Representations and Warranties. Except as set forth in this Article III or in any certificate delivered by the Company to Parent and/or Transitory Subsidiary pursuant to this Agreement or otherwise in the case of fraud, the Company makes no representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

3.26 Reliance. The Company acknowledges that, except for the representations and warranties contained in Article IV, neither Parent nor the Transitory Subsidiary nor any other Person has made, and the Company has not relied on, any other express or implied representation or warranty by or on behalf of Parent or any other Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND TRANSITORY SUBSIDIARY

Each of Parent and Transitory Subsidiary represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, that, except (a) as set forth in the Parent Disclosure Schedule or (b) as disclosed in the Parent SEC Reports, the statements contained in this Article IV are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV; provided, however, that the disclosures in any section or paragraph of the Parent Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article IV and (b) such other sections or paragraphs in this Article IV (whether or not there is a specific cross reference) to the extent that it is reasonably apparent on the face of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

4.1 Organization, Standing and Power. Each of Parent and Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

4.2 Authority; No Conflict; Required Filings and Consents.

(a) Each of Parent and Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by Parent and Transitory Subsidiary of this Agreement and the consummation by Parent and Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by Parent and Transitory Subsidiary and constitutes a valid and binding obligation of Parent and Transitory Subsidiary, enforceable against them in accordance with its terms.

(b) Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by Parent or Transitory Subsidiary of this Agreement, nor the performance by Parent or Transitory Subsidiary of their respective obligations hereunder or thereunder, nor the consummation by Parent or Transitory Subsidiary of the transactions contemplated hereby or thereby, will (i) conflict with or violate any provision of the charter or By-laws of Parent or Transitory Subsidiary, (ii) require on the part of Parent or Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of Indebtedness, Lien or other agreement to which Parent or Transitory Subsidiary is a party or by which any of them are bound or to which any of their assets are subject, except as would not have, individually or in the aggregate a Parent Material Adverse Effect, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Transitory Subsidiary or any of their properties or assets.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Parent or Transitory Subsidiary in connection with the execution and delivery of this Agreement by Parent or Transitory Subsidiary or the consummation by Parent or Transitory Subsidiary of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

4.3 Operations of Transitory Subsidiary. Transitory Subsidiary is a wholly owned subsidiary of Parent and has not engaged in any business activities or conducted any operations of any kind, entered into any agreement or arrangement with any person, or incurred, directly or indirectly, any liabilities, in each case except in connection with its incorporation and the negotiation of this Agreement.

4.4 Capitalization. The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock and 10,000,000 shares of Parent Preferred Stock, $0.0001 par value per share (“Parent Preferred Stock”). As of the close of business on the Business Day prior to the date of this Agreement, there were (a) 28,043,268 shares of Parent Common Stock outstanding, (b) no shares of Parent Preferred Stock outstanding and (c) no shares of Parent Common Stock held in treasury.

4.5 Parent Stock. The shares of Parent Common Stock subject to issuance pursuant to Article II of this Agreement, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than restrictions on transfer imposed under applicable securities Laws and restrictions on transfer thereof as provided for herein or Liens imposed as a result of any action or inaction of the Company or any Company Equityholder), and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the organizational documents of Parent or any agreement to which Parent is a party or is otherwise bound.

4.6 SEC Filings; Financial Statements. Parent has filed all forms, reports, certifications and other documents required to be filed by Parent with the SEC since December 31, 2022. All such registration statements, forms, reports and other documents are referred to herein as the “Parent SEC Reports.” All of the Parent SEC Reports (a) were filed on a timely basis, (b) at the time filed, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Parent SEC Reports and (c) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading, in any material respect. Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Parent SEC Reports at the time filed (a) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (c) fairly presented in accordance with GAAP the consolidated financial position of Parent and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

4.7 Compliance with Laws. Parent has since January 1, 2021, conducted, and is conducting, its business and operations in compliance in all material respects with all applicable Laws. Since January 1, 2021, Parent has not received any notice or other communication from any Governmental Entity or other Person alleging any noncompliance with any applicable Law. Parent does not have any material liability for failure to comply with any Law and, to the knowledge of Parent, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such liability. Parent has not conducted any internal investigation with respect to any actual, potential or alleged violation of any Law by any manager, member or other equity holder, officer or employee of Parent or concerning any actual or alleged fraud.

4.8 Unlawful Payments. Since January 1, 2021, Parent is and has been in compliance with all Anti-Bribery Laws. Since January 1, 2021, Parent has not received any written communication from any Governmental Entity that alleges that Parent, or any of its current or former Representatives, is or may be in violation of, or has, or may have, any liability under, any Anti-Bribery Laws, and no such potential violation of Anti-Bribery Laws has been discovered by or brought to the attention of Parent since January 1, 2021. Since January 2021, Parent has not made, nor does Parent anticipate making, any disclosures to any Governmental Entity for potential violations of Anti-Bribery Laws. To the knowledge of Parent, none of Parent’s current or former Representatives is currently an officer, agent or employee of a Governmental Entity. To the knowledge of Parent neither Parent nor any of its current or former Representatives has directly or indirectly offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment payable to (a) any Person who is an official, officer, agent, employee or representative of any Governmental Entity or of any existing or prospective customer (whether or not owned by a Governmental Entity), (b) any political party or official thereof, (c) any candidate for political or political party office or (d) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid or promised, directly or indirectly, for purposes not allowable under the Anti-Bribery Laws, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or other Person affiliated with any such customer, political party or official or political office.

4.9 Nasdaq Compliance. To Parent’s Knowledge, Parent is in compliance in all material respects with all Nasdaq continued listing requirements. There are no proceedings pending or, to Parent’s Knowledge, threatened against Parent relating to the continued listing of the Parent Common Stock on Nasdaq, and Parent has not received any notice of, nor to the knowledge of Parent is there any reasonable basis for, the delisting of the Parent Common Stock from Nasdaq.

4.10 Financial Advisor. Except as set forth in Section 4.10 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission based upon arrangements made by or on behalf of Parent or Transitory Subsidiary in respect of any of the transactions contemplated hereby.

4.11 Litigation. There is no Legal Proceeding pending or, to the knowledge of Parent, threatened against Parent or Transitory Subsidiary seeking to prevent or delay the transactions contemplated hereby or that would reasonably be expected to result in a Parent Material Adverse Effect.

4.12 Opinion of Financial Advisor. Parent has received an opinion of Leerink Partners LLC to the effect that, as of the date of this Agreement and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Aggregate Consideration payable by Parent to the Company Equityholders is fair, from a financial point of view, to Parent. It is agreed and understood that such opinion is for the benefit of the Parent Board and may not be relied upon by the Company or any other party.

4.13 Tax Matters. Neither Parent nor any of its Affiliates has any knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

4.14 Debarment; Exclusion. Neither Parent, nor any of its Affiliates, nor, to their knowledge, any officers, employees, agents or clinical investigators of Parent or its Affiliates has been suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar Law or (b) exclusion under 42 U.S.C. Section 1320a 7 or any similar Law.

4.15 No Other Representations and Warranties. Except as previously set forth in this Section IV or in any certificate delivered by Parent or Transitory Subsidiary to the Company pursuant to this Agreement or otherwise in the case of fraud, neither Parent nor Transitory Subsidiary makes any representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

4.16 Reliance. Parent acknowledges that, except for the representations and warranties contained in Article III, neither the Company nor any other Person has made, and Parent has not relied on, any other express or implied representation or warranty by or on behalf of the Company or any other Person.

ARTICLE V

PRE-CLOSING COVENANTS

5.1 Operation of the Company’s Business. Except as expressly contemplated by this Agreement, as set forth on Section 5.1 of the Company Disclosure Schedule or as required by applicable Law, during the Pre-Closing Period, without the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable efforts to conduct its operations only in the Ordinary Course of Business and in compliance with all applicable Laws in all material respects and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep its physical assets in good working condition, and preserve its relationships with customers, suppliers and others having business dealings with it and continue the timely payment of its accounts payable that are not subject to good faith dispute. Without limiting the generality of the foregoing, during the Pre-Closing Period and except as set forth on Section 5.1 of the Company Disclosure Schedule, the Company shall not, without the written consent of Parent (such consent shall not be unreasonably withheld, conditioned or delayed):

(a) issue or sell any stock or other securities of the Company or any options, warrants or rights to acquire any such stock or other securities, or amend any of the terms of any restricted stock agreements, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase or redeem any stock or other securities of the Company;

(b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) (i) create, incur or assume any Indebtedness (other than interest incurred with respect to Indebtedness outstanding as of the date hereof in accordance with its terms); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

(d) hire any officers or any employees or consultants;

(e) adopt or enter into any employment or severance plan, agreement or arrangement or any Company Plan;

(f) acquire, sell, lease, license or dispose of any assets or property (including any Intellectual Property or any shares or other equity interests in or securities of any other corporation, partnership, association or other business organization or division thereof);

(g) mortgage or pledge any of its property or assets or subject any such property or assets to any Lien;

(h) discharge or satisfy any Lien or pay any obligation or liability other than in the Ordinary Course of Business;

(i) form any Subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

(j) amend its Organizational Documents;

(k) forgive any loans to any Person, including its employees, officers, directors or Affiliates;

(l) sell, assign, transfer, license or sublicense any Company Intellectual Property;

(m) change the nature or scope of its business being carried on as of the date of this Agreement or commence any new business not being ancillary or incidental to such business or take any action to alter its organizational or management structure;

(n) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP or applicable Law;

(o) except as required by applicable Law, make, or amend, any filings with the FDA, EMA or any other Regulatory Authority;

(p) make or change any Tax election, change an annual accounting period, file any amended income or other material Tax Return, enter into any closing agreement, waive or extend any statute of limitations with respect to Taxes, settle or compromise any liability, claim or assessment in respect of material Taxes or surrender any right to claim a material refund of Taxes;

(q) enter into, amend, terminate, take or omit to take any action that would constitute a material violation of or default under, or waive any rights under, applicable Law or any Contract;

(r) make or commit to make any capital expenditure in excess of $50,000 per item or $200,000 in the aggregate;

(s) enter into any material transaction other than in the Ordinary Course of Business;

(t) institute or settle any Legal Proceeding;

(u) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would have the result of causing any of the conditions to the Merger set forth in Article VI to not be satisfied;

(v) take any action to adversely effect, or fail to take any action, in each case, reasonably necessary to preserve the validity, in each case as existing as of the date of this Agreement, of, any Company Intellectual Property or Permit; or

(w) agree in writing or otherwise to take any of the foregoing actions.

5.2 Operation of Parent’s Business. Except as expressly contemplated by this Agreement, as set forth on Section 5.2 of the Parent Disclosure Schedule or as required by applicable Law, during the Pre-Closing Period, without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall use commercially reasonable efforts to, and shall cause each Subsidiary to use commercially reasonable efforts to, conduct its operations only in the Ordinary Course of Business and in compliance with all applicable Laws in all material respects. Without limiting the generality of the foregoing, during the Pre-Closing Period, and except as set forth on Section 5.2 of the Parent Disclosure Schedule, Parent shall not, without the prior written consent of the Company (such consent shall not be unreasonably withheld, conditioned or delayed):

(a) issue or sell any stock or other securities of Parent or any options, warrants or rights to acquire any such stock or other securities (except for shares of Parent Common Stock issued upon settlement of employee awards existing on the date of this Agreement), or amend any of the terms of any stock options or restricted stock agreements, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase or redeem any stock or other securities of Parent (except from former employees, directors or consultants in accordance with agreements in place on the date of this Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to Parent);

(b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) (i) create, incur or assume any Indebtedness (other than interest incurred with respect to Indebtedness outstanding as of the date hereof in accordance with its terms); (ii) assume, guarantee, endorse or otherwise agree to be liable (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than investments of cash in cash equivalents in the Ordinary Course of Business);

(d) hire any new officers or, except in the Ordinary Course of Business, any new employees;

(e) enter into a joint venture;

(f) amend its Organizational Documents;

(g) make or change any Tax election, change an annual accounting period, file any amended income or other material Tax Return, enter into any closing agreement, waive or extend any statute of limitations with respect to Taxes, settle or compromise any liability, claim or assessment in respect of material Taxes or surrender any right to claim a material refund of Taxes;

(h) make or commit to make any capital expenditure in excess of $75,000 per item or $250,000 in the aggregate; or

(i) agree in writing or otherwise to take any of the foregoing actions

5.3 Parent Non-Solicitation.

(a) Parent agrees that, during the Pre-Closing Period, it shall not, and shall not authorize any of its Representatives to (and it shall use its reasonable best efforts to cause its Representatives not to), directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding Parent to any Person for the purpose of encouraging, or in response to, an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 5.3) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.7); (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition

Transaction (other than a confidentiality agreement permitted under this Section 5.3(a)); (vi) publicly propose to do any of the foregoing; or (vii) agree, resolve or commit (or, for the avoidance of doubt, Parent Board, the Special Committee, or any other committee of Parent Board, to resolve, agree or commit) to do any of the foregoing; provided, however, that, notwithstanding anything contained in this Section 5.3 and subject to compliance with this Section 5.3, prior to obtaining the Required Parent Stockholder Vote, Parent may furnish non-public information regarding Parent to, and enter into discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person, which the Parent Board determines in good faith, after consultation with Parent’s outside financial advisors and outside legal counsel, constitutes, or would be reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither Parent nor any of its Representatives shall have materially breached this Section 5.3, (B) the Parent Board concludes in good faith based on the advice of outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law; (C) Parent receives from such Person an executed confidentiality agreement containing provisions, in the aggregate, at least as favorable to Parent as those contained in the Confidentiality Agreement; and (D) substantially contemporaneously with furnishing any such non-public information to such Person, Parent furnishes such non-public information to the Company (to the extent such information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, Parent acknowledges and agrees that, in the event any Representative of Parent (whether or not such Representative is purporting to act on behalf of Parent) takes any action that, if taken by Parent, would constitute a breach of this Section 5.3, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 5.3 by Parent for purposes of this Agreement.

(b) If Parent or any Representative of Parent receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then Parent shall promptly (and in no event later than one (1) day after Parent becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the Company orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the material terms thereof) and provide to the Company a copy of any written Acquisition Proposal or Acquisition Inquiry. Parent shall thereafter keep the Company reasonably informed, on a reasonably current basis, with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry, including informing the Company on a reasonably current basis (and, in any event, within one (1) day) of any written material amendment or modification or proposed written material amendment or modification to any such Acquisition Proposal or Acquisition Inquiry.

(c) Parent shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement and request the destruction or return of any non-public information of Parent provided to such Person as soon as practicable after the date of this Agreement.

5.4 Company Non-Solicitation.

(a) The Company agrees that, during the Pre-Closing Period, it shall not authorize any of its Representatives to (and it shall use its reasonable best efforts to cause its Representatives not to), directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding the Company to any Person for the purpose of encouraging or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 5.4) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; (vi) publicly propose to do any of the foregoing; or (vii) agree, resolve or commit to do any of the foregoing. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any

Representative of the Company (whether or not such Representative is purporting to act on behalf of the Company) takes any action that, if taken by the Company, would constitute a breach of this Section 5.4, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 5.4 by the Company for purposes of this Agreement.

(b) If the Company or any of its Representatives receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than one (1) day after the Company becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the material terms thereof). The Company shall thereafter keep Parent reasonably informed on a reasonable current basis, with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry, including informing Parent on a reasonably current basis (and in any event within one (1) day) of any written material amendment or modification or proposed material written amendment or modification to any such Acquisition Proposal or Acquisition Inquiry.

(c) The Company shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement and request the destruction or return of any non-public information of the Company provided to such Person as soon as practicable after the date of this Agreement.

5.5 Notification of Certain Matters.

(a) During the Pre-Closing Period, the Company shall promptly (and in no event later than three (3) days after the Company becomes aware of same) notify Parent (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting the Company is commenced, or, to the Company’s Knowledge, threatened against the Company or, to the Company’s Knowledge, any director or officer of the Company; (iii) the Company becomes aware of any inaccuracy in any representation or warranty made by it in this Agreement; (iv) any communication is received from the FDA or comparable Governmental Entity concerning the Company business; or (v) the failure of the Company to comply with any covenant or obligation of the Company; in the case of (iii) and (v) that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VI, as applicable, impossible or materially less likely. No notification given to Parent pursuant to this Section 5.5(a) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or the Company Disclosure Schedule for purposes of Article VI, as applicable.

(b) During the Pre-Closing Period, Parent shall promptly (and in no event later than three (3) days after Parent becomes aware of same) notify the Company (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting Parent is commenced, or, to knowledge of Parent, threatened against Parent or, to the knowledge of Parent, any director or officer of Parent; (iii) Parent becomes aware of any inaccuracy in any representation or warranty made by it in this Agreement; or (iv) the failure of Parent to comply with any covenant or obligation of Parent or Transitory Subsidiary; in the case of (iii) and (iv) that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VI, as applicable, impossible or materially less likely. No notification given to the Company pursuant to this Section 5.5(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement or the Parent Disclosure Schedule for purposes of Article VI, as applicable.

5.6 Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, the Parties shall prepare, and Parent shall cause to be filed with the SEC, the Proxy Statement. Parent covenants and agrees that the Proxy Statement will not, at the time the Proxy Statement or any amendment or supplement thereto is filed with the SEC or is first mailed to Parent’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information provided by or on behalf of the Company to Parent for inclusion in the Proxy Statement (including the audited financial statements and/or the interim financial statements as included in the Company Financial Statements, as the case may be) will not, when delivered by the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, Parent makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by or on behalf of the Company or any of its Representatives for inclusion therein, and the Company makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, other than with respect to the information provided by or on behalf of the Company or any of its Representatives for inclusion therein. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Proxy Statement, prior to the filing or submission thereof with or to the SEC. Parent shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as reasonably practicable after the resolution of SEC staff comments and the filing of the Definitive Proxy Statement. Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s Affiliates and such Party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.6. If Parent, Transitory Subsidiary or the Company become aware of any event or information that, pursuant to the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to Parent’s stockholders. No filing of, or amendment or supplement to, the Proxy Statement will be made by Parent, in each case, without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed. The Company and Parent shall each use commercially reasonable efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements.

(b) The Parties shall reasonably cooperate with each other and provide, and require their respective Representatives to provide, the other Party and its Representatives, with all true, correct and complete information regarding such Party or its Subsidiaries that is required by Law to be included in the Proxy Statement or reasonably requested by the other Party to be included in the Proxy Statement.

5.7 Parent Stockholders’ Meeting.

(a) Promptly as reasonably practicable after the resolution of SEC staff comments and the filing of the Definitive Proxy Statement, Parent shall take all action reasonably necessary under applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock for the purpose of seeking the Required Parent Stockholder Vote with respect to (i) the issuance of Parent Common Stock under this Agreement and in accordance with applicable Nasdaq rules; and (ii) any other proposals the Parties deem necessary or desirable to consummate the Contemplated Transactions (the matters contemplated by this Section 5.7(a)(i) are collectively referred to as the “Parent Stockholder Matters,” and the matters contemplated by this Section 5.7(a)(ii) are referred to herein as, the “Other Parent Stockholder Matters,” and such meeting, the “Parent Stockholders’ Meeting”).

(b) The Parent Stockholders’ Meeting shall be held as promptly as practicable after the filing of the Definitive Proxy Statement with the SEC. Parent shall take reasonable measures to ensure that all proxies solicited in connection with the Parent Stockholders’ Meeting are solicited in compliance with all applicable Laws. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholders’ Meeting, or a date preceding the date on which the Parent Stockholders’ Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Parent Stockholder Vote, whether or not a quorum would be present, or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting, Parent may make one or more successive postponements or adjournments of the Parent Stockholders’ Meeting as long as the date of the Parent Stockholders’ Meeting is not postponed or adjourned more than an aggregate of sixty (60) calendar days in connection with any postponements or adjournments.

(c) Parent agrees that, subject to Section 5.7(d): (i) the Parent Board and the Special Committee shall recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters, (ii) the Proxy Statement shall include a statement to the effect that the Parent Board and the Special Committee recommend that Parent’s stockholders vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters (the recommendation of the Parent Board with respect to the Parent Stockholder Matters being referred to as the “Parent Board Recommendation”); and (iii) the Parent Board Recommendation shall not (x) be withheld, amended, withdrawn or modified (and the Parent Board nor the Special Committee shall publicly propose to withhold, amend, withdraw or modify the Parent Board Recommendation) in a manner adverse to the Company or (y) following the public disclosure of an Acquisition Inquiry or Acquisition Proposal, fail to publicly reaffirm, within five (5) Business Days of a written request therefor by the Company, the Parent Board Recommendation (provided, that the Company shall be limited to one such request with respect to any Acquisition Inquiry or Acquisition Proposal unless such Acquisition Proposal has been modified, and then one such request with respect to any such modification) (the actions set forth in the foregoing clause (iii), collectively, a “Parent Board Adverse Recommendation Change”).

(d) Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to the approval of the Parent Stockholder Matters at the Parent Stockholders’ Meeting by the Required Parent Stockholder Vote:

(i) if Parent has received a written Acquisition Proposal (which Acquisition Proposal did not arise out of a material breach of Section 5.3) from any Person that has not been withdrawn and after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, (x) the Parent Board may make a Parent Board Adverse Recommendation Change or (y) Parent may terminate this Agreement pursuant to Section 8.1(f) to enter into a Permitted Alternative Agreement with respect to such Superior Offer, if and only if all of the following apply: (A) the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; (B) Parent shall have given the Company prior written notice of its intention to consider making a Parent Board Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(f) at least three (3) Business Days prior to making any such Parent Board Adverse Recommendation Change or termination (a “Determination Notice”) (which notice shall not constitute a Parent Board Adverse Recommendation Change); and (C) (1) Parent shall have provided to the Company a summary of the material terms and conditions of the Acquisition Proposal in accordance with Section 5.3(b), (2) Parent shall have given the Company the three (3) Business Days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal and shall have made its Representatives reasonably available to negotiate in good faith with the Company (to the extent the Company desires to negotiate) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by the Company, if any, after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Parent Board Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(f) would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.7(d)(i) shall also apply to any material change to the facts and circumstances relating to such Acquisition Proposal and require a new Determination Notice, except that the references to three (3) Business Days shall be deemed to be two (2) Business Days.

(ii) other than in connection with an Acquisition Proposal, the Parent Board may make a Parent Board Adverse Recommendation Change in response to a Parent Change in Circumstance, if and only if: (A) the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; (B) Parent shall have given the Company a Determination Notice at least three (3) Business Days prior to making any such Parent Board Adverse Recommendation Change; and (C) (1) Parent shall have specified the Parent Change in Circumstance in reasonable detail, (2) Parent shall have given the Company the three (3) Business Days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal, and shall have made its Representatives reasonably available to negotiate in good faith with the Company (to the extent the Company desires to do so) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by the Company, if any, after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that the failure to make the Parent Board Adverse Recommendation Change in response to such Parent Change in Circumstance would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.7(d)(ii) shall also apply to any material change to the facts and circumstances relating to such Parent Change in Circumstance and require a new Determination Notice, except that the references to three (3) Business Days shall be deemed to be two (2) Business Days.

(e) Nothing contained in this Agreement shall prohibit Parent or the Parent Board from (i) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (ii) issuing a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act or (iii) otherwise making any disclosure to Parent’s stockholders; provided however, that in the case of the foregoing clause (iii) the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to make such disclosure would be reasonably likely to be inconsistent with applicable Law, including its fiduciary duties under applicable Law.

5.8 Stockholder Approval. As expeditiously as possible following the execution of this Agreement, and in any event by 5:00 p.m., New York City time, on the Business Day immediately following the date of this Agreement, the Company shall use reasonable best efforts to secure Written Consents from Company Stockholders necessary to secure the Company Stockholder Approval. As expeditiously as possible following the receipt of the Company Stockholder Approval, the Company shall deliver to Parent a certificate executed on behalf of the Company by its Secretary and certifying that the Company Stockholder Approval has been obtained.

5.9 Regulatory Filings and Consents. Parent and the Company shall use their respective reasonable best efforts to cooperate with each other Party hereto, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement and to use their reasonable best efforts to cause the conditions to the other Party’s obligation to close the transactions contemplated hereby as set forth in Article VI to be satisfied. The Parties shall each promptly inform the other of any communication to or from any Governmental Entity relating to Antitrust Laws. The Parties shall each give the other reasonable advance notice of, and, to the extent reasonably practicable, the opportunity to participate in (directly or through its representatives) any meeting or conference (whether by telephone, video conference or in person) with, any Governmental Entity relating to Antitrust Laws, unless prohibited by Law, and shall cooperate with each other in responding to any request for information or documents from any Governmental Entity relating to Antitrust Laws.

5.10 Access to Information. During the Pre-Closing Period, the Company shall afford the officers, attorneys, accountants, tax advisors, lenders and other authorized representatives of Parent reasonable access upon reasonable notice and during normal business hours and without unreasonable interference with the operation of the business of the Company to all personnel, offices, properties, books and records of the Company, so that Parent may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Company. The Company shall furnish to Parent such financial and operating data and other information as to the business of the Company as Parent shall reasonably request. Notwithstanding the foregoing, nothing herein will require the Company to (i) provide Parent with access or information that the Company is expressly prohibited by applicable Law from granting or disclosing, or (ii) take any action that would, in the advice of counsel, constitute a waiver of the attorney-client privilege or the attorney work product privilege in the event of a legal proceeding with Parent; provided, that in the event that the Company relies on this sentence to withhold access or disclosure, the Company shall, to the extent permitted by Law and the protection of such attorney-client privilege, promptly notify Parent of the nature of the withheld information and provide Parent with a reasonable opportunity to seek an appropriate remedy or waive compliance with the terms of this Agreement.

5.11 Delivery of Financial Statements.

(a) As promptly as reasonably practicable after the date of this Agreement, but (1) in no event later than May 15, 2024 with respect to the financial statements contemplated by clause (a) of the definition of Company Financial Statements, and (2) no later than May 15, 2024 with respect to the financial statements contemplated by clause (b) of the definition of Company Financial Statements, the Company shall deliver to Parent the Company Financial Statements, together with the auditor’s report thereon. The Company Financial Statements (i) will fairly present in all material respects the financial position of the Company at the date thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any Company Financial Statements that are unaudited, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any Company Financial Statements that are audited, as may be indicated in the notes thereto and subject, in the case of any Company Financial Statements that are unaudited, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Securities Exchange Act of 1934, as amended, and the Securities Act applicable to a registrant (including Regulation S-X or Regulation S-K, as applicable) and (iv) in the case of Company Financial Statements that are audited will be audited in accordance with the standards of the PCAOB and auditing standards applicable to the preparation, filing and declaration by the SEC of the effectiveness of the Registration Statement by a PCAOB-qualified auditor that was independent under Rule 2-01 of Regulation S-X under the Securities Act and will contain an unqualified report of the Company’s auditor.

(b) The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours of the Company, Parent in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy Statement and any other filings to be made by Parent with the SEC in connection with the transactions contemplated by this Agreement and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

5.12 Closing Efforts; Legal Conditions to the Merger; Third-Party Consents.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties (other than the Company Equityholder Representative) shall use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement to be completed at Closing, including using its reasonable best efforts to ensure that the conditions to the obligations of the other parties to consummate the Merger are satisfied.

(b) Each party (other than the Company Equityholder Representative) shall use its reasonable best efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from any Governmental Entity, and to effect all registrations, filings and notices with or to any Governmental Entity, as may be required for such party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, Parent shall not be obligated (i) to commence or defend any Legal Proceeding required to obtain any such waiver, permit, consent, approval or other authorization or (ii) to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of Parent or its Affiliates.

(c) During the Pre-Closing Period, the Company shall use its reasonable best efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, in each case as are required to be listed in Section 3.4(b) or (c) of the Company Disclosure Schedule; provided that the Company shall not be required to incur any cost, liability or obligation, amend any agreement or relinquish any rights prior to the Closing in connection with obtaining any such waiver, consent or approval.

5.13 Public Disclosure. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that (a) the Company and each of the Company Equityholders acknowledge and agree that Parent (i) may issue, without the approval of any other party, an initial joint press release with respect to this Agreement and the matters contemplated hereby, in form and substance mutually agreed by Parent and the Company, (ii) intends to publicly file this Agreement with the SEC, and (iii) may seek confidential treatment under applicable SEC rules with respect to certain matters and terms contained in this Agreement; (b) Parent, Parent’s stockholders that are Affiliates or the Company may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing party shall use reasonable best efforts to advise the other party and provide them with a copy of the proposed disclosure prior to making the disclosure with an opportunity to review); (c) Parent and its Affiliates shall not be bound by the provisions of this Section 5.13 following the Closing Date; and (d) following Closing and the public announcement of the Merger, the Company Equityholder Representative shall be permitted to publicly announce that it has been engaged to serve as the Company Equityholder Representative in connection with the Merger as long as such announcement does not disclose any of the other terms of the Merger or the other transactions contemplated herein.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1 Conditions to Obligations of Parent and Transitory Subsidiary. The obligation of each of Parent and Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following conditions precedent, each of which (other than the condition set forth in Section 6.1(o)) may be waived in writing in the sole discretion of Parent:

(a) no judgment, order, decree, stipulation or injunction shall be in effect, and no Legal Proceeding shall be pending or shall have been threatened in writing by a Governmental Entity, that would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation of such transaction;

(b) the representations set forth in Sections 3.1, 3.2, 3.3, 3.4(a) and 3.22 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date); the representations and warranties of the Company contained in this Agreement (other than the representations set forth in Sections 3.1, 3.2, 3.3, 3.4(a) and 3.22) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications), or (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date);

(c) the Company shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(d) there shall have occurred no Change since the date of this Agreement that, individually or taken together with all other Changes, has had, or would reasonably be expected to have, a Company Material Adverse Effect;

(e) Parent shall have received copies of Written Consents evidencing that this Agreement and the Merger have received the Company Stockholder Approval;

(f) the number of Dissenting Shares, together with the number of shares of Company Stock eligible to become Dissenting Shares, shall not exceed eight percent (8%) of the number of outstanding shares of Company Stock as of the Effective Time;

(g) Parent shall have received evidence, in form and substance reasonably satisfactory to Parent, that the Company has, at its own expense, obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, set forth on Section 6.1(g) of the Company Disclosure Schedule;

(h) each of the Company Stockholders receiving shares of Parent Common Stock as part of the Aggregate Consideration shall have executed and delivered (a) a Company Support and Joinder Agreement and (b) an Investor Questionnaire;

(i) Parent shall have received the SAFE Cancellation Agreement(s);

(j) Parent shall have received copies of the resignations, effective as of the Closing and in form and substance reasonably satisfactory to Parent, of each director of the Company (other than any such resignations which Parent designates, by written notice to the Company, as unnecessary) from their director positions (but not employment, as applicable);

(k) Parent shall have received a properly executed certification that shares of the Company’s capital stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS in accordance with the provisions of Treasury Regulations section 1.897-2(h)(2);

(l) Parent shall have received the Company Certificate, and shall have received certificates of good standing of the Company in their jurisdictions of organization and the various foreign jurisdictions in which they are qualified, certified charter documents and certificates as to the incumbency of officers and the adoption of authorizing resolutions); and

(m) Parent shall have obtained the Required Parent Stockholder Vote.

6.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following conditions precedent, each of which (other than the condition set forth in Section 6.2(e)) may be waived in writing in the sole discretion of the Company:

(a) the representations set forth in Sections 4.1, 4.2(a) and 4.4 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date). The representations and warranties of Parent and Transitory Subsidiary contained in this Agreement (other than the representations set forth in Sections 4.1, 4.2(a) and 4.4) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Parent Material Adverse Effect (without giving effect to any references therein to any Parent Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded);

(b) each of Parent and Transitory Subsidiary shall have performed or complied, in all material respects, with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c) no judgment, order, decree, stipulation or injunction shall be in effect that would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation of such transaction;

(d) the Company shall have received the Parent Certificate; and

(e) Parent shall have obtained the Required Parent Stockholder Vote.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Proprietary Information. From and after the Closing, the Company Stockholders and each of their respective Affiliates shall not disclose or make use of any information relating to the Surviving Corporation that is not generally known by, nor easily learned or determined by, persons outside of the Company (collectively referred to herein as “Proprietary Information”) including, but not limited to: (a) research and development; (b) software systems, computer programs and source codes; (c) sources of supply; (d) identity of specialized consultants and contractors; (e) purchasing, operating and other cost data; (f) Intellectual Property, (g) clinical and regulatory data and information; and (h) employee or service provider information, including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, whether or not legended or otherwise identified as Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Proprietary Information shall not include such information that the Company Stockholders can demonstrate (a) is generally available to the public (other than as a result of a disclosure by a Company

Stockholder), (b) was disclosed to the Company Stockholders by a third party under no obligation to keep such information confidential, or (c) was independently developed by the Company Stockholders without reference to Proprietary Information and such Proprietary Information does not relate to a business that competes with the business of the Company or Parent as of the Closing. Notwithstanding the foregoing, the Company Stockholders shall have no obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by Law; provided, however, that in the event disclosure is required by Law, the Company Stockholders shall use best efforts to provide Parent with prompt advance notice of such requirement so that Parent may seek an appropriate protective order. Each Company Stockholder agrees that the remedy at Law for any breach of this Section 7.1 would be inadequate and that Parent or the Surviving Corporation shall be entitled to injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Section 7.1.

7.2 No Claims. Effective as of the Closing, each Company Equityholder, by its execution and delivery of this Agreement, the Written Consent or the SAFE Cancellation Agreement(s), hereby (a) waives any and all rights of indemnification, contribution and other similar rights against the Company or the Surviving Corporation (whether arising pursuant to any charter document of the Company or the Surviving Corporation, any contract, applicable Law or otherwise) arising out of the representations, warranties, covenants and agreements contained in this Agreement and/or out of the negotiation, execution or performance of this Agreement, and agrees that any claim of Parent may be asserted directly against the Company Equityholders or any Company Equityholder (solely to the extent, and subject to the limitations, provided in this Agreement), without any need for any claim against, or joinder of, the Company or the Surviving Corporation and (b) forever waives, releases and discharges (and hereby agrees to cause each of its representatives to forever waive, release and discharge) with prejudice the Company or the Surviving Corporation from any and all claims, rights (including rights of indemnification, contribution and other similar rights, from whatever source, whether under contract, applicable Law or otherwise), causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, arising by any means (including subrogation, assignment, reimbursement, operation of law or otherwise), whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature related or with respect to, in connection with, or arising out of, directly or indirectly, any event, fact, condition, circumstance, occurrence, act or omission that was in existence (or that occurred or failed to occur) at or prior to the Closing; provided, however, this clause (b) shall not be construed as releasing (a) any party from its obligations otherwise expressly set forth in this Agreement or any agreement delivered pursuant hereto or (b) the Company or the Surviving Corporation from (i) their respective obligations under the director and officer indemnification provisions expressly set forth in their respective Organizational Documents or any written contract with the Company as in effect on the date hereof or (ii) any obligation to pay to any Person any wages or benefits arising in the Ordinary Course of Business solely from such Person’s employment with the Company or the Surviving Corporation. Each Company Equityholder hereby expressly waives any and all provisions, rights and benefits conferred by §1542 of the California Civil Code (or any similar, comparable or equivalent provision or law of any applicable jurisdiction) which section provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

7.3 Indemnification. For a period of six (6) years after the Closing Date, the Surviving Corporation shall not amend, repeal or otherwise modify any provisions of its certificate of incorporation or bylaws concerning indemnification, exculpation or limitation of liability of directors, officers, fiduciaries or agents of the Company in any manner that would affect adversely the rights thereunder of persons who, prior to the Closing Date, were directors, officers, employees, fiduciaries or agents of the Company, except to the extent required by applicable Law and except for any such change that would not affect the application of such provisions to acts or omissions of such individuals prior to the Closing. Notwithstanding anything to the contrary in the certificate of incorporation, bylaws of the Company, the Surviving Corporation or any provision in any indemnification or other agreement to which any of them is a party or by which any of them is bound, (a) no exculpation or other provision in the certificate of incorporation or bylaws of the Company, the Surviving Corporation or any such agreement shall be deemed to exculpate any such person from its obligations under this Agreement and (b) no person shall be entitled to indemnification or reimbursement or advancement of expenses under any provision of the certificate of incorporation or bylaws of the Company, the Surviving Corporation or any such agreement for any matter for which any Parent Indemnified Party is entitled to indemnification pursuant to this Agreement.

7.4 Tax Matters.

(a) Preparation and Filing of Tax Returns; Payment of Taxes.

(i) The Company, at its expense, shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns of the Company required to be filed (taking into account extensions) prior to the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the Company’s past practice. Parent shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns for the Company.

(ii) Each of Parent and the Company Equityholders shall be responsible for fifty-percent (50%) of any transfer, sales, use, stamp, conveyance, real property transfer, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”). The party required under applicable Law to do so will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if the non-filing party will join in the execution of any such Tax Returns and other documentation to the extent required.

(b) Termination of Tax Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Company shall be terminated prior to the Closing Date.

(c) Tax Treatment. For United States federal income Tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement adopt this Agreement as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Section 1.368-2(g) of the Treasury Regulations. None of Parent, Transitory Subsidiary or the Company shall (and each shall cause their respective Affiliates not to) knowingly take any action following the Closing that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent, Transitory Subsidiary, and the Company agree to report the Merger for U.S. federal income Tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code unless otherwise required by a final determination (within the meaning of Section 1313 of the Code), including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with the Company’s Tax Return for the taxable year of the Merger. Other than the representation set forth in Section 4.13, it is understood and agreed that neither Parent nor Transitory Subsidiary makes any representations or warranties to the Company or the Company Equityholders regarding the Tax treatment of the Merger.

7.5 Private Placement. The Company shall cause each of the Persons receiving Aggregate Consideration in the form of shares of Parent Common Stock to provide all documentation, including the Investor Questionnaires, reasonably requested by Parent to allow Parent to issue Parent Common Stock to such holders in a manner that satisfies the requirements of Rule 506 of Regulation D under the Securities Act or Rule 902 of Regulation S, including certifications to Parent, that each (a) such holder is and will be, as of the Effective Time, an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act) and as to the basis on which such holder is an accredited investor; and (ii) that the Parent Common Stock is being acquired for such holder’s account for investment only and not with a view towards, or with any intention of, a distribution or resale thereof for at least a period of six (6) months following the Closing or (b) such holder is not a “U.S. person” within the meaning of Regulation S, Rule 902, promulgated by the SEC under the Securities Act.

7.6 280G Covenant. Not less than three (3) Business Days prior to the Closing Date, the Company shall submit to a stockholder vote, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder (the “280G Rules”), the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive any and all payments (or other benefits) contingent on the consummation of the transactions contemplated by this Agreement (within the meaning of the 280G Rules) to the extent necessary so that, to the extent such approval is obtained as set forth in the 280G Rules, no payment received by such “disqualified individual” shall be a “parachute payment” under Section 280G(b) of the Code (determined without regard to Section 280G(b)(4) of the Code). Such vote shall establish each such disqualified individual’s right to the payment or other compensation if approved by the Company stockholders, and the Company shall use commercially reasonable efforts to obtain any and all required waivers from each such disqualified individual prior to the vote. In addition, the Company shall provide adequate disclosure to all Company stockholders entitled to vote under the 280G Rules of all material facts concerning all payments to any such disqualified individual that, but for such vote, could be deemed “parachute payments” in a manner that satisfies the 280G Rules. At least five (5) Business Days prior to the vote, Parent and its counsel shall be given the right to review and comment on all calculations and reports prepared in connection with the Company’s Section 280G analysis, all documents required to be delivered to the Company stockholders in connection with such vote, and any required disqualified individual waivers, and the Company shall consider such comments in good faith. Parent and its counsel shall promptly be provided copies of all documents executed by the stockholders and disqualified individuals in connection with the vote.

7.7 Post-Closing Directors and Officers of Parent. Parent shall cause, effective as of the Effective Time, the Parent Board to be composed of seven members, which shall consist of the board of directors of Parent as of immediately prior to the Effective Time plus two additional directors specified on Schedule 7.7. Furthermore, the Parties shall take all necessary action so that the Persons listed on Schedule 7.7 under the headings “Officers”, are elected or appointed, as applicable, to the positions of officers of Parent, as set forth therein, to serve in such positions effective as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. On or prior to the Closing Date, Parent will propose, and use commercially reasonable efforts to enter into, employment agreements, in each case with effectiveness conditioned upon the occurrence of the Closing, with each of the Persons listed on Schedule 7.7 under the heading “Officers” that is not an existing employee of the Company, which proposed agreements will include the terms set forth on Annex A to Schedule 7.7 under the heading “Post-Closing Employee Arrangements”.

7.8 Registration Rights. Company Equityholders who (a) are receiving shares of Parent Common Stock as part of the Aggregate Consideration and (b) who become party to the Registration Rights Agreement on or prior to Closing (either by executing the Registration Rights Agreement as of the date hereof or who executed joinders thereto prior to Closing), shall be entitled to certain resale registration rights pursuant to, and in accordance with, the Registration Rights Agreement.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or, subject to the terms hereof, after receipt of the Company Stockholder Approval:

(a) by mutual written consent of Parent, Transitory Subsidiary and the Company; or

(b) by either Parent or the Company if the Merger shall not have been consummated by the Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the failure of such party to perform any of its material obligations under this Agreement; or

(c) by either Parent or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to a party if the issuance of such order, decree, ruling or the taking of such action was primarily due to the failure of such party to perform any of its material obligations under this Agreement; or

(d) by Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.1(b) or 6.1(c) not to be satisfied and (ii) shall not have been cured or waived within 30 days following receipt by the Company of written notice of such breach or failure to perform from Parent; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Parent if Parent or Transitory Subsidiary is then in material breach of any representation, warranty or covenant set forth in this Agreement; or

(e) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.2(a) or 6.2(b) not to be satisfied and (ii) shall not have been cured or waived within 30 days following receipt by Parent of written notice of such breach or failure to perform from the Company; provided, however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to the Company if the Company is then in material breach of any representation, warranty or covenant set forth in this Agreement; or

(f) by Parent, at any time, if (i) Parent has received a Superior Offer, (ii) Parent concurrently terminates this Agreement and enters into a Permitted Alternative Agreement with respect to such Superior Offer and (iii) within two (2) Business Days of such termination, Parent pays to the Company the amount contemplated by Section 8.3(b).

(g) by either Parent or the Company if (i) the Parent Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent’s stockholders shall have taken a final vote on the Parent Stockholder Matters and (ii) the Parent Stockholder Matters shall not have been approved at the Parent Stockholders’ Meeting (or at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; and

(h) by Parent, if the Company Stockholder Approval shall not have been obtained prior to 5:00 p.m., New York time, on the first (1st) Business Day immediately following the date of this Agreement.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.2, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 8.2, Section 8.3, Article X and the definitions of the defined terms in such Sections (including the definitions of such defined terms in Article IX) shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement and the provisions of Section 8.3 shall not relieve any Party of any liability for fraud or for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

8.3 Fees and Expenses.

(a) Except as otherwise expressly provided herein (including in this Section 8.3), Parent will pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby and the Company Transaction Expenses shall be paid by the Company Equityholders.

(b) If:

(i) (A) this Agreement is terminated pursuant to Section 8.1(b) or Section 8.1(g), (B) an Acquisition Proposal with respect to Parent shall have been publicly announced or disclosed to Parent or the Parent Board after the date of this Agreement but prior to the termination of this Agreement (which shall not have been withdrawn), and (C) within twelve (12) months after the date of such termination, Parent consummates a transaction in respect of the Acquisition Proposal referred to in clause (B); or

(ii) this Agreement is terminated by Parent pursuant to Section 8.1(f);

then in the case of a termination pursuant to Section 8.3(b)(i) or Section 8.3(b)(ii), Parent shall pay to the Company an amount equal to $1,000,000 (a “Company Termination Fee”), within three (3) Business Days of termination of this Agreement or, in the cause of clause (i) above, the date of the applicable triggering event, as applicable,

(c) If this Agreement is terminated pursuant to Section 8.1(g), Parent shall reimburse the Company for all reasonable out of pocket fees and expenses incurred by the Company in connection with this Agreement and the Contemplated Transactions, up to a maximum of $500,000, by wire transfer of same day funds within five Business Days following the date on which the Company submits to Parent true and correct copies of reasonable documentation supporting such expenses.

(d) Any Company Termination Fee or expense reimbursement due under this Section 8.3 shall be paid by wire transfer of same day funds. If a Party fails to pay when due any amount payable by it under this Section 8.3, then such Party shall (i) reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with the collection of such overdue amount and the enforcement by such Party of its rights under this Section 8.3 and (ii) pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to the “prime rate” (as published in The Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

(e) The Parties agree that, (i) subject to Section 8.2, payment of the Company Termination Fee shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of the Company following the termination of this Agreement, it being understood that in no event shall Parent be required to pay the Company Termination Fee on more than one occasion and (ii) following payment of the Company Termination Fee (x) Parent shall have no further liability to the Company in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by Parent giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (y) neither the Company nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against Parent or Transitory Subsidiary or seek to obtain any recovery, judgment or damages of any kind against such Parties (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Parties) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (z) the Company and its Affiliates shall be precluded from any other remedy against Parent, Transitory Subsidiary and their respective Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated.

(f) Each of the Parties acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the Contemplated Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 8.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the applicable Party in the circumstances in which such amount is payable.

8.4 Amendment. Prior to the Effective Time, this Agreement may be amended by Parent and the Company, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the Company Stockholder Approval, but, after receipt of the Company Stockholder Approval no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed (a) in the case of an amendment of any of Section 2.4, Section 2.5, this Article VIII, Article IX and Article X, on behalf of each of the parties hereto, and (b) in the case of an amendment of any other provision of this Agreement, on behalf of Parent and the Company.

8.5 Extension; Waiver. (a) At any time prior to the Effective Time, Parent and the Company, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that the requirement that the Required Parent Stockholder Vote include the Disinterested Stockholder Approval shall not be waivable by either Party; (b) any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party; (c) such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver; and (d) the failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

DEFINITIONS

For purposes of this Agreement, each of the following terms has the meaning set forth below.

“280G Rules” has the meaning set forth in Section 7.6.

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Parent, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Parent or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to or that would reasonably be interpreted to lead to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

“Affiliate” means, with respect to a Person, any other Person who is an “affiliate” of that Person within the meaning of Rule 405 promulgated under the Securities Act.

“Aggregate Consideration” means a number of shares of Parent Common Stock equal to the Base Shares.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Allocation Schedule” means the schedule attached hereto as Schedule AS (as such schedule may be updated, corrected, amended or modified in accordance with Section 2.5(a) from time to time), setting forth (a) the Company’s calculations of the Base Shares and Aggregate Consideration (and the components thereof); (b) for each Company Equityholder: (i) the name and address for such Company Equityholder, (ii) the number of shares of each class of Company Stock held as of the Closing Date by such Company Equityholder, and (iii) whether such Company Equityholder is an “accredited investor” pursuant to Regulation D under the Securities Act and/or not a “U.S. Person” within the meaning of Rule 902 of Regulation S of the Securities Act; and (c) such Company Equityholder’s expected Pro Rata Share, expressed as a percentage.

“Anti-Bribery Laws” has the meaning set forth in Section 3.18.

“Antitrust Laws” means any Laws, including any non-U.S. Laws, that are designed or intended to preserve and protect competition, prohibit, restrict or regulate actions having the purpose or effect of monopolization, attempted monopolization, or restraint of trade, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, and the Federal Trade Commission Act of 1914, in each case, as amended.

“Base Shares” means such number of shares of Parent Common Stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of outstanding shares of Parent Common Stock as of immediately following the Closing (and for the avoidance of doubt, before giving effect to the issuance of any securities in the PIPE Financing), calculated on a fully-diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Parent). An illustrative calculation of the Base Shares is set forth on Schedule B.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in Wilmington, Delaware or New York, New York are permitted or required by Law, executive order or governmental decree to remain closed.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Certificate” means a certificate which as of immediately prior to the Effective Time represented outstanding shares of Company Stock.

“Certificate of Merger” has the meaning set forth in Section 1.1(a)(i).

“Change” means any change, event, circumstance or development.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means (a) a date to be specified by Parent, which shall be no later than the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than the delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or (b) such other date as may be mutually agreed to by the Company and Parent.

“Closing Indebtedness” means all Indebtedness of the Company to the extent outstanding at the Effective Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Board” means the board of directors of the Company.

“Company Certificate” means a certificate delivered by the Company (without qualification as to knowledge, materiality or otherwise), signed on behalf of the Company by the President and the Chief Financial Officer of the Company, to the effect that each of the conditions specified in clauses (b) and (c) of Section 6.1 are satisfied.

“Company Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

:Company Diligence Obligations” has the meaning set forth in Section 3.11(i).

“Company Disclosure Schedule” means the Company Disclosure Schedule provided by the Company to Parent on the date hereof.

“Company Equityholder” means any holder of Company Stock and any SAFE Holder as of immediately prior to the Effective Time.

“Company Equityholder Representative” has the meaning set forth in the first paragraph of this Agreement.

“Company Financial Statements” means (a) the consolidated audited balance sheets, statements of operations and comprehensive loss, statements of convertible preferred stock and stockholders’ deficit and statements of cash flows of the Company as of the end of and for the fiscal year ended December 31, 2023, as certified without qualification by Deloitte LLP, the Company’s independent public accountants; and (b) the consolidated unaudited balance sheets of the Company for any interim periods after December 31, 2023, including at March 31, 2024, and the related consolidated unaudited statements of operations and comprehensive loss, statements of convertible preferred stock and stockholders’ deficit and statements of cash flows for each of the months then ended that are required to be included in the Proxy Statement.

“Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company’s Knowledge,” “Knowledge of the Company” and words of similar effect means the knowledge of each of the individuals identified in Schedule K, in each case after due and reasonable inquiry. Such individuals will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such individual has actual knowledge of such fact, circumstance, event or other matter or (b) such fact, circumstance, event or other matter would be known to such individual had he or she made reasonable inquiry of appropriate employees, independent contractors and service providers.

“Company Licensed Intellectual Property” means all Intellectual Property that is, or is purported to be, licensed to the Company by any third party.

“Company Material Adverse Effect” means any Change that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company; provided, however, that Changes resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) general business or economic conditions generally affecting the industry in which the Company operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism (including cyberterrorism), earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics and related or associated epidemics, disease outbreaks or quarantine restrictions, (c) changes in financial, banking or securities markets or general economic, regulatory, legislative or political conditions, (d) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (e) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions, or (f) resulting from the taking of any action required to be taken by this Agreement, except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting the Company relative to other similarly situated companies in the industries in which the Company operates.

“Company Offerings” means (a) the products that the Company (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to third parties, or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to third parties since inception, or (iii) currently plans to develop, manufacture, market, distribute, make available, sell or license to third parties in the future and (b) the services that the Company (i) currently provides or makes available to third parties, or (ii) has provided or made available to third parties within the previous six (6) years, or (iii) currently plans to provide or make available to third parties in the future.

“Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company, in whole or in part.

“Company Plan” means any Employee Benefit Plan in respect of any directors, officers or shareholders of the Company that are sponsored or maintained by the Company or with respect to which the Company has made or is required to make payments, transfers or contributions or has or may have any actual or potential liability.

“Company Registrations” means Intellectual Property Registrations for any Company Owned Intellectual Property or Company Licensed Intellectual Property for Intellectual Property that is exclusively licensed to the Company.

“Company Regulated Product” has the meaning set forth in Section 3.19(b).

“Company SAFEs” means the simple agreements for future equity of the Company.

“Company Source Code” means the source code for any Software included in the Company Offerings or Internal Systems or other confidential information constituting, embodied in or pertaining to such Software.

“Company Stock” means the Company Common Stock.

“Company Stock Plan” means the 2023 Equity Incentive Plan.

“Company Stockholder” means each holder of Company Stock as of immediately prior to the Effective Time.

“Company Stockholder Approval” means the adoption of this Agreement and the approval of the Merger, by execution of Written Consents, by a majority of the votes represented by the outstanding shares of Company Stock entitled to vote on this Agreement and the Merger (on a converted to Company Common Stock basis) (collectively, the “Company Stockholder Matters”).

“Company Stockholder Matters” has the meaning set forth in the definition of “Company Stockholder Approval”.

“Company Support and Joinder Agreement” has the meaning set forth in the Recitals.

“Company Termination Fee” has the meaning set forth in Section 8.3(b).

“Company Transaction Expenses” means all costs and expenses of the Company incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including any brokerage fees and commissions, finders’ fees or financial advisory fees and any fees and expenses of counsel or accountants payable by the Company.

“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement dated February 2, 2024 between the Company and Parent.

“Contemplated Transactions” means the Merger and the other transactions and actions contemplated by this Agreement.

“Contract” has the meaning set forth in Section 3.12(a).

“Definitive Proxy Statement” means the definitive proxy statement to be sent to Parent’s stockholders in connection with the Parent Stockholders’ Meeting and filed with the SEC on Schedule 14A.

“Determination Notice” has the meaning set forth in Section 5.7(d)(i).

“DGCL” means the Delaware General Corporation Law, as amended.

“Disclosure Statement” means a written information statement containing the information prescribed by Section 5.8(a).

“Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company Stockholder who has not voted such shares of Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

“Disinterested Stockholders” means the holders of Parent Common Stock, other than, as applicable, (i) the Company, (ii) any stockholder of the Company, including RA Capital Management, L.P., (iii) any individual that Parent has determined to be an “officer” of Parent within the meaning of Rule 16a-1(f) of the Exchange Act, (iv) any Person who has signed the Securities Purchase Agreement, (v) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any individual listed in the foregoing clauses (i)-(iv), and (vi) and “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any Person listed in the foregoing clauses (i)-(v).

“Disinterested Stockholder Approval” has the meaning set forth in the definition of “Required Parent Stockholder Vote”.

“Documentation” means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.

“Effect” means any effect, change, event, circumstance or development

“Effective Time” has the meaning set forth in Section 1.1(b).

“EMA” has the meaning set forth in Section 3.19(b).

“Employee Benefit Plan” means all (a) “employee benefit plans,” as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by Section 3(3) of ERISA or another Section of ERISA, (ii) maintained outside the United States or (iii) individually negotiated or applicable only to one individual and (b) any other written or oral benefit arrangement or obligation to provide benefits as compensation for services rendered, including employment or consulting agreements (except for agreements that provide termination at no cost to the Company), severance agreements, arrangements, plans or pay policies, stay or retention bonuses or compensation, incentive (including equity or equity-linked) plans, programs or arrangements, patent award programs, sick leave, vacation pay, plant closing benefits, salary continuation or insurance for disability, consulting, or other compensation arrangements, retirement, deferred compensation, bonus, stock option or purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof.

“Environmental Law” means any Law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other persons. As used above, the term “release” shall have the meaning set forth in CERCLA.

“Equity Interest” means, with respect to any Person, (a) any share, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any warrant, purchase right, conversion right, exchange right or other agreement which would entitle any other Person to acquire any such interest in such Person (including share appreciation, phantom share, profit participation or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exploit” or “Exploitation” means research, develop, manufacture, have manufactured, use, sell, offer for sale and otherwise commercialize and fully exploit.

“FDA” has the meaning set forth in Section 3.19(b).

“Financials” has the meaning set forth in Section 3.5.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, state, local or foreign government or any court, arbitrational tribunal, administrative agency or commission or government authority acting under the authority of the federal or any state, local or foreign government.

“IP Reversion Rights” has the meaning set forth in Section 3.11(i).

“Indebtedness” with respect to any Person means (a) any indebtedness or other obligation for borrowed money or under bonds, notes, debentures or similar instruments, letters of credit, acceptance credit or similar facilities, as well as any cash advances; (b) any obligation incurred for all or any part of the purchase price of property or other assets (including earnout, milestone, royalty and similar obligations) or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the Ordinary Course of Business; (c) the face amount of all letters of credit issued for the account of such Person; (d) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens; (e) capitalized lease obligations; (f) all guarantees and similar obligations of such Person; (g) all accrued interest, fees and charges in respect of any indebtedness; (h) all bankers acceptances and overdrafts; (i) all obligations issued or assumed for deferred purchase price payments (including all deferred purchase price liabilities, “earn-outs” and similar payments or obligations (other than trade liabilities and accrued expenses incurred and payable in the ordinary course of business not more than ninety (90) days past due), (j) declared but unpaid dividends or distributions, (k) all obligations secured by a Lien, and (l) all interest, prepayment premiums and penalties, guarantees, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any indebtedness. For the avoidance of doubt, Taxes shall not constitute Indebtedness.

“In-License Agreement” has the meaning set forth in Section 3.11(h).

“Intellectual Property” means the following subsisting throughout the world:

(a) Patent Rights;

(b) Trademarks and all goodwill in the Trademarks;

(c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

(d) mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the Laws of any jurisdiction;

(e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, scientific and technical information, data and technology, including medical, preclinical and clinical, toxicological and other scientific data, manufacturing and product processes, algorithms, techniques and analytical methodology, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

(f) other proprietary rights relating to any of the foregoing (including remedies against past, present and future infringement thereof and rights of protection of interest therein under the Laws of all jurisdictions).

“Intellectual Property Registrations” means Patent Rights, Trademarks (other than unregistered trademarks, service marks and trade dress), registered copyrights and designs, mask work registrations and applications for each of the foregoing.

“Interim Financials” has the meaning set forth in Section 3.5.

“Internal Systems” means the Software and Documentation and the computer, communications and network systems (both desktop and enterprise-wide), laboratory equipment, reagents, materials and test, calibration and measurement apparatus used by the Company in its business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Company Offerings, whether located on the premises of the Company or hosted at a third party site.

“Investor Questionnaire” has the meaning set forth in Section 3.22.

“IRB” has the meaning set forth in Section 3.19(c).

“Law” means any United States federal, state or local or foreign law, common law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any decree, order, injunction, rule, judgment, consent of or by any Governmental Entity, or any Permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Lease” means any lease, sublease, license, or occupancy agreement pursuant to which the Company leases or subleases from or to another party any real property, or otherwise occupies any real property.

“Legal Proceeding” means any action, suit, proceeding (including administrative proceeding), claim, complaint, hearing, information request, notice of violation, arbitration, inquiry or investigation of or before any Governmental Entity or before any arbitrator.

“Letter of Transmittal” means a letter of transmittal in the form attached hereto as Exhibit F.

“Lien” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of Law), other than (a) mechanic’s, material men’s and similar liens, (b) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, and (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company.

“Materials of Environmental Concern” means any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any Law due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

“Merger” has the meaning set forth in the Recitals.

“Merger Constituent Corporations” has the meaning set forth in Section 1.1(a)(i).

“Most Recent Balance Sheet” means the unaudited balance sheet of the Company as of the Most Recent Balance Sheet Date.

“Most Recent Balance Sheet Date” means March 31, 2024.

“OFCCP” has the meaning set forth in Section 3.15(g).

“Open Source Materials” means all Software, Documentation or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, stockholder agreements, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Other Parent Stockholder Matters” has the meaning set forth in Section 5.7(a).

“Outside Date” means October 10, 2024.

“Parent” has the meaning set forth in the first paragraph of this Agreement.

“Parent Board” means the board of directors of Parent.

“Parent Board Adverse Recommendation Change” has the meaning set forth in Section 5.7(c).

“Parent Board Recommendation” has the meaning set forth in Section 5.7(c).

“Parent Disclosure Schedule” means the Parent Disclosure Schedule provided by Parent to the Company on the date hereof.

“Parent Certificate” means a certificate delivered by Parent (without qualification as to knowledge, materiality or otherwise), signed on behalf of Parent by an authorized officer of Parent, to the effect that each of the conditions specified in clauses (a) and (b) of Section 6.2 is satisfied in all respects.

“Parent Change in Circumstance” means a change in circumstances (other than an Acquisition Proposal) that affects the business, assets or operations of Parent that occurs or arises after the date of this Agreement that was neither known to Parent or the Parent Board nor reasonably foreseeable on, or prior to, the date of this Agreement.

“Parent Closing Stock Price” means the volume-weighted average price, rounded to four decimal points, of shares of Parent Common Stock on Nasdaq (as reported on Bloomberg L.P. under the function “VWAP”) over the five (5) consecutive trading day period ending two (2) full trading days prior to the Closing Date.

“Parent Common Stock” means the common stock, $0.0001 par value per share, of Parent.

“Parent Material Adverse Effect” means any Change that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent; provided, however, that Changes resulting from the following shall not be taken into account in determining whether there has been a Parent Material Adverse Effect: (a) general business or economic conditions generally affecting the industry in which Parent operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism (including cyberterrorism), earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics and related or associated epidemics, disease outbreaks or quarantine restrictions, (c) changes in financial, banking or securities markets or general economic, regulatory, legislative or political conditions, (d) any change in the stock price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Parent Common Stock may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (e) the failure of Parent to meet internal or analysts’ expectations or projections or the results of operations of Parent; (f) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (g) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions, or (h) resulting from the taking of any action required to be taken by this Agreement, except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting Parent relative to other similarly situated companies in the industries in which Parent operates.

“Parent Preferred Stock” has the meaning set forth in Section 4.4.

“Parent SEC Reports” has the meaning set forth in Section 4.6.

“Parent Stockholder Matters” has the meaning set forth in Section 5.7(a).

“Parent Stockholders’ Meeting” has the meaning set forth in Section 5.7(a).

“Parent Support Agreement” has the meaning set forth in the Recitals.

“Parties” means Parent and the Company.

“Patent Rights” means all patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues, reexaminations and extensions).

“Payment Certificate” means a certificate, signed by an executive officer of the Company on behalf of the Company, which (a) attaches the Allocation Schedule as a schedule thereto, and (b) certifies to the accuracy thereof.

“Payment Fund” means shares of Parent Common Stock constituting the Aggregate Consideration issued or issuable to Company Equityholders through the Transfer Agent pursuant to Article II.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permitted Alternative Agreement” means a definitive agreement that contemplates or otherwise relates to an Acquisition Transaction that constitutes a Superior Offer.

“Permits” means all permits, licenses, registrations, certificates, orders, exemptions, approvals, franchises, variances, clearances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

“Person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, unincorporated organization, company, joint venture, trust, Governmental Entity or other entity.

“PIPE Financing” has the meaning set forth in the Recitals.

“Pre-Closing Period” means the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement is terminated in accordance with its terms.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Pro Rata Share” means, with respect to each Company Equityholder, the percentage amount obtained by dividing (i) the Aggregate Consideration actually paid to him, her or it pursuant to this Agreement by (ii) the Aggregate Consideration actually paid to all Company Equityholders pursuant to this Agreement, in each case as reflected on the Allocation Schedule.

“Proprietary Information” has the meaning set forth in Section 7.1.

“Proxy Statement” means the proxy statement to be sent to Parent’s stockholders in connection with the Parent Stockholders’ Meeting.

“Regulatory Authorities” means the FDA, EMA or any other Governmental Entity in another country or jurisdiction that is a counterpart to the FDA and holds responsibility for granting regulatory approval for a product, or otherwise regulating the research, development or commercialization of a product, in such country, and any successor(s) thereto.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Required Parent Stockholder Vote” means the affirmative vote of (i) a majority in voting power of the votes cast by holders of the outstanding shares of Parent Common Stock entitled to vote in accordance with the DGCL and (ii) a majority of the aggregate voting power of the outstanding shares of Parent Common Stock entitled to vote thereon other than any outstanding shares of Parent Common Stock beneficially owned, directly or indirectly, by any Person that is not a Disinterested Stockholder (the approval described in this clause (ii), the “Disinterested Stockholder Approval”).

“SAFE Cancellation Agreement(s)” means the SAFE Cancellation Agreement(s) attached hereto as Exhibit B.

“SAFE Holders” means the holders of the Company SAFEs.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” has the meaning set forth in the Recitals.

“Sera Service Providers” has the meaning set forth in Section 3.15.

“Sera Services” has the meaning set forth in Section 3.15.

“Software” means computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.

“Special Committee” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to greater than 50% for these purposes) that: (a) was not obtained or made as a result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the Parent Board determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by the other Party to this Agreement to amend the terms of this Agreement, and following consultation with its outside legal counsel and outside financial advisors, if any, are more favorable, from a financial point of view, to Parent’s stockholders than the terms of the Contemplated Transactions.

“Surviving Corporation” has the meaning set forth in Section 1.1(a)(ii).

“Surviving Corporation Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.

“Tax” or “Taxes” means any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, escheat, windfall profits, customs duties, franchise, estimated and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to or related to such items.

“Tax Returns” means any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

“Trademarks” means all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

“Transfer Agent” means American Stock Transfer & Trust Company.

“Transfer Taxes” has the meaning set forth in Section 7.4(a)(ii).

“Transitory Subsidiary” has the meaning set forth in the first paragraph of this Agreement.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Written Consent” shall mean a written consent of the stockholders of the Company in the form attached hereto as Exhibit I.

“Year-End Financials” has the meaning set forth in Section 3.5.

ARTICLE X

MISCELLANEOUS

10.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article X shall survive the Effective Time.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) by email, which email must state that it is being delivered pursuant to this Section 10.2 and no automatic failure of delivery is received, or (d) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

(a)	if to Parent or Transitory Subsidiary or (after the Effective Time) the Company, to:

Eliem Therapeutics, Inc.

PMB #117

2801 Centerville Road 1st Floor

Wilmington, DE

Attention: Executive Chairman of the Board

Email copy: [**]

with a copy (which shall not constitute notice) to:

Special Committee of the Parent Board of Directors

PMB #117

2801 Centerville Road 1st Floor

Wilmington, DE

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

New York, New York 10007

Attention:	Christopher D. Barnstable-Brown, Esq.

Email copy:	[**]

(b)	if (prior to the Effective Time) to the Company, to:

Tenet Medicines, Inc.

[**]

[**]

Attention: Chief Executive Officer

Email copy: [**]

with a copy (which shall not constitute notice) to:

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attention:	Miguel Vega; Ryan Sansom

Email copy:	[**]; [**]

(c)	if to any Company Equityholder or the Company Equityholder Representative, to:

Stephen Basil Thomas

[**]

[**]

Attention:	Stephen Basil Thomas

Email copy:	[**]

10.3 Entire Agreement. This Agreement (including the schedules and exhibits hereto and the documents and instruments referred to in this Agreement that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

10.4 Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

10.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent or Transitory Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one (1) or more of their Affiliates; provided, that such transfer or assignment shall not relieve Parent or Transitory Subsidiary of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Transitory Subsidiary. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

10.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.7 Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic transmission.

10.8 Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) the descriptive headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (h) references to a Person are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (k) references to a federal, state, local or foreign Law include any rules, regulations and delegated legislation issued thereunder; and (l) references to accounting terms used and not otherwise defined herein have the meaning assigned to them under GAAP. When reference is made in this Agreement to information that has been “made available” to Parent, that shall consist of only the information that was (i) contained in the Company’s electronic data room no later than 5:00 p.m., Eastern time, on the second (2nd) Business Day prior to the date of this Agreement or (ii) delivered to Parent or its counsel prior to the date of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day. Time shall be of the essence in this Agreement.

10.9 Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

10.10 Remedies.

(a) Except as otherwise expressly provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one (1) remedy will not preclude the exercise of any other remedy.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

10.11 Confidentiality. The parties acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein. Each of the Company Equityholders who are or become bound hereby, including by execution and delivery of a Company Support and Joinder Agreement, Letter of Transmittal, Written Consent and/or SAFE Cancellation Agreement, agree not to, directly or indirectly, disclose the existence or terms of this Agreement or any other agreement contemplated hereby or any other information regarding this Agreement, the Merger or any of the other matters contemplated hereby, including any terms of this Agreement with respect to which Parent has sought confidential treatment under applicable SEC rules, except, in each case to the extent such information is or becomes generally known to the public (other than as a result of a disclosure by the Company (prior to the Closing) or any Company Equityholders).

10.12 Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 10.12, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Nothing in this Section 10.12 shall limit the right of a party to seek injunctive relief under Section 8.9(b) in any applicable jurisdiction.

10.13 Amendment. This Agreement may not be amended except by an instrument in writing making specific reference to this Agreement and signed on behalf of each of the parties hereto (including the Company Equityholder Representative following the Closing).

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PARENT:

ELIEM THERAPEUTICS, INC.

By:	/s/ Andrew Levin
Name: Andrew Levin, M.D., Ph.D.
Title: Executive Chairman of the Board of Directors

TRANSITORY SUBSIDIARY:

TANGO MERGER SUB, INC.

By:	/s/ Andrew Levin
Name: Andrew Levin, M.D., Ph.D.
Title: Chief Executive Officer and President

COMPANY:

TENET MEDICINES, INC.

By:	/s/ Stephen Thomas
Name: Stephen Thomas
Title: Chief Executive Officer

COMPANY EQUITYHOLDER REPRESENTATIVE:

STEPHEN THOMAS,

Solely in his capacity as the Company Equityholder Representative

/s/ Stephen Thomas
Name: Stephen Thomas

Annex B

April 10, 2024

The Special Committee and the Board of Directors

Eliem Therapeutics, Inc.

23515 NE Novelty Hill Road, Suite B221 #125

Redmond, WA 98053

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Eliem Therapeutics, Inc., a Delaware corporation (“Parent”), of the Aggregate Consideration (as defined below) proposed to be paid by Parent pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) to be entered into by and among Parent, Transitory Sub, Inc., Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Transitory Sub”), and Tenet Medicines, Inc., a Delaware corporation (the “Company”). The Merger Agreement provides for the acquisition by Parent of the Company through the merger of Transitory Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement. At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any further action on the part of Parent, Transitory Sub, the Company or any stockholder of the Company or Parent, among other things, each share of Company Stock and Company SAFE that is issued and outstanding immediately prior to the Effective Time (excluding Excluded Shares and Dissenting Shares (as defined below)) shall be converted into the right to receive the applicable portion of the Aggregate Consideration. As used herein, (i) the “Aggregate Consideration” is equal to the number of shares of Parent Common Stock (rounded to the nearest whole share) equal to fifteen and two-fifths percent (15.4%) of the outstanding shares of Parent Common Stock as of immediately following the Closing (and for the avoidance of doubt, before giving effect to the issuance of any securities in the PIPE Financing), calculated on a fully-diluted basis using the treasury stock method; (ii) “Excluded Shares” means each share of Company Stock owned by the Company as treasury stock and each share of Company Stock that is owned by Parent, Transitory Sub or any other wholly-owned direct or indirect subsidiary of Parent as of immediately prior to the Effective Time (which shares shall be canceled and shall cease to exist, and no payment or consideration shall be delivered in exchange therefor); and (iii) “Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company Stockholder who has not voted such shares of Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. The Merger and the other transactions summarized above are collectively referred to herein as the “Transaction.” The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

We have been engaged by Parent to act as its exclusive financial advisor in connection with the Transaction and we will receive a fee from Parent for providing such services, a portion of which is payable upon delivery of this opinion and the remaining (and principal) portion of which is contingent upon consummation of the Transaction. In addition, Parent has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

Leerink Partners LLC is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of business, we may, in the

BOSTON | CHARLOTTE | MIAMI | NASHVILLE | NEW YORK | SAN FRANCISCO	LEERINK.COM

The Special Committee and the Board of Directors

Eliem Therapeutics, Inc.

April 10, 2024

future, provide investment banking services to Parent, the Company or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of our trading and brokerage activities, we have in the past and may in the future hold positions, for our own account or the accounts of our customers, in equity, debt or other securities of Parent, the Company or their respective affiliates.

Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research department and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Parent, the Company and the Transaction and other participants in the Transaction that differ from the views of our investment banking personnel.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Merger Agreement, as provided to us by the Company on April 10, 2024; (ii) Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed by Parent with the Securities and Exchange Commission (the “SEC”); (iii) certain Current Reports on Form 8-K, as filed by Parent with, or furnished by Parent to, the SEC; (iv) certain internal information, primarily related to expense forecasts, relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Parent, as furnished to us by the management of Parent; and (v) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts relating to the Company prepared by management of the Company and adjusted by Parent, as furnished to, and approved for use by, us for purposes of our analysis (the “Company Forecast”) (collectively, the “Internal Data”). We have also conducted discussions with members of the senior management of Parent and the Company and their respective advisors and representatives regarding such Internal Data as well as the past and current business, operations, financial condition and prospects of each of Parent and the Company. In addition, we reviewed publicly available financial and stock market data for Parent and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have been advised by Parent, and have assumed, at your direction, that the Internal Data (including, without limitation, the Company Forecast) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent and the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data (including, without limitation, the Company Forecast) or the assumptions on which it is based. As you are aware, Parent’s management did not provide us with, and we did not otherwise have access to, financial forecasts regarding Parent’s business, other than the expense forecasts described above. Accordingly, we did not perform a discounted cash flow analysis or any multiples-based analysis with respect to Parent. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Parent or the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of Parent or the Company.

We have assumed, at your direction, that the final executed Merger Agreement will not differ in any respect material to our analysis or this opinion from the last versions reviewed by us. We have also assumed, at your direction, that the representations and warranties made by the Company and Parent and Transitory Sub in the Merger Agreement are and will continue to be true and correct in all respects material to our analysis.

The Special Committee and the Board of Directors

Eliem Therapeutics, Inc.

April 10, 2024

Furthermore, we have assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of Parent or the Company, or their respective abilities to pay their obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency, or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters. We express no view or opinion as to the price or range of prices at which the shares of stock or other securities or instruments of Parent or any third party may trade at any time, including subsequent to the announcement or consummation of the Transaction.

We express no view as to, and our opinion does not address, Parent’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Parent or in which Parent might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to Parent of the Aggregate Consideration proposed to be paid by Parent pursuant to the terms of the Merger Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any class of securities, creditors or other constituencies of Parent, the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Parent, the Company or any other party, or class of such persons in connection with the Transaction, whether relative to the Aggregate Consideration proposed to be paid by Parent pursuant to the terms of the Merger Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of Parent or the Company as to whether or how such stockholder should vote or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee and the Board of Directors of Parent (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Transaction. This opinion has been authorized by the Leerink Partners LLC Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, it is our opinion that, as of the date hereof, the Aggregate Consideration proposed to be paid by Parent pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to Parent.

Very truly yours,

/s/ Leerink Partners LLC

Annex C

TENET MEDICINES, INC.

SAFE CANCELLATION AGREEMENT

THIS SAFE CANCELLATION AGREEMENT (this “Agreement”) is made as of [●], 2024 (the “Effective Date”), by and between [RA Capital Healthcare Fund, L.P.][RA Capital Nexus Fund III, L.P.] (the “Holder”) and Tenet Medicines, Inc., a Delaware corporation (the “Company”). Each of the Company and the Holder are sometimes referred to herein as a “Party,” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the Company previously issued a Simple Agreement for Future Equity, dated November 29, 2023, to the Holder in the purchase amount of $[3,500,000.00]1[6,500,000.00]2 (the “SAFE”);

WHEREAS, the Company has entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Eliem Therapeutics, Inc. (“Parent”), Tango Merger Sub, Inc., a wholly owned subsidiary of Parent (“Transitory Subsidiary”), and Stephen Thomas, solely in his capacity as the Company Equityholder Representative, pursuant to which Transitory Subsidiary will be merged with and into the Company, with the Company surviving such merger transaction (the “Merger”);

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Holder shall have executed and delivered (i) this Agreement and (ii) a Company Support and Joinder Agreement in the form attached hereto as Exhibit A;

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, if the Holder executes and delivers this Agreement and allows this Agreement to become effective, then the Holder shall have the right to receive the applicable portion of the Aggregate Consideration as contemplated by the Merger Agreement, including the Allocation Schedule attached as a schedule thereto (the “Holder Consideration”), subject to the terms and conditions of the Merger Agreement; and

WHEREAS, in order to induce the Parent to consummate the transactions contemplated by the Merger Agreement, the Holder is willing to enter into this Agreement and the Company Support and Joinder Agreement.

NOW, THEREFORE, in consideration of the premises and covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties hereby agree as follows:

1. Cancellation and Satisfaction of SAFE. The Holder hereby consents to the treatment of the SAFE pursuant to the terms and conditions set forth in the Merger Agreement and acknowledges and agrees that the Holder’s SAFE shall be canceled as of immediately prior to the Effective Time in accordance with the provisions of Section 2.1(d) of the Merger Agreement. The Holder acknowledges and agrees that the Holder shall only receive the Holder Consideration as contemplated by, in accordance with and subject to the terms of the Merger Agreement, only if the Holder executes and delivers to Parent this Agreement and the Company Support and Joinder Agreement, as well as any Letter of Transmittal and any other documentation contemplated by the Merger Agreement, and any payment of the Holder Consideration shall be subject to the terms and conditions set forth the Merger Agreement. From and after the Effective Time, no Company SAFEs shall remain outstanding, be in force or effect, or have any rights, including any rights set forth in the Company SAFEs. The Holder shall only be entitled to the right to receive the Holder Consideration available to the Holder under the Merger

[1]	Note to Draft: Purchase amount paid by RA Capital Healthcare Fund, L.P.
[2]	Note to Draft: Purchase amount paid by RA Capital Nexus Fund III, L.P.

Agreement. Without limiting the foregoing, the Holder acknowledges that after the Closing, the Holder shall have no right by virtue of the SAFE to receive any equity in the Surviving Corporation, the Parent or any of their respective Affiliates. From and after the Effective Time, the SAFE shall be, and is hereby, terminated and shall be of no further force or effect.

2. Holder’s Representations and Warranties; Acknowledgements. The Holder represents, warrants and acknowledges to the Company as follows:

(a) Disclosure of Information.

(i) The Holder has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and agrees to cancel the SAFE in exchange for the Holder Consideration. The Holder acknowledges: (i) that neither the Company, nor any of the Company’s Related Parties (as defined below), has made any representation or warranty, express or implied, except as expressly set forth in this Agreement, regarding any aspect of the cancellation of the SAFE, the operation or financial condition of the Company, Parent or Transitory Subsidiary, or the consideration that would be owed to the Holder pursuant to the terms of the SAFE in connection with the Merger (the “Merger Consideration”); (ii) that the Holder is not relying upon the Company or any of the Company’s Related Parties in making its decision to enter into this Agreement to cancel the SAFE in exchange for the Holder Consideration; and (iii) that the Company is relying upon the truth of the Holder’s representations and warranties in this Section 2.

(ii) The Holder acknowledges that the Company and its Related Parties may have material information about the Company, Parent, Transitory Subsidiary and the Merger which Holder may not have, including information regarding business opportunities, corporate strategy, and operational and financial performance of the Company, the Transitory Subsidiary and Parent, as well as additional information about the Merger (the “Additional Information”). The Holder acknowledges and agrees that it has made the decision to enter into this Agreement to cancel the SAFE in exchange for the Holder Consideration notwithstanding that it may not have such Additional Information, and the Holder agrees that the Company shall have no liability to Holder with respect to non-disclosure of any such Additional Information.

(iii) The Holder has received a copy of the Merger Agreement. The Holder has had an opportunity to review and discuss the Merger Agreement and the transaction contemplated thereby with representatives of the Company and with the Holder’s own counsel and tax advisors.

(iv) For purposes of this Agreement, “Related Parties” shall mean current and former directors, officers, partners, employees, attorneys, agents, successors, assigns, current and former stockholders (including current and former limited partners, general partners and management companies), owners, representatives, predecessors, parents, affiliates, associates and subsidiaries.

(b) Right, Title, and Interest. The Holder is the lawful owner of the SAFE, has good and marketable title of the SAFE, and has all right, title and interest in and to the SAFE. The Holder has full right and authority to deliver the SAFE to the Company for cancellation in connection with this Agreement. The SAFE is free and clear of all liens, encumbrances, equities, security interests, and any other claims whatsoever (“Lien”). The SAFE is not subject to any agreement, understandings, trusts, or other collaborative arrangements or understandings with any other party. Holder has not granted to any Person any rights in, to, or with respect to the SAFE, including, but not limited to, any option, warrant, right, call or commitment of any character relating to the SAFE or any proceeds thereof. No third party has any right to the SAFE or to prevent the Holder from entering into this Agreement to cancel the SAFE as contemplated by this Agreement, and no third party has any right to receive notice of such cancellation. The Holder is not aware of any basis for any disputes or challenges regarding the Holder’s ownership of the SAFE or regarding the Holder’s cancellation of the SAFE, and no such disputes or challenges are pending or alleged. Upon Holder’s delivery of this Agreement to the Company, the SAFE will be cancelled and of no further force or effect, free and clear of all Liens.

(c) Authority. The Holder has sole dispositive authority over the SAFE and has all requisite legal authority to execute and deliver this Agreement and to deliver the SAFE to the Company for cancellation, and to carry out and perform all of the Holder’s obligations under this Agreement. This Agreement has been duly executed and delivered by the Holder, constitutes the Holder’s valid and binding obligation, and is enforceable in accordance with its terms. The Holder has the capacity to act on the Holder’s own behalf and on behalf of all who might claim through the Holder to bind them to the terms and conditions of this Agreement. The Holder has never filed any petition under applicable bankruptcy laws, no such petition has ever been filed involuntarily against the Holder, no custodian or receiver has ever been appointed with respect to the Holder’s assets, and the Holder is not now insolvent (before giving effect to the cancellation of the SAFE).

(d) No Continuing Rights. The Holder hereby acknowledges that, subject to and effective upon the Holder’s receipt of the Holder Consideration, Holder shall have no rights with respect to the SAFE with respect to any future Equity Financing, Liquidity Event or Dissolution Event (each, as defined in the SAFE), including the Merger (any of the foregoing, a “Triggering Event”). The Holder further expressly acknowledges that any such Triggering Event may result in the payment by the Company or a third party of assets, funds or other proceeds to the Company’s stockholders in a manner such that the value of the consideration that would be owed to the Holder pursuant to the terms of the SAFE upon such Triggering Event may be greater than the value of the Holder Consideration.

(e) Value of the SAFE and the SAFE Consideration. THE HOLDER ACKNOWLEDGES THAT, BY ENTERING INTO THIS AGREEMENT TO CANCEL THE SAFE, THE HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE SAFE.

(f) Adequacy of Payment. THE HOLDER AGREES THAT THE HOLDER CONSIDERATION IS FAIR AND EQUITABLE TO THE HOLDER. THE HOLDER ACKNOWLEDGES THAT ARM’S-LENGTH NEGOTIATIONS BETWEEN THE COMPANY AND THE HOLDER RESULTED IN THE HOLDER AGREEING TO THE SUFFICIENCY OF THE HOLDER CONSIDERATION IN EXCHANGE FOR CANCELLATION OF THE SAFE.

(g) Consents. No consent, approval, order, or authorization of, and no registration, qualification, designation, declaration, or filing of or with any government authority or third party is required in connection with the cancellation of the SAFE or with the consummation of the transactions contemplated by this Agreement.

(h) No Legal, Tax, or Investment Advice. The Holder has had an opportunity to review the federal, state, local, and foreign tax consequences of the transactions contemplated by this Agreement and the Merger Agreement. The Holder understands that nothing in this Agreement or in any other materials presented to the Holder in connection with the cancellation of the SAFE or the Holder’s other agreements under this Agreement constitutes legal, tax, or investment advice. The Holder has consulted such legal, tax, and investment advisors as the Holder, in the Holder’s sole discretion, has deemed necessary or appropriate in connection with the cancellation of the SAFE. The Holder understands that the Holder (and not Parent, the Company or any of their respective Affiliates, agents or Representatives) shall be responsible for any tax liability of the Holder that may arise as a result of this Agreement and the Merger Agreement or the transactions contemplated hereby or thereby.

3. Joinder to the Merger Agreement. By executing and delivering the Company Support and Joinder Agreement concurrently with the execution of this Agreement, the Holder agrees to be bound by the terms and conditions thereof as if the Holder was a stockholder of the Company, including that Holder agrees to be bound by Article I, Article II, Article V, Article VI and Article VII and, to the extent related to the foregoing, Article X of the Merger Agreement, and all other provisions of the Merger Agreement that by their terms purport to bind the Company Equityholders or that are related to Article I, Article II, Article V, Article VI and Article VII and, to the extent related to the foregoing, Article X of the Merger Agreement and, in each case, solely to the extent such sections are applicable to the Company Equityholders (collectively, the “Relevant Provisions”), subject to the limitations and qualifications contained in such provisions of the Merger Agreement and the Company Support and Joinder Agreement, and the Holder shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations set forth in such Relevant Provisions and under the Company Support and Joinder Agreement.

4. Company’s Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) Authority. This Agreement has been duly executed and delivered by the Company, constitutes the Company’s valid and binding obligation, and is enforceable in accordance with its terms. All corporate action required to be taken by the Company Board and Holders of the Company in order to authorize the Company to enter into this Agreement, and to effect the cancellation of the SAFE, has been taken prior to the Closing.

5. Satisfaction and Release. Effective upon the Effective Time, the Holder, by its execution and delivery of this Agreement, hereby forever waives, releases and discharges (and hereby agrees to cause each of its Representatives to forever waive, release and discharge) with prejudice the Company or the Surviving Corporation from any and all claims, rights (including rights of indemnification, contribution and other similar rights, from whatever source, whether under contract, applicable Law or otherwise), causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees) or damages of any kind, arising by any means (including subrogation, assignment, reimbursement, operation of law or otherwise), whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmatured (collectively, “Claims”) related or with respect to, in connection with, or arising out of, directly or indirectly, any event, fact, condition, circumstance, occurrence, act or omission that was in existence (or that occurred or failed to occur) at or prior to the Effective Time arising out of the Holder’s relationship with the Company by virtue of the SAFE; provided, however, this Section 5 shall not be construed as releasing and Claims shall not include any rights or Claims available to the Holder under the Merger Agreement or any agreement delivered pursuant to the Merger Agreement or in connection with the transactions contemplated by the Merger Agreement, including Claims under this Agreement.

(a) Waiver of Section 1542 of the California Civil Code. The Holder acknowledges that the Holder has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims. Section 1542 of the California Civil Code provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The Holder, being aware of said code section, agrees to waive any rights that the Holder may have thereunder, as well as under any other statute or common law principles of similar effect. The Holder understands and agrees that this means that if, after signing this Agreement, the Holder discovers facts different from or in additional to those which the Holder now knows or believes to be true, that the waivers and releases of this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such facts.

The Holder hereby represents and warrants that the Holder has read this Agreement and has consulted with, or has had sufficient opportunity to consult with, independent counsel of the Holder’s choice regarding the terms and effect of this Agreement, and that the Holder’s execution of this Agreement constitutes the Holder’s knowing and voluntary agreement to the terms hereof.

6. Cooperation. The Parties will cooperate as may be reasonably necessary to implement the transactions contemplated by this Agreement. The Holder agrees to execute any further documents or instruments reasonably necessary or desirable to carry out the purposes and intent of this Agreement.

7. Costs. The Parties will each bear their own costs, expert fees, attorney’s fees, and other fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

8. No Representations. Neither Party has relied upon any representations or statements made by the other Party that are not specifically set forth in this Agreement.

9. Governing Law; Venue. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

10. Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the Parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party hereto may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13. Nothing in this Section 10, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law.

11. Entire Agreement. This Agreement constitutes the entire agreement between the Parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. With respect to the cancellation of the SAFE, neither Party will be liable or bound to the other Party in any manner by any representations, warranties, or covenants except as specifically set forth in this Agreement.

12. Amendments. No amendment of this Agreement shall be effective against any Party unless it shall be in writing and signed by each of the Parties hereto.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery, in the case of delivery by hand, or (iii) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as follows: (A) if to the Company, to the address, electronic mail address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Holder, to the Holder’s address, electronic mail address or facsimile shown below the Holder’s signature to this Agreement.

14. Execution and Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile, by an electronic scan delivered by electronic mail or any electronic signature), each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the Parties hereto and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile, by an electronic scan delivered by electronic mail or by delivery of any electronic signature.

15. Section Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

17. Successors and Assigns. This Agreement and the Company’s rights, duties, benefits, and obligations under this Agreement will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. This Agreement and the Holder’s rights, duties, benefits, and obligations under this Agreement will inure to the benefit of, and be enforceable by, the Holder’s successors and assigns.

18. Voluntary Execution of Agreement; Independent Counsel. This Agreement is executed voluntarily, without any duress or undue influence on the part of any Party or on behalf of any Party. Each Party acknowledges that it:

(a) has read this Agreement

(b) understands the terms and consequences of this Agreement; and

(c) is fully aware of the legal and binding effect of this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have executed this Agreement effective as of the date first set forth above.

TENET MEDICINES, INC.

By:
Name:
Title:

HOLDER:

By:
Name:	[Holder]
Address:
Email:
Facsimile:

EXHIBIT A

COMPANY SUPPORT AND JOINDER AGREEMENT

Annex D

FORM OF PARENT SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of [ ], 2024, by and among Tenet Medicines, Inc., a Delaware corporation (the “Company”), Eliem Therapeutics, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Parent. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery hereof, Parent, the Company and Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Transitory Subsidiary”), have entered into an agreement and plan of merger and reorganization (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Transitory Subsidiary will merge with and into the Company, whereby Transitory Subsidiary will cease to exist and the Company will survive as a direct, wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Parent Common Stock as indicated in Appendix A.

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

(b) “Shares” means (i) all shares of Parent Common Stock owned, beneficially or of record, by the Stockholder as of the date hereof, and (ii) all additional shares of Parent Common Stock acquired by the Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Closing Date.

(c) “Stockholder Matters” means the Parent Stockholder Matters and the Other Parent Stockholder Matters, in each case as defined in the Merger Agreement, including the issuance of shares of common stock of Parent under the Merger Agreement and the Contemplated Transactions.

(d) “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions. The Stockholder covenants to the Company as follows:

(a) Except as otherwise permitted by Section 2(c), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), the Stockholder shall not Transfer any of the Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares.

(b) Except as otherwise permitted by this Agreement or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Entity, the Stockholder will not commit any act that would restrict the Stockholder’s legal power, authority and right to vote all of the Shares held by the Stockholder or otherwise prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, the Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares in favor of the Stockholder Matters.

(c) Notwithstanding anything else herein to the contrary, the Stockholder may, at any time, Transfer Shares (i) by will or other testamentary document or by intestacy, (ii) to any investment fund or other entity controlled or managed by the Stockholder or the investment adviser or general partner of the Stockholder, or an entity under common control or management with the Stockholders (in each case, directly or indirectly), (iii) to any member of the Stockholder’s immediate family (or, if the Stockholder is a corporation, partnership or other entity, to an immediate family member of a beneficial owner of the Shares held by the Stockholder), (iv) to any trust or other entity for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder (or, if the Stockholder is a corporation, partnership or other entity, for the direct or indirect benefit of an immediate family member of a beneficial owner of the Shares held by the Stockholder) or otherwise for estate tax or estate planning purposes, (v) in the case of a Stockholder who is not a natural person, by pro rata distributions from the Stockholder to its members, partners, or shareholders pursuant to the Stockholder’s organizational documents; provided, that in the cases of clauses (i)-(v) (x) such Transferred Shares shall continue to be bound by this Agreement and (y) the applicable direct transferee (if any) of such Transferred Shares shall have executed and delivered to Parent and the Company a support agreement substantially identical to this Agreement upon consummation of the Transfer or (vi) to the extent required by applicable Law.

3. Agreement to Vote Shares. The Stockholder covenants to the Company as follows:

(a) Until the Expiration Date, at any meeting of the stockholders of Parent, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent, the Stockholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by the Stockholder (A) in favor of the Stockholder Matters and (B) against any Acquisition Proposal.

(b) If the Stockholder is the beneficial owner, but not the record holder, of Shares, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 3.

(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of Parent by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4. Action in Stockholder Capacity Only. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record holder and beneficial owner, as applicable, of its Shares and not in the Stockholder’s capacity as a director or officer of Parent. Nothing herein shall limit or affect the Stockholder’s ability to act as an officer or director of Parent.

5. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that the Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the stockholders of Parent or pursuant to any applicable written consent of the stockholders of Parent, the Stockholder shall be deemed to have irrevocably granted to, and appointed, Parent, and any individual designated in writing by it, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Parent stockholders or at any meeting of the Parent stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein (including the next sentence), the Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

6. No Solicitation. Subject to Section 4, the Stockholder agrees not to, directly or indirectly, including through any of its officers, directors or agents, (a) solicit, seek or initiate or knowingly take any action to facilitate or encourage, any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or Acquisition Inquiry or (b) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Acquisition Proposal or Acquisition Inquiry, or furnish to any person any non-public information or afford any person, other than Parent or the Company, as applicable, access to such party’s property, books or records (except as required by applicable Law or pursuant to a request by a Governmental Entity) in connection with, any Acquisition Proposal or Acquisition Inquiry; provided, however, that nothing in this Section 6 shall prevent the Stockholder from referring a person to this Section 6 or to the Merger Agreement.

7. Documentation and Information. The Stockholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, a copy of this Agreement, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided, that, Parent and the Company provide such documents, schedules, press release or other disclosure document to the Stockholder in advance for its review and comment. Each of Parent and the Company is an intended third-party beneficiary of this Section 7.

8. No Exercise of Appraisal Rights; Waivers. The Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that the Stockholder may have by virtue of, or with respect to, any Shares (including all rights under Section 262 of the DGCL) and (b) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the Parent Board, breaches any fiduciary duty of the Parent Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Parent.

9. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) (i) The Stockholder is the beneficial or record owner of the shares of Parent Common Stock indicated in Appendix A (each of which shall be deemed to be “held” by the Stockholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares in Appendix A), free and clear of any and all Liens; and (ii) the Stockholder does not beneficially own any securities of Parent other than the shares of Parent Common Stock and rights to purchase shares Parent Common Stock set forth in Appendix A.

(b) With respect to any Stockholder that is an entity, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement.

(c) Except as otherwise provided in this Agreement, the Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, deposited any of the Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares on any matter contemplated by this Agreement.

(d) This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which the Stockholder is a party or bound, or any applicable law to which the Stockholder (or any of the Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.

(e) The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Stockholder’s ability to perform its obligations under this Agreement.

(f) The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives with respect to the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that such Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Stockholder understands and acknowledges that the Company, Parent and Transitory Subsidiary are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(g) With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

10. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earliest of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, (b) the Effective Time and (c) the time this Agreement is terminated upon the written agreement of the Stockholder, the Company, and Parent (the “Expiration Date”); provided, however, that (i) Section 11 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party hereto from any liability for any material and willful breach of this Agreement prior to the Effective Time.

11. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(d) Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11(i). Nothing in this Section 11(d), however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Nothing in this Section 11(d) shall limit the right of a party to seek injunctive relief under Section 11(h) in any applicable jurisdiction.

(e) Assignment. Except as otherwise provided in Section 2(c) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one (1) or more of its Affiliates; provided, that such transfer or assignment shall not relieve Parent of its primary liability for its obligations hereunder or enlarge, alter or change any obligations of any other party hereto or due to Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 11(e) is void.

(f) No Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.

(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(h) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery, in the case of delivery by hand, or (iii) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as follows: (A) if to the Company or Parent, to the address, electronic mail address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Stockholder, to the Stockholder’s address, electronic mail address or facsimile shown below Stockholder’s signature to this Agreement.

(j) Counterparts; Electronic Signature. This Agreement may be executed in two (2) or more counterparts (including by facsimile, by an electronic scan delivered by electronic mail or any electronic signature), each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile, by an electronic scan delivered by electronic mail or by delivery of any electronic signature.

(k) Confidentiality. Except to the extent required by applicable Law or regulation, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information to its Affiliates, partners, members, stockholders, parents, subsidiaries, attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided that such Persons are subject to confidentiality obligations at least as restrictive as those contained herein). Neither the Stockholder nor any of its Affiliates (other than Parent, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable.

(l) Interpretation. When reference is made in this Agreement to a Section or Appendix, such reference shall be to a Section of or Appendix to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:
Tenet Medicines, Inc.

By:
Title:

PARENT:
Eliem Therapeutics, Inc.

By:
Title:

[STOCKHOLDER], in its capacity as the Stockholder:

By:
Title:

Address:

[Signature Pages to the Parent Support Agreement]

Appendix A

Annex E

FORM OF SUPPORT AND JOINDER AGREEMENT

This Support and Joinder Agreement (this “Agreement”) is made and entered into as of [ ], 2024, by and among Tenet Medicines, Inc., a Delaware corporation (the “Company”), Eliem Therapeutics, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of the Company. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery hereof, Parent, the Company, and Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Transitory Subsidiary”), have entered into an agreement and plan of merger (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Transitory Subsidiary will merge with and into the Company, whereby Transitory Subsidiary will cease to exist and the Company will survive as a direct, wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Company Common Stock as indicated in Appendix A.

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

(b) “Shares” means (i) all shares of Company Common Stock beneficially owned by the Stockholder as of the date hereof, and (ii) all additional shares of Company Common Stock acquired and beneficially owned by the Stockholder during the period commencing with the execution and delivery of this Agreement and expiring on the Closing Date.

(c) “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions. The Stockholder covenants to Parent as follows:

(a) Except as otherwise permitted by Section 2(c), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), the Stockholder shall not Transfer any of the Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares.

(b) Except as otherwise permitted by this Agreement or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Entity, the Stockholder will not commit any act that would restrict the Stockholder’s legal power, authority and right to vote all of the Shares held by the Stockholder or otherwise prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, the Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to execute and deliver the Written Consent or to adopt, approve, or otherwise provide or deliver the Company Stockholder Approval.

(c) Notwithstanding anything else herein to the contrary, the Stockholder may, at any time, Transfer Shares (i) by will or other testamentary document or by intestacy, (ii) to any investment fund or other entity controlled or managed by the Stockholder or the investment adviser or general partner of the Stockholder, or an entity under common control or management with the Stockholders (in each case, directly or indirectly) (iii) to any member of the Stockholder’s immediate family (or, if the Stockholder is a corporation, partnership or other entity, to an immediate family member of a beneficial owner of the Shares held by the Stockholder), (iv) to any trust or other entity for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder (or, if the Stockholder is a corporation, partnership or other entity, for the direct or indirect benefit of an immediate family member of a beneficial owner of the Shares held by the Stockholder) or otherwise for estate tax or estate planning purposes, (v) in the case of a Stockholder who is not a natural person, by pro rata distributions from the Stockholder to its members, partners, or shareholders pursuant to the Stockholder’s organizational documents, (vi) with respect to any Stockholder that is an entity, to any Affiliate of such Stockholder or to one or more partners or members of such Stockholder, provided that such transfer shall not involve a disposition for value and the transferee agrees to be bound in writing by the restrictions set forth herein, (vii) pursuant to a qualified domestic order, or (viii) to any charitable organization as a bona fide gift or charitable contribution, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; provided, that in the cases of clauses (i) – (vi), (x) such Transferred Shares shall continue to be bound by this Agreement and (y) the applicable direct transferee (if any) of such Transferred Shares shall have executed and delivered to Parent and the Company a support agreement substantially identical to this Agreement upon consummation of the Transfer or (ix) to the extent required by applicable Law.

3. Agreement to Vote Shares. The Stockholder covenants to the Company as follows:

(a) Until the Expiration Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by the Stockholder (A) in favor of the adoption and approval of the Merger Agreement, (B) in favor of approval of the Contemplated Transactions, and (C) against any Acquisition Proposal.

(b) If the Stockholder is the beneficial owner, but not the record holder, of Shares, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 3.

(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of the Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4. Action in Stockholder Capacity Only. Notwithstanding anything in this Agreement to the contrary, the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as the beneficial owner of its Shares and not in the Stockholder’s capacity as a director or officer of the Company, and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of the Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other person. Nothing herein shall limit or affect the Stockholder’s ability to act as an officer or director of the Company.

5. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that the Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the stockholders of the Company or pursuant to any applicable written consent of the stockholders of the Company (including, without limitation, the Written Consent), the Stockholder shall be deemed to have irrevocably granted to, and appointed, Parent, and any individual designated in writing by it, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Company stockholders (including, without limitation, the Written Consent) or at any meeting of the Company stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein (including the next sentence), the Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

6. No Solicitation. Subject to Section 4, the Stockholder agrees not to, directly or indirectly, including through any of its officers, directors or agents, (a) solicit, seek or initiate or knowingly take any action to facilitate or encourage, any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or Acquisition Inquiry or (b) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Acquisition Proposal or Acquisition Inquiry, or furnish to any person any non-public information or afford any person, other than Parent or the Company, as applicable, access to such party’s property, books or records (except as required by applicable Law or pursuant to a request by a Governmental Entity) in connection with, any Acquisition Proposal or Acquisition Inquiry; provided, however, that nothing in this Section 6 shall prevent the Stockholder from referring a person to this Section 6 or to the Merger Agreement.

7. Documentation and Information. The Stockholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, a copy of this Agreement, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided, that, Parent and the Company provide such documents, schedules, press release or other disclosure document to the Stockholder in advance for its review and comment. Each of Parent and the Company is an intended third-party beneficiary of this Section 7.

8. No Exercise of Appraisal Rights; Waivers. The Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that the Stockholder may have by virtue of, or with respect to, any Shares (including all rights under Section 262 of the DGCL) and (b) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder breaches any duty that such Stockholder has (or may be alleged to have) to the Company or to the other Company stockholders; provided, that (x) the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of the Company and (y) the foregoing shall not limit or restrict in any manner the Stockholder from enforcing the Stockholder’s rights under this Agreement and the other agreements entered into by the Stockholder in connection herewith, or otherwise in connection with the Merger, including the Stockholder’s right to receive the Aggregate Consideration pursuant to the terms of the Merger Agreement.

9. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) (i) The Stockholder is the beneficial owner of the shares of Company Common Stock indicated in Appendix A (each of which shall be deemed to be “held” by the Stockholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares in Appendix A), free and clear of any and all Liens (except for any Lien that may be imposed pursuant to this Agreement or any lock-up agreement entered into by and between the Stockholder, the Company and Parent); and (ii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock and rights to purchase shares of Company Common Stock set forth in Appendix A.

(b) With respect to any Stockholder that is an entity, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement.

(c) Except as otherwise provided in this Agreement, the Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, deposited any of the Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares on any matter contemplated by this Agreement.

(d) This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which the Stockholder is a party or bound, or any applicable law to which the Stockholder (or any of the Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.

(e) The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Stockholder’s ability to perform its obligations under this Agreement.

(f) The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives with respect to the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that such Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Stockholder understands and acknowledges that the Company, Parent and the Transitory Subsidiary are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(g) With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

10. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earliest of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, (b) the Effective Time and (c) the time this Agreement is terminated upon the written agreement of the Stockholder, the Company and Parent (the “Expiration Date”); provided, however, (i) Section 13 shall survive the termination of this Agreement, and (ii) that the termination of this Agreement shall not relieve any party hereto from any liability for any material and willful breach of this Agreement prior to the Effective Time.

11. Joinder to Merger Agreement. Subject to the Closing, the Stockholder hereby agrees to be bound by Article I, Article II, Article V, Article VI and Article VII and, to the extent related to the foregoing, Article X of the Merger Agreement, and all other provisions of the Merger Agreement that by their terms purport to bind the Company Equityholders or that are related to Article I, Article II, Article V, Article VI and Article VII and, to the extent related to the foregoing, Article X of the Merger Agreement and, in each case, solely to the extent such sections are applicable to the Company Equityholders (collectively, the “Relevant Provisions”), subject to the limitations and qualifications contained in such provisions of the Merger Agreement and herein, solely in his, her or its capacity as a Company Equityholder as if a signatory to the Merger Agreement, and, in exchange for Parent’s agreement to make the payments to the Stockholder as contemplated by the Merger Agreement, the Stockholder shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations set forth in such Relevant Provisions solely as a holder of Company Stock as of immediately prior to the Effective Time, as contemplated by the Merger Agreement.

12. Confidentiality.

(a) From and after the execution and delivery of this Agreement, the Stockholder agrees that the Stockholder shall not, and the Stockholder agrees not to permit the Stockholder’s Affiliates to, directly or indirectly, disclose the existence or terms of this Agreement, the Merger Agreement or any other agreement contemplated thereby or any information regarding the negotiation hereof or thereof except (i) to the extent such information is generally known to the public (other than as a result of a disclosure by the Stockholder or an Affiliate thereof in violation of this Agreement), (ii) solely to the extent necessary to enforce the Stockholder’s rights hereunder or under the Merger Agreement, or (iii) solely to the extent that the Stockholder is an investment fund, for disclosures to its limited partners and investors to the extent required by the charter documents of the fund or to the extent necessary in the exercise of the fiduciary duties of the Stockholder’s general partner, in each case, so long as such information is limited to the fact that the Stockholder was an equityholder of the Company; provided, that, such information shall be anonymized to the extent feasible. Notwithstanding the foregoing, the Stockholder shall have no obligation hereunder to keep confidential any such information to the extent disclosure thereof (1) is required by Law; provided, however, that in the event disclosure is required by Law, the Stockholder shall take reasonable steps to minimize the extent of any such disclosure and provide Parent with prompt advance notice of such requirement so that Parent may seek an appropriate protective order (at Parent’s cost and expense) or (2) is to the Stockholder’s legal counsel and tax and accounting advisors subject to professional or contractual confidentiality obligations.

(b) From and after the Closing, the Stockholder shall not and shall not permit its controlled Affiliates to disclose or make use of any non-public information or materials belonging to, or concerning the business, affairs and operations of, Parent, the Company, the Surviving Corporation or their respective Affiliates, as applicable (collectively referred to herein as “Proprietary Information”). Proprietary Information shall not include such information that (A) is generally available to the public (other than as a result of a disclosure by the Stockholder in violation of the terms of this Agreement or any other obligation owed to Parent), (B) was disclosed to the Stockholder by a third party under no obligation to keep such information confidential, or (C) was independently developed by the Stockholder without reference to Proprietary Information. Notwithstanding the foregoing, the Stockholder shall have no obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by Law; provided, however, that in the event disclosure is required by Law, to the extent not prohibited by applicable Law, the Stockholder shall take reasonable steps to minimize the extent of any such disclosure and provide Parent with prompt advance notice of such requirement so that Parent may seek an appropriate protective order (at Parent’s cost and expense).

(c) The Stockholder agrees that the remedy at Law for any breach of this Section 12 shall be inadequate and that Parent or the Surviving Corporation shall be entitled to seek injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Section 12.

13. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(d) Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 13(i). Nothing in this Section 13(d), however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Nothing in this Section 13(d) shall limit the right of a party to seek injunctive relief under Section 13(h) in any applicable jurisdiction.

(e) Assignment. Except as otherwise provided in Section 2(c) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one (1) or more of its Affiliates; provided, that such transfer or assignment shall not relieve Parent of its primary liability for its obligations hereunder or enlarge, alter or change any obligations of any other party hereto or due to Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 13(e) is void.

(f) No Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.

(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(h) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery, in the case of delivery by hand, or (iii) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as follows: (A) if to the Company or Parent, to the address, electronic mail address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Stockholder, to the Stockholder’s address, electronic mail address or facsimile shown below Stockholder’s signature to this Agreement.

(j) Counterparts; Electronic Signature. This Agreement may be executed in two (2) or more counterparts (including by facsimile, by an electronic scan delivered by electronic mail or any electronic signature), each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile, by an electronic scan delivered by electronic mail or by delivery of any electronic signature.

(k) Press Releases. Neither the Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable. The Company is an intended third-party beneficiary of this Section 13(k).

(l) Interpretation. When reference is made in this Agreement to a Section or Appendix, such reference shall be to a Section of or Appendix to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:
Tenet Medicines, Inc.

By:
Title:

PARENT:
Eliem Therapeutics, Inc.

By:
Title:

[STOCKHOLDER], in his/her capacity as the Stockholder:

Signature:

Address:

Appendix A

Annex F

FORM OF LOCK-UP AGREEMENT

[ ], 2024

Eliem Therapeutics, Inc.

PMB #117

2801 Centerville Road, 1st Floor

Wilmington, DE 19808-1609

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Eliem Therapeutics, Inc., a Delaware corporation (“Parent”), is entering into an Agreement and Plan of Merger and Reorganization, dated as of [ ], 2024 (as the same may be amended from time to time, the “Merger Agreement”) with Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and Tenet Medicines, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to each of Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Parent and, prior to the Closing Date, the Company, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for shares of Parent Common Stock (including without limitation, (a) shares of Parent Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and (b) securities of Parent which may be issued upon exercise of an option to purchase shares of Parent Common Stock or a warrant to purchase shares of Parent Common Stock, or settlement of a restricted stock unit or restricted stock award and (c) Parent Common Stock or such other securities to be issued to the undersigned in connection with the Merger) that are currently or hereafter owned of record or beneficially by the undersigned, except as set forth below (collectively, the “Undersigned’s Shares”);

(2) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of shares of Parent Common Stock or other securities, in cash or otherwise;

(3) make any demand for, or exercise any right with respect to, the registration of any shares of Parent Common Stock or any security convertible into or exercisable or exchangeable for shares of Parent Common Stock (other than such rights set forth in the Merger Agreement and the Registration Rights Agreement);

(4) except for any voting agreement entered into as of the date hereof by the undersigned with Parent and the Company, grant any proxies or powers of attorney with respect to any Parent Common Stock, deposit any Parent Common Stock into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any Parent Common Stock; or

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(5) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Parent Common Stock which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Parent Common Stock even if such Parent Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Parent Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Parent Common Stock.

The Lock-Up Restrictions contemplated by this Lock-Up Agreement shall not apply to:

(a) transfers of the Undersigned’s Shares:

(1) (A) to any person related to the undersigned (or to an ultimate beneficial owner of the undersigned) by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the direct or indirect benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift to a charitable organization or a charitable contribution, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by or under common control with the undersigned and/or by any such Family Member(s);

(2) if the undersigned is a corporation, partnership, limited liability company or other entity, (A) to another corporation, partnership, limited liability company or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including any investment fund or other entity that controls or manages, is under common control or management with, or is controlled or managed by, the undersigned, (B) as a distribution or dividend to equity holders, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (C) as a bona fide gift or a charitable contribution or otherwise to a trust or other entity for the direct or indirect benefit of an immediate family member of a beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of the Undersigned’s Shares or (D) transfers or dispositions not involving a change in beneficial ownership; or

(3) if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value (other than transfers pursuant to 1(A), 1(E) or 2(A)) and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Parent a lock-up agreement in substantially the form of this Lock-Up Agreement with respect to the shares of Parent Common Stock or such other securities that have been so transferred or distributed;

(b) the exercise of an option to purchase shares of Parent Common Stock (including a net or cashless exercise of an option to purchase shares of Parent Common Stock ), and any related transfer of shares of Parent Common Stock to Parent for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options; provided that, for the avoidance of doubt, the underlying shares of Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

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(c) transfers to Parent in connection with the net settlement of any restricted stock unit or other equity award that represents the right to receive in the future shares of Parent Common Stock, settled in shares of Parent Common Stock, to pay any tax withholding obligations; provided that, for the avoidance of doubt, the underlying shares of Parent Common Stock issued in connection with such exercise shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Parent Common Stock; provided that such plan does not provide for any transfers of shares of Parent Common Stock during the Restricted Period;

(e) transfers or sales by the undersigned of shares of Parent Common Stock purchased by the undersigned in the PIPE Financing, on the open market or in a public offering by Parent, in each case following the date of the Merger Agreement;

(f) pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent (including entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Parent Common Stock (or any security convertible into or exercisable for Parent Common Stock), or vote any shares of Parent Common Stock in favor of any such transaction or taking any other action in connection with any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(g) pursuant to an order of a court or regulatory agency.

and provided, further, that, with respect to each of (b), (c), and (d) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be made voluntarily reporting a reduction in beneficial ownership of shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock in connection with such transfer or disposition during the Restricted Period (other than any exit filings) and if any filings under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Parent Common Stock in connection with such transfer or distribution, shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes therein, in reasonable detail, a description of the circumstances of the transfer and that the shares remain subject to this Lock-up Agreement.

For purposes of this Lock-Up Agreement, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of Parent’s voting securities if, after such transfer, Parent’s stockholders as of immediately prior to such transfer do not hold a majority of the outstanding voting securities of Parent (or the surviving entity).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement and will not be recorded on the share register of Parent. In furtherance of the foregoing, the undersigned agrees that Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Parent Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that Parent and Company are proceeding with the transactions contemplated by the Merger Agreement in reliance upon this Lock-Up Agreement.

Any and all remedies herein expressly conferred upon Parent and the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Parent and/or the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Parent and the Company in the event that any provision of this Lock-Up Agreement was not performed in accordance with its specific terms (including failing to take such actions as are required of it hereunder to consummate this Agreement) or were otherwise breached. It is accordingly agreed that Parent and the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent and the Company are entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Parent or the Company with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

In the event that any holder of Parent’s securities that are subject to a substantially similar agreement entered into by such holder, other than the undersigned, is permitted by Parent to sell or otherwise transfer or dispose of shares of Parent Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder (whether in one or multiple releases or waivers), the same percentage of shares of Parent Common Stock held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding shares of Parent Common Stock held by such holder on the date of such release or waiver that are the subject of such release or waiver shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by Parent to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders shares of Parent Common Stock in an aggregate amount in excess of 1% of the number of shares of Parent Common Stock subject to a substantially similar agreement.

Upon the release of any of the Undersigned’s Shares from this Lock-Up Agreement, Parent will promptly cooperate with the undersigned to facilitate the timely preparation and delivery of certificates representing the Undersigned Shares without the restrictive legend above or the withdrawal of any stop transfer instructions by virtue of this Lock-Up Agreement.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the Laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Lock-Up Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in

F-4

accordance with foregoing clause (i) of this paragraph, (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party and (v) irrevocably and unconditionally waives the right to trial by jury. This Lock-Up Agreement constitutes the entire agreement between the parties to this Lock-Up Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Parent and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

[SIGNATURE PAGE FOLLOWS]

F-5

The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[Entity Name]:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

F-6

Accepted and Agreed by Eliem Therapeutics, Inc.:

By:
Name:
Title:

Accepted and Agreed by Tenet Medicines, Inc.:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

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Annex G

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 10, 2024 by and among Eliem Therapeutics, Inc., a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A. On or prior to the date hereof, (i) the Company entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with Tango Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Tenet Medicines, Inc., a Delaware corporation (“Tenet”), and Stephen Thomas, solely in his capacity as Tenet equityholder representative in connection with the Merger Agreement, in substantially the form provided to the Investors prior to the date hereof, pursuant to which, prior to the Closing (as defined below), the Merger Sub shall merge with and into Tenet and, at the Closing, Merger Sub will cease to exist, and Tenet will survive as a direct, wholly-owned subsidiary of the Company (the “Merger”);

B. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below) and/or Rule 506 of Regulation D promulgated thereunder;

C. In connection with and contingent on the substantially concurrent closing of the Merger, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, an aggregate of 31,238,282 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

D. Contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the 1933 Act and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person. For the avoidance of doubt, with respect to any Investor that is an investment fund or other investment vehicle, such Investor shall be deemed not to be an Affiliate of (i) any portfolio company of such Investor or its Affiliates or (ii) any limited partner of any such Investor or its Affiliates.

“Aggregate Purchase Price” has the meaning set forth in Section 3.2.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company’s Knowledge” means the actual knowledge of the persons specified on Annex A hereto.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disqualification Event” has the meaning set forth in Section 4.31.

“EDGAR system” has the meaning set forth in Section 4.9.

“Environmental Laws” has the meaning set forth in Section 4.16.

“GAAP” has the meaning set forth in Section 4.18.

“Intellectual Property” has the meaning set forth in Section 4.14.

“Investor Majority” means Investors then committed to purchasing a majority of the Shares to be purchased hereunder at the Closing by all Investors (or, if after the Closing, Investors then holding a majority of the Shares held by all Investors).

“Investor Questionnaire” has the meaning set forth in Section 5.8.

“Material Adverse Effect” means a Parent Material Adverse Effect (as such term is defined in the Merger Agreement).

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Global Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Press Release” has the meaning set forth in Section 9.7.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed and quoted for trading, which, as of the date of this Agreement, shall be the Nasdaq Global Market.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Regulation D” means Regulation D as promulgated by the SEC under the 1933 Act.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.8.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” means (a) stockholder approval, at a meeting of stockholders of the Company, of the issuance of the Shares in compliance with Nasdaq Listing Rule 5635(a) and, as applicable, (b) and/or (d) and (b) a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon other than any outstanding shares of Company Common Stock beneficially owned, directly or indirectly, by any Person that is not (i) Tenet, (ii) any stockholder of Tenet, including RA Capital Management, L.P. or any of its affiliates, (iii) any individual that Company has determined to be an “officer” of Company within the meaning of Rule 16a-1(f) of the Exchange Act, (iv) any Person who has signed this Agreement, (v) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any individual listed in the foregoing clauses (i)-(iv), and (vi) any “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any Person listed in the foregoing clauses (i)-(v).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” has the meaning set forth in Section 7.4(a).

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto. The purchase price per Share shall be $3.84.

3. Closing.

3.1 Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures immediately after the Effective Time (as defined in the Merger Agreement) of the Merger (the “Closing Date”).

3.2 At least two (2) Business Days prior to the anticipated Closing Date, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds to the account specified by the Company pursuant to the wire instructions delivered to such Investor by the Company at least five (5) Business Days prior to the anticipated Closing Date (the “Wire Instructions Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Aggregate Purchase Price (as defined below) to the Company, an amount equal to the purchase price to be paid by the Investor for the Shares to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Shares” on Exhibit A attached hereto (the “Aggregate Purchase Price”). The Aggregate Purchase Price of each Investor shall be held by the Company in escrow to be released to the Company only upon satisfaction (or, if applicable, waiver) of each of the closing conditions set forth in Section 6 below. On the Closing Date, the Company shall deliver or cause to be delivered to each Investor, against payment of the Aggregate Purchase Price from such Investor, a number of Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), equal to the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto. The Shares shall be delivered to each Investor via a book-entry record through the Company’s transfer agent, and the Company shall deliver to each Investor a copy of the records of the Company’s transfer agent showing such Investor as the owner of the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto on and as of the Closing. In the event the Closing does not occur within three (3) Business Days of the anticipated Closing Date specified in the Wire Instructions Notice, unless otherwise agreed by the Company and an Investor, the Company shall promptly (but not later than two (2) Business Days thereafter) return the Aggregate Purchase Price to each Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by such Investor. Notwithstanding such return of the Aggregate Purchase Price to Investors, (i) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 6 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Agreement is terminated in accordance with Section 6.3 hereof, the Investors shall remain obligated (A) to redeliver funds to the Company following the Company’s delivery to the Investors of a new Wire Instructions Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 6.

4. Representations and Warranties of the Company. Except as described in the Company’s SEC Filings (as defined below) which disclosures serve to qualify these representations and warranties in their entirety, the Company hereby represents and warrants to the Investors as of the date of this Agreement and as of the Closing that:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company’s only subsidiaries are Merger Sub and the subsidiary set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K. The Company owns 100% of the outstanding equity of each such subsidiary. The Company’s subsidiaries are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents,

(ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares to each Investor, subject to obtaining Stockholder Approval. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. The Company is authorized under its Certificate of Incorporation to issue 250,000,000 shares of Common Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Shares. Except for stock options, restricted stock and restricted stock units approved pursuant to Company stock-based compensation plans described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement and the Merger Agreement. Except as contemplated by the Merger Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in (i) the Registration Rights Agreement and (ii) the Amended and Restated Investor Rights Agreement, dated May 21, 2021, by and among the Company and certain investors signatory thereto, no Person has the right to (a) require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person or (b) prohibit the Company from filing a registration statement under the 1933 Act. Except as contemplated by the Merger Agreement, the issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security of the Company. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. Subject to receipt of the Stockholder Approval, the Shares will be duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5 Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) the Stockholder Approval, (b) filings that have been made pursuant to applicable state securities laws, (c) post-sale filings pursuant to applicable state and federal securities laws, (d) filings pursuant to the rules and regulations of Nasdaq, including with respect to obtaining the Stockholder Approval, (e) filing of the registration statement required to be filed by the Registration Rights Agreement, (f) filings required by the 1933 Act, the 1934 Act and the rules and regulations of the SEC and (g) filings required to consummate the Merger as provided under the Merger Agreement, each of which the Company has filed or undertakes to file within the applicable time.

4.6 [RESERVED].

4.7 No Material Adverse Change. Since December 31, 2023, except as identified and described in the SEC Filings filed at least one (1) Trading Day prior to the date of this Agreement and the consummation of the transactions contemplated by this Agreement and the Merger Agreement, there has not been:

(i) any Material Adverse Effect; or

(ii) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company.

4.8 SEC Filings. Since January 1, 2023, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not, except (solely in the case of clauses (i)(b) and (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5 and subject to the Stockholder Approval, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, or environmental laws, which are the subject of Section 4.16.

4.10 Tax Matters. The Company and its subsidiaries have timely prepared and filed all tax returns required to have been filed by them with all appropriate governmental agencies (or extensions have been duly obtained) and timely paid all material taxes shown thereon or otherwise owed by them, except for those which are being contested in good faith, except where failure to file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority.

4.11 Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12 Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

4.13 Labor Matters. The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, the Company has not violated in any respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours that individually or in aggregate are reasonably expected to have a Material Adverse Effect. No labor disputes with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exist or, to the Company’s Knowledge, are threatened or imminent, that individually or in aggregate are reasonably expected to have a Material Adverse Effect.

4.14 Intellectual Property. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect:

(a) The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Filings to be conducted.

(b) (i) There are no rights of third parties to any such Intellectual Property, including liens, security interests or other encumbrances; (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (iv) such Intellectual Property that is described in the SEC Filings has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company, including interferences, oppositions, reexaminations or government proceedings; and (vi) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

4.15 Regulatory Matters. All manufacturing, processing, distribution, labeling, storage, testing, specifications and sampling of products performed by or on behalf of the Company or any of its subsidiaries are in material compliance with all applicable rules and regulations administered or issued by the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”). Since January 1, 2023, neither the Company nor any of its subsidiaries has received any written notices or correspondence from the Regulatory Authorities, and there is no action or proceeding pending or threatened in writing (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that the Company or any of its subsidiaries is not currently in compliance with any and all applicable statues, rules and regulations implemented by the Regulatory Authorities. To the Company’s Knowledge, the nonclinical studies, preclinical studies and clinical trials conducted by or on behalf of the Company and its subsidiaries were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, including Good Laboratory Practices (GLPs); neither the Company nor any of its subsidiaries has received any written notices or correspondence from the Regulatory Authorities requiring the termination, suspension or modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its subsidiaries.

4.16 Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates and has not received any written notice or claim that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.17 Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the Company’s Knowledge, threatened, to which the Company or its subsidiaries are or may reasonably be expected to become a party or to which any property of the Company or its subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.18 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.19 Compliance with Nasdaq Continued Listing Requirements. To the Company’s Knowledge, after due inquiry, it is in compliance with all Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq, and, the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.20 Brokers and Finders. Other than in connection with the Merger, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.20 that may be due in connection with the transactions contemplated by the Transaction Documents.

4.21 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.22 No Integrated Offering. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and/or Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.23 Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby are exempt from the registration requirements of the 1933 Act. Subject to the receipt of Stockholder Approval, the issuance and sale of the Shares (or any portion thereof) will not contravene the rules and regulations of Nasdaq.

4.24 Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.25 Transactions with Affiliates. Other than the transactions contemplated by the Merger Agreement and the Transaction Documents, there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the SEC Filings that have not been described as required.

4.26 Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter. Except as identified and described in the SEC Filings, since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

4.27 [RESERVED].

4.28 Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.29 Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

4.30 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the Company’s Knowledge, their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

4.31 No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

4.32 No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase Shares on terms more favorable to such Investor than as set forth herein.

4.33 [RESERVED].

4.34 Authorization of Merger Agreement. All necessary corporate action has been duly and validly taken by the Company and the Merger Sub to authorize the execution, delivery and performance of the Merger Agreement. The Merger Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and the Merger Sub, executed and delivered by the Company and the Merger Sub and constitutes legal, valid and binding obligations of the Company and the Merger Sub enforceable against the Company and the Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company as of the date of this Agreement and as of the Closing that:

5.1 Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.3 Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, solely for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, provided, however, that by making the representations herein, such Investor does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the 1933 Act or under an exemption from such registration and in compliance with applicable U.S. federal, state and other securities laws. The Shares are being purchased by such Investor in the ordinary course of its business. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Investor further acknowledges that there have not been and such Investor hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to such Investor by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties and covenants of the Company expressly set forth in this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 of this Agreement or the right of the Investors to rely thereon or the right of the Investors to rely on the accuracy and completeness of the SEC Filings.

5.6 Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates or book-entry records evidencing the Shares may bear the following or any similar legend:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D and/or a qualified institutional buyer as defined under Rule 144A under the Securities Act. Accordingly, such Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Such Investor has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit C (the “Investor Questionnaire”), which such Investor represents and warrants is true, correct and complete. Such Investor is (i) an institutional account as defined in FINRA Rule 4512(c), (ii) a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, such Investor understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action by such Investors, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.

5.9 CFIUS Foreign Person Status. Unless Investor otherwise notifies the Company in writing, such Investor is not a “foreign person” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

5.10 No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television, radio or the internet, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

5.11 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12 Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents and the Merger Agreement (including the existence and terms of this Agreement).

Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.13 No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

5.14 No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.15 Residency. Such Investor’s office in which its investment decision with respect to the Shares was made is located at the address immediately below such Investor’s name on its signature page hereto.

5.16 No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations under the Transaction Documents.

5.17 “Bad Actor” Matters. If such Investor is a Company Covered Person, such Investor hereby represents that no Disqualification Event is applicable to such Investor or, to such Investor’s knowledge, any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Investor or, to such Investor’s knowledge, any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 5.17, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of such Investor’s securities for purposes of Rule 506(d) of the 1933 Act.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of such date (other than (A) representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations shall be true and correct in all respects, and (B) those representations or warranties which expressly speak as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date), but in each case without giving effect to the consummation of the transactions contemplated by the Transaction Documents. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents (other than the Stockholder Approval), all of which shall be and remain so for as long as necessary in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement and such agreement shall be in full force and effect.

(d) The Company shall have submitted to Nasdaq a Listing of Additional Shares notification form for the listing of the Shares.

(e) All conditions to the closing of the Merger set forth in the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement and other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement) or waived by the party entitled to the benefit thereof under the Merger Agreement, and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder. No amendment or waiver of the Merger Agreement (as the same exists as of the date hereof in the form provided to the Investor) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits the Investor would reasonably expect to receive with regard to the Shares that Investor is acquiring pursuant to this Agreement.

(f) The Company shall have obtained the Stockholder Approval.

(g) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, or any statute, rule, regulation or executive order shall have been issued, entered, enacted, promulgated or endorsed by any governmental authority, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(h) The Company shall have delivered to each Investor a Certificate, executed on behalf of the Company by its Executive Chairman, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (f), (g), (k) and (l) of this Section 6.1.

(i) The Company shall have delivered to each Investor a Certificate, executed on behalf of the Company by its Executive Chairman, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(j) The Investors shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(k) No Material Adverse Effect has occurred with respect to the Company since the date hereof.

(l) No stop order or suspension of trading shall have been imposed and remain in effect on the Closing Date by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares to any Investor at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by such Investor in Section 5 hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of such date (other than (A) representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations shall be true and correct in all respects, and (B) those representations or warranties which expressly speak as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date). Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) Such Investor shall have executed and delivered the Registration Rights Agreement and an Investor Questionnaire.

(c) Such Investor shall have paid in full to the Company its Aggregate Purchase Price.

(d) All conditions to the closing of the Merger set forth in the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement and other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement) or waived by the party entitled to the benefit thereof under the Merger Agreement, and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investor Majority;

(ii) Such date and time that the Merger Agreement is terminated in accordance with its terms; or

(iii) Upon written notice by either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the Outside Date (as set forth in the Merger Agreement in effect on the date hereof);

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any willful breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company.

7.1 [RESERVED].

7.2 Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.3 Termination of Covenants. The provisions of Sections 7.1 and 7.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) terminate.

7.4 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall request the transfer agent for the Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account representing such Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from such Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b) Upon the earliest of such time as the Shares (i) become covered by an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Investor may deliver notice to the Company requesting removal of any restrictive legends from the Shares, and the Company shall on or prior to the second Trading Day after it receives such notice, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such Shares, and (B) subject to receipt from the Investor by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent; provided, that the Company shall automatically, and without need for an Investor request, deliver legend removal instructions to the Transfer Agent within two (2) Trading Days of Shares becoming covered by an effective registration statement. Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust & Clearing Corporation (“DTC”) as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

(c) Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Shares only pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Shares are sold pursuant to a registration statement, such Shares will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of the registration statement covering the resale of the Shares, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell Shares only in compliance with an exemption from the registration requirements of the 1933 Act.

7.5 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the 1933 Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 7.5 shall not limit the Company’s right to issue shares of Common Stock pursuant to the Merger Agreement.

7.6 Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will trade in the securities of the Company or execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares. Each Investor covenants that until such time as all material terms of (i) the sale of the Shares to the Investors pursuant to this Agreement and (ii) the Merger Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of the existence and terms of this Agreement and the Merger Agreement, other than, in each case, to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal or administrative tasks and services and other than as may be required by law.

7.7 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event (without duplication, to the extent the relevant Transaction Document provides for such amendment therein).

7.8 Equal Treatment of Investors. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Investors. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

8. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Eliem Therapeutics, Inc.

PMB #117

2801 Centerville Road 1st Floor

Wilmington, Delaware 19808-1609

Attention: Alan Hambleton; Chris Barnstable-Brown

Email: ahambelton@cooley.com; Chris.Barnstable-Brown@wilmerhale.com

With a copy (which shall not constitute notice) to:

Special Committee of the Board of Directors of the Company

PMB #117

2801 Centerville Road 1st Floor

Wilmington, DE

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention: Christopher D. Barnstable-Brown; Scott Lunin

Email: Chris.Barnstable-Brown@wilmerhale.com; Scott.Lunin@wilmerhale.com

If to the Investors:

Only to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor Majority. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors prior to Closing without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor. No later than 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof (provided that, if this Agreement is executed between midnight and 9:00 A.M., New York City time on any Trading Day, no later than 9:01 A.M. on the date hereof), the Company shall (a) issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby and / or (b) file a Current Report on Form 8 K with the SEC describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents).

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and any confidentiality agreement between the Company and each Investor constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof; provided, however, that with respect to any conflict between this Agreement and the Registration Rights Agreement, the Registration Rights Agreement shall govern as it relates to the registration of the resale of the Shares.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	ELIEM THERAPEUTICS, INC.

	By:	/s/ Andrew Levin, M.D., Ph.D.
Name: Andrew Levin, M.D., Ph.D.
Title: Executive Chairman of the Board of Directors

INVESTOR:	RA CAPITAL HEALTHCARE FUND, L.P.

	By:	RA Capital Healthcare Fund GP, LLC
	Its:	General Partner

	By:	/s/ Peter Kolchinsky
	Name:	Peter Kolchinsky
	Title:	Manager

INVESTOR:	RA CAPITAL NEXUS FUND III, L.P.

	By:	RA Capital Nexus Fund GP, LLC
	Its:	General Partner

	By:	/s/ Peter Kolchinsky
	Name:	Peter Kolchinsky
	Title:	Manager

INVESTOR:	BOXER CAPITAL, LLC

	By:	/s/ Aaron Davis
Name: Aaron Davis
Title: Chief Executive Officer

INVESTOR:	DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

	By:	/s/ Nir Messafi
Name: Nir Messafi
Title: Authorized Person

INVESTOR:	JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED

	By:	/s/ Daniel S. Lyons
Name: Daniel S. Lyons
Title: Authorized Signatory

INVESTOR:	PONTIFAX (ISRAEL) VI LIMITED PARTNERSHIP

	By:	/s/ Asaf Shinar
Name: Asaf Shinar

INVESTOR:	PONTIFAX (CAYMAN) VI LIMITED PARTNERSHIP

	By:	/s/ Asaf Shinar
Name: Asaf Shinar

INVESTOR:	SAMSARA BIOCAPITAL, LP

	By:	/s/ Srinivas Akkaraju, MD, PhD
	Name:	Srinivas Akkaraju, MD, PhD
	Title:	Managing Member of Samsara BioCapital GP LLC, General Partner of Samsara BioCapital LP

ANNEX A

COMPANY KNOWLEDGE PARTIES

EXHIBIT A

Schedule of Investors

Investor Name	Number of Shares to be Purchased	Aggregate Purchase Price of Shares
RA Capital Healthcare Fund, L.P.	11,949,171	$45,902,023.45
RA Capital Nexus Fund III, L.P.	1,059,375	$4,069,525.50
Deep Track Biotechnology Master Fund, Ltd.	3,904,785	$14,999,997.30
Pontifax (Israel) VI L.P.	3,312,625	$12,725,250.18
Pontifax (Cayman) VI L.P.	1,893,755	$7,274,746.21
Janus Henderson Biotech Innovation Master Fund Limited	3,253,988	$12,499,999.67
Samsara Biocapital, LP	3,261,393	$12,528,445.53
Boxer Capital, LLC	2,603,190	$9,999,998.20

TOTAL	31,238,282	$119,999,986.04

Annex H

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 10, 2024 by and among Eliem Therapeutics, Inc., a Delaware corporation (the “Company”), and the “Investors” named in that certain Securities Purchase Agreement by and among the Company and the Investors, dated as of April 10, 2024 (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the first paragraph.

“Allowed Delay” has the meaning set forth in Section 2(c)(ii).

“Availability Date” has the meaning set forth in Section 3(i).

“Blackout Period” has the meaning set forth in Section 2(d)(ii).

“Company” has the meaning set forth in the first paragraph.

“Cut Back Shares” has the meaning set forth in Section 2(e).

“Effectiveness Deadline” means, with respect to the Registration Statement, the forty-fifth calendar day following the Filing Deadline (or, in the event the SEC reviews and has written comments to the Registration Statements, the ninetieth calendar day following the Filing Deadline); provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

“Effectiveness Liquidated Damages” has the meaning set forth in Section 2(d)(ii).

“Effectiveness Period” has the meaning set forth in Section 3(a).

“Filing Deadline” has the meaning set forth in Section 2(a)(i).

“Inspectors” has the meaning set forth in Section 4.

“Investors” means (i) the Investors identified in the Purchase Agreement, (ii) any Person who receives Common Stock issued pursuant to the Merger Agreement and executes a joinder to this Agreement in the form attached hereto as Exhibit A, and (iii) any Affiliate or permitted transferee of any Investor who is a subsequent holder of Registrable Securities.

“Liquidated Damages” has the meaning set forth in Section 2(d)(ii).

“Maintenance Failure” has the meaning set forth in Section 2(d)(ii).

“Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of April 10, 2024, by and among the Company, Tango Merger Sub, Inc., and Tenet Medicines, Inc. and solely in his capacity as equityholder representative, Stephen Thomas.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Purchase Agreement” has the meaning set forth in the first paragraph.

“Qualification Date” has the meaning set forth in Section 2(a)(ii).

“Qualification Deadline” has the meaning set forth in Section 2(a)(ii).

“Records” has the meaning set forth in Section 4.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Shares, (ii) any Common Stock issued to an Investor pursuant to the Merger Agreement (“Merger Shares”) and (iii) any other securities issued or issuable with respect to or in exchange for Shares or Merger Shares, whether by merger, charter amendment or otherwise; provided, that a security shall cease to be a Registrable Security upon the earliest of: (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act or (B) such security becoming eligible for sale without restriction by the Investor holding such security pursuant to Rule 144, including without any manner of sale or volume limitations, and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act.

“Registration Liquidated Damages” has the meaning set forth in Section 2(d)(i).

“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities outstanding from time to time.

“Restriction Termination Date” has the meaning set forth in Section 2(e).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Restrictions” has the meaning set forth in Section 2(e).

“Shelf Registration Statement” has the meaning set forth in Section 2(a)(ii).

2. Registration.

(a) Registration Statements.

(i) Promptly following the Closing Date but no later than forty-five (45) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities. Subject to any SEC comments, such Registration

Statement shall include the plan of distribution, substantially in the form and substance attached hereto as Exhibit B; provided, however, that no Investor shall be named as an “underwriter” in such Registration Statement without the Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder of securities of the Company without the prior written consent of the Required Investors. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors prior to its filing or other submission.

(ii) The Registration Statement referred to in Section 2(a)(i) shall be on Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on such other form as is available to the Company and (ii) so long as Registrable Securities remain outstanding, promptly following the date (the “Qualification Date”) upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, but in no event more than forty-five (45) days after the Qualification Date (the “Qualification Deadline”), file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to a registration statement on Form S-1) (a “Shelf Registration Statement”) and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Shelf Registration Statement covering the Registrable Securities has been declared effective by the SEC.

(b) Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after such Registration Statement has been filed with the SEC, but no later than the Effectiveness Deadline. By 5:30 p.m. (Eastern time) on the second Business Day following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC, in accordance with Rule 424 under the 1933 Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall concurrently provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) On up to two (2) occasions in any twelve (12) month period for a period not to exceed 45 consecutive calendar days per occasion or a total of ninety (90) calendar days in any such 12-month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material nonpublic information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(d) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.

(i) If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for the initial day of failure to file such Registration Statement by the Filing Deadline and for each subsequent 30-day period (pro rata for any portion thereof) thereafter for which no such Registration Statement is filed with respect to the Registrable Securities. Such payments shall be made to each Investor then holding Registrable Securities in cash no later than ten (10) Business Days after the date of the initial failure to file such Registration Statement by the Filing Deadline and the end of each subsequent 30-day period (pro rata for any portion thereof) until such Registration Statement is filed with respect to the Registrable Securities. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(ii) If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC informs the Company that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement or (ii) the Effectiveness Deadline, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay or the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions (each of (A) and (B), a “Maintenance Failure”), then the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty (the “Effectiveness Liquidated Damages” and together with the Registration Liquidated Damages, the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for the Registrable Securities then held by such Investor for the initial day of a Maintenance Failure and for each 30-day period (pro rata for any portion thereof) thereafter until the Maintenance Failure is cured (each, a “Blackout Period”). The Effectiveness Liquidated Damages shall be paid monthly within ten (10) Business Days of the date of such Maintenance Failure and the end of each subsequent 30-day period (pro rata for any portion thereof), as applicable. Such payments shall be made to each Investor then holding Registrable Securities in cash. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(iii) The parties agree that (1) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (as defined below) (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period), and in no event shall the aggregate amount of Liquidated Damages payable to an Investor exceed, in the aggregate, six percent (6.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement and (2) except with respect to (A) the initial day of failure to file a Registration Statement by the Filing Deadline and (B) the initial day of any Maintenance Failure, in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages under this Agreement in excess of one percent (1.0%) of the aggregate purchase price paid by the Investors pursuant to the Purchase Agreement.

(iv) The Liquidated Damages described in this Section 2(d) shall constitute the Investors’ exclusive monetary remedy for any failure to meet the Filing Deadline and for any Maintenance Failure, but shall not affect the right of the Investors to injunctive relief.

(e) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is a primary offering or not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Investor to be named as an “underwriter,” the Company shall use commercially reasonable efforts to advocate before the SEC its reasonable position that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Section 2(e), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto, which counsel shall be designated by the holders of a majority of the Registrable Securities. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC does not alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. Any cut-back imposed on the Investors pursuant to this Section 2(e) shall be allocated among the Investors on a pro rata basis and shall be applied first to any of the Registrable Securities of such Investor as such Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree. No Liquidated Damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline and/or the Qualification Deadline, as applicable, for such Registration Statement including such Cut Back Shares shall be fifteen (15) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the 90th day immediately after the Restriction Termination Date (or the 120th day if the SEC reviews such Registration Statement).

3. Company Obligations. The Company will (a) use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof and (b) as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold and (ii) the date on which all Shares cease to be Registrable Securities (the “Effectiveness Period”);

(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit each Investor to review each Registration Statement and all amendments and supplements thereto no fewer than two (2) days prior to their filing with the SEC and to furnish reasonable comments thereon;

(d) furnish to each Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by such Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of such Registration Statement and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on The Nasdaq Global Market (or the primary securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed);

(h) promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of an Investor, disclose to such Investor any material nonpublic information regarding the Company), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter);

(j) if requested by an Investor, (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities;

(k) within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC; and

(l) with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold or shall have otherwise ceased to be Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4. Due Diligence Review; Information. The Company shall, upon reasonable prior notice, make available, during normal business hours and for reasonable periods, for inspection and review by the Investors, and advisors to and representatives of the Investors (including any attorney, accountant or other agent retained by it, who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company) (collectively, the “Inspectors”), all pertinent financial and other records, and all other pertinent corporate documents and properties of the Company (collectively, the “Records”), as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and, within a reasonable time period, to supply all such information reasonably requested by the Inspectors (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Investors and their accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; provided, however, that each Inspector shall have agreed in writing to hold in strict confidence and to not make any disclosure (except to such Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Section 4 or any other Transaction Document.

Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to the disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and such representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality and non-use agreement with the Company with respect thereto.

5. Obligations of the Investors.

(a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such Registration Statement. An Investor shall provide such information, including but not limited to a completed questionnaire substantially in the form of Exhibit C, to the Company at least three (3) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in such Registration Statement.

(b) Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse such Investor, and each such officer, director, member, employee, agent and each such controlling person for any legal or other documented, out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (ii) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that such Prospectus is outdated or defective; (iii) an Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not satisfied by filing thereof pursuant to Rule 172 under the 1933 Act or otherwise exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities; or (iv) an Investor’s bad faith, gross negligence, recklessness, fraud or willful misconduct.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable external attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. Except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from an Investor’s bad faith, gross negligence, recklessness, fraud or willful misconduct, in no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, effect any settlement of or consent to the entry of any judgment with respect to any pending proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability in respect of or arising out of such claims or proceedings that are the subject matter of such proceeding, (ii) imposes no liability or obligation on the indemnified party and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of the indemnified party.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. Except to the extent that any such losses, claims, damages or liabilities are finally judicially determined to have resulted from a holder of Registrable Securities’ bad faith, gross negligence, recklessness, fraud or willful misconduct, in no event shall the contribution obligation of such holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Miscellaneous.

(a) Effective Date. This Agreement shall be effective as of the Closing. If, prior to the Closing, (i) the Purchase Agreement is terminated with respect to all parties thereto pursuant to Section 6.3 therein, then this Agreement shall be null and void or (ii) any Investor (with respect to itself only) terminates its obligations under the Purchase Agreement pursuant to Section 6.3(a)(iii) therein, then such Investor’s rights and obligations under this Agreement shall also be terminated, in each case, unless otherwise mutually agreed.

(b) Amendments and Waivers. The provisions of this Agreement may be amended, modified, supplemented or waived only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Required Investors. Notwithstanding the foregoing, (i) any party may give a waiver as to itself, (ii) any proposed amendment that would, by its terms, have a disproportionate effect on any holder of Registrable Securities shall require the consent of such holder and (iii) the provisions of this sentence, may not be amended, modified, or supplemented except with the consent of each holder of Registrable Securities. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing wavier in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(d) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.

(e) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(f) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(j) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(k) Entire Agreement. This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

(l) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

(m) Cumulative Remedies. In the event of a breach by the Company or by a holder of Registrable Securities of any of their obligations under this Agreement, each holder of Registrable Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, will be entitled to seek specific performance of its rights under this Agreement, without the requirement of posting a bond. The Company and each holder of Registrable Securities agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(n) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except and to the extent specified in the Purchase Agreement or as contemplated by that certain Amended and Restated Investors’ Rights Agreement, dated as of May 21, 2021, by and among the Company and the other parties thereto, neither the Company nor any of its security holders (other than the holders of Registrable Securities in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities and the Company shall not prior to the date of the Purchase Agreement enter into any agreement providing any such right to any of its security holders.

(o) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group (including, without limitation, a “group” within the meaning of Section 13(d)(3) of the 1934 Act) with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	ELIEM THERAPEUTICS, INC.

	By:	/s/ Andrew Levin, M.D., Ph.D.
Name: Andrew Levin, M.D., Ph.D.
Title: Executive Chairman of the Board of Directors

INVESTOR:	RA CAPITAL HEALTHCARE FUND, L.P.

	By:	RA Capital Healthcare Fund GP, LLC
	Its:	General Partner

	By:	/s/ Peter Kolchinsky
	Name:	Peter Kolchinsky
	Title:	Manager

INVESTOR:	RA CAPITAL NEXUS FUND III, L.P.

	By:	RA Capital Nexus Fund GP, LLC
	Its:	General Partner

	By:	/s/ Peter Kolchinsky
	Name:	Peter Kolchinsky
	Title:	Manager

INVESTOR:	BOXER CAPITAL, LLC

	By:	/s/ Aaron Davis
Name: Aaron Davis Title: Chief Executive Officer

INVESTOR:	DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

	By:	/s/ Nir Messafi
Name: Nir Messafi
Title: Authorized Person

INVESTOR:	JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED

	By:	/s/ Daniel S. Lyons
Name: Daniel S. Lyons
Title: Authorized Signatory

INVESTOR:	PONTIFAX (ISRAEL) VI LIMITED PARTNERSHIP

	By:	/s/ Asaf Shinar
Name: Asaf Shinar

INVESTOR:	PONTIFAX (CAYMAN) VI LIMITED PARTNERSHIP

	By:	/s/ Asaf Shinar
Name: Asaf Shinar

INVESTOR:	SAMSARA BIOCAPITAL, LP

	By:	/s/ Srinivas Akkaraju, MD, PhD
	Name:	Srinivas Akkaraju, MD, PhD
	Title:	Managing Member of Samsara BioCapital GP LLC, General Partner of Samsara BioCapital LP

Exhibit A

Form of Joinder

This JOINDER to the Registration Rights Agreement, dated as of April 10, 2024, by and among Eliem Therapeutics Inc., a Delaware corporation (the “Company”), and the “Investors” named in that certain Securities Purchase Agreement by and among the Company and the Investors, dated as of April 10, 2024 (the “Registration Rights Agreement”), is made and entered into as of [●] by and between the Company and [●] (“New Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, New Holder has acquired certain Registrable Securities pursuant to the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.

Agreement to be Bound. New Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed an “Investor” thereunder for all purposes thereof.

2.

Successors and Assigns. This Joinder shall bind and inure to the benefit of and be enforceable by the Company, the Investors and their respective successors, heirs and assigns and New Holder and its successors, heirs and assigns.

3.

Counterparts. This Joinder may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

4.	Notices. For purposes of Section 7(c) of the Registration Rights Agreement, all notices or other communications to the New Holder shall be directed to:

[Name]

[Address]

[Email Address]

5.	Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit B

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Exhibit C

Form of Selling Stockholder Questionnaire

[See attached]

ELIEM THERAPEUTICS, INC.

SELLING STOCKHOLDER QUESTIONNAIRE

Reference is made to that certain registration rights agreement (the “Registration Rights Agreement”), dated as of April 10, 2024, by and among Eliem Therapeutics, Inc. (the “Company”) and the parties named therein. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

The undersigned holder of the Registrable Securities (the “undersigned or “Selling Stockholder”) is providing this Selling Stockholder Questionnaire pursuant to Section 5(a) of the Registration Rights Agreement. The undersigned, by signing and returning this Selling Stockholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Stockholder Questionnaire and the Registration Rights Agreement. The undersigned hereby acknowledges its indemnity obligations pursuant to Section 6(b) of the Registration Rights Agreement.

The undersigned further acknowledges that the Company intends to use the information set forth below in preparing a resale registration statement (the “Resale Registration Statement”) relating to the Registrable Securities. The undersigned understands that failure to provide the requested information may result in the Company’s exclusion of the undersigned Registrable Securities from the Resale Registration Statement.

The undersigned provides the following information to the Company and represents and warrants that such information is accurate and complete:

PART A. BACKGROUND INFORMATION

(1) (a) Full Legal Name of the Selling Stockholder:

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(2) Address for Notices to the Selling Stockholder:

Telephone (including area code):

Fax (including area code):

Contact Person:

(3) Beneficial Ownership of Registrable Securities (the securities being purchased pursuant to the Purchase Agreement):

(a) Type and Principal Amount/Number of Registrable Securities beneficially owned:

(b) CUSIP No(s). of such Registrable Securities beneficially owned:

(4) Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item (4), the Selling Stockholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

(a) Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

(b) CUSIP No(s). of such Other Securities beneficially owned:

PART B. RESALE REGISTRATION STATEMENT QUESTIONS

1. Affiliation with Broker-Dealers: Is the undersigned a registered broker-dealer or an affiliate of a registered broker-dealer? For purposes of this question, an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

Yes      No

If so, please answer the remaining questions in this section.

Please identify the registered broker-dealer(s) and describe the nature of the affiliation(s) between the undersigned and any registered broker-dealers:

2. If the Registrable Securities are being purchased by you other than in the ordinary course of business, please describe the circumstances:

3. If you, at the time of purchasing the Registrable Securities, will have any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

4. Relationship with the Company:

(A) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

Yes    No

(B) If so, please state the nature and duration of your relationship with the Company:

5. Plan of Distribution: Except as set forth below, the undersigned intends to distribute its Registrable Securities pursuant to the Resale Registration Statement in accordance with the “Plan of Distribution” that will be included therein, a copy of which is attached as Exhibit B to the Registration Rights Agreement by and among the Company and the Investors:

State any exceptions here:

6. Potential Nature of Beneficial Holding: The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that will exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(A) Is the undersigned required to file, or is it a wholly-owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q, 8-K) with the Securities and Exchange Commission (the “SEC”) pursuant to section 13(a) or 15(d) of the Exchange Act?

Yes       No

(B) State whether the undersigned is a subsidiary of an investment company, registered under the Investment Company Act of 1940:

Yes       No

If a subsidiary, please identify the publicly-held parent entity:

If you answered “Yes” to these two questions (Part B, clauses 6(A) and (B)), you may skip the next question, and proceed to the signature page of this Questionnaire.

(C) Please identify the controlling person(s) of the undersigned (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that will exercise sole or shared voting or dispositive power over the Registrable Securities:

Please find below an example of the requested natural person disclosure:

The securities will be held by [VC Fund I] and [VC Fund II]. The [sole general partner] of [VC Fund I] and [VC Fund II] is [VC Management LLC]. The [managers] of [VC Management LLC] are [John Smith] and [Jane Doe]. These individuals may be deemed to have shared voting and investment power of the securities held by [VC Fund I] and [VC Fund II]. Each of these individuals will disclaim beneficial ownership of such securities, except to the extent of his or her pecuniary interest therein.

(D) Please provide contact information for all controlling persons and Controlling Entities identified in Part B, clause 6(C) above:

Name of controlling person or Controlling Entity (including contact person for Controlling Entities)	Mailing Address	E-Mail Address	Telephone Number

The Company hereby advises the Investor that the SEC currently takes the position that coverage of Short Sales (as defined in the Purchase Agreement) of shares of common stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Resale Registration Statement and the related prospectus.

By signing below, the undersigned elects to include the Registrable Securities owned by it in the Registration Statement and consents to the disclosure of the information contained herein and the inclusion of such information in the Resale Registration Statement, any amendments thereto and the related prospectus or other filings with the SEC. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus.

The Selling Stockholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Resale Registration Agreement. The Selling Stockholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The undersigned agrees to notify the Company immediately of any changes in the foregoing information and to furnish any supplementary information that may be appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this    day of     , 2024, and declares that it is truthful and correct.

A. FOR EXECUTION BY AN ENTITY:

Entity Name:

By:

Date

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Name:

Title:

B.

ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By:

Date

Print
Name:

Title:

Entity Name:

By:

Date

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Name:

Title:

C. FOR EXECUTION BY AN INDIVIDUAL:

By:

Date

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styleIPCYour votePROXY TABULATOR P.O. BOX 8016, CARY, NC 27512-9903 matters!Have your ballot ready and please use one of the methods below for easy voting:Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions.Scan QR for digital votingEliem Therapeutics, Inc. Internet:www.proxypush.com/ELYM• Cast your vote onlineAnnual Meeting of Stockholders • Have your Proxy Card ready• Follow the simple instructions to record your voteFor Stockholders of record as of _____ ____, 2024 Phone:1-866-506-2806___, ___, ___ 2024 ___, Eastern Time • Use any touch-tone telephoneAnnual Meeting to be held live via the Internet—please visit • Have your Proxy Card ready www.proxydocs.com/ELYM for more details. • Follow the simple recorded instructionsMail:• Mark, sign and date your Proxy Card• Fold and return your Proxy Card in the postage-paidYOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: _____ ___, Eastern Time, ____ __, 2024.This proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Liam Ratcliffe and Simon Tate (together, the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all shares of common stock of Eliem Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof, upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Eliem board of directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDECopyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Proposal_Page—VIFLEliem Therapeutics, Inc. Annual Meeting of StockholdersPlease make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR ON PROPOSALS 1, 2, AND 4 AND FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 3BOARD OF DIRECTORSPROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN1. To approve, for purposes of Nasdaq Listing Rule 5635 and the satisfaction of the condition FOR contained in the Acquisition Agreement, the issuance of shares of Eliem common stock pursuant #P1# #P1# #P1# to the terms of the Acquisition Agreement and the Securities Purchase Agreement; 2. To adjourn the Meeting from time to time to solicit additional proxies in favor of Proposal 1 if there FOR are insufficient votes at the time of such adjournment to approve Proposal 1 or if otherwise #P2# #P2# #P2# determined by the chairperson of the Meeting to be necessary or appropriate; 3. To 2027 elect annual each meeting of the following of stockholders; directors to the Eliem board of directors and to hold office until the FOR WITHHOLD1.01 Andrew Levin, M.D., Ph.D. FOR#P4# #P4#1.02 Liam Ratcliffe, M.D., Ph.D. FOR#P5# #P5#FOR AGAINST ABSTAIN4. To ratify the selection by the audit committee of the Eliem board of directors of FORPricewaterhouseCoopers LLP as independent registered public accounting firm of Eliem for its #P6# #P6# #P6# fiscal year ending December 31, 2024; and NOTE:    To transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.You must register to attend the meeting online and/or participate at www.proxydocs.com/ELYMAuthorized Signatures—Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date